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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-217339

THIS PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 17, 2017

Sibanye Gold Limited

Offering of 1,195,787,294 Shares of Sibanye Gold Limited, which may be represented by

New American Depositary Shares

Offer Price: R11.28 per Rights Offer Share

U.S.$3.43 per New American Depositary Share

PROSPECTUS SUPPLEMENT TO QUALIFYING SHAREHOLDERS OF SIBANYE AND ADS HOLDERS

relating to:

  •
  a fully underwritten renounceable Rights Offer of 1,195,787,294 Rights Offer Shares at an issue price of R11.28 per Rights Offer Share, in the ratio of 9 Rights Offer Shares for every 7 Existing Shares held as of May 26, 2017 or 298,946,824 ADSs at an issue price of U.S.$3.43 per ADS, in the ratio of 9 New ADSs for every 7 ADSs held at 5:00 p.m. (New York City time) on Tuesday, May 23, 2017;

and enclosing:

  •
  a Form of Instruction in respect of a Letter of Allocation (to be completed by Certificated Shareholders only). Dematerialized Shareholders should refer to "Circular to Qualifying Shareholders and ADS Holders—Particulars of the Rights Offer" on page S-99 of this Prospectus Supplement for instructions on how to participate in the Rights Offer).

ADS Rights exercise period begins at 9:00 a.m. (New York City time), on	Wednesday, May 24, 2017
ADS Rights exercise period ends at 5:00 p.m. (New York City time), on	Tuesday, June 6, 2017
Existing Shares Rights Offer opens at 3:00 a.m. (New York City time), 9:00 a.m. (Johannesburg time) on	Monday, May 29, 2017
Existing Shares Rights Offer closes at 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on	Friday, June 9, 2017

         The Share Rights that are represented by Letters of Allocation are negotiable, transferable and are expected to be traded on the JSE under the ticker symbol "SGLN" during the period from Wednesday, May 24, 2017 to Tuesday, June 6, 2017. The ADS Rights are transferable and are expected to be traded on the New York Stock Exchange under the ticker symbol "SBGL RT" during the period from Thursday, May 18, 2017 to Wednesday, May 31, 2017. We are applying to have the Rights Offer Shares (nil and fully paid) admitted to trading on the JSE. The Existing Shares are listed on the JSE under the ticker symbol "SGL." We are applying to have the New ADSs listed on the New York Stock Exchange. The Existing ADSs are listed on the New York Stock Exchange under the ticker symbol "SBGL".

         For a discussion of certain considerations that should be taken into account in deciding whether to exercise Share Rights or ADS Rights or whether to subscribe for Rights Offer Shares or New ADSs pursuant to the Rights Offer, see the section entitled "Risk Factors" beginning on page S-70. This notwithstanding, you should read the whole of this Prospectus Supplement, the relevant Form of Instruction (if applicable) and the documents (or parts thereof) incorporated herein by reference.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement. Any representation to the contrary is a criminal offense.

	Rights Offer Shares(1)	ADSs	Total

		(U.S.$)

Public offering price(2)	798,783,546	227,174,885	1,025,958,430

Underwriting discounts and commissions(2)(3)	29,831,940	8,484,235	38,316,176

Proceeds, before expenses, to the Company	768,951,605	218,690,649	987,642,255

Notes:

(1)
Calculated on an exchange rate of R13.15:U.S.$1.00 (Source: Bloomberg).

(2)
Stated on the basis of the total number of Rights Offer Shares and New ADSs offered.

(3)
The Underwriters will receive compensation in addition to the underwriting discount. See "Plan of Distribution (Conflicts of Interest)".

Joint Global Coordinator, Joint Bookrunner and Underwriter	Joint Global Coordinator, Joint Bookrunner and Underwriter	Joint Global Coordinator, Joint Bookrunner and Underwriter	Joint Global Coordinator, Joint Bookrunner and Underwriter	Joint Global Coordinator, Joint Bookrunner and Underwriter
Citigroup	HSBC	J.P. Morgan	Morgan Stanley	Rand Merchant Bank

This prospectus supplement is dated May 18, 2017.

NOTICE TO INVESTORS

        You should only rely on the information contained or incorporated by reference in this Prospectus Supplement. Neither Sibanye nor any of the Underwriters has authorized any other person to provide you with different information or makes any representation regarding the Rights Offer.

        If anyone provides you with different or inconsistent information, you should not rely on it. Sibanye is not, and the Underwriters are not, making an offer to sell the Rights Offer Shares or New ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement, as well as information Sibanye has previously filed with the SEC and incorporated by reference, is accurate as of the date of each document. In case there are any differences or inconsistencies between this Prospectus Supplement and the information incorporated by reference, you should rely on the information with the latest date. Sibanye's business, financial condition, results of operations and prospects may have changed since that date.

        The Underwriters are acting exclusively for Sibanye and no one else in connection with the Rights Offer and will not be responsible to anyone other than Sibanye for providing the protections afforded to its clients or for providing advice in relation to the Rights Offer or any other matters referred to in this Prospectus Supplement.

        The Underwriters may in accordance with applicable legal and regulatory provisions engage in transactions in relation to the Rights Offer Shares and New ADSs for their own account for the purpose of hedging their underwriting exposure or otherwise. Except as required by applicable law and regulation the Underwriters do not propose to make any public disclosure in relation to such transactions.

        Any subscription for Rights Offer Shares or New ADSs in the Rights Offer must be made solely on the basis of the information contained in or incorporated by reference in this Prospectus Supplement as expressly amended and supplemented, which may contain different information from that contained in this Prospectus Supplement. Recipients must not distribute this Prospectus Supplement into jurisdictions where such distribution would be unlawful.

        For further restrictions on the offer and sale of Rights Offer Shares and New ADSs, see the restrictions set out under the sections entitled "Description of Share Capital, Shares and American Depositary Shares" and "Plan of Distribution (Conflicts of Interest)".

        The Rights Offer is being made in accordance with the Companies Act and the JSE Listings Requirements and the relevant laws, rules and regulations applicable in the United States and is only addressed to persons to whom it may lawfully be made. By subscribing for any Rights Offer Shares or New ADSs in the Rights Offer, or by purchasing any Letters of Allocation, investors (other than the ADS Rights Agent, the ADS Depositary and its Custodian) will be deemed to have represented and agreed that such person is not (and any person for whom such person is acting is not) (i) a Restricted Shareholder or otherwise resident in any jurisdiction in which such offer would be unlawful or (ii) a person to whom the Rights Offer may not lawfully be made.

        THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT, AND THE EXERCISE OF SHARE RIGHTS IN TERMS OF THE LETTERS OF ALLOCATION AND ADS RIGHTS, MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. ANY FAILURE TO COMPLY WITH APPLICABLE RESTRICTIONS MAY CONSTITUTE A VIOLATION OF THE SECURITIES LAWS OF SUCH JURISDICTIONS. IN PARTICULAR, DUE TO RESTRICTIONS UNDER THE SECURITIES LAWS OF CERTAIN COUNTRIES, SHAREHOLDERS RESIDENT IN SUCH COUNTRIES, MAY NOT EXERCISE SHARE RIGHTS IN TERMS OF LETTERS OF ALLOCATION OR ADS RIGHTS. ACCORDINGLY, RECIPIENTS MUST NOT DISTRIBUTE THIS PROSPECTUS SUPPLEMENT NOR ANY ADVERTISEMENT NOR MAY ANY OTHER OFFERING MATERIAL BE DISTRIBUTED OR PUBLISHED IN ANY JURISDICTION WHERE

SUCH DISTRIBUTION WOULD BE UNLAWFUL. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS SUPPLEMENT COMES OR WHO WISH TO EXERCISE ANY OF THE SHARE RIGHTS IN TERMS OF THE LETTERS OF ALLOCATION OR ADS RIGHTS MUST INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OF RIGHTS OFFER SHARES, OR AN INVITATION TO EXERCISE ANY OF THE SHARE RIGHTS IN TERMS OF LETTERS OF ALLOCATION OR ADS RIGHTS, IN ANY JURISDICTION IN WHICH SUCH OFFER OR INVITATION WOULD BE UNLAWFUL. NONE OF SIBANYE, THE UNDERWRITERS, THE ADS DEPOSITARY, THE ADS RIGHTS AGENT OR THEIR RESPECTIVE ADVISERS ACCEPT ANY RESPONSIBILITY FOR ANY VIOLATION BY ANY PERSON, WHETHER OR NOT A PROSPECTIVE PARTICIPANT IN THE RIGHTS OFFER, OF ANY SUCH RESTRICTIONS.

NOTICE TO PROSPECTIVE INVESTORS IN SOUTH AFRICA

        The Rights Offer will not constitute an "offer to the public", as envisaged in chapter 4 of the Companies Act and, accordingly, this Prospectus Supplement does not, nor does it intend to, constitute a "registered prospectus", as contemplated in chapter 4 of the Companies Act. Should any person who is not a Qualifying Shareholder (or its renouncee) receive this Prospectus Supplement, they should not, and will not be entitled to, acquire any Rights Offer Shares or Letters of Allocation or otherwise act thereon.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

        This Prospectus Supplement is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"); or (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Rights Offer Shares, Share Rights, New ADSs and ADS Rights are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Rights Offer Shares, Share Rights, New ADSs and ADS Rights will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus Supplement or any of its contents.

MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (OTHER THAN THE UNITED KINGDOM)

        In relation to each member state of the EEA (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive (as defined below) is implemented in that Relevant Member State, none of the Rights Offer Shares, the Share Rights, the New ADSs or the ADS Rights may be offered or sold to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Rights Offer Shares, the Share Rights, the New ADSs and the ADS Rights, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved by the competent authority in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of such Rights Offer Shares, Share Rights, New ADSs or ADS Rights may be made to the public in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Company for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Rights Offer Shares, Share Rights, New ADSs or ADS Rights shall require Sibanye or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Relevant Member State and each person who initially acquires any Rights Offer Shares, Share Rights, New ADSs or ADS Rights or to whom any offer is made under the Rights Offer will be deemed to have represented, acknowledged, and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this selling restriction, the expression an "offer of Rights Offer Shares, Share Rights, New ADSs or ADS Rights to the public" in relation to any Rights Offer Shares, Share Rights, New ADSs or ADS Rights in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Rights Offer Shares, Share Rights, New ADSs or ADS Rights to be offered so as to enable an investor to decide to acquire the Rights Offer Shares, Share Rights, New ADSs or ADS Rights, as the same may be varied in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In the case of the Rights Offer Shares, Share Rights, New ADSs or ADS Rights being offered to a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary (other than the ADS Rights Agent, the ADS Depositary and its Custodian) will also be deemed to have represented, acknowledged and agreed that the Rights Offer Shares, Share Rights, New ADSs or ADS Rights acquired by it have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Rights Offer Shares, Share Rights, New ADSs or ADS Rights to the public other than their offer or resale in a Relevant Member State to "qualified investors" within the meaning of Article 2(1)(e) of the Prospectus Directive. Sibanye, the Underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

AUSTRALIA

        This Prospectus Supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth). No prospectus, product disclosure statement or other disclosure document under Australian law has been lodged with the Australian Securities and Investments Commission in relation to the Rights Offer, the Share Rights, the Rights Offer Shares, the New ADSs or the ADS Rights.

        This Prospectus Supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Prospectus Supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

        The Share Rights, the Rights Offer Shares, the ADS Rights and the New ADSs are not being distributed to persons resident in Australia and may not be acquired by such persons except in compliance with applicable Australian securities laws. This Prospectus Supplement is being provided to persons resident in Australia for information purposes only.

CANADA

        The Share Rights, the ADS Rights, the Rights Offer Shares and the New ADSs are being offered to residents in Canada under an exemption from the requirement to file a prospectus in Canada. No securities commissions or similar authority in Canada has passed upon the permits of the securities offered under the Prospectus Supplement. Any resale of the Share Rights, the ADS Rights, the Rights Offer Shares or the New ADSs may only be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws, and these restrictions can be expected to apply indefinitely because the issuer is not a reporting issuer in Canada.

        The Prospectus Supplement has been prepared under non-Canadian disclosure requirements that may differ from Canadian disclosure requirements for rights offerings, and the Prospectus Supplement has not been prepared with regard to matters that may be of particular concern to Canadian investors.

JAPAN

        The Rights Offer Shares, Share Rights, New ADSs or ADS Rights have not been and will not be registered under the FIEA. This document is not an offer of securities for sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan) or to others for reoffer or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements under the FIEA and otherwise in compliance with such law and any other applicable laws, regulations and ministerial guidelines of Japan.

HONG KONG

        This Prospectus Supplement has not been delivered for registration to the Registrar of Companies in Hong Kong and its contents have not been reviewed by any regulatory authority in Hong Kong. Accordingly: (i) the Rights Offer Shares, Share Rights, New ADSs or ADS Rights may not be offered or sold in Hong Kong by means of any document other than to persons who are "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and the Securities and Futures (Professional Investor) Rules made thereunder or in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and (ii) no person may issue any invitation, advertisement or other document relating to the Rights Offer whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Share Rights which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance and the Securities and Futures (Professional Investor) Rules made thereunder.

THE PEOPLE'S REPUBLIC OF CHINA

        None of the Rights Offer Shares, Share Rights, New ADSs or ADS Rights may be offered or sold, directly or indirectly, within the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) except as permitted by the securities laws of the PRC. This Prospectus Supplement or any information contained or incorporated by reference herein relating to the Rights Offer Shares, Share Rights, New ADSs or ADS Rights does not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC. This Prospectus Supplement, any information contained herein, the Rights Offer Shares, Share Rights, New ADSs or ADS Rights have not been, and will not be, submitted to, approved by, verified by or registered with any relevant governmental authorities in the PRC and thus may not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Rights Offer Shares, Share Rights, New ADSs or ADS Rights in the PRC. The Rights Offer Shares, Share Rights, New ADSs or ADS Rights may only be invested by the PRC investors that are authorized to engage in the investment in the Rights Offer Shares, Share Rights, New ADSs or ADS Rights of the type being offered or sold. Investors are responsible for obtaining all relevant governmental approvals, verifications, licenses or registrations (if any) from all relevant PRC governmental authorities, including, but not limited to, the State Administration of Foreign Exchange, the China Securities Regulatory Commission, the China Banking Regulatory Commission, and other relevant regulatory bodies, and complying with all relevant PRC laws and regulations, including, but not limited to, any relevant foreign exchange regulations and/or overseas investment regulations.

QATAR

        The investments described in this Prospectus Supplement have not been, and will not be, offered, sold or delivered at any time, directly or indirectly, in the State of Qatar in a manner that would constitute a public offering.

        This Prospectus Supplement has not been, and will not be, filed with, reviewed by or approved by the Qatar Central Bank, the Qatar Financial Markets Authority or any other relevant Qatari authority. This Prospectus Supplement is intended for the original recipient only and should not be provided to any other person. It is not for general circulation in the State of Qatar and should not be reproduced or used for any other purpose.

SWITZERLAND

        The Rights Offer Shares, Share Rights, New ADSs or ADS Rights may not be publicly offered in Switzerland and will not be listed on the SIX or on any other stock exchange or regulated trading facility in Switzerland. This Prospectus Supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Rights Offer Shares, Share Rights, New ADSs or ADS Rights or the Rights Offer may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this Prospectus Supplement nor any other offering or marketing material relating to the Rights Offer, the Company, the Rights Offer Shares, Share Rights, New ADSs or ADS Rights have been or will be filed with or approved by any Swiss regulatory authority. In particular, this Prospectus Supplement will not be filed with, and the offer of Rights Offer Shares, Share Rights, New ADSs or ADS Rights will not be supervised by the Swiss Financial Market Supervisory.

UNITED ARAB EMIRATES

        This Prospectus Supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. By receiving this Prospectus Supplement, the person or entity to whom it has been issued understands, acknowledges and agrees that this Prospectus Supplement has not been approved by or filed with the UAE Central Bank, the SCA or any other authorities in the UAE, nor has the placement agent, if any, received authorization or licensing from the UAE Central Bank, the SCA or any other authorities in the UAE to market or sell securities or other investments within the UAE. No marketing of any financial products or services has been or will be made from within the UAE other than in compliance with the laws of the UAE and no subscription to any securities or other investments may or will be consummated within the UAE. It should not be assumed that the placement agent, if any, is a licensed Broker, dealer or investment advisor under the laws applicable in the UAE, or that it advises individuals resident in the UAE as to the appropriateness of investing in or purchasing or selling securities or other financial products. The Rights Offer Shares, Share Rights, New ADSs or ADS Rights may not be offered or sold, directly or indirectly, to the public in the UAE. This does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

NOTICE TO NOMINEES, CUSTODIANS AND FINANCIAL INTERMEDIARIES

        Any person, including nominees, custodians and other financial intermediaries who would, or otherwise intends to, or has a contractual or legal obligation to forward this Prospectus Supplement or any information relating to this Rights Offer to any jurisdiction outside of South Africa or the United States (other than the ADS Depositary, its nominees and custodians and the ADS Rights Agent), should adhere to the restrictions set out above and in the section entitled "Circular to Qualifying Shareholders and ADS Holders—Particulars of the Rights Offer—Overseas Shareholders" on page S-111 of this Prospectus Supplement. In connection with any subscriptions for the Rights Offer Shares or any sales or purchases of the Letters of Allocation, nominees, custodians and financial intermediaries (other than the ADS Depositary, its nominees and custodians and the ADS Rights Agent) will be deemed to have represented and warranted that they have complied with the terms of the Rights Offer.

ENFORCEMENT OF CIVIL LIABILITIES

        The ability of an Overseas Shareholder to bring an action against Sibanye may be limited under law. Most of the Directors and executive officers reside outside of the United States. A substantial portion, if not substantially all, of the assets of these persons and many of the assets of Sibanye are located outside the United States. As a result, it may be difficult for investors to enforce against these persons or, potentially, against Sibanye a judgment obtained in a United States court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. The rights of Shareholders are governed by South African law, the Listings Requirements and by Sibanye's Memorandum of Incorporation. An Overseas Shareholder may not be able to enforce a judgment against some or all of the Directors and executive officers. It may not be possible for an Overseas Shareholder to effect service of process upon the Directors and executive officers within the Overseas Shareholder's country of residence or to enforce against the Directors and executive officers judgments of courts of the Overseas Shareholder's country of residence based on civil liabilities under that country's securities laws. There can be no assurances that an Overseas Shareholder will be able to enforce any judgments in civil and commercial matters or any judgments under the securities laws of countries other than South Africa against the Directors or executive officers who are residents of countries other than those in which judgment is made. In addition, South African or other courts may not impose civil liability on the Directors or executive officers in any original action based solely on foreign securities laws brought against Sibanye or its Directors or executive officers in a court of competent jurisdiction in South Africa or other countries.

Prospectus Supplement

Prospectus

FORWARD-LOOKING STATEMENTS

        This Prospectus Supplement contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "target", "will", "would", "expect", "anticipate", "plans", "potential", "can", "may" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

        These forward-looking statements, including, among others, those relating to our future business prospects, revenues and income, the potential benefit of the Acquisitions (including statements regarding growth, cost savings, benefits from and access to international financing and financial re-ratings), PGM pricing expectations, levels of output, supply and demand, information relating to the Blitz Project, and estimations or expectations of enterprise value, EBITDA and net asset values wherever they may occur in this Prospectus Supplement and the documents incorporated by reference in this Prospectus Supplement, are necessarily estimates reflecting the best judgment of our Management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this Prospectus Supplement and incorporated by reference. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

  •
  economic, business, political and social conditions in South Africa, Zimbabwe, the United States and elsewhere;

  •
  changes in assumptions underlying Sibanye's estimation of its current mineral reserves and resources;

  •
  the ability to achieve anticipated efficiencies and other cost savings in connection with, and the ability to successfully integrate, past and future acquisitions, as well as at existing operations;

  •
  the ability of Sibanye to successfully integrate acquired businesses and operations (whether in the platinum mining business or otherwise) into its existing businesses;

  •
  Sibanye's ability to implement its strategy and any changes thereto;

  •
  the ability of Sibanye to comply with requirements that it operates in a sustainable manner;

  •
  changes in the market price of the minerals that Sibanye mines and sells;

  •
  the occurrence of hazards associated with underground and surface mining;

  •
  the occurrence of labor disruptions and industrial actions;

  •
  the availability, terms and deployment of, or restrictions arising out of, any capital (whether debt, equity or a combination thereof) or credit;

  •
  changes in relevant government regulations, particularly environmental, tax, health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretation thereof which may be subject to dispute;

  •
  the outcome and consequence of any potential or pending litigation or regulatory proceedings, or environmental, health and safety issues;

  •
  power disruption, constraints and cost increases;

  •
  supply chain shortages and increases in the price of production inputs;

  •
  fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies;

  •
  the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance;

  •
  Sibanye's ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of HDSAs in its management positions;

  •
  failure of Sibanye's information technology and communications systems;

  •
  the adequacy of Sibanye's insurance coverage;

  •
  social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye's operations;

  •
  the impact of HIV, tuberculosis and other contagious diseases; and

  •
  uncertainty regarding the title to Sibanye's properties.

        The foregoing factors and others described under "Risk Factors" should not be construed as exhaustive. There may be other factors that are unknown to us that may cause our actual results to differ materially from the forward-looking statements. Moreover, new risk factors emerge from time to time and it is not possible for us to predict all such factors. We may not be able to assess the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these matters above, you should not place undue reliance on forward-looking statements as a prediction of actual results.

        We undertake no obligation and we do not intend to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Prospectus Supplement or to reflect the occurrence of unanticipated events, except as may be required by law.

 IMPORTANT INFORMATION

        ADS Holders and Qualifying Shareholders are referred to pages S-21 and S-101, respectively, of this Prospectus Supplement, which set out the actions required of them with regard to the Rights Offer, full details of which are set out in this Prospectus Supplement. If you are in any doubt as to the action that you should take, please consult your Broker, CSDP, banker, legal advisor, accountant or other professional advisor immediately.

        If you have disposed of all of your Existing Shares, this Prospectus Supplement and the Form of Instruction should be forwarded to the purchaser to whom, or the Broker, CSDP or agent through whom you disposed of your Existing Shares except that this Prospectus Supplement and Form of Instruction should not be forwarded or transmitted by you to any person in any territory other than South Africa unless the Rights Offer can lawfully be made to such person or in such territory.

        Letters of Allocation, which are renounceable, can only be traded in Dematerialized form and, accordingly, the Sibanye Group has issued all Letters of Allocation in Dematerialized form. The electronic record for Certificated Shareholders is being maintained by the Transfer Secretaries which has made it possible for Certificated Shareholder to enjoy the same rights and opportunities as holders of Dematerialized Shares in respect of the Letters of Allocation.

        Only whole numbers of New ADSs will be issued in the Rights Offer and all entitlements will be reduced to the next lower whole number of New ADSs.

Limitations on Enforcement of U.S. Laws Against Sibanye, Sibanye's Management and Others

        Sibanye is incorporated in South Africa. Most of the Directors and executive officers reside outside of the United States. A substantial portion, if not substantially all, of the assets of these persons and many of the assets of Sibanye are located outside the United States. As a result, it may be difficult for investors to enforce against these persons or, potentially, against Sibanye a judgment obtained in a United States court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any state thereof. In addition, investors in other jurisdictions outside South Africa may face similar difficulties.

        Investors should be aware that it is the policy of South African courts to award compensation for the loss or damage actually sustained by the person to whom the compensation is awarded. Although the award of punitive damages is generally unknown to the South African legal system, it does not mean that such awards are necessarily contrary to public policy. Whether a judgment is contrary to public policy will depend on the facts of each case. Exorbitant, unconscionable or excessive awards will generally be contrary to public policy and contractually stipulated penalties are subject to and limited by the provisions of the Conventional Penalties Act, 1962. South African courts cannot enter into the merits of a foreign judgment and cannot act as a court of appeal or review over the foreign court. South African courts will usually implement their own procedural laws and, where an action based on an international contract is brought before a South African court, the capacity of the parties to the contract will usually be determined in accordance with the law of the jurisdiction where the contract was entered or the stated governing law, as applicable. In this regard, a South African court may require expert evidence in relation to the law of the jurisdiction which governs the contract in question. It is doubtful whether an original action based on United States federal securities laws or the laws of other jurisdictions outside South Africa may be brought before South African courts. Further, a plaintiff who is not resident in South Africa may be required to provide security for costs in the event of proceedings being initiated in South Africa. In addition, the Rules of the High Court of South Africa require that documents executed outside South Africa must be authenticated for the purpose of use in South Africa.

        Investors should also be aware that a foreign judgment is not in all circumstances directly enforceable in South Africa, but constitutes a cause of action which will be enforced by South African courts only if certain conditions are met.

Mining Terminology

        This Prospectus Supplement contains descriptions of gold mining and the gold mining industry, as well as PGM mining and the PGM mining industry, including descriptions of geological formations and mining proceeds. Certain capitalized terms used in this Prospectus Supplement are defined on pages S-29 to S-44 of this Prospectus Supplement.

        In this Prospectus Supplement, gold and PGM production figures are provided in kilograms, which are referred to as "kg", or in troy ounces, which are referred as "ounces" or "oz". Ore grades are provided in grams per metric ton, which are referred to as "g/t". All references to "tons", "tonnes" or "t" in this annual report are to metric tons.

PRESENTATION OF AND INCORPORATION BY REFERENCE OF FINANCIAL INFORMATION AND OTHER DATA

Presentation of Financial Information

General

        The financial information presented in a number of tables in this Prospectus Supplement has been rounded to the nearest whole number or the nearest decimal place. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column. In addition, certain percentages presented in the tables in this Prospectus Supplement reflect calculations based upon the underlying information prior to rounding, and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers.

Financial Information Incorporated by Reference in this Prospectus Supplement

        The financial information incorporated by reference in this Prospectus Supplement includes the following from Sibanye, Aquarius, the Rustenburg Operations and Stillwater:

  (i)
  consolidated financial statements of Sibanye as of and for the fiscal years ended December 31, 2016, 2015 and 2014, prepared in accordance with IFRS, incorporated by reference from the 2016 Form 20-F;

  (ii)
  unaudited consolidated financial statements of Aquarius as at and for the six months ended December 31, 2015 and 2014, prepared in accordance with the framework concepts and the measurement and recognition requirements of IFRS and, as a minimum, contain the information required by IAS 34, incorporated by reference from the 2017 Form 6-K;

  (iii)
  consolidated financial statements of Aquarius as at June 30, 2015 and 2014, and for the years ended June 30, 2015, 2014 and 2013, prepared in accordance with IFRS, incorporated by reference from the 2017 Form 6-K;

  (iv)
  unaudited abbreviated financial statements of the Rustenburg Operations as at and for the six months ended June 30, 2016, prepared in accordance with IAS 34, incorporated by reference from the 2017 Form 6-K;

  (v)
  abbreviated financial statements of the Rustenburg Operations as at and for the years ended December 31, 2015, 2014 and 2013, prepared in accordance with IFRS, incorporated by reference from the 2017 Form 6-K;

  (vi)
  consolidated financial statements of Stillwater as of December 31, 2016 and 2015, and for the years in the three-year period ended December 31, 2016 prepared in accordance with U.S. GAAP, incorporated by reference from the 2016 Form 10-K;

        The pro forma financial information included or incorporated by reference in this Prospectus Supplement includes the following:

  (i)
  unaudited pro forma condensed combined financial information for each of the Acquisitions including the related debt financing as at and for the year ended December 31, 2016, incorporated by reference from the 2017 Form 6-K.

Financial Information of Sibanye

        Sibanye is a South African company and the majority of our operations are located in South Africa. Accordingly, our books of account are maintained in South African Rand and our annual financial statements are prepared in accordance with IFRS, as prescribed by law.

        The Consolidated Financial Statements incorporated by reference in this Prospectus Supplement have been prepared using the historical results of operations, assets and liabilities attributable to Sibanye and the Sibanye Group. The Consolidated Financial Statements have been prepared under the historical cost convention, except for financial assets and financial liabilities (including derivative financial instruments), which are measured at fair value through profit or loss.

Financial Information of Aquarius

        The consolidated financial statements of Aquarius and its subsidiaries are prepared in accordance with IFRS.

        Aquarius has prepared:

  (i)
  the consolidated financial statements as at June 30, 2015 and 2014, and for the years ended June 30, 2015, 2014 and 2013, filed with the SEC in the 2017 Form 6-K, which is incorporated by reference in this Prospectus Supplement, in accordance with IFRS; and

  (ii)
  the unaudited consolidated financial statements as at and for the six months ended December 31, 2015 and 2014, filed with the SEC in the 2017 Form 6-K, which is incorporated by reference in this Prospectus Supplement, in accordance with the framework concepts and the measurement and recognition requirements of IFRS and, as a minimum, contain the information required by IAS 34.

        Sibanye's acquisition of Aquarius was completed on April 12, 2016 when Sibanye obtained control of Aquarius, and the financial information relating to Aquarius has been consolidated into Sibanye's consolidated financial information since that date.

Financial Information of the Rustenburg Operations

        RPM has prepared:

  (i)
  the unaudited abbreviated financial statements as at and for the six months ended June 30, 2016, filed with the SEC in the 2017 Form 6-K, which is incorporated by reference in this Prospectus Supplement, and prepared in accordance with IAS 34; and

  (ii)
  the abbreviated financial statements as at and for the fiscal years ended December 31, 2015, 2014 and 2013, filed with the SEC in the 2017 Form 6-K, which is incorporated by reference in this Prospectus Supplement, and prepared in accordance with IFRS, and audited by its independent auditors.

        The abbreviated financial statements have been derived from the operating activities directly attributed to the Rustenburg Operations that have been disposed of to Sibanye from RPM's books and records.

        On October 19, 2016, Sibanye obtained consent in terms of Section 11 of the MPRDA for the transfer of the mining right and prospecting right pursuant to the Rustenburg Acquisition, and control of the Rustenburg Operations on this date. The effective date of the implementation of the transaction was November 1, 2016, when Sibanye took over legal ownership and management of the Rustenburg Operations.

Financial Information of Stillwater

        Stillwater has prepared the consolidated financial statements as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, incorporated by reference in this Prospectus Supplement, in accordance with U.S. GAAP and applicable SEC rules and regulations, and audited by its independent registered public accounting firm.

Non-GAAP Measures

Sibanye

        The financial information in this Prospectus Supplement includes certain measures that are not defined by IFRS, including "operating costs", "operating margin", "earnings before interest, tax, depreciation and amortization" ("EBITDA"), "total cash cost", "All-in sustaining cost", "All-in cost", "All-in cost margin", "free cash flow" and "net debt". These measures are not measures of financial performance or cash flows under IFRS and may not be comparable to similarly titled measures of other companies. These measures have been included for the reasons described below and should not be considered by investors as alternatives to cost of sales, net operating profit, profit before taxation, cash from operating activities or any other measure of financial performance presented in accordance with IFRS.

        "Operating costs" is defined as cost of sales excluding amortization and depreciation". Operating profit" is defined as revenue minus operating costs. "Operating margin" is defined as operating profit divided by revenue. "Operating cost per ton" is defined as the average cost of milling a ton of ore, calculated by dividing the total operating costs in a period by the tons of ore milled over the same period. "EBITDA" is defined as net operating profit before depreciation and amortization. EBITDA may not be comparable to similarly titled measures of other companies. Management believes that EBITDA is used by investors and analysts to evaluate companies in the mining industry. EBITDA is not a measure of performance under IFRS and should be considered in addition to, and not as a substitute for, other measures of financial performance and liquidity reported in accordance with IFRS.

        Sibanye presents the financial measures "total cash cost", "total cash cost per kilogram" and "total cash cost per ounce" which have been determined using industry standards promulgated by the Gold Institute and are not IFRS measures. The Gold Institute was a non-profit international industry association of miners, refiners, bullion suppliers and manufacturers of gold products that ceased operation in 2002, which developed a uniform format for reporting production costs on a per ounce basis. The Gold Institute has now been incorporated into the National Mining Association. The guidance was first adopted in 1996 and revised in November 1999. An investor should not consider these items in isolation or as alternatives to cost of sales, net operating profit, profit before taxation, profit for the year, cash from operating activities or any other measure of financial performance presented in accordance with IFRS. While the Gold Institute provided definitions for the calculation of total cash costs, the calculation of total cash cost per kilogram and the calculation of total cash cost per ounce, these may vary significantly among gold mining companies, and by themselves do not necessarily provide a basis for comparison with other gold mining companies.

        "Total cash costs" is defined as cost of sales as recorded in the income statement, less amortization and depreciation and off-site (i.e. central) general and administrative expenses (including head office costs) plus royalties and production taxes. "Total cash cost per kilogram" is defined as the average cost of producing a kilogram of gold, calculated by dividing the total cash costs in a period by the total gold sold over the same period. Management considers total cash costs and total cash cost per kilogram to be a measure of the ongoing costs of production. For a reconciliation of operating costs to total cash cost, see "Annual Financial Report—Overview—Management's discussion and analysis of the financial statements" of our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        Sibanye presents the financial measures "All-in sustaining cost", "All-in cost", "All-in sustaining cost per kilogram", "All-in sustaining cost per ounce", "All-in cost per kilogram" and "All-in cost per ounce", which were introduced during the year ended December 31, 2013 by the World Gold Council (the "Council"). Despite not being a current member of the Council, Sibanye adopted the principles prescribed by the Council. The Council is a non-profit association of the world's leading gold mining companies established in 1987 to promote the use of gold from industry, consumers and investors and is not a regulatory organization. The Council has worked with its member companies to develop a metric that expands on IFRS measures such as cost of goods sold and currently accepted non-GAAP measures to provide relevant information to investors, governments, local communities and other stakeholders in understanding the economics of gold mining operations related to expenditures, operating performance and the ability to generate cash flow from operations. This is especially true with reference to capital expenditure associated with developing and maintaining gold mines, which has increased significantly in recent years and is reflected in this new metric.

        "All-in sustaining cost", "All-in cost", "All-in sustaining cost per kilogram", "All-in sustaining cost per ounce", "All-in cost per kilogram" and "All-in cost per ounce" metrics are intended to provide additional information only, do not have any standardized meaning prescribed by IFRS and should not be considered in isolation or as alternatives to cost of sales, profit before taxation, profit for the year, cash from operating activities or any other measure of financial performance presented in accordance with IFRS. "All-in sustaining cost", "All-in cost", "All-in sustaining cost per kilogram", "All-in sustaining cost per ounce", "All-in cost per kilogram" and "All-in cost per ounce" as presented in this Prospectus Supplement may not be comparable to other similarly titled measures of performance of other companies. Other companies may calculate these measures differently as a result of differences in the underlying accounting principles, policies applied and accounting frameworks such as in U.S. GAAP. Differences may also arise related to definitional differences of sustaining versus development capital activities based upon each company's internal policies.

        "Total All-in cost" excludes income tax, costs associated with merger and acquisition activities, working capital, impairments, financing costs, one-time severance charges and items needed to normalize earnings.

        "All-in cost" is made up of "All-in sustaining cost", being the cost to sustain current operations, given as a sub-total in the "All-in cost" calculation, together with corporate and major capital expenditure growth. "All-in cost margin" is defined as revenue minus "All-in cost", divided by revenue. For a reconciliation of "operating costs" to "All-in sustaining cost" and "All-in cost", see "Annual Financial Report—Overview—Management's discussion and analysis of the financial statements" of our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        "Free cash flow" is defined as cash flows from operating activities before dividends paid, less additions to property, plant and equipment. Management considers "Free cash flow" to be an indicator of cash available for repaying debt, funding exploration and paying dividends. For the calculation of "free cash flow", see "Annual Financial Report—Overview—Management's discussion and analysis of the financial statements" of our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        "Net debt" represents borrowings and bank overdraft less cash and cash equivalents. Borrowings are only those borrowings that have recourse to Sibanye and therefore exclude the Burnstone Debt. Borrowings also exclude related party loans. Net debt excludes Burnstone cash and cash equivalents.

Stillwater

        This Prospectus Supplement presents certain non-GAAP financial measures that Stillwater utilized as indicators in assessing the performance of its mining and processing operations during any period. These include "total cash costs", "total cash costs per ore ton milled", "total cash costs per ounce", "All-in sustaining costs", "all-in sustaining costs per mined ounce" and "underlying earnings". Because of the processing time required to complete the extraction of finished PGM products, there are typically lags of one to three months between ore production and sale of the finished product. Revenues in any period include some portion of material mined and processed from prior periods as the revenue recognition process is completed. Consequently, while costs of revenues (a GAAP financial measure included in Stillwater's consolidated statements of comprehensive (loss) income) appropriately reflects the expense associated with the materials sold in any period, Stillwater has developed certain non-GAAP financial measures to assess the costs associated with its producing and processing activities in a particular period and to compare those costs between periods.

        While Sibanye believes that these non-GAAP financial measures may also be of value to outside readers, both as general indicators of Stillwater's mining efficiency from period to period and as insight into how Stillwater internally measures its operating performance, these non-GAAP financial measures are not standardized across the mining industry and in most cases will not be directly comparable to similar measures that may be provided by other companies. These non-GAAP financial measures are only useful as indicators of relative operational performance in any period, and because they do not take into account the inventory timing differences that are included in costs of revenues, they cannot meaningfully be used to develop measures of earnings or profitability. A reconciliation of these measures to costs of revenues, the most directly comparable GAAP financial measure, for each period shown is provided and a description of each non-GAAP financial measure is provided at "Item 6—Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures" in Part II, of the 2016 Form 10-K.

        "Total cash costs" are calculated as total costs of revenues adjusted to exclude costs of metals sold from PGM recycling, depletion and depreciation and amortization for mine production and PGM recycling, asset retirement costs, and timing differences resulting from changes in product inventories to arrive at total cash costs before by-product and recycling credits. From this calculation, Stillwater deducts by-product and recycling income credits to arrive at "total cash costs", net of by-product and recycling credits. "Total cash costs" is a measure of extraction efficiency. Stillwater uses this measure as a comparative indication of the cash costs related to production and processing in its mining operations in any period.

        When divided by the total tons milled in the respective period, "total cash costs per ore ton milled" (measured for each mine or combined), provides an indication of the level of cash costs incurred per ton milled in that period. Because of variability of ore grade in Stillwater's mining operations, production efficiency underground is frequently measured against ore tons produced rather than contained PGM ounces. Because ore tons are first weighed as they are fed into the mill, mill feed is the first point at which mine production tons are measured precisely. Consequently, "total cash costs per ore ton milled" is a general measure of mine production efficiency, and is affected both by the level of "total cash costs" and by the volume of tons produced and fed to the mill.

        When divided by the total recoverable PGM ounces from mine production in the respective period, "total cash costs per ounce", measured for each mine or combined, provides an indication of the level of cash costs incurred per PGM ounce produced in that period. Recoverable PGM ounces from mine production are an indication of the amount of PGM product extracted through mining in any period. Because ultimately extracting PGM material is the objective of mining, the "cash costs per ounce" of extracting and processing PGM ounces in a period is a useful measure for comparing extraction efficiency between periods and between Stillwater's mines. Consequently, "total cash costs per ounce" in any period is a general measure of extraction efficiency, and is affected by the level of "total cash costs", by the grade of the ore produced and by the volume of ore produced in the period.

        "All-in sustaining costs" is used as an indicator from period to period of the level of total cash required by Stillwater to maintain and operate the existing mines, including corporate administrative costs and replacement capital. The measure is calculated beginning with "total combined cash costs" (another non-GAAP financial measure, described in the 2016 Form 10-K), and adding to it the recycling income credit, domestic corporate overhead and marketing costs (excluding any depreciation, research and development, and reorganization costs included in corporate overhead costs) and that portion of total capital expenditures associated with sustaining the current level of mining operations. (Certain capital expenditures and certain other one-time projects are not included in the calculation.)

        When divided by the total recoverable PGM ounces in the respective period, "all-in sustaining costs per mined ounce" provides an indication of the level of total cash required to maintain and operate the mines per PGM ounce produced in the period. Recoverable PGM ounces from production are an indication of the amount of PGM product extracted through mining in any period. Because the objective of PGM mining activity is to extract PGM material, the "all-in cash costs per ounce" to produce PGM material, administer the business and sustain the operating capacity of the mines is a useful measure for comparing overall extraction efficiency between periods. This measure is affected by the total level of spending in the period and by the grade and volume of mined ore produced.

Pro Forma Financial Information

        The unaudited pro forma condensed combined financial information included in or incorporated by reference in this Prospectus Supplement has been prepared to illustrate the effects of each of the acquisitions of Aquarius, the Rustenburg Operations and Stillwater including the related debt financing, as if they each had occurred on January 1, 2016 for the unaudited pro forma condensed combined income statement for the year ended December 31, 2016 and December 31, 2016 for the unaudited pro forma condensed combined statement of financial position as at December 31, 2016. The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and, because of its nature, addresses a hypothetical situation and does not reflect our actual financial position or results of operations or cash flows in any period, including future periods. The unaudited pro forma adjustments and unaudited pro forma condensed combined financial data set out in this Prospectus Supplement are based on available information and certain assumptions and estimates that Sibanye believes are reasonable and may differ from actual adjusted amounts.

        The unaudited pro forma condensed combined financial information as at and for the year ended December 31, 2016 has been prepared on the basis set out in the notes in "Unaudited Pro Forma Condensed Combined Financial Information" of our 2017 Form 6-K, which is incorporated by reference in this Prospectus Supplement and has been derived from our historical consolidated financial statements, which have been prepared in accordance with IFRS, combined with the consolidated financial statements of Aquarius and the abbreviated financial statements of the Rustenburg Operations, which have been prepared in accordance with IAS 34, and the consolidated financial statements of Stillwater which have been prepared in accordance with U.S. GAAP and converted to IFRS as set out in the notes in "Unaudited Pro Forma Condensed Combined Financial Information" of our 2017 Form 6-K, which is incorporated by reference in this Prospectus Supplement (in each case, which has been extracted from the respective underlying historical financial statements incorporated by reference elsewhere in this Prospectus Supplement).

Currency

        In this Prospectus Supplement, "R", "Rand" and "rand" refer to the South African Rand and "Rand cents" refers to subunits of the South African Rand, "$", "U.S.$", "U.S. dollars" and "dollars" refer to United States dollars and "U.S. cents" refers to subunits of the U.S. dollar.

Exchange Rates

        The following tables set forth, for the periods indicated, the average, high and low exchange rates of Rand for U.S. dollars, expressed in Rand per U.S.$1.00. The rates set forth below are provided solely for your convenience and are not used by us in the preparation of our consolidated financial statements included elsewhere in this Prospectus Supplement. No representation is made that Rand could have been, or could be, converted into U.S. dollars at that rate or at any other rate.

Average(1)
Year ended:
December 31, 2012	8.19
December 31, 2013	9.60
December 31, 2014	10.82
December 31, 2015	12.75
December 31, 2016	14.68
Through May 12, 2017	13.29

Average(1)
Year ended:
June 30, 2014	10.37
June 30, 2015	11.44
June 30, 2016	14.49

Average(1)
Six months ended:
December 31, 2015	13.61
December 31, 2016	13.97

Average(1)
Six months ended:
June 30, 2016	15.38

	High(1)	Low(1)
Month ended:
October 31, 2016	14.35	13.46
November 30, 2016	14.42	13.24
December 31, 2016	14.13	13.45
January 31, 2017	13.79	13.24
February 28, 2017	13.45	12.87
March 31, 2017	13.44	12.42
April 30, 2017	13.91	13.02
Through May 12, 2017	13.64	13.34

Note:

(1)
Calculated based on the daily average of the closing rate during the relevant period as reported by I-Net Bridge, a South African financial information service.

        Fluctuations in the exchange rate between the Rand and the U.S. dollar will affect the dollar equivalent of the price of the Shares on the JSE, which may affect the market price of the ADSs on the NYSE. These fluctuations will also affect the U.S. dollar amounts received by owners of ADSs on the conversion of any dividends paid in Rand on the Shares.

INCORPORATION OF DOCUMENTS BY REFERENCE

        Sibanye files with the SEC annual reports and special reports and other information. You may read and copy any document Sibanye files at the SEC's public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-(800)-SEC-0330 for further information on the public reference room. Documents filed with the SEC are also available to the public on the SEC's internet site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this Prospectus Supplement is an important part of this Prospectus Supplement. The most recent information that we file with the SEC automatically updates and supersedes earlier information.

        Sibanye incorporates by reference in this Prospectus Supplement its 2016 Form 20-F, including the consolidated financial statements contained therein. In addition, all documents filed by Sibanye with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act and, to the extent expressly stated therein, certain reports on Form 6-K furnished by Sibanye after the date of this Prospectus Supplement shall also be deemed to be incorporated by reference in this Prospectus Supplement from the date of filing of such documents. Specifically, we are incorporating by reference our current reports on Form 6-K furnished to the SEC on April 17, 2017, May 4, 2017 and May 18, 2017 (File No. 001-35785).

        Sibanye also incorporates by reference in this Prospectus Supplement the following sections from Stillwater's 2016 Form 10-K:

  •
  Item 8: Consolidated Financial Statements and Supplementary Data;

  •
  Item 1: Business and Properties; and

  •
  Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations.

        Any statement contained in a document which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein (or in a later document which is incorporated by reference herein) modifies or supersedes such earlier statement (whether expressly, by implication or otherwise). Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

        You may request a copy of these documents at no cost to you by writing or telephoning Sibanye at the following addresses or telephone number:

  •
  Libanon Business Park, 1 Hospital Street (off Cedar Avenue), Libanon, Westonaria, 1780 South Africa. Telephone: 011-27-11-278-9600.

        Alternatively, you may request a copy of these documents at no cost to you by writing or telephoning the U.S. Information Agent at the following address or telephone number:

  •
  105 Madison Avenue, New York, New York 10016. Telephone: (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free).

 ACTION REQUIRED BY ADS HOLDERS

Action required by holders through DTC or brokers

        If you hold ADS Rights through DTC, you can subscribe for the New ADSs by delivering completed subscription instructions through DTC's automated system and instructing DTC to charge your applicable DTC account for the New ADS Deposit Amount for the New ADSs and to deliver such amount to the ADS Rights Agent. The New ADS Deposit Amount is U.S.$3.48 per New ADS, which is the New ADS Subscription Price of U.S.$3.43 per New ADSs plus the ADS Depositary's issuance fee of U.S.$0.05 per New ADS. DTC must receive the subscription instructions and the payment of the New ADS Deposit Amount for the New ADSs so as to allow DTC sufficient time to transmit the subscription instructions and payment of the New ADS Deposit Amount to the ADS Rights Agent prior to the expiration of the ADS Rights Exercise Period. If the instructions and payment with respect to the New ADSs are not received by the ADS Rights Agent by the end of the ADS Rights Exercise Period, the ADS Rights Agent will not be authorized to, and consequently will not, accept any delivery or exercise of subscription instructions with respect to those New ADSs.

Action required by beneficial owners

        If you are a beneficial owner of ADS Rights and wish to subscribe for New ADSs but are neither a DTC participant nor a registered holder of ADS Rights, you should contact the broker or other securities intermediary through which you hold ADS Rights to arrange for subscription of the New ADSs and to arrange for payment of the New ADS Deposit Amount. You are urged to consult your securities intermediary without delay in case your securities intermediary is unable to act immediately. DTC and its direct and indirect participants will establish cut-off dates and times to receive instructions to subscribe for New ADSs that will be earlier than the expiration date and time stated in this Prospectus Supplement. You should contact your broker or other securities intermediary to determine the cut-off date and time that apply to you.

Action required by registered holders

        If you are a holder of ADS Rights registered directly with the ADS Rights Agent, you can exercise your ADS Rights and subscribe for the New ADSs by delivering to the ADS Rights Agent a properly completed ADS Rights Certificate and paying in full the New ADS Deposit Amount for the New ADSs. Payment must be made by an official bank check drawn on a U.S. bank payable to "The Bank of New York Mellon".

        The properly completed ADS Rights Certificate and payment should be delivered to:

By Mail:	By Overnight Courier:
The Bank of New York Mellon Voluntary Corporate Actions—Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031 United States of America	The Bank of New York Mellon Voluntary Corporate Actions—Suite V 250 Royall Street Canton, Massachusetts 02021 United States of America

        The ADS Rights Agent must receive the ADS Rights Certificate and payment of the New ADS Deposit Amount on or before the end of the ADS Rights Exercise Period. Deposit in the mail will not constitute delivery to the ADS Rights Agent. Sibanye has discretion to refuse to accept any improperly completed or unexecuted ADS Rights Certificate.

        You will elect the method of delivering the ADS Rights Certificate and paying the New ADS Deposit Amount to the ADS Rights Agent and you will bear any risk associated with it. If you send the

ADS Rights Certificate and payment by mail, you should use registered mail, properly insured, with return receipt requested, and allow sufficient time to ensure delivery to the ADS Rights Agent.

        We strongly recommend that you return the ADS Rights Certificate and payment of the Deposit Amount using an overnight courier with tracking capabilities such as Federal Express or United Parcel Service) to ensure delivery of the ADS Rights Certificate to the Rights Agent prior to 5:00 p.m. on Tuesday, June 6, 2017.

        SUBSCRIPTIONS AND FULL PAYMENT MUST BE RECEIVED BY THE ADS RIGHTS AGENT PRIOR TO 5:00 P.M. (NEW YORK CITY TIME), ON TUESDAY, JUNE 6, 2017.

        If you do not wish to subscribe for any New ADSs under the Rights Offer, you need not take any action, although you may be able to sell your ADS Rights.

Action required to subscribe for Excess Applications

        Holders of ADS Rights will have the ability to apply for additional New ADSs based on any excess New ADSs or Rights Offer Shares, as applicable, not taken up by other holders of ADS Rights and Qualifying Shareholders, as applicable, subject to the Share Rights being transferable upon renunciation of the Letters of Allocation. If Rights Offer Shares are available to be allocated pursuant to excess applications, the Board will allocate those Rights Offer Shares equitably in accordance with the allocation principles described in "Circular to Qualifying Shareholders and ADS Holders—Particulars of Rights Offer—Subscription by Holders of Existing ADSs—Excess Applications". If additional Rights Offer Shares are offered to the ADS Depositary pursuant to excess applications, the ADS Rights Agent will allocate New ADSs representing those Rights Offer Shares pro rata to holders of ADS Rights that made excess applications based on the number of additional New ADSs sought by each of them, except that adjustments to the allocations may be made by the ADS Rights Agent, DTC or DTC participants so that no holder of ADS Rights is allocated a fraction of a New ADS.

General notice

Exercise of ADS Rights and Instructions Irrevocable

        Any exercise of ADS Rights or instructions to the ADS Rights Agent will be irrevocable upon exercise and may not be cancelled or modified after such exercise or instructions.

 ACTION REQUIRED BY QUALIFYING SHAREHOLDERS

Action required by Certificated Shareholders

        If you are a Certificated Shareholder, a Form of Instruction for completion by you is enclosed with this Prospectus Supplement and the relevant procedure for participation in the Rights Offer is set out below:

  •
  the Form of Instruction provides for the:

  •
  exercise of all or part of your allocated Share Rights and the subscription of all or part of your Rights Offer Shares;

  •
  application for excess Rights Offer Shares not taken up by other Qualifying Shareholders;

  •
  sale of all or part of your Share Rights; or

  •
  renunciation of all or part of your Share Rights;

  •
  a Letter of Allocation will be created in electronic form by the Transfer Secretaries to afford you the same rights and opportunities as Dematerialized Shareholders;

  •
  if you do not wish to subscribe for all of the Share Rights allocated to you as reflected in the Form of Instruction, you may either dispose of or renounce all or part of your entitlement as follows:

  •
  if you wish to sell all or part of your Share Rights entitlement, you must complete Form A in the enclosed Form of Instruction and return it to the Transfer Secretaries so as to be received by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Tuesday, June 6, 2017. The Transfer Secretaries will endeavor to procure the sale of your Share Rights on the JSE on your behalf and to remit the net proceeds thereof in accordance with your instructions. In this regard, neither the Transfer Secretaries nor Sibanye will have any obligation or be responsible for any loss or damage whatsoever in relation to or arising from the timing of such sales, the price obtained, or the failure to dispose of such entitlements. Please note that the last day to trade Letters of Allocation is on Tuesday, June 6, 2017; and

  •
  if you wish to renounce all or part of your Share Rights entitlement in favor of any named renouncee, you must complete Form B in the enclosed Form of Instruction, and the renouncee must complete Form C in the enclosed Form of Instruction and return it to the Transfer Secretaries, to be received by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Tuesday, June 6, 2017, together with a bank-guaranteed check or bank draft or EFT swift reference number (EFT to be made into the Designated Bank Account, details of which are available from the corporate actions department of Computershare Investor Services Proprietary Limited at 011 27 (0) 861 100 634) in the appropriate amount. Please note that payment by EFT is not available to shareholders on the U.K. Share Register.

        If you are a Certificated Shareholder and wish to subscribe for all or part of your entitlement in terms of the enclosed Form of Instruction, you must complete the enclosed Form of Instruction in accordance with the instructions contained therein and lodge it, together with the amount due in Rand in the form of a bank-guaranteed check or banker's draft or EFT swift reference number (EFT to be made into the Designated Bank Account, obtainable from the corporate actions department of

Computershare Investor Services Proprietary Limited at 011 27 (0) 861 100 634 — payment by EFT is not available to Shareholders on the U.K. Share Register), with the Transfer Secretaries as follows:

For Shares registered on the South African Register:

By hand to:	By post to:
Sibanye Group—Rights Offer Computershare Investor Services Proprietary Limited Rosebank Towers 15 Biermann Avenue Rosebank Johannesburg, 2196 South Africa	Sibanye Group—Rights Offer Computershare Investor Services Proprietary Limited PO Box 61763 Marshalltown, 2107 South Africa

For Shares registered on the U.K. Register:

By post to:
Capita Asset Services Corporate Actions The Registry 34 Beckenham Road Beckenham Kent BR3 4TU United Kingdom

so as to be received by the Transfer Secretaries by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017. It is each Certificated Shareholder's responsibility to ensure that their Form of Instruction is received by the Transfer Secretaries.

        If you are a Certificated Shareholder, after subscribing for any of the Rights Offer Shares that you have been allocated, you will receive such Rights Offer Shares in certificated form.

        If you are a renouncee, you may elect to receive your Rights Offer Shares in Dematerialized form by providing the information requested in respect of your CSDP or Broker in Form C in the enclosed Form of Instruction.

        If the required documentation and payment has not been received in accordance with the instructions contained in the enclosed Form of Instruction (either from the Qualifying Shareholders or from any person in whose favor the Share Rights have been renounced or sold) by 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017, then the Share Rights to those unsubscribed Rights Offer Shares will be deemed to have been declined and the Rights Offer entitlement will lapse.

        PAYMENT TO BE MADE AND FORM OF INSTRUCTION BY CERTIFICATED SHAREHOLDERS WISHING TO SUBSCRIBE FOR ALL OR PART OF THE ENTITLEMENT TO BE LODGED AT THE TRANSFER SECRETARIES BY 6:00 A.M. (NEW YORK CITY TIME), 12:00 NOON (JOHANNESBURG TIME) ON FRIDAY, JUNE 9, 2017.

Action required by Dematerialized Shareholders

        If you are a Dematerialized Shareholder, you will not receive a printed Form of Instruction and you should receive notification from your CSDP or Broker regarding the Share Rights to which you are entitled in terms of the Rights Offer.

        Your CSDP or Broker will credit your account with the number of Share Rights to which you are entitled and should contact you to ascertain:

  •
  whether you wish to follow your Share Rights in terms of the Rights Offer and, if so, in respect of how many Rights Offer Shares;

  •
  whether you wish to apply for excess Rights Offer Shares and, if so, how many excess Rights Offer Shares you wish to apply for; and

  •
  if you do not follow all or any of your Share Rights:

  •
  whether you wish to sell your Share Rights and, if so, how many Share Rights you wish to sell;

  •
  whether you wish to renounce your Share Rights and, if so, how many Share Rights and in favor of whom you wish to renounce those Share Rights; or

  •
  whether you wish your Share Rights to lapse.

        CSDPs effect payment in respect of Dematerialized Shareholders on a delivery versus payment basis.

        If you are a Dematerialized Shareholder and wish to follow your Share Rights in respect of the Rights Offer, you are required to notify your duly appointed CSDP or Broker of your acceptance of the Rights Offer in the manner and time stipulated in the custody agreement governing the relationship between yourself and your CSDP or Broker. If you are not contacted, you should proactively contact your CSDP or Broker and provide them with your instructions. If your CSDP or Broker does not obtain instructions from you, they are obliged to act in terms of the mandate granted to them by you, or if the mandate is silent in this regard, not to subscribe for Rights Offer Shares in terms of the Rights Offer.

        The Sibanye Group does not take responsibility and will not be held liable for any failure on the part of any CSDP or Broker to notify you of the Rights Offer and/or to obtain instructions from you to subscribe for the Rights Offer Shares and/or to act in accordance with any instructions obtained from you and/or to sell or renounce the Share Rights allocated to you.

Action required to subscribe for Excess Applications

        Qualifying Shareholders will have the ability to apply for additional Rights Offer Shares based on any excess Rights Offer Shares or New ADSs, as applicable, not taken up by other Qualifying Shareholders and ADS Holders, as applicable, subject to the Share Rights being transferable upon renunciation of the Letters of Allocation. If Rights Offer Shares are available to be allocated pursuant to excess applications, the Board will allocate those Rights Offer Shares equitably in accordance with the allocation principles described in "Circular to Qualifying Shareholders and ADS Holders—Particulars of Rights Offer—Subscription by Qualifying Shareholders—Excess Applications".

General notice

        If you are in any doubt as to what action you should take arising from this Prospectus Supplement, you should consult your Broker, CSDP, banker, legal advisor, accountant or other professional advisor immediately.

        If you have disposed of all your Existing Shares, please forward this Prospectus Supplement, together with the enclosed Form of Instruction, to the purchaser of such Existing Shares or the Broker, CSDP or other agent through whom you disposed of such Existing Shares. This Prospectus Supplement and Form of Instruction should not be forwarded to any person in any territory other than the United States or South Africa unless the Rights Offer can lawfully be made to such person or in such territory.

        The Share Rights that are represented by the Letters of Allocation are valuable and may be sold on the JSE. Letters of Allocation can, however, only be traded in Dematerialized form and, accordingly, all Letters of Allocation have been issued in Dematerialized form or will be created in electronic form by the Transfer Secretaries to afford Certificated Shareholders the same rights and opportunities as Dematerialized Shareholders.

        Shares in companies listed on the JSE can no longer be traded on the JSE unless they have been Dematerialized and are held in the Strate system. It is therefore suggested that Certificated Shareholders Dematerialize their Existing Shares and replace their Documents of Title with electronic records of ownership. In this regard, Certificated Shareholders may contact either a CSDP or Broker.

        Certificated Shareholders wishing to dematerialize their Existing Shares are advised that the process to Dematerialize Certificated Shares can take two days, depending on the volumes being processed at the time.

IMPORTANT DATES AND TIMES(1)(2)

ADS Rights Offer Timetable

All time references are to New York City time
2017
Trading in ADS Rights on "when issued" basis NYSE commences	9:30 a.m. on Thursday, May 18
ADSs are quoted "ex-rights" on the NYSE and Trading in ADS Rights on "Regular way" basis on NYSE commences	9:30 a.m. (New York City time on Friday, May 19
ADS Record Date	5:00 p.m. on Tuesday, May 23
ADS Rights Certificates sent to registered ADS Holders	On or about Wednesday, May 24
ADS Rights Exercise Period begins	9:00 a.m. on Wednesday, May 24
Trading in ADS Rights on NYSE ends	4:00 p.m. on Wednesday, May 31
ADS Rights Exercise Period ends	5:00 p.m. on Tuesday, June 6
Announcement of results of Rights Offer	8:00 a.m. on Monday June 12
Delivery of shares to custodian of ADS Depositary on account of ADS Rights subscribed and issuance and delivery of the New ADSs as soon as practicable thereafter	On or after Monday, June 12
Delivery of shares to custodian of ADS Depositary in respect of successful excess applications and issuance and delivery of New ADSs as soon as practicable thereafter	On or after Wednesday, June 14

Existing Shares Rights Offer Timetable

2017
Declaration announcement released on SENS	Thursday, May 11
Finalization announcement released on SENS	Thursday, May 18
Circular published on Sibanye's website	Thursday, May 18
Last day to trade in Existing Shares in order to participate in the Rights Offer (cum entitlement)	Tuesday, May 23
Circular posted to Certificated Shareholders together with a Form of Instruction	Tuesday, May 23
Circular posted to Dematerialized Shareholders, where applicable, on	Tuesday, May 23
Listing of and trading in the Letters of Allocation under the JSE Code SGLN and ISIN ZAE000243572 on the JSE commences at 3:00 a.m. (New York City time), 9:00 a.m. (Johannesburg time) on	Wednesday, May 24
Existing Shares commence trading ex-Share Rights on the JSE at 3:00 a.m. (New York City time), 9:00 a.m. (Johannesburg time) on	Wednesday, May 24
Record Date for the Existing Shares Rights Offer on 11:00 a.m. (New York City time), 5:00 p.m. (Johannesburg time)	Friday, May 26
Certificated Shareholders will have their Letters of Allocation credited to an electronic account held at the Transfer Secretaries	Monday, May 29
Existing Shares Rights Offer opens at 3:00 a.m. (New York City time), 9:00 a.m. (Johannesburg time) on	Monday, May 29
Dematerialized Shareholders will have their accounts at their CSDP or Broker credited with their entitlement	Monday, May 29
Last day for trading Letters of Allocation on the JSE	Tuesday, June 6

Form of Instruction by Certificated Shareholders wishing to sell all or part of their entitlement to be lodged at the Transfer Secretaries by 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on(3)(4)

Tuesday June 6
Listing of Rights Offer Shares and trading therein on the JSE commences	Wednesday, June 7

2017

Payment to be made and Form of Instruction by Certificated Shareholders wishing to subscribe for all or part of the entitlement to be lodged at the Transfer Secretaries by 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on

Friday, June 9
Existing Shares Rights Offer closes at 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time)	Friday, June 9
Record Date for the Letters of Allocation	Friday, June 9
Rights Offer Shares issued and posted in certificated form (where applicable) on or about	Monday, June 12
CSDP or Broker accounts in respect of Dematerialized Shareholders will be updated with Rights Offer Shares and debited with any payments due on	Monday, June 12
Results of Existing Shares Rights Offer and basis of allocation of excess Rights Offer Shares announced on SENS	Monday, June 12
Refund payments (if any) made to Certificated Shareholders in respect of unsuccessful excess applications made	Wednesday, June 14
Dematerialized Shareholders' accounts updated and debited by their CSDP or Broker (in respect of successful excess applications)	Wednesday, June 14
Share certificates distributed to Certificated Shareholders (in respect of successful excess applications)	Wednesday, June 14
Share certificates posted to Qualifying Certificated Shareholders on the U.K. Share Register by first class post	Wednesday, June 21
Refund payments made to Qualifying Certificated Shareholders on the U.K. Share Register in respect of unsuccessful applications (as applicable)	Wednesday, June 21

Notes:

(1)
The dates and times may be changed by Sibanye. Any material change will be announced on SENS and the NYSE.

(2)
Shares may not be Dematerialized or rematerialized between Tuesday, May 23, 2017 and Friday, May 26, 2017, both days inclusive.

(3)
Dematerialized Shareholders are required to notify their CSDP or Broker of the action they wish to take in respect of their Letters of Allocation in the manner and by the time stipulated in their custody agreements.

(4)
CSDPs effect payment in respect of Dematerialized Shareholders' Rights Offer Shares on a delivery versus payment basis.

DEFINITIONS

        In this Prospectus Supplement, unless otherwise stated or the context clearly indicates a contrary intention, the following words and expressions shall bear the meaning assigned to them hereunder. Words in the singular shall include the plural and vice versa, words signifying any one gender shall include the other genders and references to natural persons shall include juristic persons and associations of persons:

2014 or fiscal 2014	means the fiscal year ended December 31, 2014;
2015 or fiscal 2015	means the fiscal year ended December 31, 2015;
2016 or fiscal 2016	means the fiscal year ended December 31, 2016;
2016 Form 10-K	means the Annual Report on Form 10-K (SEC File no. 001-13053) filed by Stillwater with the SEC on February 16, 2017;
2016 Form 20-F	means the Sibanye Gold Limited Annual Report on Form 20-F (SEC File no. 001-35785) filed by Sibanye with the SEC on April 7, 2017;
2017 Form 6-K	means the Form 6-K (SEC File no. 001-35785) filed by Sibanye with the SEC on April 17, 2017;
2017 Form F-3	means the registration statement on Form F-3 (SEC File no. 333-217339) filed by Sibanye with the SEC on April 17, 2017, as may be amended from time to time;
2E PGM or 2E	means platinum and palladium;
3E PGM or 3E	means platinum, palladium and rhodium;
4E PGM or 4E	means platinum, palladium, rhodium and gold;
Acquisitions	means the Aquarius Acquisition, the Rustenburg Acquisition and the Stillwater Acquisition, collectively;
ADS	means an American Depositary Share of Sibanye representing four Shares;
ADS Depositary	means The Bank of New York Mellon, as depositary for the Sibanye ADS program;
ADS Holder	means a holder of Existing ADSs;
ADS Record Date	5:00 p.m., (New York City time), on Tuesday, May 23, 2017, which is the date for determining eligibility of ADS holders to receive ADS rights;
ADS Rights	means the rights that the ADS Holders will receive to subscribe for the New ADSs;
ADS Rights Agent	means The Bank of New York Mellon, as agent of Sibanye for the ADS Rights;
ADS Rights Certificate	means a certificate evidencing ADS Rights;

ADS Rights Offer	means the offering in which the qualifying holders of ADSs will receive ADS Rights to subscribe for the New ADSs that are intended to form part of such offering;
All-in Costs or AIC	means All-in Sustaining Cost, together with corporate and major capital expenditure growth;
All-in Sustaining Costs or AISC	means the cost to sustain current operations;
AMCU	means the South African Association of Mineworkers and Construction Union;
AMD	means acid mine drainage;
Amended Mining Charter

means the Amendment of the Broad-Based Socio Economic Empowerment Charter for the South African Mining and Minerals Industry published in September 2010 in terms of Section 100(2) of the MPRDA, including any amendment, supplement, replacement or successor thereto, and any legislation or regulation of a similar or related nature adopted in South Africa;

ANC	means the African National Congress;
Anglo American Platinum	means Anglo American Platinum Limited (Registration Number 1946/022452/06, a public company duly incorporated and registered under the laws of South Africa);
AngloGold Ashanti	means AngloGold Ashanti Limited (Registration Number 1944/017354/06), a public company duly incorporated and registered under the laws of South Africa);
Annual Financial Report	means Sibanye's Annual Financial Report 2016, published on March 30, 2017;
Aquarius	means Aquarius Platinum Limited (Registration Number 26290), an exempted company, duly incorporated and registered under the laws of Bermuda;
Aquarius Acquisition	means the Group's acquisition of Aquarius;
Aquarius Acquisition Agreements

means collectively the amalgamation agreement concluded between Sibanye, Sibanye Bidco and Aquarius on March 23, 2016 and the implementation agreement concluded between Sibanye, Sibanye Bidco and Aquarius on or about October 6, 2015;

Attributable ounces	means production ounces attributable to Sibanye, based on the percentage of its respective economic ownership;
Argentina	means the Argentine Republic;

Baiyin Group

means Baiyin Non Ferrous Group Company Limited (Registration Number 620400000000010), a public company duly registered and incorporated under the laws of the People's Republic of China, and its subsidiaries, joint ventures and partnerships, an affiliated entity of Gold One;

BBBEE	means broad-based black economic empowerment policy of the Government of South Africa, as articulated in the BEE Legislation;
BBBEE Act	means the South African Broad Based Black Economic Empowerment Act, 2003;
BEE Legislation	means the BBBEE Act, the MPRDA, the Codes and the Mining Charter as in force from time to time;
Blitz Project

means Stillwater's underground Blitz PGM project adjacent and to the east of the existing Stillwater Mine designed to explore, define and extract the PGM resource along the far eastern extent of the J-M Reef;

Board or Directors	means the board of directors of Sibanye;
Bridge Loan Facility

means the U.S.$2.65 billion bridge loan facility obtained by Sibanye, directly and indirectly through Thor Mergco from Citibank, N.A., London Branch and HSBC Bank plc (and to which JPMorgan Chase Bank, N.A., London Branch, Morgan Stanley & Co. International plc, Rand Merchant Bank, a division of FirstRand Bank Limited and ABSA Bank Limited (acting through its Corporate and Investment Banking Division), Barclays Bank PLC, Banca IMI S.P.A., London Branch, Credit Suisse International, Mizuho Bank Europe N.V., Royal Bank of Canada, Societe Generale, the Bank of Nova Scotia, the Bank of Tokyo-Mitsubishi UFJ, Ltd., The Standard Bank of South Africa Limited, BNP Paribas and Nedbank Limited, London Branch, subsequently acceded as lenders pursuant to a syndication agreement) which was used to fund the Stillwater Acquisition, to refinance existing indebtedness at Stillwater and to pay certain related fees, costs and expenses;

Broker	means any person registered as a member in terms of the JSE Equities Rules;
BS	means below surface;

Burnstone

means the Burnstone mining operations directly held by Southgold Exploration, acquired by Sibanye pursuant to the acquisition by Wits Gold of the entire issued share capital of Southgold Exploration on July 1, 2014;

Business Day	means a day other than (i) a Saturday or Sunday, or (ii) a gazetted public holiday in South Africa;
CAGR	means Compound Annual Growth Rate;
Capita Asset Services	means Capita Asset Services (Registration Number 02605568), a company duly registered and incorporated under the laws of England and Wales;
Category 1 Circular	means the Category 1 Circular to Shareholders posted by Sibanye on Monday, March 20, 2017;
CEO	means Chief Executive Officer;
Certificated Shareholder	means a Qualifying Shareholder holding Certificated Shares;
Certificated Shares	means Existing Shares that have not been Dematerialized in terms of the requirements of Strate, title to which is represented by the Documents of Title;
CFO	means Chief Financial Officer;
Chamber of Mines	means the South African Chamber of Mines;
Circular

means the bound circular, dated Thursday, May 18, 2017, together with its annexures, a Form of Instruction enclosed therein and the documents incorporated by reference therein, posted by Sibanye on Tuesday, May 23, 2017;

CMA	means the Common Monetary Area comprising South Africa, the Republic of Namibia and the Kingdoms of Lesotho and Swaziland;
CO2e	means carbon dioxide equivalents;
COAD	means chronic obstructive airways disease;
Codes

means the Codes of Good Practice on Broad-Based Black Economic Empowerment, as in force from time to time and promulgated under the BBBEE Act, and any other sectoral code of good practice published in the Government Gazette in terms of the aforementioned Codes, including but not limited to the Mining Charter;

Companies Act	means the South African Companies Act, 2008;

Computershare Investor Services Proprietary Limited	means Computershare Investor Services Proprietary Limited (Registration Number 2004/003647/07), a limited liability private company duly incorporated and registered under the laws of South Africa;
Consolidated Financial Statements	means the audited consolidated financial statements of Sibanye as at and for the fiscal years ended December 31, 2016, 2015 and 2014;
Cooke	means the Cooke underground and surface operations owned by Newshelf 1114, acquired by Sibanye pursuant to its acquisition of 74% of the issued share capital of Newshelf 1114 on May 15, 2014;
Corporations Act 2001 (Cth)	means the Corporations Act 2001 of the Commonwealth of Australia;
CSDP

means a "participant" as defined in the Financial Markets Act, being a person authorized by a licensed central securities depository to perform custody and administration services or settlement services or both in terms of the central depository rules;

Davis Tax Committee

means the committee established to review, among other things, the current South African mining tax regime and to consider input from the industry on practical elements not currently taken into account by the mining tax legislation;

DEA	means the South African Department of Environmental Affairs;
Dematerialized	means the process whereby share certificates and any other Documents of Title to shares in a tangible form are Dematerialized into electronic records for the purposes Strate;
Dematerialized Shareholder	means a Qualifying Shareholder holding Dematerialized Shares;
Dematerialized Shares

means Existing Shares which have been Dematerialized and which are therefore no longer evidenced by tangible Documents of Title and that have been incorporated into Strate and are recorded on the Company's sub-register in electronic form, in terms of the Financial Markets Act;

Department of Energy	means the South African Department of Energy;

Designated Bank Account

means the bank account, the details of which will be provided on request from the corporate actions department of the Transfer Secretaries, contactable during ordinary business hours on 011 27 (0) 861 100 634;

DMR	means the South African Department of Mineral Resources;
Documents of Title	means share certificates, certified transfer deeds, balanced receipts, or any other documents of title, as the case may be;
DWS	means the South African Department of Water and Sanitation;
EBITDA	means earnings before interest, taxes, depreciation and amortization;
EEA	means the European Economic Area;
EFT	means electronic funds transfer, a form of payment common in South Africa;
Empowerment Act	means the Zimbabwean Indigenization and Economic Empowerment Act;
EPA	means the United States Environmental Protection Agency;
Eskom	means Eskom Holdings SOC Limited (Registration Number 2002/015527/06), a company duly incorporated and registered under the laws of South Africa;
ETF	means exchange-traded fund;
Euro 6b	means the current stage of the emissions standards for new passenger vehicles and light duty trucks in the European Union;
Exchange Act	means the U.S. Securities Exchange Act of 1934, as amended;
Exchange Control Regulations	means the South African Exchange Control Regulations, 1961, promulgated in terms of section 9 of the South African Currency and Exchanges Act 1933, as amended from time to time;
Excluded Territories	means Australia and Japan;
Existing ADSs	means ADSs outstanding as of the ADS Record Date;
Existing Shares Rights Offer	means the offering in which the Qualifying Shareholders will receive Share Rights to subscribe for the Rights Offer Shares at the Rights Offer Subscription Price;

Existing Shares	means all of the issued Shares as at the Last Practicable Date;
FIEA	means the Financial Instruments and Exchange Act of Japan, as amended;
FIFR	means fatal injury frequency rate;
Financial Markets Act	means the South African Financial Markets Act, 2012
Form of Instruction

means each of the forms of instruction, which will be enclosed with this Prospectus Supplement when posted to Qualifying Shareholders who are Certificated Shareholders, in respect of a Letter of Allocation reflecting the entitlement of that Qualifying Shareholder recorded on the Share Register and on which each Qualifying Shareholder is entitled to indicate to the Transfer Secretaries whether they wish to accept Share Rights and to sell all or part of the Share Rights and/or renounce, in favor of another person, all or part of the Share Rights;

Free cash flow	means cash flows from operating activities before dividends paid, less additions to property, plant and equipment;
g/t	means grams per metric ton;
GF Group	means Gold Fields and its subsidiaries;
GFIMSA	means GFI Mining South African Proprietary Limited (Registration Number 2002/031431/06), a private company duly incorporated and registered under the laws of South Africa, now known as Sibanye;
GHG	means greenhouse gas;
Gold Fields or GF	means Gold Fields Limited (Registration Number 1968/004880/06), a public company duly incorporated and registered under the laws of South Africa;
Gold One

means Gold One Group Limited (Company Number 288940), previously known as Gold One International Limited, an exempted company duly incorporated and registered under the laws of the Cayman Islands with limited liability, together with its subsidiaries;

Guide 7	means SEC's Industry Guide 7;
Harmony	means Harmony Gold Mining Company Limited (Registration Number 1950/038232/06), a private company duly incorporated and registered under the laws of South Africa;

HDSAs	means historically disadvantaged South Africans;
IAS 34	means International Accounting Standards 34 Interim Financial Reporting;
IASB	means the International Accounting Standards Board;
IFRS	means International Financial Reporting Standards as issued by the International Accounting Standards Board;
Information Agent	means MacKenzie Partners, Inc.;
Integrated Annual Report	means Sibanye's Integrated Annual Report 2016, published on March 30, 2017;
Johnson Matthey	means Johnson Matthey Inc. (Entity Number: 37534), a company incorporated under the laws of the state of Pennsylvania, United States;
Joint Global Coordinators	means Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and Rand Merchant Bank, a division of FirstRand Bank Limited;
Joint Bookrunners	means Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and Rand Merchant Bank, a division of FirstRand Bank Limited;
JSE

means the JSE Limited (Registration Number 2005/022939/06), a public company duly incorporated and registered under the laws of South Africa and licensed as an exchange under the Financial Markets Act, and which does business as the "JSE" or the "Johannesburg Stock Exchange";

JSE Equities Rules	means the JSE Equities Rules (1 August 2005), as amended from time to time;
JSE Transaction Sponsor	means J.P. Morgan Equities South Africa (Proprietary) Limited (Registration Number 1995/011815/07), a company duly incorporated and registered under the laws of South Africa;
Kg	means kilograms;
Kroondal Operations

means the underground and surface operations at Kroondal near Rustenburg in South Africa, managed through a 50:50 joint venture between Sibanye and Anglo American Platinum in terms of the Kroondal PSA;

Kroondal PSA

means the pooling and sharing agreement concluded between Aquarius Platinum (South Africa) Proprietary Limited (Registration Number 2000/000341/07) and RPM on or about December 15, 2005, as amended by various addenda thereto;

Last Practicable Date	means May 12, 2017, being the last practicable date prior to the finalization of this Prospectus Supplement;
Letter of Allocation	means a renounceable (nil paid) letter of allocation to be issued to Qualifying Shareholders in electronic form and which relates to the Rights Offer;
Listings Requirements or JSE Listings Requirements	means the listings requirements of the JSE published under the Financial Markets Act, as amended from time to time;
LoM	means life of mine;
Management	means the management of Sibanye from time to time;
Memorandum of Incorporation	means Sibanye's Memorandum of Incorporation, dated April 1, 2012, as amended;
Mimosa Operations

means the underground and surface operations located on the Wedza sub-chamber of the southern portion of the Great Dyke in Zimbabwe, held in a 50:50 joint venture between Sibanye and Impala Platinum Holdings Limited (Registration Number 1957/001979/06);

Mineral Resources and Mineral Reserves Report	means Sibanye's Mineral Resources and Mineral Reserves Report 2016, published on March 30, 2017;
Mining Charter	means the broad-based socio-economic empowerment charter for the South African mining and minerals industry published by the DMR and which became effective on May 1, 2004;
MMCZ	means the Mineral Marketing Corporation of Zimbabwe;
MMCZ Act	means the Zimbabwean Minerals Marketing Corporation Act, 1983;
MPRDA	means the South African Mineral and Petroleum Resources Development Act, 2002;

MPRDB	means the proposed Amendment Bill to the MPRDA that was passed by the National Assembly of South Africa and NCOP on March 27, 2014;
MPTRO	means the South African Mineral and Petroleum Titles Registration Office;
MSHA

means the Mine Safety and Health Administration, the U.S. federal regulatory agency charged with overseeing and enforcing regulations pertaining to the safety and health of workers in mines located within the U.S. Stillwater's mining properties fall under MSHA jurisdiction;

MW	means megawatt, or one million watts;
NCOP	means the South African National Council of Provinces;
NERSA	means National Energy Regulator of South Africa;
Net Debt

means borrowings and bank overdraft less cash and cash equivalents, as is more fully described in the audited Consolidated Financial Statements: (i) borrowings are those borrowings that have recourse to Sibanye and therefore exclude the Burnstone debt; (ii) borrowings also exclude related-party loans; and (iii) Net Debt excludes Burnstone cash and cash equivalents;

New ADS Deposit Amount	means the deposit of U.S.$3.48 per New ADS subscribed with the ADS Rights Agent;
New ADSs	means the American depositary shares, each representing four Rights Offer Shares, that form part of the ADS Rights Offer;
New ADS Subscription Price	means U.S.$3.43, being the price per New ADS to be offered to qualifying ADS Holders in terms of the ADS Rights Offer;
New Draft Mining Charter	means the new draft Mining Charter published by the DMR on April 15, 2016;
Newshelf 1114	means Newshelf 1114 Proprietary Limited (Registration Number 2010/018841/07), a private company duly incorporated and registered under the laws of South Africa;
Newshelf 1114 Empowerment Partner	means Sibanye's empowerment partner in Newshelf 1114;
NIHL	means noise-induced hearing loss;

Normalized Earnings	means profit for the year excluding gains and losses on foreign exchange and financial instruments, non-recurring items and share of results of equity-accounted investees, after tax;
NUM	means the South African National Union of Mineworkers;
NYSE	means the New York Stock Exchange;
Operating margin	means operating profit divided by revenue;
OSHA	means the Occupational Safety and Health Administration;
Ounces or oz	means troy ounces;
Overseas Shareholders	means a Shareholder resident in, or a citizen of, jurisdictions outside South Africa;
PGM

means platinum, group metals, six elemental metals of the platinum group nearly always found in association with each other, consisting of platinum, palladium, rhodium, ruthenium, iridium and osmium and the metals and minerals mineralogically associated therewith, including gold, copper, nickel and cobalt, together with any such metals and minerals that may be extracted from the normal mining of PGMs;

PRC	means the People's Republic of China, which for the purposes of this Prospectus Supplement excludes Hong Kong and Macau Special Administrative Regions and Taiwan;
Prospectus Supplement	means this Prospectus Supplement, as may be amended or supplemented from time to time, and the documents incorporated by reference herein;
Qualifying Shareholder	means a holder of Existing Shares in the Share Register as at the Record Date for the Rights Offer and who is not a Restricted Shareholder;
R or Rand	means South African Rand, the official currency of South Africa;
Rand Refinery	means Rand Refinery Proprietary Limited (Registration Number 1920/006598/06);
Ratio of Entitlement

means the number of Rights Offer Shares to which Qualifying Shareholders are entitled to subscribe for in terms of the Rights Offer, being 9 Rights Offer Shares for every 7 Existing Share held on the Record Date for the Rights Offer, and/or such proportionate lower number of Existing Shares in respect of a holding of less than 0.389 Existing Shares held on the Record Date for the Rights Offer;

RCA	means Regulatory Clearing Account;
Realized Gold Price	means revenue divided by gold produced;
Record Date for the Letters of Allocation	means the last day for holders of Share Rights to be recorded in the Share Register in order to subscribe for the Rights Offer Shares, being Friday, June 9, 2017;
Record Date for the Rights Offer

means the last day for Qualifying Shareholders to be recorded in the Share Register in order to participate in the Existing Share Rights Offer, being 11:00 a.m. (New York City time), 5:00 p.m. (Johannesburg time) on Friday, May 26, 2017;

Remaining Rights Offer Shares	means such Rights Offer Shares not subscribed for pursuant to the exercise of Share Rights or pursuant to the allocation of excess Rights Offer Shares;
Restricted Shareholder

means a registered Shareholder (as reflected on the Share Register) on the Record Date for the Rights Offer with a registered address, or who is resident or located in any Excluded Territory, (whose Share Rights will be sold by the Transfer Secretaries on the JSE for the benefit of such Restricted Shareholder, on the terms and conditions set out in the Circular);

Rights Offer	means the Existing Shares Rights Offer and the ADS Rights Offer, taken together;
Rights Offer Shares	means Shares to be issued pursuant to the Existing Shares Rights Offer;
Rights Offer Subscription Price	means R11.28, being the price per Rights Offer Share to be offered to Qualifying Shareholders in terms of the Existing Share Rights Offer;
RPM	means Rustenburg Platinum Mines Limited (Registration Number 1931/003380/06), a public company duly incorporated and registered under the laws of South Africa;
Rustenburg Acquisition	means the acquisition by the Sibanye Group of the Rustenburg Operations;

Rustenburg Acquisition Agreements

means collectively the sale and purchase agreement concluded between Sibanye, Sibanye Rustenburg Platinum Mines and RPM on or about September 8, 2015, the sale and toll treatment of concentrate agreement concluded between RPM and Sibanye Rustenburg Platinum Mines on or about September 8, 2015, the use and access agreement concluded between Sibanye Rustenburg Platinum Mines and RPM on or about September 8, 2015 and the guarantee agreement concluded between Sibanye and RPM on or about September 8, 2015;

Rustenburg Operations

means the Bathopele, Siphumelele (including Khomanani), and the Thembelani (including Khuseleka) mining operations, two concentrating plants, an onsite chrome recovery plant, the Western Limb Tailings Retreatment Plant, associated surface infrastructure and related assets and liabilities;

Safe Technology	means Sibanye's program aimed at technical innovation and modernization of mining processes to improve the safety of employees;
SAMREC Code	means the South African Code for the Reporting of Exploration Results, Mineral Resources and Reserves;
SARB	means the South African Reserve Bank;
SCA	means the United Arab Emirates Securities and Commodities Authority;
SEC	means the United States Securities and Exchange Commission;
Securities Act	means the U.S. Securities Act of 1933, as amended;
Select Committee	means the Select Committee on Land and Mineral Resources of the NCOP;
SENS	means the Stock Exchange News Service of the JSE;
Share or Shares	means ordinary no par value shares in the issued share capital of Sibanye;
Shareholder or Shareholders	means a holder of Shares from time to time;
Share Register

means the securities register of the Company maintained by the Transfer Secretaries in accordance with sections 50(1) and 50(3) of the Companies Act, including the Company's uncertificated securities register;

Share Rights	means the tradeable rights the Qualifying Shareholders will receive to subscribe for the Rights Offer Shares;
Share Rights Trading Period	means the period during which the Share Rights are expected to be traded on the JSE;
Sibanye or Company or We	means Sibanye Gold Limited (Registration Number 2002/031431/06), a public company duly registered and incorporated and registered under the laws of South Africa;
Sibanye 2013 Share Plan	means the Sibanye 2013 Share Plan;
Sibanye Bidco	Sibanye Platinum Bermuda Proprietary Limited, an exempted company, incorporated and registered in Bermuda with company number 50664;
Sibanye Group or the Group	means Sibanye, together with its subsidiaries;
Sibanye Rustenburg Platinum Mines	means Sibanye Rustenburg Platinum Mines Proprietary Limited (Registration Number 2015/305479/07), a private company duly incorporated and registered under the laws of South Africa;
SIX	means the SIX Swiss Exchange;
SLPs	means social and labor plans;
SME	means small and medium enterprises;
Solidarity	means the South African trade union known as Solidarity;
South Africa	means the Republic of South Africa;
Southgold Exploration

means Sibanye Gold Eastern Operations Proprietary Limited (Registration Number 2000/016129/07), a private company duly incorporated and registered under the laws of South Africa and previously known as Southgold Exploration Proprietary Limited;

Stillwater	means Stillwater Mining Company (File No. 2317621), a company incorporated and existing under the laws of the State of Delaware, United States;
Stillwater Acquisition	means the acquisition of Stillwater;
Stillwater Merger Agreement

means the agreement and plan of merger among Stillwater, Sibanye, Thor US Holdco Inc., a Delaware corporation and an indirect wholly owned subsidiary of Sibanye, and Thor Mergco Inc., a Delaware corporation and a direct wholly owned subsidiary of Thor Mergco Inc.;

Stillwater Mine	means Sibanye's mining operations near Nye, Montana;
Strate	means Strate Proprietary Limited (Registration Number 1998/022242/07), a private company, and a licensed central securities depository registered in terms of the Financial Markets Act;
Syndication Agreement

means the syndication agreement entered into on February 2, 2017 by Sibanye Gold Limited and Citibank, N.A., London Branch, HSBC Bank plc, Citibank Europe Plc, UK Branch and the financial institutions identified therein relating to the U.S.$2.65 billion Bridge Facilities Agreement;

Thor Mergco

means Thor Mergco Inc., a Delaware corporation registered under file No. 6240397, a direct wholly-owned subsidiary of Thor US Holdco and an indirect wholly-owned subsidiary of Sibanye, formed solely for the purpose of effecting the Stillwater Acquisition;

Thor US Holdco

means Thor US Holdco Inc., a Delaware corporation registered under file No. 6240391, an indirect wholly-owned subsidiary of Sibanye, direct parent of Thor Mergco and, following the completion of the Stillwater Acquisition, the direct parent of Stillwater;

Tonnes or t	means metric tons;
Trailing EBITDA	means the previous financial year's EBITDA;
Transfer Secretaries	means collectively Computershare Investor Services Proprietary Limited and Capita Asset Services;
UAE	means the United Arab Emirates;
UASA	means United Association of South Africa;
Underwriters

means Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and Rand Merchant Bank, a division of FirstRand Bank Limited, further details of which have been provided in "Additional Information";

Underwriting Agreement	means the Underwriting Agreement concluded between Sibanye and the Underwriters on or about May 18, 2017;
Underwritten Shares	means the Remaining Rights Offer Shares the Underwriters have agreed to subscribe for in terms of the Underwriting Agreement;
United Kingdom or U.K.	means the United Kingdom of Great Britain and Northern Ireland;

United States or U.S.	means the United States of America, its territories and possessions and any state of the United States and the District of Columbia;
U.S. dollar or U.S.$	means United States dollars, the official currency of the United States of America;
U.S.$2.65 billion Bridge Facilities Agreement

means the agreement dated December 9, 2016 entered into by Sibanye Gold Limited and Citibank, N.A., London Branch and HSBC Bank plc (and to which JPMorgan Chase Bank, N.A., London Branch, Morgan Stanley & Co. International plc, Rand Merchant Bank, a division of FirstRand Bank Limited and ABSA Bank Limited (acting through its Corporate and Investment Banking Division), Barclays Bank PLC, Banca IMI S.P.A., London Branch, Credit Suisse International, Mizuho Bank Europe N.V., Royal Bank of Canada, Societe Generale, the Bank of Nova Scotia, the Bank of Tokyo-Mitsubishi UFJ,  Ltd., The Standard Bank of South Africa Limited, BNP Paribas and Nedbank Limited, London Branch, subsequently acceded as lenders pursuant to a syndication agreement) which established the Bridge Loan Facility;

U.S. GAAP	means the United States generally accepted accounting principles;
VWAP	means volume weighted average price;
Wits Gold	means Witwatersrand Consolidated Gold Resources Limited, (Registration Number 2002/031365/06), a public company duly incorporated and registered under the laws of South Africa;
WRTRP	means the West Rand Tailings Retreatment Project; and
Zimbabwe	means the Republic of Zimbabwe.

SUMMARY

        The following summary highlights information related to the Rights Offer contained elsewhere in this Prospectus Supplement. This summary is not complete and does not contain all of the information that may be important to you. You should read the entire Prospectus Supplement, including the financial statements and related notes incorporated by reference herein, before making an investment decision. For further information, see "Circular to Qualifying Shareholders and ADS Holders".

Overview

        The Sibanye Group is an independent, South African domiciled mining group, which currently owns and operates gold and uranium operations and projects throughout the Witwatersrand Basin in South Africa, as well as PGM operations and projects in the J-M Reef in the United States, the Bushveld Igneous Complex in South Africa and the Great Dyke in Zimbabwe. The Group currently owns and operates four underground and surface gold operations in South Africa, namely Driefontein, Kloof and Cooke (of which it owns 74%, with the BBBEE stakeholders owning the remaining 26%) in the West Witwatersrand region and Beatrix in the southern Free State province. The Group also owns and operates underground and surface PGM operations, including the Stillwater and East Boulder mines in the State of Montana, United States, the Rustenburg Operations in South Africa (of which it owns 74%, with the BBBEE stakeholders owning the remaining 26%), a 50% interest in the Kroondal Operations in South Africa and a 50% interest in the Mimosa Operations in Zimbabwe.

        In line with Sibanye's strategy to grow its business in order to enhance and sustain its position as an industry leading dividend paying company, in the last two years the Group entered into three separate transactions to acquire its PGM operations, specifically the platinum assets of the Rustenburg Operations and Aquarius in 2016 and Stillwater in 2017.

        In addition to its mining activities, the Group owns and manages significant extraction and processing facilities at its gold and uranium operations, where gold-bearing ore is treated and processed to produce gold doré. The gold doré is then refined at Rand Refinery in South Africa. Sibanye is a 33% shareholder in Rand Refinery. The Group also owns a PGM smelter and base metal refinery at its operations in Montana, which include a PGM recycling facility.

        According to publicly available company filings, Sibanye is the largest producer of gold in South Africa and is a top ten global producer of gold, and Sibanye's PGM operations (which were acquired during 2016 and 2017), taken together, are the fourth largest producer of PGMs in the world, based on annual production at such operations in 2016.

        The table below presents Sibanye's operating statistics for the periods indicated. The Aquarius Acquisition was completed on April 12, 2016. On October 19, 2016, Sibanye obtained consent in terms of Section 11 of the MPRDA for the transfer of the mining right and prospecting rights pursuant to the Rustenburg Acquisition, and obtained control of the Rustenburg Operations on this date. The effective date of the implementation of the Rustenburg Acquisition was November 1, 2016, when Sibanye took over legal ownership and management of the Rustenburg Operations. The Stillwater Acquisition closed on May 4, 2017 and accordingly is not included in the Group's operating statistics below.

	Year ended December 31,
	2016		2015	2014
	(R in millions, except where otherwise indicated)
Operating Statistics(1)
Gold division
Gold produced
(kg)	47,034		47,775	49,432
(Moz)	1.51		1.54	1.59
Gold sold
(kg)	46,905		47,775	49,432
(Moz)	1.51		1.54	1.59
Realized Gold Price (R/g)
(R/kg)	586,319		475,508	440,615
(U.S.$/oz)	1,242		1,160	1,267
Operating margin (%)	37		28	34
Total cash cost
(R/kg)	377,034		347,613	295,246
(U.S.$/oz)	799		848	849
All-in sustaining cost
(R/kg)	450,152		422,472	372,492
(U.S.$/oz)	954		1,031	1,071
All-in cost
(R/kg)	472,585		430,746	375,854
(U.S.$/oz)	1,002		1,051	1,080
All-in cost margin (%)	19		9	15
Capital expenditure (Rm)	3,824		3,345	3,251
Platinum division
4E PGM production (attributable 4Eoz)	420,763		—	—
4E PGM basket price received
(R/4Eoz)	12,209		—	—
(U.S.$/4Eoz)	832		—	—
Operating cost
(R/4Eoz)	10,296		—	—
(U.S.$/4Eoz)	701		—	—
Operating margin (%)	10		—	—
Group
Profit for the period (Rm)	3,271	(2)	538	1,507
Attributable to owners of Sibanye (Rm)	3,702		717	1,552
EBITDA (Rm)	10,532		6,337	7,469
Average exchange rate	14.68		12.75	10.82

Notes:

(1)
Sibanye's operating statistics and financial information included elsewhere in this Prospectus Supplement include measures which are not accounting measures within the scope of IFRS which we use to assess the financial performance or cash flows of our business. These measures include, among others, operating cost, operating margin, EBITDA, total cash cost, All-in sustaining cost,

  All-in cost, All-in costs margin and free cash flow. Each of these non-GAAP measures is defined under "Definitions".

(2)
Includes a gain on acquisition of R2,428 million that arose on the acquisition of the Rustenburg Operations. For more information of the increase in the profit for the year of R3,271 million in 2016 from R538 million in 2015 (2014: R1,507 million), see "Overview—Management's discussion and analysis of the financial statements—2016 financial performance compared with 2015 and 2014" of our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        At December 31, 2016, Sibanye had aggregate proved and probable gold mineral reserves of 28.7 Moz (2015: 31.0 Moz and 2014: 28.4 Moz), uranium mineral reserves of 113.2 Mlb (2015: 113.8 Mlb and 2014: 102.5 Mlb) and 4E PGM mineral reserves of 23.2 Moz (the combined 4E PGM mineral reserves of the Rustenburg Operations as at December 31, 2015 and Aquarius as at June 30, 2015, which were acquired on November 1, 2016 and April 12, 2016, respectively, were 35.7 Moz). Additional information on Sibanye's reserves and resources is available in "Further Information—Reserves of Sibanye as of December 31, 2016" in the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement. As of December 31, 2016, Stillwater's proven and probable reserves of PGM consisted of 41.4 million tons of ore with an average grade of 15.77 g/t, or 21.2 Moz of contained 2E PGM.

Rationale for the Acquisitions

        The Acquisitions are consistent with Sibanye's stated strategy to grow its business in order to enhance and sustain its position as an industry leading dividend paying company. Management believes the Stillwater Acquisition represents a transformational opportunity to create, for the benefit of all stakeholders, a premier, global mining company, with a balanced portfolio of gold and PGM assets.

        In early 2014, Sibanye publicly indicated its interest in participating in the PGM sector, timing its entry at a point it believed to be favorable in the commodities cycle and since that time, has completed the Acquisitions. In particular, the Stillwater Acquisition provides Sibanye with two operating PGM mines in Montana with reserves that currently support over 25 years of mine life, 2E PGM production in 2016 of 545,330 ounces and an integrated metallurgical processing complex, creating a mine-to-market PGM business. In addition, Sibanye acquired a significant recycling operation (which processed 8,164 tons of recycled catalysts material containing 623,007 ounces of 3E PGMs in 2016) that is expected to provide Sibanye with a steady operating margin as well as strategic market insight into the secondary supply of PGMs. As part of the Stillwater Acquisition, Sibanye also acquired ownership of the Blitz Project, which is situated adjacent and to the east of the current operations at the Stillwater Mine and provides what is believed to be a near-term and low-cost organic growth opportunity, and is among the only such projects which are expected to be funded through internal cash flow. The Stillwater Acquisition positions Sibanye's platinum division further down the global PGM cost curve, with potential for further cost reductions and provides a unique portfolio balance from an operational, commodity and geographical perspective with the addition of world class assets in an attractive mining jurisdiction.

        The Rustenburg Acquisition secured PGM operations in South Africa producing 137,787 ounces of 4E PGM in November and December 2016 (being the period during which Sibanye owned these operations in 2016) and has a large resource of 4E PGMs. With the acquisition of Aquarius, Sibanye added operations that produced a further 282,976 attributable ounces of 4E PGMs from April to December 2016 (being the period during which Sibanye owned these operations in 2016). The Kroondal Operations, in which Sibanye holds a 50% interest, are contiguous with the Rustenburg Operations. The combination of these assets presents an opportunity for significant cost savings and operational synergies to be realized. The Group plans to achieve annualized savings of approximately R800 million within a three-year period following conclusion of the Rustenburg Acquisition and the

Aquarius Acquisition. The Rustenburg Operations and Aquarius also create a platform for Sibanye to consider further regional growth within the PGM sector, realizing synergistic cost benefits through industry consolidation.

        The Group is confident that the Acquisitions will enable it to create further value for its stakeholders and enhance or sustain its dividend.

Strengths

Leading global mining company

        According to publicly available company filings, Sibanye is the largest producer of gold in South Africa and is a top ten global producer of gold and Sibanye's PGM operations, taken together, are the fourth largest producer of PGMs in the world, based on annual production at such operations in 2016.

        Since its unbundling by Gold Fields and subsequent listing on the JSE and NYSE in February 2013, Sibanye has significantly restructured and strategically repositioned the business. Group gold production increased from 1.2 Moz in 2012 to 1.5 Moz in 2016 as a result of focused operational improvement and following the acquisitions of gold assets complementary to its core operations. Despite being in production for many decades, Sibanye's gold operations are still amongst the highest grade gold mines in the world, providing inherent operational flexibility, and have a relatively long operating life. Since December 31, 2012, Sibanye's aggregate proved and probable gold mineral reserves have increased by approximately 15.2 Moz, or 112% to 28.7 Moz as at December 31, 2016, with the planned LoM of the gold division extending from 2027 by another 15 years to 2042. The Group also declared uranium reserves of 113.2 Mlb at December 31, 2016. Additional information on Sibanye's reserves and resources is available in "Further Information—Reserves of Sibanye as of December 31, 2016" in the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        Sibanye has delivered significant value to Shareholders by optimizing and extending the lives of its operations by leveraging existing infrastructure to enhance the inherent value of its brownfield projects. The completion of the Aquarius Acquisition and Rustenburg Acquisition has resulted in Sibanye's Southern African platinum division holding PGM operations that had a combined production of 420,763 attributable ounces 4E PGM in 2016 (consisting of production from the Aquarius operations from April 12, 2016 and production from the Rustenburg Operations from November 1, 2016). The Stillwater operations, as an independent entity, produced 545,330 ounces of 2E PGM in 2016. In addition, Stillwater processed recycled catalysts material containing 623,007 ounces of 3E PGMs in 2016. The Acquisitions have provided Sibanye with a unique portfolio of PGM operations from an operational, commodity and geographical perspective. The Stillwater Acquisition has added two low-cost, low-risk, steady state PGM mines in the United States, an attractive mining jurisdiction. As a result of the Rustenburg Acquisition and the Aquarius Acquisition, Sibanye now has strategically positioned operations on the western limb of the Bushveld Complex in South Africa and the Great Dyke in Zimbabwe, two of the world's largest known PGM resources. As at December 31, 2016, Sibanye's 4E PGM reserves amounted to approximately 23.2 Moz. As of December 31, 2016, Stillwater's proven and probable reserves consisted of 41.4 million tons of ore with an average grade of 15.77 g/t, or 21.2 Moz of contained 2E PGM. Stillwater's proven and probable reserves are 78% palladium and 22% platinum, and support a mine life of over 25 years.

Low "All-in" cost position driving significant free cash flow

        Corporate and operational reorganization and the implementation of Sibanye's operating model following the unbundling by Gold Fields, resulted in increased production and a significant reduction in unit costs at its gold operations. By mid-2014, the AIC and AISC of Sibanye's gold operations were amongst the lowest of the world's large gold producers. While in 2016 Sibanye's AIC and AISC were near the middle of the cost curve primarily due to significant restructuring and cost cutting by industry peers, Sibanye aims to position itself at the lower end of the cost curve going forward. In the PGM sector, Sibanye's acquisition of Stillwater is expected to drive Sibanye's platinum division cash cost down due to the low operating cost position of the Stillwater Mine (U.S.$498 per 2E PGM ounce in 2016) and the East Boulder Mine (U.S.$516 per 2E PGM ounce in 2016).

        Continual cost reduction is one of the key pillars of Sibanye's operating strategy and the Group continues to investigate various opportunities to optimize its cost base and deliver incremental savings. Among other things, Management believes that benefits may be realized from the sharing of best practices between its PGM operations. The Kroondal Operations are adjacent to the Rustenburg Operations, offering the potential realization of significant and ongoing corporate and operational synergies. Through the removal of corporate overheads, rationalization of replicated shared services costs and optimization of the operations through better utilization of infrastructure, production capacity and resources, Sibanye plans to achieve approximately R800 million in annualized savings within a three-year period following the closing of the Aquarius Acquisition and the Rustenburg Acquisition. Further to that end, on January 26, 2017, the Company announced that it had entered into a Section 189A consultation process (which is a staff rationalization implemented by a consultation process with affected employees or their representative unions which process is prescribed by the South African Labour Relations Act 66 of 1995) at its South African platinum operations. The reduction in replicated overhead costs and duplicate structures is a critical first step in realizing the anticipated synergies between Aquarius and the Rustenburg Operations. Stillwater has had a track record of operating efficiency in line with Sibanye's culture of cost management. For example, between 2015 and 2016, Stillwater's AISC improved by approximately 12%, from U.S.$709 per ounce in 2015 to U.S.$622 per ounce in 2016 according to Stillwater's public filings.

        To further manage energy costs, there is an ongoing effort to reduce electrical-energy consumption throughout the Sibanye Group, through efficiency improvement and reduction in wasted energy targeting future reductions of 2% to 3% per annum. Sibanye is considering the establishment of private electricity-generating capacity that will provide improved energy security and cost-competitiveness. Sibanye's 150MW solar photovoltaic power project is currently in its development phase. Sibanye has appointed a third party project developer to build, own (including raising all capital required) and operate the first 50MW phase with Sibanye guaranteeing electricity offtake in the form of a power purchase agreement. Subject to market conditions and obtaining the outstanding permits, the target date for first generation of electricity is the end of 2018.

        Sibanye's gold assets are all located in South Africa and production costs are almost entirely incurred in Rand, while gold and platinum production is generally sold in U.S. dollars. The depreciation of the Rand relative to the U.S. dollar between 2011 and 2016 has benefitted Sibanye, enabling it to maintain its competitive U.S. dollar cost position and generate significant free cash flow. In addition, Management is currently evaluating the Company's planned 2017 growth capital profile in order to optimize cash flow in light of the recent Rand volatility. Free cash flow generation is a pivotal part of Sibanye's operating strategy, having delivered R8.2 billion of free cash flow between January 2013 and December 2016.

Successful track record of integration and operational turn around

        Sibanye inherited three mature gold operations, Kloof, Driefontein and Beatrix, as part of the unbundling of the Group from Gold Fields in 2013. At the time, these operations had declining production profiles, partly as a result of rapidly increasing cost trends.

        Sibanye delivered an operational turnaround of the assets within the first 11 months as an independent company, with success resulting from a series of well planned and executed measures including:

  •
  Organizational right-sizing and restructuring;

  •
  Creating a flat organizational structure;

  •
  Renewed operational focus;

  •
  Refocused and streamlined shared services; and

  •
  Maximizing plant utilization.

        The results of these measures are evident in Sibanye's operational track record, with production increasing 25% from 1.2 Moz in 2012 to 1.5 Moz in 2016, a declining cost position and a growing reserve base.

        Following the ongoing integration of the Aquarius operations since April 2016, the integration of the Rustenburg Operations is also underway and implementation is progressing according to schedule. The first steps towards the realization of Sibanye's plans to achieve R800 million per annum of synergies from the combined Aquarius and Rustenburg Operations have begun. As noted above, a Section 189A process at the platinum division was announced on January 26, 2017, which is anticipated to reduce the cost base by approximately R180 million. Short term mine plans are currently being reviewed and optimized, with specific consideration of the operational efficiencies that can be obtained through the "dropping of mine boundaries" between the Kroondal Operations and the Rustenburg Operations and shared overhead infrastructure. The Sibanye operating model has been introduced at the Kroondal Operations and has been well received, with record production output in the second half of 2016. Sibanye is in the beginning stages of introducing this operating model at the Rustenburg Operations. The finalization of the introduction of the operating model will take approximately nine months, which includes team establishment sessions for the operating teams. Since Sibanye has taken over the Rustenburg Operations, many additional opportunities have been identified, which are expected to allow Sibanye to reduce the cost base in the short to medium term without impacting the revenue stream.

Focused on delivery of total Shareholder returns

        Sibanye's investment proposal is underpinned by its commitment to paying a sustainable, mining industry leading dividend. The Group believes that delivery of a sustainable, leading dividend, supported by a consistent operational performance and delivery of continued value to Shareholders, will result in superior value for all stakeholders. Since listing, Sibanye has a proven track record as a leading dividend payer. The Group has returned R3.5 billion in dividend payments to its Shareholders since listing in 2013, of which R1.6 billion was paid during the year ended December 31, 2016 representing a dividend yield of 5.7% based on the share price as at the end of the year. The total dividend paid along with share price appreciation since its listing in 2013 implies that Shareholders have received a 126% total return on investment or a CAGR of 23%, until December 31, 2016.

        The Group will continue to focus on delivery of returns to Shareholders through the development of brownfield organic growth projects and the pursuit of value-accretive acquisitions. Sibanye follows a strict capital allocation framework before committing to invest in any growth project or acquisition. Any investment decision is required to meet internal hurdle rates of between 15% and 30%, on a non-inflation adjusted basis, depending on the stage of the project or investment, be accretive to earnings in the medium term and support or enhance Sibanye's ability to maintain its dividends.

        The Group's dividend policy is to target a return of at least between 25% to 35% of Normalized Earnings to Shareholders. The Board may also consider declaring a special dividend after due consideration of the Group's cash position and future requirements.

Value accretive investment in projects and acquisitions

        Sibanye's commitment to paying sustainable, industry leading dividends underpins its disciplined approach to the allocation and management of capital. Strict filters are applied to organic projects, including appropriate assessment of risk, returns and the impact of financing. Any investment decision must meet the internal hurdle rates described above. Projects must be funded primarily from operational cash flow although alternative funding options will be considered if they reduce project risk or enhance project returns.

        Projects proceed through stage gates of project investigation, from concept to pre-feasibility study, feasibility study, approval and project execution. The progression of projects is dependent on their meeting technical, commercial and strategic benchmarks.

        Sibanye has a pipeline of organic growth projects intended to provide sustainable long-term returns for its Shareholders. Within Sibanye's gold division, the projects aim to extend the operating life of the gold operations and to produce incremental gold ounces. In 2016, the Board approved a R0.7 billion capital investment in projects which extend the LoM of the gold division. These include:

  •
  The Kloof below infrastructure decline project: The project is targeted to extend Kloof's operating mine life from 2030 to 2034, producing 0.6 Moz incremental gold in addition to the current LoM plan, from 2021 onwards. Total project capital is estimated at R691 million, with R177 million approved for 2017;

  •
  The Driefontein below infrastructure decline project: This project is targeted to extend Driefontein's operating life from 2028 to 2042, producing an additional 2.1 Moz of gold in addition to the current LoM plan following the first reef intersection and raise development from 2021. Total project capital is estimated at R1,061 million with R125 million approved for 2017; and

  •
  Burnstone: This project is expected to have a 23-year mine life producing 100-130 Koz of gold per annum at steady state, accessing 2.05 Moz of mineral reserves from the feasibility study resource of 8.9 Moz. First gold production is expected in 2018. Total project capital is estimated at R1,852 million, with R400 million approved for 2017.

        The WRTRP is an additional long life project which will address environmental and social liabilities.

        The WRTRP will process up to 722 Mt of the historic Driefontein, Kloof and Cooke Tailings Storage Facilities for gold and uranium and has estimated gold and uranium mineral reserves of approximately 6.2 Moz and approximately 97 Mlb respectively. Pending market conditions, steady state production of 100 Koz of gold (potentially peaking at 110 Koz) and 860 Klb of uranium is planned during the first phase. Sibanye is currently considering the funding strategy for the WRTRP.

        As part of the Stillwater Acquisition, Sibanye acquired ownership of various projects, including the Blitz Project, which is situated adjacent and to the east of the current operations at the Stillwater Mine and provides the potential for near-term and low-cost growth in Sibanye's PGM division. The Blitz Project is estimated to cost approximately U.S.$250 million (which is expected to be funded through internal cash flow, of which approximately U.S.$112 million has been incurred through the end of 2016), with production expected to commence in early 2018. In addition, Sibanye also acquired the exploration stage Altar project, a gold-copper deposit in San Juan Province, Argentina as well as the development stage Marathon project, a PGM-copper deposit located in Ontario, Canada. While Management will continue to analyze the feasibility of these projects, it believes that the Stillwater Acquisition provides Sibanye with significant organic growth potential as well as attractive future optionality through extensive regional resources.

        Sibanye's conservative approach to managing its capital structure has resulted in historically low debt relative to its peers and a robust and flexible balance sheet, which, underpinned by strong cash flows from its gold division, have positioned the Group to pursue value accretive acquisitive growth opportunities. The Stillwater Acquisition is consistent with Sibanye's value accretive growth strategy and is expected to enhance or sustain its industry leading dividend, whilst offering the additional strategic benefits of commodity and geographical diversification, and a potential rerating in market value over time. Sibanye's strategy for value-accretive growth is not limited to the gold and PGM industries and the Group will consider acquisitions in other industries that meet its investment criteria or offer strategic benefits. The current focus is, however, on fully integrating all of the acquired PGM assets.

        Since unbundling from Gold Fields in 2013, the Group has acquired Cooke from Gold One, Wits Gold, exercised an option to acquire Burnstone, expanded into the PGM sector by concluding the acquisitions of Aquarius and the Rustenburg Operations in 2016 and completed the Stillwater Acquisition in 2017. The Acquisitions have resulted in Sibanye becoming a global top four PGM producer.

PGM sector growth—strategically consistent

        Sibanye announced its interest in investing in the PGM sector in early 2014 and since that time has completed the Acquisitions. Following the announcement of the Aquarius Acquisition and the Rustenburg Acquisition, Sibanye was re-organised into separate, commodity specific divisions with dedicated and experienced management for both the gold and uranium division and the PGM division focused on operational delivery and integration of new assets.

        In 2014, the PGM sector in South Africa was under severe operational and financial stress due to persistent low PGM prices following the global financial crises and an economic slowdown in 2008; significant industry indebtedness resulting from aggressive capital growth prior to the financial crisis and subsequent over capacity and industrial action in 2012 and 2014 (which ultimately culminated in a damaging five-month industry wide strike). This led to a fragmented and inefficient industry which Sibanye believes will benefit from consolidation. In 2016, Sibanye acquired Aquarius and the Rustenburg Operations. These acquisitions positioned the Group as a significant and influential participant in the South African PGM industry and are strategically located for further industry consolidation. Sibanye entered into the South African PGM industry as a logical extension of its value creation strategy:

  •
  Operational similarity: PGM mining in South Africa is generally similar to the gold industry, namely the use of labor intensive, conventional mining methods to mine medium to deep, tabular, hard rock ore bodies. This similarity provides an opportunity for Sibanye to implement its proven operational model and structures with similar results expected. The Group also retains a number of high profile PGM executives in its Management ranks.

  •
  Consolidation opportunities: South Africa's Bushveld Complex is the largest endowment of PGM resources in the world. The fragmented and competitive structure of the industry provides an opportunity to realize significant value by eliminating duplicate cost structures and services.

  •
  Operational flexibility: The South African PGM industry has historically responded poorly to weak demand and a significant proportion of the industry has continued to produce at a loss in recent years, with profitable operations subsidizing loss making mines. As a prominent and financially robust participant in the industry, Sibanye intends to proactively address the issue of unprofitable production and promote end user demand from PGMs.

        On May 4, 2017, Sibanye acquired Stillwater in the United States, adding two low-cost, low-risk, steady-state producing PGM mines with reserves that currently support over 25 years of mine life. The extension of Sibanye's operations into the United States PGM market also follows its overall strategy of value creation in that Management believes that the Stillwater Acquisition:

  •
  balances Sibanye's portfolio operationally and geographically with the addition of a world-class operation in an attractive mining jurisdiction;

  •
  creates a mine-to-market PGM business with a metallurgical processing complex;

  •
  introduces a significant recycling operation which provides steady margin and strategic market insight;

  •
  potentially provides further operational optimization through the transfer of "best practices";

  •
  positions its platinum division further down the global cost curve, with the potential of further cost reductions;

  •
  provides near term, organic and low-cost growth through the Blitz Project, as well as potential organic growth opportunities from its extensive regional resources and ongoing projects, including the Lower East Boulder project;

  •
  enhances Sibanye's cash flow generation to sustain its industry-leading dividend; and

  •
  potentially improves Sibanye's access to lower-cost global financing.

Delivering value to all stakeholders ensures sustainability

        Sibanye understands the critical role that all stakeholders play in ensuring sustainable long term delivery of value. The alignment of the business strategy with all stakeholders and the contribution from stakeholders is deemed critical to Sibanye's long term success. As a responsible corporate citizen, Sibanye fosters and maintains constructive engagement with stakeholders, consistent with the Group's vision to deliver superior value to all stakeholders, to maintain its license to operate, and ultimately for the long-term success and sustainability of the business. This stakeholder strategy is underpinned by its "CARES" values:

  •
  Commitment—Delivering on promises to all stakeholders;

  •
  Accountability—Accepting responsibility for actions and their consequences;

  •
  Respect—Showing regard and consideration for others;

  •
  Enabling—Creating an environment where it is possible to work safely and productively; and

  •
  Safety—I am safe. We are safe.

        The safety, health and wellness of Sibanye's employees is a critical focus area for the Group and Sibanye continually strives to improve its safety standards in order to achieve the goal of zero harm. Sibanye's South African FIFR was 0.07 fatalities per million hours worked in 2016. This is comparable with average fatality rates in the U.S. mining industry in 2016 and is a credible performance considering the depth and labor-intensive nature of Sibanye's mines. Sibanye's gold operations have shown an improved safety trend in terms of the FIFR between 2012 and 2015. Regrettably, there was a regression in the gold division's safety performance during the first six months of 2016, when there were eight fatalities compared with four during the comparative period in 2015. Sibanye management implemented urgent action to address this regression in safety, appointing Peter Turner, who has exemplary qualifications and significant mining experience in the role of Senior Vice President: Safety, Health and Environment. Sibanye's executive management, together with senior safety specialists, completely reviewed the Group's safety principles and, following the review, rolled out an extensive safety awareness campaign, elevating safety as a core value in the Group "CARES" values.

        There were zero fatalities at the Stillwater operations in 2016 and 2015. At December 31, 2016, Stillwater's overall reportable incidence rate (measured as reportable incidents per 200,000 hours worked) for employees and contractors was 2.59 for 2016, a reduction of 14.2% from 3.02 in 2015.

        Longer term, the Group is committed to its Safe Technology program, aimed at technical innovation and modernization of mining processes to improve the safety of employees.

        Since listing, Sibanye has made significant effort to establish direct lines of communication with employees and more frequent, transparent communication with representative unions, with the aim of creating greater alignment and a more collaborative approach to engagement. Sibanye has a relatively successful industrial relations track record, with relatively minor operational disruptions experienced, despite significant restructuring and rationalization since 2013. The gold division concluded a three-year wage agreement in September 2015 and introduced a further stability premium to all employees in April 2016, with no wage negotiation related disruptions experienced during 2016. As part of the Aquarius Acquisition, Sibanye is bound by a wage agreement entered into by Aquarius and the representative unions at the Kroondal Operations which wage agreement is valid from July 1, 2014 to June 30, 2017. AMCU called a brief strike at the Kroondal Operations during May 2016, which was interdicted by the Labour Court of South Africa on the basis that it was unprotected. As part of the Rustenburg Acquisition, Sibanye is bound by a wage agreement entered into by RPM and the representative unions at the Rustenburg Operations which wage agreement is valid from July 1, 2016 to June 30, 2019. At the Stillwater operations, Stillwater concluded two collective bargaining agreements with its employees in 2015 and 2016, respectively, and there have been no work stoppages there in 2016 and 2017 to date.

        Further, Sibanye's endeavor to create alignment with employees resulted in the introduction of "profit sharing" in the half year ended June 30, 2015. Sibanye also offers programs to improve the financial literacy of employees and their families to help them understand and avoid injudicious indebtedness.

        In addition to its SLP commitments agreed with the DMR, Sibanye engages with its communities on issues as wide ranging as housing, job creation, the environment, and development of SME. The Group procures as much as possible from businesses in host communities with the aim to develop sustainable local businesses. On this basis, Sibanye has, for example, made direct interventions to assist with the establishment of sustainable farming ventures that can operate independently of the mines.

        In the United States, the Stillwater operations are party to a "good neighbor agreement", which commits the Stillwater operations to work closely with and provide full environmental disclosure to its neighbors and certain regional environmental non-governmental organizations.

        With experience of operating in South Africa, Sibanye understands the regulatory environment and maintains a strong relationship with key government bodies. In many instances the Group has adopted an industry leadership role in engaging with regulators and challenging regulatory areas of concern. Upon finalization of the integration of Stillwater into the Group, Sibanye will evaluate the retention of the existing Stillwater executives and senior management who have extensive experience in the U.S. market, including with regard to regulatory and employment matters, and who may be required for the ongoing daily functioning of Stillwater.

        The Group continues to maintain healthy dialogue and a constructive standing with all stakeholders to ensure the sustainable delivery of its strategy and vision.

Strategy

Fully integrating Sibanye's PGM acquisitions in order to realize their significant value potential

        The smooth integration of the platinum assets into the Group will be the primary focus of the executive management team. With respect to the Rustenburg Acquisition and the Aquarius Acquisition, the primary aim is to realize synergies between the individual platinum assets. Identified focus areas for value generation include:

  •
  Operating synergies;

  •
  Removal of mine boundaries between the Rustenburg Operations and Kroondal Operations with resulting optimized mine plans and underground infrastructure;

  •
  Optimizing plant utilization and surface ore flow;

  •
  Direct cost savings at the operations;

  •
  Best practice operational benchmarking;

  •
  Economies of scale;

  •
  Shared services and central cost savings;

  •
  Optimizing Bathopele/Kroondal shared services;

  •
  Rustenburg and Kroondal training;

  •
  Regional, central and shared services; and

  •
  Reduction in corporate overheads.

        In managing the integration of Stillwater into the Sibanye Group, Sibanye does not envisage any short term changes to the Stillwater operating management teams, including the mines, processing facilities and Montana based support staff. It is currently envisaged that the existing executive management, in particular the CEO and CFO, will provide a suitable transition period to allow Sibanye to appoint a local country manager and senior financial manager. This transition period will include an appropriate handover period with the new appointees. Initial integration with Sibanye is primarily focused on financial reporting systems including management accounting and quarterly financial accounting. The integration includes a standardization of financial and accounting packages across Stillwater with Sibanye's existing processes and may be extended to selected services including payroll and procurement. The potential for further integration of services will be assessed on a cost benefit basis post this initial integration period.

Continued operational delivery facilitating generation of substantial cash flows and dividends

        Sibanye's six pronged operating model aims to reduce costs and pay limits, increase flexibility, increase margins, optimize all capital including balance sheet, optimize cash flows and pay robust dividends. The initial step is reducing and managing costs which are under Management's control, thereby lowering pay limits (the grade at which the operations can be mined at break-even). This translates into increasing operational flexibility and cash margins. Key elements of the optimization process include continuous re-engineering of the business, and introduction and adherence to planned return cut-off ore reserve-management principles. Sibanye intends to continue application of its operating model to the existing gold operations as well as to the recently acquired PGM operations.

Maintain and enhance Sibanye's strong financial position in order to facilitate achieving its strategic objectives

        Sibanye seeks to maintain a conservative approach to financing capital requirements, ensuring the maximum possible strategic flexibility in all metal price environments while retaining its ability to pay out industry leading dividends. As at December 31, 2016, the Group's Net Debt was 0.6 times Trailing EBITDA. After initial drawdowns of the Bridge Loan Facility, on May 4, 2017, the Group's Net Debt was 2.95 times Trailing EBITDA, including Stillwater's Trailing EBITDA and the pre-acquisition EBITDA of Aquarius and the Rustenburg Operations. The Rights Offer is expected to strengthen the Group's financial position and is intended to allow Sibanye to progress towards its long-term target of a Net Debt-to-EBITDA ratio of no greater than 1.0 times.

Gain access to lower cost and more sustainable electricity

        Shortly after listing in 2013, Sibanye indicated its intention to explore alternative sources of long-term electricity supply in response to energy supply and pricing risk. In South Africa, Sibanye intends to reduce its dependency on Eskom over the next few years, targeting reduced production costs. Sibanye is investigating self-generation in the form of a 150MW solar photovoltaic power plant to be developed on Sibanye's property located between the Driefontein and Kloof operations, with anticipated first power generation, pending permitting and market conditions, towards the end of 2018, The Group is also exploring opportunities to secure base load electricity and other sources of energy through partnerships with independent power and commodity producers in South Africa.

Modernizing Sibanye's processes in order to create value for stakeholders and enhance sustainability

        Sibanye considers the development of technology as a fundamental strategy and has identified Safe Technology as a strategic imperative. Safe Technology explores ways in which to modernize the operations by using new technologies to improve working conditions and to make the working environment safer for employees while, at the same time, improving productivity and reducing costs.

        Sibanye is committed to achieving technological breakthroughs in mining processes to bring about modernization in deeper mines. Sibanye actively pursues research and development in pursuit of technological innovations that could safely unlock the mineral resource and mineral reserve potential of its operations in high-grade remnants and pillars, current mining horizons and at depths in excess of current operations.

Build on existing positive relationships with Sibanye's stakeholders for long-term success

        Sibanye recognizes that strong stakeholder relationship and engagement is essential for the sustainability of the business. The Group's vision is to create superior value for all stakeholders and build upon the strong foundations laid so far. Sibanye's key stakeholder value creation strategies include:

  •
  Shareholders: return on investment (dividends and capital appreciation);

  •
  Employees: good health and prosperity, sustainable employment;

  •
  Communities: service delivery, housing, infrastructure, jobs;

  •
  Unions and associations: growing and satisfied membership;

  •
  Suppliers: ability to transact on a sustainable and fair basis;

  •
  Government: transformation, economic growth, poverty alleviation and political control; and

  •
  Management: satisfied stakeholders and strategic success.

Pursuing domestic and international growth opportunities

        Sibanye's vision is to create sustainable value for the benefit of all stakeholders. Sibanye strongly believes that sustainable value for all stakeholders can be created through continued industry consolidation, realizing synergies through the reduction of corporate and other overhead costs, optimizing operational infrastructure and leveraging off best practices. The Group has an established gold business with strong cash generative abilities and PGM cash flow growth optionality. Sibanye's primary focus is to progress the integration of its recent PGM acquisitions and reduce its financial leverage in line with its long-term targets. However, Sibanye's management believes that acquisitive growth is strategically important for the long term sustainability of the business and that the gold and PGM sectors continue to offer opportunities for both near and medium term value accretive acquisitions, during an attractive time in the commodities cycle. Further, Sibanye will continue to review and consider other prospects in other commodities and other geographies that may offer value enhancing opportunities over the longer-term.

Dividends and Dividend Policy

        The Rights Offer Shares will not be entitled to dividends for the financial year ended December 31, 2016 as these dividends will be paid prior to the launch of the Rights Offer. Although our dividend policy, which considers a dividend payout ratio of between 25% and 35% of Normalized Earnings will remain intact, our ability to continue paying dividends will be regularly assessed based on a number of factors under South African law and future market conditions. However, over the longer term, subject to our financial performance, our future dividend policy and pay-out ratio are expected to be in line with our historical approach.

Summary Financial and Operating Data

Sibanye

        We present below summary consolidated financial information for the Group as of and for each of the years in the three-year period ended December 31, 2016. This summary consolidated financial information has been derived from, and should be read together with, the audited Consolidated Financial Statements of the Group as of and for the years ended December 31, 2016, 2015 and 2014, including the notes to those financial statements, which are incorporated by reference in this Prospectus Supplement.

        The Consolidated Financial Statements of the Group were prepared in accordance with IFRS. The Consolidated Financial Statements of Sibanye Gold Limited and its subsidiaries as of December 31, 2016, 2015 and 2014 and for each of the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Summary consolidated income statement data(1)

	Year ended December 31,
	2016	2015	2014
	(R in millions, except where otherwise indicated)
Revenue	31,241	22,717	21,781
Amortization and depreciation	4,042	3,637	3,255
Net operating profit	6,490	2,700	4,215
Profit for the year	3,271	538	1,507
Profit for the year attributable to owners of Sibanye	3,702	717	1,552
Basic earnings per share (R cents)	402	79	186
Diluted earnings per share (R cents)	401	78	182
Headline earnings per share (R cents)	270	74	170
Dividend per share (cents)	175	72	125
Weighted average number of shares ('000)	921,733	912,038	835,936
Diluted weighted average number of shares ('000)	923,894	917,709	854,727
Number of shares in issue at end of the year ('000)	929,004	916,140	898,840

Summary consolidated statement of financial position data

	As at December 31,
	2016	2015	2014
	(R in millions)
Property, plant and equipment	27,240	22,132	22,704
Cash and cash equivalents	968	717	563
Total assets	41,721	28,266	27,922
Net assets/(liabilities)	16,697	14,985	14,986
Stated share capital	21,735	21,735	21,735
Borrowings(2)	8,974	3,804	3,170
Total liabilities	25,024	13,281	12,936

Notes:

(1)
Aquarius is included in the period ended December 31, 2016 from the effective date of acquisition on April 12, 2016. Rustenburg is included in the period ended December 31, 2016 when control was obtained on October 19, 2016.

(2)
Borrowings of R7,221 million that have recourse to Sibanye excludes the Burnstone Debt. Borrowings also exclude related-party loans.

Stillwater

        We present below summary consolidated financial information for Stillwater as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016. This summary consolidated financial information has been derived, without material adjustment, from and should be read together with, the consolidated financial statements of Stillwater as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, including the notes to those financial statements, which are incorporated by reference in this Prospectus Supplement.

        The consolidated financial statements of Stillwater were prepared in accordance with U.S. GAAP. The consolidated financial statements of Stillwater as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Summary income statement data

	Year ended December 31,
	2016	2015	2014
	(U.S.$ '000)
Revenues
Mine production	405,070	415,774	536,010
PGM recycling	305,865	310,156	401,684
Other	400	400	5,925

Total revenues	711,335	726,330	943,619
Costs and Expenses
Costs of Metals Sold:
Mine production	279,274	293,955	332,632
PGM recycling	294,850	300,710	391,481
Other	—	—	5,357

Total costs of metals sold (excludes depletion, depreciation and amortization)	574,124	594,665	729,470
Depletion, depreciation and amortization
Mine production	73,080	64,200	66,387
PGM recycling	728	949	1,019

Total depletion, depreciation and amortization	73,808	65,149	67,406
General and administrative	34,664	34,033	35,067
Impairment of property, plant and equipment and non-producing mineral properties	—	(46,772)	(550)
Operating income (loss)	24,091	(19,694)	98,168
Total income tax (provision) benefit	(3,680)	12,333	(16,258)
Net income (loss)	9,473	(23,736)	68,883
Net unrealized (loss) gain on investments available-for-sale and deferred compensation	(17)	(214)	11
Comprehensive income (loss) attributable to common stockholders	9,456	(12,142)	70,308
Weighted average common shares outstanding
Basic	121,072	120,809	119,953
Diluted	121,576	120,809	156,233
Basic earnings (loss) per share attributable to common stockholders	0.08	(0.10)	0.59
Diluted earnings (loss) per share attributable to common stockholders	0.08	(0.10)	0.56

Summary statement of financial position data

	As at December 31,
	2016	2015	2014
	(U.S.$ '000)
Cash and cash equivalents	123,238	147,336	280,286
Investments, at fair market value	326,884	316,429	251,254
Inventories	138,653	102,072	130,307
Total current assets	614,319	591,086	701,396
Mineral properties and mine development, net	596,932	573,231	569,006
Property, plant and equipment, net	111,396	109,957	118,881
Total assets(1)	1,327,037	1,278,389	1,399,327
Current portion of long-term debt and capital lease obligations	—	657	2,144
Total current liabilities	87,308	68,101	82,039
Long-term debt and capital lease obligations(1)	274,806	255,099	294,023
Total liabilities(1)	406,191	369,160	467,619
Stockholders' equity	920,846	909,229	913,228
Working capital	527,011	522,985	619,357
Current ratio	7.0	8.7	8.5

  Note:

(1)
2015 prior year numbers have been restated to conform to current year presentation.

The Rustenburg Operations

        We present below summary abbreviated financial information for the Rustenburg Operations as at, and for the six months ended June 30, 2016, and as at and for each of the years in the three-year period ended December 31, 2015. This summary abbreviated financial information has been derived, without material adjustment, from and should be read together with, the unaudited abbreviated financial statements of the Rustenburg Operations as at and for the six months ended June 30, 2016, and the abbreviated financial statements of the Rustenburg Operations as at and for the years ended December 31, 2015, 2014 and 2013, including the notes to those abbreviated financial statements incorporated by reference in this Prospectus Supplement.

        The abbreviated financial statements of the Rustenburg Operations were prepared in accordance with IFRS. The unaudited abbreviated financial statements of the Rustenburg Operations were prepared in accordance with IAS 34. The abbreviated financial statements of the Rustenburg Operations for the fiscal years ended December 31, 2015, 2014 and 2013 were audited by Deloitte & Touche and issued in each case with the unqualified auditor's report (which report expresses an unqualified opinion and includes an explanatory paragraph that the abbreviated financial statements were prepared for purposes of complying with the rules and regulations of the SEC as described in Note 1 to the abbreviated financial statements) incorporated by reference in this Prospectus Supplement.

Summary abbreviated statement of direct expenses data

	Six months ended June 30,	Year ended December 31,
	2016	2015	2014	2013
	(R)
Gross loss on metal sales	(4,452,501,026)	(9,975,824,558)	(7,661,862,882)	(10,271,841,814)
Operating loss	(4,594,488,444)	(16,658,138,821)	(8,209,112,507)	(13,915,575,887)
Loss for the period	(4,624,356,754)	(16,715,226,398)	(8,258,512,743)	(13,957,955,351)

Summary abbreviated statement of assets acquired and liabilities assumed data

	As at June 30,	As at December 31,
	2016	2015	2014	2013
	(R)
Property, plant and equipment	1,320,001,238	1,285,227,967	6,594,543,911	7,109,679,433
Cash and cash equivalents	127,727	223,604	117,728	218,650
Total assets	2,536,908,666	2,254,472,674	9,183,338,885	9,624,517,156
Net assets	370,496,003	228,751,934	7,100,957,431	6,985,708,973
Owner's contribution	4,994,852,757	16,943,978,332	15,359,470,174	20,943,664,324
Total liabilities	2,166,412,663	2,025,720,740	2,082,381,454	2,638,808,183

Aquarius

        We present below summary consolidated financial information for Aquarius for the six months ended December 31, 2015 and 2014, and for the years ended June 30, 2015 and 2014. This summary consolidated financial information has been derived, without material adjustment from, and should be read together with, the unaudited consolidated financial statements of Aquarius as of and for the six months ended December 31, 2015 and 2014, including the notes to those financial statements incorporated by reference in this Prospectus Supplement and the consolidated financial statements of Aquarius for the years ended June 30, 2015, 2014 and 2013, including the notes to those financial statements incorporated by reference in this Prospectus Supplement.

        The unaudited consolidated financial statements as at and for the six months ended December 31, 2015 and 2014, were prepared in accordance with the framework concepts and the measurement and recognition requirements of IFRS and, as a minimum, contain the information required by IAS 34. The consolidated financial statements of Aquarius were prepared in accordance with IFRS, and were audited by Ernst & Young.

Summary consolidated statement of comprehensive income data

	Six months ended December 31,		Year ended June 30,
	2015	2014	2015	2014	2013
	(U.S.$ '000, except where otherwise indicated)
Revenue	78,328	113,263	212,908	233,056	237,115
Gross (loss)/profit	(12,927)	3,537	2,092	1,898	(11,611)
Net loss for the period	(76,882)	(56,736)	(98,077)	(13,182)	(287,913)
Loss for the period attributable to equity holders of Aquarius	(76,069)	(56,831)	(96,310)	(13,048)	(287,207)

Summary consolidated statement of financial position data

	As at December 31,		As at June 30,
	2015	2014	2015	2014
	(U.S.$ '000, except where otherwise indicated)
Mining assets	142,248	198,870	163,439	209,211
Cash and cash equivalents	42,169	164,211	195,773	136,820
Total assets	333,126	650,833	594,065	717,475
Net assets	244,377	412,842	357,473	473,768
Issued capital	75,416	75,098	75,266	73,216
Current and non-current interest bearing loans and borrowings	2,510	124,341	126,900	120,281
Total liabilities	88,749	237,991	236,592	243,707

Rationale for the Rights Offer

        In 2013, Sibanye announced a strategy to grow its business in order to enhance and sustain its position as an industry leading dividend paying company. In early 2014, Sibanye publicly indicated its interest in participating in the PGM sector as a part of this strategy and, since that time, Sibanye has completed the Acquisitions of the Rustenburg Operations, Aquarius and Stillwater, and in the process of doing so, made itself a leader in both the gold and PGM industries on a global basis. During 2016, Sibanye acquired Aquarius for R4.3 billion in cash and the Rustenburg Operations for an initial amount of R1.5 billion in cash and, on May 4, 2017, Sibanye acquired Stillwater for R30.0 billion (U.S.$2.2 billion) in cash. Each of these entities was consolidated into the financial accounts of Sibanye from the date of acquisition. Assuming the Stillwater Acquisition was completed on January 1, 2016, Sibanye had revenue in 2016 of R41,683.1 million (U.S.$2,839.4 million), EBITDA of R12,753.2 million (U.S.$868.7 million), and aggregate proved and probable mineral reserves of 28.7 Moz of gold and 44.4 Moz of 4E PGM.

        The Group is confident that the Rustenburg Acquisition and the Aquarius Acquisition, as well as the Stillwater Acquisition will enable it to create further value for its stakeholders and enhance or sustain its dividend.

        Furthermore, Management believes that the Stillwater Acquisition is value accretive and represents a unique and transformational opportunity to create, for the benefit of all stakeholders, a premier, global mining company, with a balanced portfolio of PGM assets, at a favorable point in the commodity cycle.

        The Stillwater Acquisition is expected to enhance the Group's asset base and create a globally competitive South African mining champion by:

  •
  Adding two low-cost, low-risk, steady-state, producing PGM mines to its portfolio;

  •
  Expanding its portfolio with high-grade reserves that currently support over 25 years of mine life;

  •
  Providing near-term, organic and low-cost growth through Stillwater's Blitz Project;

  •
  Providing significant upside and growth potential through extensive regional resources;

  •
  Creating a mine-to-market PGM business with a metallurgical processing complex;

  •
  Introducing a significant recycling operation which provides a steady margin and strategic market insight; and

  •
  Potentially providing further operational optimisation through the transfer of "best practices."

        Furthermore, Sibanye's Management believes that the Stillwater Acquisition is value accretive and supports the case for a potential valuation re-rating by:

  •
  Balancing its portfolio operationally and geographically with the addition of a world-class operation in an attractive mining jurisdiction;

  •
  Positioning its platinum division further down the global cost curve, with the potential of further cost reductions;

  •
  Enhancing its cash flow generation to sustain its industry-leading dividend; and

  •
  Improving its access to lower-cost global financing.

        As at December 31, 2016, Sibanye had a Net Debt-to-Trailing EBITDA ratio of 0.6 times (existing debt covenants provide flexibility up to a Net Debt to EBITDA ratio of 3.0 times post-closing of the Stillwater Acquisition and up October 31, 2017 and 2.5 times post-closing of the Rights Offer).

Consistent with its long-term strategy, Sibanye is targeting a long term Net Debt-to-EBITDA ratio of no greater than 1.0x and believes that the inclusion of additional equity as part of its financing strategy for the Acquisitions is prudent in light of this target. Sibanye also believes that a Rights Offer presents the optimal equity financing instrument in so far as it provides its existing shareholders with the ability to benefit from the value created through these transactions.

Use of Proceeds

        The gross proceeds of the Rights Offer are expected to be approximately R13.5 billion (U.S.$1.0 billion). The net proceeds of the Rights Offer are expected to be approximately R13.0 billion after deduction of commissions, fees and estimated expenses of approximately R0.5 billion. The net proceeds of the Rights Offer will be used to partially repay the U.S.$2.65 billion Bridge Loan Facility.

Conflicts of Interest

        As described in the "Use of Proceeds", the net proceeds of the Rights Offer will be used to partially repay the U.S.$2.65 billion Bridge Loan Facility. Citibank, N.A., London Branch, HSBC Bank plc, JPMorgan Chase Bank, N.A., London Branch, Morgan Stanley & Co. International plc, and Rand Merchant Bank, a division of FirstRand Bank Limited, will each receive a portion of such net proceeds in their capacity as lenders under the Bridge Loan Facility. As a result, because affiliates of certain Underwriters are expected to receive 5% or more of the net proceeds of this offering, not including underwriting compensation, the Underwriters are deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. or Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121, and the Underwriters will not confirm sales to discretionary accounts without the prior written approval of the customer.

Description of Additional Financing

        Sibanye currently intends to issue debt securities or quasi-equity instruments in order to finance its future business and capital needs and to aid in the restructuring of the Bridge Loan Facility. Sibanye currently plans on raising approximately U.S.$1 billion in debt for these purposes during the second or third quarter of 2017, subject to market conditions.

        In order to optimize its financing structure, ensure appropriate financial flexibility and minimize financing costs, Sibanye will continue to explore other sources of long term capital that may be applied to settle the balance of the outstanding Bridge Loan Facility. Additional funding is likely to be comprised of a combination of capital sources, including equity-like products such as commodity streaming transactions (an agreement whereby a financing party agrees to purchase future deliveries of minerals in exchange for an up-front advance payment), convertible bonds or new equity issued under Sibanye's general authority, as well as debt instruments such as bank debt or bonds. The balance of this funding is expected to be completed before the end of the third quarter of 2017.

The Rights Offer

Rights Offer Statistics

        Pursuant to the Rights Offer, holders of Existing Shares are entitled to subscribe for Rights Offer Shares, and through The Bank of New York Mellon, our ADS Depositary and ADS Rights Agent, Existing ADS Holders are entitled to subscribe for New ADSs.

        The Rights Offer Subscription Price is R11.28 per Rights Offer Share. The New ADS Subscription Price is U.S.$3.43 per New ADS subscribed.

        As of the date of this Prospectus Supplement, we have 930,056,784 Existing Shares in issue. We expect to issue 1,195,787,294 Rights Offer Shares, in the form of ordinary shares or ordinary shares represented by ADSs, in the Rights Offer. We expect to have 2,125,844,078 Shares, including ordinary shares represented by ADSs, issued and outstanding after completion of the Rights Offer (assuming no further Shares are issued between the date of this Prospectus Supplement and the closing of the Rights Offer). This is an expected increase of approximately 129% based on the number of Existing Shares.

        We expect the Rights Offer will result in an increase in our cash and other short-term funds of approximately R13.0 billion with a corresponding increase of approximately R13.0 billion in net assets. See "Capitalization and Indebtedness". Assuming the Rights Offer Shares are taken up in full, we estimate that the net proceeds to us from the Rights Offer after expenses will be approximately R13.0 billion. We estimate that expenses (inclusive of underwriting discounts and commissions and value added tax) of the Rights Offer will be approximately R0.5 billion.

Holders of Existing ADSs

ADS Rights Offer	Each holder of Existing ADSs will receive 9 transferable ADS Rights for every 7 Existing ADSs it holds on the ADS Record Date. Each ADS Right entitles the holder thereof to subscribe for one New ADS at the New ADS Subscription Price. Fractions of ADS Rights will not be issued and may not be exercised.

To the extent you were a registered holder of Existing ADSs on the ADS Record Date, Sibanye has arranged for The Bank of New York Mellon, which is acting as ADS Rights Agent in connection with the Rights Offer, to send you an ADS Rights Certificate evidencing your ADS Rights.

ADS Rights Agent	The Bank of New York Mellon.
ADS Record Date	5:00 p.m. (New York City time) on Tuesday, May 23, 2017.
ADS Rights Exercise Period	From 9:00 a.m. (New York City time) on Wednesday, May 24, 2017 to 5:00 p.m. (New York City time) on Tuesday, June 6, 2017.
ADS Ex-Rights Date	9:30 a.m. (New York City time) Friday, May 19, 2017. If you sell all of your existing ADSs before the Ex-Rights Date, you will not be entitled to participate in the Rights Offer.
Listing of ADS Rights	The ADS Rights are expected to be admitted to trading on the New York Stock Exchange.
NYSE Ticker Symbol of ADS Rights	"SBGL RT".
ADS Rights Trading Period	From 9:30 a.m. (New York City time) on Thursday, May 18, 2017 through 4:00 p.m. (New York City time) on Wednesday, May 31, 2017.
ADS Subscription Price	The New ADS Subscription Price is U.S.$3.43 per New ADS subscribed.

ADS Deposit Amount	The New ADS Deposit Amount is U.S.$3.48 per New ADS, which is the New ADS Subscription Price of U.S.$3.43 per New ADS plus the ADS Depositary's issuance fee of U.S.$0.05 per New ADS.
Exercise of ADS Rights

Each holder or beneficial owner of ADS Rights may exercise all or only part of its ADS Rights. Subscriptions must be received by the ADS Rights Agent prior to 5:00 p.m. (New York City time) onTuesday,June 6,  2017.

Each beneficial owner of ADS Rights who wishes to exercise its ADS Rights should consult with the broker or other securities intermediary through which it holds ADS Rights as to the manner, timing and form of exercise documentation, method of payment of the New ADS Deposit Amount and other related matters required to effect such exercise. The securities intermediary with whom the subscription is made may require any person exercising rights to pay or block the New ADS Deposit Amount for the New ADSs being subscribed for in a deposit account as a condition to accepting the relevant subscription. You are urged to consult your securities intermediary without delay in case your securities intermediary is unable to act immediately.

DTC and its direct and indirect participants will establish cut-off dates and times to receive instructions to subscribe for New ADSs that will be earlier than the expiration date and time stated in this Prospectus Supplement. You should contact your broker or other securities intermediary to determine the cut-off date and time that apply to you.

Only whole New ADSs may be subscribed for.
Please see "Circular to Qualifying Shareholders and ADS Holders of Sibanye—Particulars of the Rights Offer—Subscription by Holders of Existing ADSs" for further details on how to exercise ADS Rights.
Exercise of ADS rights and instructions irrevocable	Any exercise of ADS Rights or instructions to the ADS Rights Agent will be irrevocable upon exercise and may not be cancelled or modified after such exercise or instructions.
Delivery of New ADSs

The New ADSs are expected to be delivered to each ADS subscriber (by credit to its book-entry account at the securities intermediary through which it holds the ADS Rights or by direct registration on an uncertificated basis if it is a holder registered directly with the ADS Rights Agent) as soon as practicable on or after June 12, 2017 or, in the case of New ADSs purchased pursuant to the excess applications, on or after June 14, 2017.

Unexercised ADS Rights

Any ADS Rights not exercised in accordance with the procedures laid down for acceptance and payment will be deemed to have been declined and will lapse and you will not be entitled to any payment under the terms of the ADS Rights Offer. See "Circular to Qualifying Shareholders and ADS Holders—Particulars of the Rights Offer—Subscription by Holders of Existing ADSs—Unexercised ADS Rights" for further details.

Partial Exercise and Transfers of ADS Rights

If you are a holder of ADS Rights registered directly with the ADS Rights Agent and you wish to subscribe for a portion of your New ADSs or transfer all or a portion of your ADS Rights, you must follow the instructions included with your ADS Rights Certificate.

Excess Applications

Holders of ADS Rights will have the ability to apply for additional New ADSs based on any excess New ADSs or Rights Offer Shares, as applicable, not taken up by other holders of ADS Rights and Qualifying Shareholders, as applicable, subject to the Share Rights being transferable upon renunciation of the Letters of Allocation. If Rights Offer Shares are available to be allocated pursuant to excess applications, the Board will allocate those Rights Offer Shares equitably in accordance with the allocation principles described in "Circular to Qualifying Shareholders and ADS Holders—Particulars of Rights Offer—Subscription by Holders of Existing ADSs—Excess Applications". If additional Rights Offer Shares are offered to the ADS Depositary pursuant to excess subscriptions, the ADS Rights Agent will allocate New ADSs representing those Rights Offer Shares pro rata to holders of ADS Rights that made excess applications based on the number of additional New ADSs sought by each of them, except that adjustments to the allocations may be made by the ADS Rights Agent, DTC or DTC participants so that no holder of ADS Rights is allocated a fraction of a New ADS.

If you hold ADS Rights through DTC and wish to apply for excess New ADSs, you should instruct DTC as to the number of excess New ADSs for which you wish to apply.

If you are a beneficial owner of ADS Rights and wish to apply for excess New ADSs but are neither a DTC participant nor a registered holder of ADS Rights, you should instruct the broker or other securities intermediary through which you hold ADS Rights as to the number of excess New ADSs for which you wish to apply.

If you are a holder of ADS Rights registered directly with the ADS Rights Agent and wish to apply for excess New ADSs, you should indicate the number of excess New ADSs for which you wish to apply on the ADS Rights Certificate and pay in full the New ADS Deposit Amount.

Dealings in New ADSs

Existing ADSs are listed on the New York Stock Exchange under the ticker symbol "SBGL". We will apply to list the New ADSs on the New York Stock Exchange. We expect the listing to become effective on or after Monday, June 12, 2017 or, in the case of New ADSs purchased pursuant to the excess applications, on or after Wednesday, June 14, 2017.

Delivery of New ADSs

The ADS Depositary will deliver the New ADSs as soon as practicable following the delivery of the underlying Rights Offer Shares to the ADS Depositary's custodian by credit to its book-entry account in Strate, which delivery to the custodian is expected to be on or after Monday, June 12, 2017 or, in the case of New ADSs purchased pursuant to the excess applications, on or after Wednesday, June 14, 2017.

Ranking	The New ADSs will be fully fungible and rank pari passu with the Existing ADSs.
CUSIP	ADSs: 825724206
ADS Rights: 825724115
Information Agent	MacKenzie Partners, Inc.
Toll-free U.S. Helpline Number	(800) 322-2885
Collect Outside U.S. Helpline Number	(212) 929-5500
Email	rightsoffer@mackenziepartners.com

Holders of Existing Shares

Rights Offer	Sibanye Group hereby offers to Qualifying Shareholders a total of 1,195,787,294 Rights Offer Shares for subscription, upon the terms and conditions set out in this Prospectus Supplement and in the attached Form of Instruction, by way of renounceable Share Rights, at a Rights Offer Subscription Price of R11.28 per Rights Offer Share, on the basis of 9 Rights Offer Shares for every 7 Existing Share held by Qualifying Shareholders at the close of trade on the Record Date for the Rights Offer. As the Rights Offer is fully underwritten, the Rights Offer will raise gross proceeds of approximately R13.5 billion (U.S.$1.0 billion).
The aforementioned Rights Offer Subscription Price represents a discount of approximately 62% to the prevailing 30-day VWAP of the Existing Shares as at the Last Practicable Date.

Only whole numbers of Rights Offer Shares will be issued and Qualifying Shareholders will be entitled to subscribe for rounded numbers of Rights Offer Shares once the Ratio of Entitlement has been applied. Fractional entitlements of 0.5 or greater will be rounded up and less than 0.5 will be rounded down.

Record Date for the Existing Shares Rights Offer	5:00 p.m. (Johannesburg time) on Friday, May 26, 2017.
Existing Shares Rights Offer Exercise Period

The Rights Offer will open at 3:00 a.m. (New York City time), 9:00 a.m. (Johannesburg time) on Monday, May 29,  2017, and will close at 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017.

Rights Offer Subscription Price

R11.28 per Rights Offer Share (equivalent to U.S.$0.86 on May 17, 2017 using an exchange rate of R13.15 per U.S. dollar (as published by Bloomberg at approximately 3:00 p.m. (Johannesburg time) on that date)).

Exercise of Share Rights

If you are a Certificated Shareholder and/or have had Share Rights renounced in your favor, and wish to subscribe for all or part of your entitlement in terms of the enclosed Form of Instruction, you must complete the enclosed Form of Instruction in accordance with the instructions contained therein and lodge it together with payment of the subscription price with the appropriate Transfer Secretaries at the addresses set out in section "Action Required by Sibanye Qualifying Shareholders" of this Prospectus Supplement, so as to be received by the appropriate Transfer Secretaries by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017. Once received by the Transfer Secretaries, the acceptance is irrevocable and may not be withdrawn.

If you are a Dematerialized Shareholder, you will not receive a printed Form of Instruction. You should receive notification from your CSDP or Broker regarding the Share Rights to which you are entitled in terms of the Rights Offer.

If you are a Dematerialized Shareholder and wish to follow your Share Rights in respect of the Rights Offer, you are required to notify your duly appointed CSDP or Broker of your acceptance of the Rights Offer in the manner and time stipulated in the custody agreement governing the relationship between yourself and your CSDP or Broker.

See "Circular to Qualifying Shareholders of Sibanye and ADS Holders—Particulars of the Rights Offer—Subscription by Qualifying Shareholders—Procedures for acceptance" for further details.
Unexercised Share Rights

If payment is not received on or before 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017, the day of the closing of the Rights Offer, the Qualifying Shareholder or renouncee concerned will be deemed to have declined the offer to acquire Rights Offer Shares pursuant to the Rights Offer and the Rights Offer entitlement will lapse. See "Circular to Qualifying Shareholders and ADS Holders—Particulars of the Rights Offer—Subscription by Qualifying Shareholders—Lapse of Rights" for further details.

Procedures for sale and renunciation

If you are a Qualifying Shareholder and do not wish to subscribe for all of the Share Rights allocated to you, you may either dispose of or renounce all or part of your entitlement. See "Circular to Qualifying Shareholders and ADS Holders—Particulars of the Rights Offer—Subscription by Qualifying Shareholders—Procedures for sale and renunciation" for further details.

Excess Applications

All Rights Offer Shares not taken up pursuant to the terms of the Rights Offer will be available for allocation to Qualifying Shareholders who wish to apply for a greater number of Rights Offer Shares than those offered to them in terms of the Rights Offer.

Certificated Shareholders wishing to apply for excess Rights Offer Shares should complete the enclosed Form of Instruction in accordance with the instructions contained therein and return it to the appropriate Transfer Secretaries at the addresses set therein, so as to be received by the appropriate Transfer Secretaries by no later than Friday, June 9,  2017.

Dematerialized Shareholders wishing to apply for excess Rights Offer Shares should instruct their CSDP or Broker, in terms of the custody agreement entered into between themselves and their CSDP or Broker, as to the number of excess Rights Offer Shares for which they wish to apply.

Excess Rights Offer Shares (if any) will be allocated in accordance with the allocation principles set out in "Circular to Qualifying Shareholders and ADS Holders—Particulars of Rights Offer—Subscription by Qualifying Shareholders—Excess Applications".

ISIN	Shares: ZAE000173951
Share Rights: ZAE000243572
Shareholder helpline	011 27 (0) 861 100 634
Indication of Support	Gold One, which holds approximately 19.9% of Sibanye's shares, has expressed in writing its intention to exercise the Share Rights allocated to it under the terms of the Rights Offer.

Risk Factors

        There are risks associated with participating in the Rights Offer, which are described in the section entitled "Risk Factors" beginning on page S-70. You should carefully read and consider these risks prior to participating in the Rights Offer.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision with respect to the Rights Offer Shares and New ADSs. You should also carefully consider the risk factors described under "—Further Information—Risk Factors" of our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement. The risk factors described below and in our 2016 Form 20-F are not an exhaustive list or explanation of all risks which investors may face when making an investment in the New ADSs, the ADS Rights, the Rights Offer Shares and/or the Share Rights, and should be used as guidance only. There may be risks unknown to the Company and other risks, currently believed to be immaterial, that could turn out to be material. Additional risks not presently known or currently deemed immaterial, in particular risks relating to the Acquisitions and their integration into Sibanye, may arise or become material subsequent to the date of this Prospectus Supplement and may impair our business, results of operations and financial condition. Our business, results of operations and financial condition could be materially adversely affected by any of these risks. The trading price of our Existing Shares and ADSs could decline due to any of these risks, and you may lose part or all of your investment. This Prospectus Supplement also contains forward-looking statements that involve risks and uncertainties, see "Forward-Looking Statements". Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks we face that are described below, elsewhere in this Prospectus Supplement and in our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement. Investors should consider carefully whether an investment in the New ADSs, the ADS Rights, the Rights Offer Shares and/or the Share Rights is suitable for them in the light of all the information in this Prospectus Supplement and their personal circumstances.

Risks related to Sibanye's business

Changes in the market price for gold and PGMs, which in the past have fluctuated widely, affect the profitability of Sibanye's gold and PGM mining operations and the cash flows generated by those operations.

        Sibanye's revenues from its gold and platinum mining operations are primarily derived from the sale of gold and PGMs that they produce. Sibanye does not generally enter into commodity derivatives or other hedging arrangements in order to establish a price in advance of the sale of its gold or PGM production. As a result, it is fully exposed to changes in the gold and PGM prices, which could lead to reduced revenue should the gold or PGM price decline. For example, during the year ended December 31, 2016, the gold price fluctuated between U.S.$1,077/oz and U.S.$1,366/oz. During the year ended December 31, 2016, the platinum and palladium price fluctuated between U.S.$821/oz and U.S.$1,178/oz and U.S.$485/oz and U.S.$770/oz, respectively.

        The market price for gold has historically been volatile and is affected by numerous factors over which Sibanye has no control, such as general supply and demand, speculative trading activity and global economic drivers. During the period from the beginning of 2014 to December 31, 2016, the gold price has declined from a high price of U.S.$1,385/oz in 2014 to a low price of U.S.$1,077/oz in 2016. The market price for PGMs has been similarly volatile. Should the gold or PGM price decline below Sibanye's production costs, it may experience losses and, should this situation remain for an extended period, Sibanye may be forced to curtail or suspend some or all of its projects, operations and/or reduce operational capital expenditures. Sibanye might not be able to recover any losses incurred during, or after, such events. A sustained period of significant gold or PGM price volatility may also adversely affect Sibanye's ability to undertake new capital projects or to make other long-term strategic decisions. The use of lower gold and PGM prices in reserve calculations and LoM plans could also result in material impairments of Sibanye's investment in gold or PGM mining properties or a reduction in its reserve estimates and corresponding restatements of its reserves and increased amortization, reclamation and closure charges.

        Exchange-traded funds for PGMs have been introduced in recent years that enable more investors to participate in the PGM markets, potentially resulting in more metal being held in inventory. The overhang from these significant investment holdings of palladium and platinum makes it more difficult to predict accurately future supply and demand for these metals and may contribute to added PGM price volatility.

        Any of the above could have a material adverse effect on Sibanye's business, operating results and financial condition.

Because gold and PGMs are generally sold in U.S. dollars, while the majority of Sibanye's gold and a substantial amount of Sibanye's PGM production costs are denominated in Rand, Sibanye's operating results and financial condition will be materially harmed if there is a material change in the value of the Rand.

        Gold and PGMs are principally sold throughout the world in U.S. dollars, but Sibanye's costs of production at its operations in South Africa are primarily incurred in Rand. Recent volatility in the Rand has made our costs and results of operations less predictable than when exchange rates are more stable. In recent years, the Rand has experienced significant devaluation against the U.S. dollar falling from R10.34 per U.S.$1.00 as at December 31, 2013 to R15.54 per U.S.$1.00 as at December 31, 2015, before strengthening again to R13.69 per U.S.$1.00 as at December 31, 2016. Any significant recovery or appreciation of the Rand against the U.S. dollar would increase our operating costs in U.S. dollar terms and reduce revenue in Rand terms, which could materially adversely affect our operating results and financial condition of the South African operations. Conversely, a further weakening of the Rand may result in higher inflation in South Africa, which would increase the prices Sibanye pays for products and services. In light of these factors and the likely impact on cash flow, Management regularly re-evaluates its current growth capital expenditure plans. This includes reviewing the planned 2017 capital profile of the projects at the Rustenburg Operations, Burnstone and the WRTRP. Certain projects may be deferred or placed on care and maintenance until commodity prices sustainably improve, and/or exchange rate volatility has subsided. All of the above could have a material adverse effect on Sibanye's business, operating results and financial condition.

Sibanye's operations and profits have been and may be adversely affected by labor unrest and union activity.

        Organized labor dynamics in the mining sector, particularly in South Africa, are volatile and uncertain and as such, they have had, and may in the future have a material adverse impact on our operations, production and financial performance. A recent increase in union activity and labor unrest in South Africa has resulted in more frequent industrial disputes and extended negotiations that have, along with other factors, negatively affected South Africa's sovereign debt rating and subsequently the credit ratings of the country's leading mining companies. While widespread strikes in the gold mining industry have not occurred since 2012, the South African platinum industry was subject to a five-month strike in 2014, which resulted in a 56% decrease in production at Aquarius's Platinum Mile operation in its fiscal year ended June 30, 2014, as well as 167,000 ounces of total lost production at the Rustenburg Operations during the length of the strike. In addition, AMCU called a brief strike at the Kroondal Operations during May 27, 2016, which was later interdicted by the Labour Court of South Africa on the basis that it was unprotected. In October 2015, Sibanye concluded a three-year labor agreement with NUM, UASA and Solidarity, but AMCU, which currently has minority recognition status at Beatrix and Kloof and majority status at Driefontein, rejected, and continued to reject, further alternative offers made by Sibanye. Despite the acceptance of the labor agreement by NUM, UASA and Solidarity, and the extension thereof to all other employees, during March 2015, AMCU threatened industrial action should a higher wage not be agreed. This was averted by Sibanye entering into an agreement with AMCU for a marginally higher wage. NUM has expressed its dissatisfaction with this development and there can therefore be no guarantee that further strikes, work stoppages or other disruptions will not occur. The Kroondal Operations wage agreement expires on June 30, 2017.

There is no guarantee that Sibanye will be able to reach a new wage agreement with the unions at the Kroondal Operations, or that the terms of any new agreement will be favourable to Sibanye.

        Furthermore, rivalry between unions, such as AMCU and NUM, may destabilize labor relations in the mining sector. For example, on February 5, 2015, a conflict occurred between AMCU and NUM members at Beatrix, resulting in injuries to nine Sibanye employees. Operations at Beatrix were temporarily suspended as a result of the incident, and only resumed on February 9, 2015 after Sibanye and the rival unions agreed to commit to maintaining peaceful co-existence and a safe working environment for employees.

        In addition, Sibanye undertakes from time to time processes for operational restructuring under Section 189A of the Labour Relations Act 66 of 1995 ("Section 189A Processes"), which may result in retrenchment of employees and may impact production levels at affected operations. For example, on July 11, 2016, the Company announced that it had given notice of a Section 189A Process and entered into a 60-day consultation process with trade unions and affected employees at its Cooke 4 operation. This Section 189A Process was completed without any material incidents of unrest, leading to the cessation of mining operations at the Cooke 4 operation and the redeployment of the majority of affected employees to other Sibanye operations. In addition, on January 26, 2017, the Company announced that it had entered into a Section 189A consultation process at its South African platinum operations. This consultation could result in the reduction of approximately 500 employees, which may lead to future labor unrest. Factors that influence the decision to undertake such Section 189A Processes include, among other things, the cost structure of an operation, commodity prices and exchange rates. Restructuring options are currently being reviewed at marginal operations and while no decision has been taken, it should be noted that a low Rand commodity price environment, such as the one currently being experienced, increases the likelihood that Sibanye will determine that undertaking a Section 189A Process at one or more of its operations is advisable. Any currently underway or future Section 189A Process may lead to labor unrest, reduced production levels and reputational harm to Sibanye. There is no guarantee that any such Section 189A Process will provide the costs savings or other benefits anticipated by management.

        In the United States, Sibanye's employees located at the Stillwater Mine and the Columbus processing facilities are covered by a collective bargaining agreement with the USW Local 11-0001 entered into in 2015. This agreement expires on June 2, 2019 with limited re-negotiation (for wages only) in 2017. Sibanye's employees at the East Boulder Mine are covered by a separate collective bargaining agreement with USW Local 11-0001, which expires on December 31, 2019 with limited re-negotiation (for wages only) in 2017. As the majority of Sibanye's workforce in the United States is unionized, Sibanye is subject to a risk of strikes and other labor disputes at its U.S. operations, and its ability to alter labor costs is restricted by the fact that unionized employees are party to collective bargaining agreements.

        In the event that further industrial relations-related interruptions were to occur at any of Sibanye's operations, other mines' operations or in other industries that impact its operations, or increased employment-related costs due to union or employee activity, these may have a material adverse effect on its business, production levels, production targets, results of operations, financial condition, reputation and future prospects. In addition, lower levels of mining activity can have a longer-term impact on production levels and operating costs, which may affect operating life. Mining conditions can deteriorate during extended periods without production and Sibanye will not re-commence mining until health and safety conditions are considered appropriate to do so.

Sibanye's mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which are the subject of dispute.

        Our operations in South Africa are subject to legislation regulating mineral rights. This includes BEE Legislation designed to effect the entry and participation of HDSAs into the mining industry and increase their participation in the South African economy.

        The MPRDA came into effect on May 1, 2004. The MPRDA provides that the mineral resources of South Africa are the common heritage of the South African people with the South African government acting as custodian in order to, among other things, promote equitable access to the nation's mineral resources by South Africans, expand opportunities for HDSAs who wish to participate in the South African mining industry and advance social and economic development. As custodian, the South African government exercises regulatory control over the exploitation of mineral resources and does so by exercising the power to grant the rights required to prospect and mine for minerals. Mining companies were required to apply for the right to mine and/or prospect and to convert existing mining rights to "new order" mining rights. In order to qualify for these rights, applicants need to satisfy the DMR that the grant of such rights will advance the open-ended broad-based socio-economic empowerment requirements of the Mining Charter published pursuant to the MPRDA. In order to provide guidance on the fulfilment of these broad-based socio-economic empowerment requirements to the mining industry, the DMR published the Mining Charter, which also became effective on May 1, 2004. The current requirement is 26% HDSA ownership of mining assets. In 2010, the DMR introduced the Amended Mining Charter containing guidelines envisaging, among other things, that mining companies should achieve a minimum of 40% of HDSA demographic representation by 2014 at executive management (board) level, senior management (executive committee) level, core and critical skills, middle management level and junior management level.

        On March 31, 2015, the Chamber of Mines reported that the DMR believes that empowerment transactions by mining companies concluded after 2004 where the HDSA ownership level has fallen due to HDSA disposal of assets or for other reasons should not be included in the calculation of HDSA ownership for the purposes of, among other things, the 26% HDSA ownership guidelines under the Mining Charter. The position of Sibanye is consistent with that of the Chamber of Mines that such historical empowerment transactions should be included in the calculation of HDSA ownership. The DMR and the Chamber of Mines jointly agreed to approach the South African courts to seek a declaratory order which will provide a ruling on the interpretation of relevant legislation and the status of the Mining Charter. The Chamber of Mines and the DMR filed papers in court and the matter was placed on the roll to be heard on March 15, 2016. However, in February 2016, an application was filed by a third party to consolidate the application by the Chamber of Mines and the DMR with its own application for a declaratory order on the empowerment aspects of the Mining Charter. The Chamber of Mines opposed the consolidation of these applications on the basis that, amongst other things, the right to relief in the respective applications does not depend substantially on the same questions of law and/or fact. On May 3, 2016, the court refused to consolidate the two applications.

        If the DMR were to prevail in court, mining companies, including Sibanye, may be required to undertake further transactions in order to increase their HDSA ownership, which would result in the dilution of ownership levels of the existing Shareholders and could also have a negative impact on the financial indebtedness of Sibanye. In such event, Sibanye may be required to maintain a minimum HDSA ownership level indefinitely. On April 15, 2016, the DMR published the New Draft Mining Charter which seeks to, among other things, increase and maintain HDSA equity ownership in mining companies which would result in the dilution of existing Shareholders. Under the New Draft Mining Charter, current holders of mining rights will have a three-year transitional period from the coming into effect of the New Draft Mining Charter to align themselves with the new ownership requirements. Where empowerment transactions have been concluded and empowerment partners have sold their shares and exited the structure, new empowerment transactions will need to be concluded for mining right holders to be compliant with the New Draft Mining Charter. Having first been introduced in the Amended Mining Charter, it is also proposed that HDSA entrepreneurs, communities and employees are brought into the ownership structure and all hold a mining equity stake of no less than 5% each. The New Draft Mining Charter was open for public comment for a 30-day period, and the DMR is currently in the process of reviewing the submissions that it received. The DMR's review is likely to result in the New Draft Mining Charter undergoing revisions in the coming months. From July 18, 2016 to October 31, 2016, the DMR invited all those who made written submissions on the New Draft Mining Charter to make presentations and thereafter conclude the public commentary process. Sibanye presented on July 18, 2016.

        Any adjustment to the ownership structure of Sibanye's mining assets in order to meet BBBEE requirements could have a material adverse effect on the value of Sibanye's Shares. Further, Sibanye may in the future incur significant costs or have to issue additional Shares as a result of changes in the interpretation of existing laws and guidelines or the imposition of new laws relating to HDSA ownership requirements, which may have a material adverse effect on Sibanye's business, operating results and financial condition.

        In terms of section 47 of the MPRDA, the Minister may suspend or cancel existing mining rights or, under section 23(3) of the MPRDA, refuse to grant applications for new mining rights by mining companies, including Sibanye, should such holders of mining rights be deemed not to be in compliance with the requirements of the MPRDA as read with South Africa's mining industry empowerments requirements. However, it is this very issue which also forms part of the court application by the Chamber of Mines. If the Minister were to determine that Sibanye is not in compliance with the requirements of the MPRDA and its empowerment requirements, Sibanye may be required to engage in remedial steps, including changes to management and actions that require Shareholder approval.

        There is no guarantee that any steps that have already been taken, or that Sibanye might take in the future, will ensure the successful renewal of Sibanye's existing mining rights or the granting of applications for new mining rights.

        An amendment to the MPRDA, namely the MPRDB, was passed by both the National Assembly and the NCOP on March 27, 2014. In January 2015, the President referred the MPRDB back to Parliament for reconsideration and on November 1, 2016, a revised version of the MPRDB was passed by the National Assembly and referred to the NCOP. On 3 March 2017, the National Assembly passed certain minor amendments to the MPRDB. The National Assembly has referred the MPRDB to the NCOP where the Select Committee will receive comments on the MPRDB by 22 March 2017.

Power stoppages, fluctuations and usage constraints in South Africa may force Sibanye to halt or curtail operations.

        Electricity supply in South Africa has been constrained over the past decade and there have been multiple power disruptions. There is uncertainty whether the national power supply utility, Eskom, will be able to meet demand for power supply in the future. In June 2016, Eskom made an assurance that it had adequate capacity to supply projected national electricity demands for the next six years. Such statements have, however, historically proven to be unreliable and, accordingly, there is a lack of confidence in Eskom's assurance of supply. As a result, it is possible that power disruptions may continue indefinitely. In addition to supply constraints, labor unrest in South Africa has before, and may in the future, disrupt the supply of coal to power stations operated by Eskom and result in curtailed supply. For example, on August 10, 2016, Eskom failed to reach a wage agreement with the NUM, which led to a two-day strike. Further, in the first quarter of fiscal 2014, rain impacted coal supply and constrained Eskom's ability to provide power. In November 2014, Eskom declared a power emergency and required large industrial users, including Sibanye, to reduce their electricity usage by 10% for one five-hour period as part of a broader electricity usage reduction program. Despite the fact that Eskom has adopted a policy of asking households to reduce usage before asking industrial users to do so in order to reduce the economic impact of such disruptions, Eskom has warned that power constraints will continue.

        The South African Department of Energy is developing a power conservation program in an attempt to improve the reliability of power supply in South Africa. However, there can be no assurance that this program will provide sufficient supply for the needs of the country or for Sibanye to run its operations at full capacity or at all. While Sibanye has backup generating capacity available during power emergencies, this is insufficient for all operations to continue operating as normal, however it is sufficient for safety purposes. This capacity is generated at a significantly higher cost than electricity supplied by Eskom.

        Any further disruption or decrease in the electrical power supply available to Sibanye's South African-based operations could have a material adverse effect on its business, operating results and financial condition.

Power cost increases in South Africa may adversely affect Sibanye's results of operations.

        Sibanye's mining operations in South Africa depend upon electrical power generated by the state utility provider, Eskom. See "—Power stoppages, fluctuations and usage constraints in South Africa may force Sibanye to halt or curtail operations" above. Eskom holds a monopoly on power supply in the South African market. In fiscal 2014, Eskom applied to the National Energy Regulator of South Africa, or NERSA, for tariff increases and for 2015 NERSA granted Eskom an average tariff increase of 12.69% effective April 1, 2015, being 8% plus 4.69% due to the clawing back by Eskom of prudent costs from the RCA for the three-year period from April 2010 to March 2013. On March 1, 2016, NERSA gave permission for Eskom to raise rates by an additional 9.4%, being 3.51% plus a net 5.89% due to the 2016 RCA adjustment for the 2014 fiscal year, in order to make up a cash flow shortfall. On August 16, 2016, the North Gauteng High Court overturned NERSA's 2016 RCA adjustment decision. On November 17, 2016, the North Gauteng High Court granted Eskom's and NERSA's appeal to the Supreme Court of Appeal, which is currently pending. On 23 February 2017, NERSA granted an average tariff increase of 2.2% effective 1 April 2017, the lower percentage increase due to revenue base adjustments in previous years as a result of the approved RCA adjustments. Eskom will not be allowed to make any RCA applications until the matter is resolved in the Supreme Court of Appeal. However, NERSA has indicated that Eskom can make an application for relief in terms of section 4 of the Electricity Regulation Act if Eskom foresees any cash flow risks and implications thereof on its financial stability. The outcome of the Supreme Court of Appeal's judgment, and possibly the outcome of a further appeal to the Constitutional Court, will likely have notable impacts on the cost of electricity. Should Sibanye experience further power tariff increases, its business operating results and financial condition may be adversely impacted.

Due to the nature of deep level mining and the extensive environmental footprint of Sibanye's operations, environmental hazards, industrial accidents, mining accidents and pollution may result in operational disruptions such as stoppages which could result in increased production costs as well as financial and regulatory liabilities.

        Mining by its nature involves significant risks and hazards, including environmental hazards, as well as industrial and mining accidents. These include, for example, seismic events, fires, cave-ins and blockages, flooding, discharges of gases and toxic substances, contamination of water, air or soil resources, unusual and unexpected rock formation affecting ore or wall rock characteristics, ground or slope failures, rock bursts, wild fires, flooding, radioactivity and other accidents or conditions resulting from mining activities including, among other things, blasting and the transport, storage and handling of hazardous materials. In addition, we operate tailings dams and, while rare, tailings dams on occasion have failed in our industry (for example, in Canada in 2014 at Mount Polley and in Brazil in 2015 at

Samarco) for a variety of reasons, including increased weight, the construction material used and design deficiencies. A significant tailings dam failure could have catastrophic consequences and result in material liabilities.

        We have experienced and continue to remain at risk of experiencing environmental and other industrial hazards, as well as industrial and mining accidents, and we are more susceptible, particularly at our South African operations, than other mining operations to certain of these risks due to mining at depth. Furthermore, there are risks that relevant regulators, such as the DMR, the Mine Safety and Health Administration ("MHSA") or the Occupational Safety and Health Administration ("OHSA"), may impose fines and work stoppages (known as Section 54 stoppages in South Africa) for non-compliant mining operating procedures and activities, which will reduce or halt production until lifted. The occurrence of any of these events could delay or halt production, increase production costs and result in financial and regulatory liability for Sibanye, which could have a material adverse effect on its business, operating results and financial condition. See also "—Sibanye's operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and Sibanye has faced, and may face further, claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws" below.

        In addition, the relevant environmental authorities may issue administrative directives and compliance notices to enforce the provisions of the relevant statutes (especially NEMA, the NWA and the Waste Act in South Africa, as well as the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act and the Metals Mines Reclamation Act in the United States) to take specific anti-pollution measures, continue with those measures and/or to complete those measures. The authorities may also order the suspension of part or all of Sibanye's operations if there is non-compliance with legislation. Contravention of some of these statutes may also constitute a criminal offense and an offender may be liable for a fine or imprisonment, or both.

        Seismic activity is of particular concern in the underground mining environment, particularly in South Africa as a consequence of the extent and extreme depth of mining. Seismic events have caused death and injury to employees and contractors and may result in safety-related stoppages.

        Seismic activity may also cause a loss of mining equipment, damage to, or destruction of mineral properties or production facilities, monetary losses, environmental damages and potential legal liabilities.

        As a result, the occurrence of any of these events may have a material adverse effect on Sibanye's business, operating results and financial condition.

To the extent that Sibanye seeks to expand further through acquisitions, it may experience delays or other issues in executing acquisitions or managing and integrating the acquisitions with its existing operations.

        Sibanye has pursued and may continue to pursue growth opportunities through acquisitions in order to enhance or sustain its ability to pay an industry leading dividend and to allow it to consolidate operations, increase scale and implement best practices across operations.

        Sibanye has also entered and may continue to seek to enter mining sectors related to its existing operations through acquisitions or other business combination transactions. For example, between 2016 and 2017, Sibanye concluded the Acquisitions. See "—Risks related to the Acquisitions" below. Further growth may occur through the acquisition of other companies and assets, development projects, or by entering into joint ventures.

        The Stillwater Acquisition has expanded Sibanye's operations to new geographies in which Sibanye has no prior operational experience. As an operator of mines in the United States, Sibanye will be exposed to increased U.S. reporting requirements with which it may have difficulties complying. In addition, Sibanye has limited experience with the MSHA, which oversees and enforces regulations pertaining to the health and safety of workers at Sibanye's U.S. operations.

        Any future acquisitions or joint ventures may change the scale of Sibanye's business and operations and may expose it to new geographical, geological, commodity, political, social, labor, operational, financial, legal, regulatory and contractual risks. Further, the acquisition of any assets that produce commodities other than gold or PGMs will expose Sibanye to the risk of operating in an environment and market with which its Management has less experience. In addition, to the extent Sibanye participates in the development of a project through a joint venture or any other multi-party commercial structure, there could be disagreements, legal or otherwise, or divergent interests or goals amongst the parties, which could jeopardize the success of the project. There can be no assurance that any acquisition or joint venture, including the acquisitions of Stillwater, the Rustenburg Operations, Aquarius, Cooke, Wits Gold and Burnstone, or the acquisition of any new mining assets or operations, will achieve the results intended, and, as such, could have a material adverse effect on Sibanye's business, operating results and financial condition.

        Sibanye faces intense competition for the acquisition of attractive mining properties. From time to time, Sibanye evaluates the acquisition of ore reserves, development properties or operating mines, either as stand-alone assets or as part of existing companies. The decision to acquire these properties may be based on a variety of factors, including historical operating results, estimates and assumptions regarding the extent of the ore reserve, cash and other operating costs, gold and other mineral prices, projected economic returns and evaluations of existing or potential liabilities associated with the relevant property and its operations and how these factors may change in the future. Other than historical operating results, these factors are uncertain and could have an impact on revenue, cash and other operating costs, as well as the process used to estimate the ore reserve.

        The integration of any acquired assets requires Management capacity. There can be no assurance that Sibanye's current Management team has sufficient capacity, nor that it can acquire additional skills to supplement that capacity, to integrate any acquired or new assets and operations into the Group and to realize cost and operational efficiencies at the acquired assets or maintain those at the existing operations.

To the extent that Sibanye seeks to further expand its current mining operations, it may experience problems associated with mineral exploration or developing mining projects.

        In order to expand its operations and reserve base organically, Sibanye relies on its existing exploration programs and investigates, and may continue to investigate, the exploitation of mineralization below the current mining levels and infrastructure limits at its operations. Sibanye is currently undertaking brownfields exploration at selected operations in South Africa and at Stillwater. In South Africa, brownfields exploration, aimed at the depth extensions of its Beatrix operations is currently underway. This exploration is anticipated to add replacement reserves for the Beatrix operation. In addition, ongoing drilling to further refine existing reserves as well as for the definition of future reserves is currently being undertaken at the Blitz Project. Exploration at the Blitz Project is expected to add incremental reserves at the Stillwater Mine. Stillwater has also been undertaking exploration activities at the Altar project, a large porphyry-style copper-gold deposit in Argentina and to a lesser extent at its Marathon project, a low grade PGM-Copper-Gold project in Ontario, Canada. Sibanye does not consider either the Altar or Marathon projects core to the Company's portfolio and will consider various alternatives to realize value for these projects with minimal further exploration spend. Projects of this nature are generally capital intensive, have a long lead time and are subject to risks relating to the location of economic ore bodies, the development of appropriate extractive processes, cost overruns and delays, the receipt of necessary governmental permits and regulatory approvals and the extension of mining and processing facilities at the mining site.

        Further, in cases where Sibanye explores the production of commodities other than gold or PGMs, Sibanye may be exposed to further risk of operating in an environment and market with which its Management has less experience.

        There can be no assurance that any exploration or expansion projects will be successful, partially or at all, and the failure of Sibanye to expand its reserves through such projects could have a material adverse effect on its business, operating results and financial condition.

Sibanye's mineral reserves are estimates based on a number of assumptions, which, if changed, may require Sibanye to lower estimated mineral reserves.

        The mineral reserves of Sibanye, including Stillwater, incorporated by reference in this Prospectus Supplement are estimates based on assumptions regarding, among other things, Sibanye's costs, expenditures, commodity prices, exchange rates, metallurgical and mining recovery assumptions, which may prove inaccurate due to a number of factors, many of which are beyond our control. For example, at the Stillwater Mine, unexpected geologic conditions, particularly faulting, have been, and can expect to be encountered as mining proceeds. The effect of faulting and its effects on geologic units that are close to the J-M Reef in some areas can result in additional dilution of ore grade during mining operations.

        In the event that we adversely revise any of the assumptions that underlie our mineral reserves, this may result in a revision of mineral reserves. In addition, mineral reserve estimates depend to some extent on statistical inferences drawn from limited drillings sample, which may prove to be unreliable or unrepresentative. Should Sibanye encounter mineralization or formations at any of its mines or projects different from those predicted by drilling, sampling and similar examinations, mineral reserve estimates may have to be adjusted and mining plans may have to be altered. Any downward revision in Sibanye's mineral reserves and, over the longer term, any failure to replace reserve ounces as they are mined may have a material adverse effect on its business, operating results, life of operations and financial condition.

Due to the mature infrastructure at our mining operations, unplanned breakdowns, statutory mandated modifications and stoppages may result in production delays, increased costs and industrial accidents.

        Nearly all of our operating shafts and processing plants at our gold and PGM operations, including those of our recently acquired assets, are relatively mature. Maintaining this infrastructure requires skilled human resources, capital allocation, management and regular, planned maintenance. Once a shaft or a processing plant has reached the end of its intended lifespan or needs modification to comply with the applicable regulatory standards, more than normal maintenance and care is required. Although we have a comprehensive maintenance strategy in place, incidents resulting in production delays, increased costs or industrial accidents may occur. There is also a risk that delays in procuring critical spares for major repairs may result in disruptions to production. Such incidents may have a material adverse effect on our business, operating results and financial condition.

Actual and potential supply chain shortages and increases in the prices of production inputs may have a material adverse effect on Sibanye's operations and profits.

        Sibanye's results of operations may be affected by the availability and pricing of raw materials and other essential production inputs, including, for example, fuel, steel, cyanide and other reagents required at our mining operations. The price and quality of raw materials may be substantially affected by changes in global supply and demand, along with weather conditions, governmental controls and other factors. A sustained interruption in the supply of any of these materials would require Sibanye to find acceptable substitute suppliers and could require Sibanye to pay higher prices for such materials. The prices of certain of Sibanye's production inputs are impacted by, among other things, the prices of oil and steel which may be volatile. Any significant increase in the prices of these materials will increase Sibanye's operating costs and affect production considerations.

Our business is subject to high fixed costs which may impact its profitability.

        The mining industry, particularly the gold and PGM mining industry, is generally labor intensive and characterized by high fixed costs on a short-term operating basis. The majority of operating costs of each mine do not vary significantly with the production rate and, therefore, a relatively small change in productivity as a result of, for example, strikes or other work stoppages could have a disproportionate effect on operating and financial results. Costs are generally significantly more stable than revenues, the latter being driven by commodity price and exchange rates which can be volatile. Accordingly, changes in revenues due to commodity prices or exchange rate movements could have a material adverse effect on Sibanye's growth or financial performance. Above inflation increases in fixed costs such as labor or electricity costs may cause parts of Sibanye's resources to become uneconomical to mine and lead to the closure of marginal shafts or other areas at its operations. This would impact on planned production levels and declared reserves and could have a material adverse effect on our business, operating results and financial condition.

Theft of gold, PGM and production inputs, as well as illegal artisanal mining, may occur on some of Sibanye's South African-based properties. These activities are difficult to control, can disrupt Sibanye's business and can expose Sibanye to liability.

        Sibanye has experienced illegal and artisanal mining activities and theft of precious metals bearing materials (which may be by employees or third parties) at its South African-based properties. The activities of illegal and artisanal miners could lead to reduction of mineral reserves, potentially affecting the economic viability of mining certain areas and shortening the lives of the operations as well as causing possible operational disruption, project delays, disputes with illegal miners and communities, pollution or damage to property for which Sibanye could potentially be held responsible, leading to fines or other costs. Rising gold or PGM prices may result in an increase in gold or PGM theft expected to be principally at its South African-based mines. The occurrence of any of these events could have a material adverse effect on Sibanye's business, operating results and financial condition.

Social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of some of Sibanye's South African-based operations may disrupt its business or may lead to greater social or regulatory impositions on Sibanye.

        There are a number of informal settlements located in the vicinity of some of Sibanye's South African-based operations. These settlements are populated by mining company employees (including Sibanye employees), the families of mining company employees and other people. As at December 31, 2016, 63% of Sibanye's South African-based workforce opted to receive a "living out allowance" and Management expects that a portion of these individuals reside in informal settlements. In recent years, the size of these settlements has grown substantially. Poor living conditions in these settlements may lead to the spread of disease or other health hazards, which may increase absences or affect the productivity of employees. The population of such settlements or the surrounding communities may also demand jobs, social services or infrastructure from the local mining operations, including Sibanye. Any such demands or other demands from these communities may lead to increased costs or regulatory burdens on Sibanye. Such demands may also lead to protests or other actions which may hinder Sibanye's ability to operate.

        Any of the above factors could have a material adverse effect on Sibanye's business, reputation, operating results and financial condition.

Because our operations are regionally concentrated, disruptions in these regions could have a material adverse impact on the operations.

        Our headquarters and the majority of our gold mining operations are located in the north western and south western margins of the Witwatersrand Basin in South Africa, and our South African

platinum operations are located in the Western Bushveld Complex in close proximity to the town of Rustenburg in the North West Province. Our U.S. operations are concentrated in Montana. As a result, any adverse economic, political or social conditions affecting these regions or surrounding regions, as well as natural disasters or coordinated strikes or other work stoppages, could have a material adverse effect on Sibanye's business, operating results and financial condition.

If we lose senior management or are unable to hire and retain sufficient technically skilled employees or sufficient HDSA representation in management positions in South Africa, our business may be materially adversely affected.

        Our ability to operate or expand effectively depends largely on the experience, skills and performance of our senior management team and technically skilled employees. However, the global mining industry, especially in South Africa, including Sibanye, continues to experience a shortage of qualified senior management and technically skilled employees. We may be unable to hire or retain (due to departure or unavailability) appropriate senior management, technically skilled employees or other management personnel, or we may have to pay higher levels of remuneration than we currently intend in order to do so. In the United States, Sibanye depends on management and other key personnel retained following the Stillwater Acquisition in order to maintain its U.S. operations and support its projects. A loss of key management or other personnel at Sibanye's U.S. operations could prevent Sibanye from capitalizing on business opportunities in the United States, as prior to the Stillwater Acquisition, Sibanye did not have any previous operational experience with the acquired assets or in the United States.

        Additionally, as a condition of our mining rights in South Africa, we must ensure sufficient HDSA participation in our management and core and critical skills and failure to do so could result in fines or the loss or suspension of our mining rights. If we are unable to hire or retain appropriate management and technically skilled personnel or are unable to obtain sufficient HDSA representation in management positions, or if there are not sufficient succession plans in place, this could have a material adverse effect on our business, including production levels, operating results and financial position.

Sibanye's insurance coverage may not adequately satisfy all potential claims in the future.

        Sibanye has an insurance program, including partial self-insurance. However, it may become subject to liability against which it has not been insured, cannot insure or is insufficiently insured, including those relating to past mining activities. Sibanye's existing property and liability insurance contains specific exclusions and limitations on coverage. For example, should Sibanye be subject to any regulation or criminal fines or penalties, these amounts would not be covered under its insurance program. Should Sibanye suffer a major loss, which is insufficiently covered, future earnings could be affected. In addition, certain classes of insurance may not continue to be available at economically acceptable premiums. As a result, in the future, Sibanye's insurance coverage may not fully cover the extent of claims against it or any cross-claims made.

Sibanye utilizes information technology and communications systems, the failure of which could significantly impact its operations and business.

        Sibanye utilizes and is reliant on various information technology and communications systems, in particular the Systems, Applications and Products in data processing, payroll and time and attendance applications. Damage or interruption to Sibanye's information technology and communications systems, whether due to accidents, human error, natural events or malicious acts, may lead to important data being irretrievably lost or damaged, thereby adversely affecting Sibanye's business, operating results and financial condition.

        These systems may be subject to security breaches (e.g. cyber-crime or activists) or other incidents that can result in misappropriation of funds, increased health and safety risks to people, disruption to our operations, environmental damage, loss of intellectual property, disclosure of commercially or personally sensitive information, legal or regulatory breaches and liability, other costs and reputational damage. While no material losses related to cyber security breaches have been discovered, given the increasing sophistication and evolving nature of this threat, we cannot rule out the possibility of them occurring in the future. An extended failure of critical system components, caused by accidental, or malicious actions, including those resulting from a cyber security attack, could result in a significant environmental incident, commercial loss or interruption to operations.

Sibanye is subject to risks associated with litigation and regulatory proceedings.

        As with most large corporations, Sibanye is involved, from time to time, as a party to various lawsuits, arbitrations, regulatory proceedings or other disputes. Litigation, arbitration, regulatory proceedings and other types of disputes involve inherent uncertainties and, as a result, Sibanye faces risks associated with adverse judgments or outcomes in these matters. Even in cases where Sibanye may ultimately prevail on the merits of any such dispute, Sibanye may face significant costs defending its rights, lose certain rights or benefits during the pendency of any such litigation, arbitration, regulatory proceeding or other dispute, or suffer reputational damage as a result of its involvement therewith. Sibanye is currently engaged in a number of legal and regulatory proceedings, including as described under "—Business—Sibanye Group—Legal and Arbitration Proceedings". There can be no assurance as to the outcome of any litigation, arbitration, regulatory proceeding or other dispute, and the adverse determination of material litigation could have a materially adverse effect on Sibanye's business, operating results and financial condition.

        See also "—Sibanye's operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and Sibanye has faced, and may face further, claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws" below.

An actual or alleged breach or breaches in governance processes, or fraud, bribery and corruption may lead to public and private censure, regulatory penalties, loss of licenses or permits and impact negatively upon our empowerment status and may damage Sibanye's reputation.

        The legal and regulatory framework in which Sibanye operates is complex, and its governance and compliance policies and processes may not prevent potential breaches of law or accounting or other governance practices. Sibanye's operating and ethical codes, among other standards and guidance, may not prevent instances of fraudulent behavior and dishonesty, nor guarantee compliance with legal and regulatory requirements.

        To the extent that Sibanye suffers from any actual or alleged breach or breaches of relevant laws (including South African anti-bribery and corruption legislation or the U.S. Foreign Corrupt Practices Act of 1977) under any circumstances, they may lead to regulatory and civil fines, litigation, public and private censure, loss of operating licenses or permits and impact negatively upon Sibanye's empowerment status and may damage its reputation. The occurrence of any of these events could have a material adverse effect on Sibanye's business, operating results and financial condition.

Title to Sibanye's properties may be uncertain and subject to challenge.

        Certain of Sibanye's properties may be subject to the rights or the asserted rights of various community stakeholders, including indigenous people. The presence of those stakeholders may have an impact on Sibanye's ability to develop or operate its mining interests. For example, in South Africa, the Extension of Security of Tenure Act (1997), the Restitution of Land Rights Act (1994) and the Prevention of Illegal Eviction from and Unlawful Occupation of Land Act (1998) and the Labour Tenants Act (1996) provide for various landholding rights. Such legislation is complex, difficult to predict and outside of Sibanye's control, and could therefore negatively affect the business results of new or existing projects. Where consultation with stakeholders is statutorily or otherwise mandated, relations may not remain amicable and disputes may lead to reduced access to properties or delays in operations. Title to Sibanye's properties, particularly undeveloped ones, may also be defective or subject to challenge. Title review does not necessarily preclude third parties from contesting ownership.

        Sibanye's Montana properties include a number of unpatented mining and mill site claims. The validity of unpatented mining claims on public lands is often uncertain, and possessory rights of claimants may be subject to challenge. Sibanye pays annual maintenance fees and has obtained mineral title reports and legal opinions for some of the unpatented mining claims or mill sites making up portions of its properties, in accordance with applicable laws and what Sibanye believes is standard industry practice. However, Sibanye cannot be certain that applicable laws will not be changed nor that Sibanye's possessory rights to any of its unpatented claims may not be deemed defective and challenged.

        As a result, any such legislation could change the cost of holding unpatented mining claims and could significantly affect Sibanye's ability to develop ore reserves located on unpatented mining claims. All of the foregoing could adversely affect the economic and financial viability of future mining operations at Sibanye's Montana mines. Although it is impossible to predict at this point what any legislated royalties might be, enactment could adversely affect the potential for development of such federal unpatented mining claims.

Sibanye's U.S. recycling business is dependent on relationships with third-party suppliers and has other credit and operational risks.

        In the United States, Sibanye sources automotive and industrial catalyst materials from third-parties through both purchase and tolling arrangements. Sibanye has entered into sourcing arrangements for recycled materials with various suppliers, and it depends on those suppliers to provide catalyst and other industrial sources for recycling. Sibanye is subject to the suppliers' compliance with the terms of these arrangements and to their contractual right to terminate or suspend the agreement. Should one or more of these sourcing arrangements be terminated, Sibanye might be unable to source replacement recyclable materials on terms that are acceptable to Sibanye. If Sibanye is unable to source sufficient quantities of recycled materials, the U.S. recycling business would become less profitable, and this loss could negatively affect Sibanye's business and results of operations. Similarly, these suppliers in turn typically source material from various other third-parties in a competitive market, and there can be no assurance of the suppliers' continuing ability or willingness to source material on behalf of Sibanye at current volumes and prices. Any constraint on the suppliers' ability to source material could reduce the profitability of Sibanye's U.S. recycling business.

        From time to time, Sibanye may advance cash to third party brokers and suppliers to support the purchase and collection of spent catalyst materials and other industrial sources. These advances are normally made at the time material is ready for shipment or already in transit to Sibanye's facilities. In some cases, Sibanye has a security interest in the materials that the suppliers have procured but for which Sibanye has not yet received. The unsecured portion of these advances is fully at risk.

        Sibanye regularly advances money to its established recycling suppliers for catalyst material that Sibanye has physically received and carries in its processing inventories. These advances typically represent some portion of the estimated total value of each shipment until final assays are completed determining the actual PGM content of the shipment. Upon completion of the shipment assays, a final settlement takes place based on the actual value of the shipment. However, pending completion of the assays, the payments are based on the estimated PGM content of each shipment, which could vary significantly from the actual PGM content upon assay. Should the estimated PGM content upon assay significantly exceed the actual PGM content, Sibanye may be at risk for a portion of the amount advanced. Should the supplier be unable to settle such an overpayment or seek protection from creditors, the Company could incur a loss to the extent of any overpayment.

        In its U.S. recycling business, the Company regularly enters into fixed forward sales contracts for metal produced from catalyst recycling, normally making these commitments at the time the catalyst material is purchased. For Sibanye's fixed forward sales related to recycling of catalysts, Sibanye is subject to the customers' compliance with the terms of the agreements, their ability to terminate or suspend the agreements and their willingness and ability to pay. The loss of any of these agreements or failure of a counterparty to perform could require Sibanye to sell or purchase the contracted metal in the open market, potentially at a significant loss. Based on the unaudited pro forma condensed combined financial information and assuming Sibanye owned Stillwater for the year ended December 31, 2016, Sibanye's revenues for the year ended December 31, 2016, included 0.05% from recycling sales and tolling fees in the United States.

        Many of Sibanye's U.S. recycling suppliers are comparatively small businesses with limited assets and relatively little credit capacity. While Sibanye monitors funds being advanced to such businesses and seeks to limit its exposure to any one supplier, if a problem develops with such a supplier, Sibanye might not be able to fully recover amounts previously advanced to that supplier.

        Volumes of recycling materials available in the marketplace fluctuate substantially in response to changes in commodity prices. Lower PGM and steel prices normally reduce the volume of recycling material available in the market, resulting in less earnings and cash flow from the recycling segment, and therefore less economic support for the mining operations. Should it become necessary at any point to reduce or suspend operations at the mines, the proportion of processing costs allocated to the recycling segment would increase substantially. Further, the ability to operate the smelter and refinery without significant volumes of mine concentrates and the contained copper and nickel has never been demonstrated and would likely require modification to the processing facilities. There is no assurance that the recycling facilities can operate profitably in the absence of significant mine concentrates, or that capital would be available to complete necessary modifications to the processing facilities.

For its PGMs mined in the United States, Sibanye's sales arrangements concentrate all its final refining activity and a large portion of its PGM sales from mine production with one entity.

        Under the terms of Sibanye's agreements with Johnson Matthey, Sibanye utilizes Johnson Matthey for all of its precious metals refining services for Sibanye's U.S. operations. In addition, with the exception of certain pre-existing platinum sales commitments to Tiffany & Co., all of Sibanye's current mined palladium and platinum in the United States is committed for sale to Johnson Matthey. Separately, Johnson Matthey has the right to bid on any recycling PGM ounces Sibanye has available in the United States.

        This significant concentration of business with Johnson Matthey could leave Sibanye without precious metal refining services in the United States should Johnson Matthey experience significant financial or operating difficulties during the contract period. Under such circumstances, it is not clear that sufficient alternate processing capacity would be available to cover Sibanye's requirements, nor that the terms of any such alternate processing arrangements as might be available would be financially acceptable to Sibanye. Any such disruption in refining services would have a negative effect on Sibanye's ability to generate revenues, profits, and cash flows.

Sibanye's operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and Sibanye has faced, and may face further, claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

South Africa

        Sibanye's operations are subject to various environmental and health and safety laws, regulations, permitting requirements and standards in South Africa. For example, Sibanye is required to fund environmental rehabilitation costs by making contributions into South African environmental trust funds and with insurance guarantees. Sibanye has and may in the future incur significant costs to comply with environmental and health and safety requirements imposed under existing or new legislation, regulations or permit requirements, or to comply with changes in existing laws and regulations or the manner in which they are applied. These costs could have a material adverse effect on Sibanye's business, results of operations and financial condition.

        For example, the regulations which determine the extent of financial provision required to fund environmental rehabilitation costs were recently revised in GNR 1147 of November 20, 2015. These regulations now expressly require financial provision to be set aside for annual rehabilitation. They also place an emphasis on the need for adequate provision for latent and post closure impacts, an impact which mines often did not fully provide for in the past. The regulations have been strongly opposed by the mining industry generally. The reason for doing so is a perception that they substantially increase the amount of financial provision now required and that they are unduly burdensome to new mining entrants. There is also a concern about the ambiguity in some of the provisions, and how they can be operationalized within the prescribed transitional timeframes. In an attempt to address this issue, the DEA has issued a clarification note and is engaging with industry to address their concerns. There are likely to be amendments to these regulations in the near or mid-term future in order to clarify these issues.

        Sibanye has and may in the future also be subject to litigation and other costs as well as actions by authorities relating to environmental and health and safety matters, including mine closures, the suspension of operations and prosecution for industrial accidents as well as significant penalties and fines for non-compliance. In addition, there can be no assurance that unions will not take action in response to industrial accidents, which could lead to losses in Sibanye's production and negatively affect Sibanye's reputation. Any additional stoppages in production or increased costs associated with such incidents, could have a material adverse effect on Sibanye's business, operating results and financial condition.

        As environmental laws and regulations are becoming more complex and stringent, Sibanye's environmental management plans and/or programs and other environmental licenses may be the subject of increasingly strict interpretation or enforcement or become more comprehensive, and could result in increased capital or operating expenditure or financial or other penalties and/or the suspension or loss of Sibanye's rights. For example, Sibanye faces increasing challenges and costs to comply with regulations requiring dust control and water quality management at its operations. Sibanye could face material cost overruns in meeting these compliance obligations. The occurrence of any of these risks could have a material adverse effect on Sibanye's business, financial condition, results of operations and prospects.

        The principal health risks associated with Sibanye's mining operations arise from occupational exposure and community environmental exposure to silica dust, noise and certain hazardous substances, including toxic gases and radioactive particulates. The most significant occupational diseases affecting Sibanye's workforce include lung diseases (such as silicosis, tuberculosis, a combination of the two and COAD) as well as NIHL. Employees have sought and may continue to seek compensation for certain illnesses, such as silicosis, from their employer under workers compensation and also, at the same time, in a civil action under common law (either as individuals or as a class). Such actions may also arise in connection with the alleged incidence of such diseases in communities proximate to Sibanye's mines.

        Two suits have been filed against Sibanye and several South African mining companies on behalf of current and former gold mine workers and the dependents of gold mine workers who have contracted or died from silicosis or tuberculosis. A consolidated application for certification of these classes was granted by the High Court in Johannesburg on May 13, 2016. The certification of the class means that the claimants are able to sue the mining companies as a class. The class will, however, still have to prove its claim as required by the law. If a significant number of individual claims were suitably established against Sibanye, the payment of damages for the claims could have a material adverse effect on Sibanye's business, reputation, results of operations and financial position. Various respondents to the class action certification application filed an application for leave to appeal the class action certification application judgment. Heads of arguments were exchanged by the parties and the matter was argued before Judge Majopelo, Judge Valli and Acting Judge Windell on June 23, 2016. An oral judgment was handed down in the application for leave to appeal on June 24, 2016, whereby leave to appeal to the Supreme Court of Appeal against the transmissibility of general damages was granted and the leave to appeal the certification of the class action was denied. Following the refusal to grant leave to appeal the certification of the class action, various respondents filed applications for leave to appeal in the Supreme Court of Appeal on July 15, 2016. The Supreme Court of Appeal granted leave to appeal the certification of the class action on September 19, 2016. No date has been allocated for the hearing of the appeal when the mining companies will be afforded the opportunity to present arguments in opposition to the certification. It is expected that the appeal will be heard over five days in July or August 2017. Further, any new regulations, potential litigations or any changes to health and safety laws which increase the burden of compliance or the penalties for non-compliance may cause Sibanye to incur further significant costs and could have a material adverse effect on Sibanye's business, operating results and financial position.

        Regulators, such as the DMR, can and do issue, in the ordinary course of operations, instructions, such as Section 54 orders, following safety incidents or accidents to partially or completely halt operations at affected mines. Historically, Section 54 orders have been more prevalent in the PGM industry and as such, the Rustenburg Operations and Aquarius are at a heightened risk of being affected by stoppages resulting from such orders. In addition, South Africa's deputy Mineral Resources Minister has stated that the ministry may increase sanctions, including closures, for mines in which fatalities occur because of violations of health and safety rules. In fiscal 2016, Sibanye received 171 Section 54 orders (2015: 109) in the gold and uranium division and 35 Section 54 orders in the platinum division (for the full 2016 year). It is Sibanye's policy to halt production at its operations when serious accidents occur in order to rectify dangerous situations and, if necessary, retrain workers. In addition, there can be no assurance that unions will not take industrial action in response to such accidents which could lead to losses in Sibanye's production. Any additional stoppages in production, or increased costs associated with such incidents, could have a material adverse effect on Sibanye's business, operating results and financial condition. Such incidents may also negatively affect Sibanye's reputation with, among others, employees, unions and regulators.

United States, Canada and Argentina

        In the United States, Sibanye's business is subject to extensive federal, state and local environmental controls and regulations, including regulations associated with the implementation of the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, Metals Mines Reclamation Act and numerous permit stipulations as documented in the Record of Decision for each operating entity, including those relating to the protection of threatened and endangered species under the Endangered Species Act. Properties controlled by Sibanye in Canada and Argentina are subject to analogous federal and provincial controls and regulations in those respective countries. The body of environmental laws is continually changing and, as a general matter, is becoming more restrictive. Compliance with these regulations requires the Company to obtain permits issued by federal, state, provincial and local regulatory agencies. Failure to comply with applicable environmental laws, regulations and permitting requirements, whether now or in the future, may result in enforcement actions, including orders issued by regulatory or judicial authorities, causing operations to cease or to be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Non-renewal of permits, the inability to secure new permits, or the imposition of additional conditions could eliminate or severely restrict Sibanye's ability to conduct its operations.

        Sibanye's existing mining operations in the United States are located adjacent to the Absaroka-Beartooth Wilderness Area and are situated approximately 30 miles from the northern boundary of Yellowstone National Park. While Sibanye works closely and cooperatively with local environmental organizations, the Montana Department of Environmental Quality and the United States Forest

Service, there can be no assurance that future political or regulatory efforts will not further restrict or seek to terminate Sibanye's operations in this sensitive area. In addition, environmental hazards or damage may exist on mineral properties held by Sibanye that were caused by previous owners or operators or that may have occurred naturally, and that are unknown to Sibanye at the present time. In some cases, Sibanye could be required to remedy such damage.

        Sibanye's U.S. mining activities are also subject to extensive laws and regulations governing occupational health and safety, including mine safety, toxic substances and other matters. The costs associated with compliance with such laws and regulations are substantial. Sibanye employs various measures in its operating facilities in an effort to protect the health and safety of Sibanye's workforce. Underground mines in the U.S., including the Stillwater and East Boulder mines, are continuously inspected by MSHA, which inspections often lead to notices of violation. Any of Sibanye's U.S. mines could be subject to a temporary or extended shut down as a result of a violation alleged by MSHA. Possible future laws and regulations, or more restrictive interpretations of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of operations and delays in the development of new properties.

        Sibanye is required to post and maintain surety for its reclamation obligations, which are substantial. At December 31, 2016, Sibanye had outstanding U.S.$42.6 million of environmental surety bonds in the United States. Such reclamation obligations generally increase over time as costs rise and the physical extent of mining operations expands. Failure to secure and maintain adequate surety coverage could result in Sibanye's operating permits being revoked and mining operations terminated.

Sibanye is subject to the imposition of various regulatory costs, such as mining taxes and royalties, changes to which may have a material adverse effect on Sibanye's operations and profits.

        In recent years, governments, communities, non-governmental organizations and trade unions in several jurisdictions have sought and, in some cases, have implemented greater cost imposts on the mining industry, including through the imposition of additional taxes and royalties. Such resource nationalism, whether in the form of cost imposts, interference in project management, mandatory social investment requirements, local content requirements or creeping expropriation could impact the global mining industry and Sibanye's business, operating results and financial condition.

        In South Africa, the ANC has adopted two recommended approaches to interacting with the mining industry. While the ANC has rejected the possibility of mine nationalization for now, the first approach contemplates, among other things, greater state intervention in the mining industry, including the revision of existing royalties, the imposition of new taxes and an increase in the South African government's holdings in mining companies. The second approach contemplates the South African government taking a more active role in the mining sector, including through the introduction of a state mining company to be involved in new projects either through partnerships or individually.

        The President has appointed the Davis Tax Committee to look into and review the current mining tax regime. The committee's first interim report on mining, which was released for public comment on August 13, 2015, proposed no changes to the royalty regime but recommended the discontinuation of the upfront capital expenditure write-off regime in favor of an accelerated capital expenditure depreciation regime. In addition, the report recommended retaining the so called "gold formula" for existing gold mines only, as new gold mines would be unlikely to be established in circumstances where profits are marginal or where gold mines would conduct mining of the type intended to be encouraged by the formula. The committee also recommended the phasing out of additional capital allowances available to gold mines in order to bring the gold mining corporate income tax regime in line with the tax system applicable to all taxpayers. A further report is awaited from the committee after receiving public comment.

        Any such adopted policies may impose additional restrictions, obligations, operational costs, taxes or royalty payments on mining companies, including Sibanye, any of which could have a material adverse effect on Sibanye's business, operating results and financial condition.

Regulation of greenhouse gas emissions and climate change issues may materially adversely affect Sibanye's operations.

        Energy is a significant input and cost to Sibanye's mining and processing operations. Regulatory initiatives to curb carbon emissions could increase Sibanye's energy, production and transport costs, specifically costs relating to its energy-intensive assets and assets that emit significant amounts of GHGs. For example, the South African government plans to introduce a carbon tax. The carbon tax was intended to come into effect from January 1, 2015 but, in order to align the framework of the proposed carbon tax with the desired reduction outcomes, the implementation of the carbon tax was postponed in order to allow sufficient time for consultation on draft legislation and the implementation process. In November 2015, the South African National Treasury published for comment a draft carbon tax bill with a view to the implementation of the tax by January 2017. This time-frame has subsequently changed to be mid-2017 or January 2018, following the anticipated publication of a revised draft carbon tax bill in early 2017. In June 2016, the South African National Treasury published the draft regulations on the "Carbon Offset". The Carbon Offset is one of the allowances proposed in terms of the draft carbon tax bill which reduces the potential liability of taxpayers under the carbon tax. A further iteration of this draft is anticipated to be released in mid-2017.

        In addition, the Department of Environmental Affairs is also considering the imposition of so-called "carbon budgets" on entities in identified high-emitting industries, including mining. These budgets are intended to operate as statutory limits for CO2e, the exceedance of which may entail a fine or other punitive measures. The proposed legislative mechanisms to impose a "carbon budget" are still under consideration. In the meantime, the Department of Environmental Affairs is in the process of gathering the relevant information from emitting companies which in turn will be used to inform the size of the carbon budget. In terms of the current draft carbon tax bill, companies which also participate in the carbon budget system will be eligible for a 5% tax free allowance under the carbon tax. While many aspects of the proposed carbon tax remain uncertain, the financial implications of the government's proposed carbon tax for Sibanye, in today's terms at the 2016 carbon footprint and at an anticipated rate of R120 per tonne of CO2e, would be between approximately R4 million and R25 million per annum on the premise that electricity (i.e. Scope 2 emissions) is excluded. In the event that electricity (Scope 2 emissions) is included in the tax, liability can increase to between R249 and R271 million per annum. In its current form, the potential net effect of tax free exemptions under the draft carbon tax bill is to reduce tax liability to between 60% to 90% of total emissions. In other words, Sibanye's final liability will be significantly informed by the extent it is able to make use of the available tax free exemptions. Since these may be revised in a further iteration of the bill, this estimated liability is subject to change. The mining industry has raised concerns through the Chamber of Mines at various forums, including the Davis Tax Committee, on the potential negative financial impact of the tax, particularly in relation to marginal mining operations. In an attempt to address these concerns, the South African National Treasury has proposed that revenue will be spent on sustainable interventions or that there will be other measures to make the tax revenue neutral, for example a reduction in the fossil fuel electricity levy or support for free basic electricity. For more information, see "Further Information—Environmental and Regulatory Matters" in our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        In the United States, the business of Stillwater is subject to legislative and regulatory initiatives that are underway to limit GHG emissions. Congress has considered legislation that would control GHG emissions through a "cap and trade" program and several states have already implemented programs to reduce GHG emissions. In addition, The Supreme Court determined in a 2007 ruling that GHG emissions are "air pollutants" within the meaning of the Clean Air Act, and in response the EPA promulgated an endangerment finding, paving the way for regulation of GHG emissions under the Clean Air Act. In 2010, the EPA issued a final rule, known as the "Tailoring Rule" that makes certain large stationary sources and modification projects subject to permitting requirements for GHG emissions under the Clean Air Act. In June 2014, the Supreme Court invalidated portions of the federal Tailoring Rule, but the ruling upheld the EPA's authority to require new or modified facilities that already are subject to permitting requirements for conventional pollutants to comply with best available control technologies for GHGs, as well. In 2015, the EPA rescinded the portions of the Tailoring Rule that had been overturned by the Supreme Court. However, the EPA indicated that new or modified sources subject to permitting for conventional pollutants will be required to access best available control technologies for GHG if the new source or the modification will result in an annual increase of 75,000 U.S. short tons per year of CO2e. During 2016, legislative and regulatory initiatives to limit GHG emissions were primarily focused through the Clean Power Planning Rule which is intended to limit emissions from power generating facilities.

        In 2009, the EPA issued a final rule requiring the reporting of GHGs from specified large GHG emission sources from 2011. Given the higher level of air quality emissions, the Stillwater Mine holds a Title V Major Air Quality Permit. As a result, Stillwater is required to annually calculate the GHG emissions from the Stillwater Mine and compare these amounts against reporting thresholds. However, Stillwater is not required to report GHG emissions at this time, given current levels are below reporting thresholds. Additionally, the assessment of GHG emissions is becoming an increasingly important part of National Environmental Policy Act assessments, and as a result Stillwater may be required to mitigate its GHG emissions in connection with any future review.

        Nevertheless, regulation of GHG emissions is relatively new, and a great deal of debate continues to ensue. The Clean Power Plan remains subject to a stay imposed by the Supreme Court pending a review and decision from the District of Columbia Circuit Court of Appeals. The Trump administration's proposed changes for the leadership of the EPA indicate that the regulation of GHGs may be less of a priority and it remains unclear as to whether the new administration will continue to defend the Clean Power Plan. However, numerous states have indicated that they may move forward with increased GHG regulation and their own defence of the Clean Power Plan. As a result, further regulatory, legislative and judicial developments are difficult to predict. Due to the uncertainties surrounding the regulation of and other risks associated with GHG emissions, Sibanye cannot predict the financial impact of future GHG regulations and related developments on the Stillwater operations.

        There can be no assurance that Sibanye will be able to meet its voluntary targets relating to GHG emissions or comply with targets that may be imposed upon the mining industry by external regulators. Furthermore, additional, new and/or different regulations in this area, such as the imposition of lower limits than those currently contemplated, could be enacted, all of which could have a material adverse effect on Sibanye's business, financial condition, results of operations and prospects. Furthermore, the potential physical impacts of climate change on Sibanye's operations are highly uncertain and may adversely impact the cost, production and financial performance of Sibanye's operations.

Risks related to South Africa

Economic, political or social instability affecting the regions where Sibanye operates may have a material adverse effect on Sibanye's operations and profits.

        Sibanye is a South African domiciled company with the majority of its operations located within South Africa. Changes to or increased instability in the economic, political or social environment in South Africa or in surrounding countries could create uncertainty which discourages investment in the region and may affect an investment in Sibanye. High levels of unemployment and a shortage of critical skills in South Africa, despite increased government expenditure on education and training, remain issues and deterrents to foreign investment. The volatile and uncertain labor environment, which severely impacts on the local economy and investor confidence, has led and may lead to further downgrades in national credit ratings, making investment more expensive and difficult to secure. See "—Risks related to Sibanye's business—Sibanye's operations and profits have been and may be adversely affected by labor unrest and union activity" and "—A further downgrade of South Africa's credit rating may have an adverse effect on Sibanye's ability to secure financing" below. This may restrict Sibanye's future access to international financing and could have a material adverse effect on Sibanye's business, operating results and financial condition.

        In addition, while the South African government has stated that it does not intend to nationalize mining assets or mining companies, certain new smaller political parties have stated publicly and in the media that the government should embark on a program of nationalization. Any threats, or actual proceedings, to nationalize any of Sibanye's assets, could halt or curtail operations, resulting in a material adverse effect on Sibanye's business, operating results and financial condition and could cause the value of Sibanye's securities to decline rapidly and dramatically.

A further downgrade of South Africa's credit rating may have an adverse effect on Sibanye's ability to secure financing.

        Prior to 2017, the challenges facing the mining industry and other sectors, among other factors, had resulted in the downgrading of South Africa's sovereign credit rating to one level above non-investment grade, or junk, by Standard & Poor's and Fitch Ratings. However, on April 3, 2017, Standard & Poor's downgraded South Africa's sovereign credit rating to non-investment grade (BB+ with a negative outlook) due to, among other things, political and economic uncertainty caused by changes in the government cabinet in South Africa. On April 7, 2017, Fitch Ratings also downgraded South Africa's sovereign credit rating to non-investment grade (BB+ with a negative outlook) for similar reasons. As of April 3, 2017, Moody's South African sovereign credit rating was Baa2 with a negative outlook, two notches above non-investment grade. On April 3, 2017, Moody's announced that it had put South Africa's sovereign credit rating on a watch for a possible downgrade.

        Further downgrading of South Africa's sovereign credit rating may adversely affect the South African mining industry, including Sibanye, by making it more difficult to obtain external financing or could result in any such financing being available only at greater cost or on more restrictive terms than might otherwise be available. The recent downgrades of South Africa's sovereign credit rating could also have a material adverse effect on the South African economy, as many pension funds and other large investors are required by internal rules to sell bonds once two separate agencies rate them as non-investment grade. Any such negative impact on the South African economy may adversely affect the South African mining industry and Sibanye's business, operating results and financial condition.

Sibanye's financial flexibility could be materially constrained by South African Exchange Control Regulations.

        South Africa's Exchange Control Regulations restrict the export of capital from the CMA. Transactions between South African residents (including companies) and non-residents of the CMA are subject to exchange controls enforced by the SARB. As a result, Sibanye's ability to raise and deploy capital outside the CMA is restricted. These restrictions could hinder Sibanye's financial and strategic flexibility, particularly its ability to raise funds outside South Africa.

HIV/AIDS, tuberculosis and other contagious diseases pose risks to Sibanye in terms of lost productivity and increased costs.

        The prevalence of HIV/AIDS in South Africa poses risks to Sibanye in terms of potentially reduced productivity and increased medical and other costs. Compounding this are the concomitant infections, such as tuberculosis, that can accompany HIV illness, particularly during the latter stages, and cause additional healthcare-related costs. If there is a significant increase in the incidence of HIV/AIDS infection and related diseases among the workforce, this may have a material adverse effect on Sibanye's business, operating results and financial condition.

        Additionally, the spread of contagious diseases such as respiratory diseases is exacerbated by communal housing and close quarters. The spread of such diseases could impact employees' productivity, treatment costs and, therefore, operational costs.

Sibanye's operations are subject to water use regulation, which could impose significant costs and burdens.

        Sibanye's operations are subject to regulatory controls on their usage and disposal of water and waste. Under South African law, mining operations are subject to water use licenses and/or authorizations that govern each operation's water usage and that require, among other things, mining operations to achieve and maintain certain water quality limits regarding all water discharges. Kloof currently operates under a new order water use license. The Driefontein water use license was issued on 9 March 2017 and the new conditions are in the process of being reviewed. Beatrix currently operates under a pre-existing permit of indefinite length; however, it has submitted an application for a license under the current regime. The Rand Uranium section of the Cooke operations was issued a water license in November 2013 which defines the water management regulatory requirements for the Cooke surface operations, as well as for the Cooke 1, 2 and 3 underground mining operations. The Ezulwini Mining Company (Proprietary) Limited (Cooke 4) was issued a new order water use license in June 2015 and a request was made for changes to some of the conditions. The Aquarius operations currently operate under a water license issued by DWS on March 17, 2016. Sibanye expects to incur significant expenditure to achieve and maintain compliance with the license requirements at each of its operations. Any failure on Sibanye's part to achieve or maintain compliance with the requirements of these licenses with respect to any of its operations could result in Sibanye being subject to: substantial claims, penalties, fees and expenses; significant delays in operations; or the loss of the relevant water use license, which could curtail or halt production at the affected operation. Any of the above could have a material adverse effect on Sibanye's business, operating results and financial condition. For example, Aquarius has been continually engaging with the DWS for several years regarding the issue of a water use licence for Kroondal's West-West Pit. This was initially refused by the DWS on the basis that the liner design did not fulfil the Department's engineered design requirements. The water use license was issued once the DWS was satisfied with the revised design.

        Sibanye has identified a risk of potential long-term AMD issues which are currently being experienced by peer mining groups. AMD relates to the acidification and contamination of naturally occurring water resources by pyrite-bearing ore contained in underground mines and in rock dumps, tailings dams and pits on the surface. Should Sibanye's current preventative measures not be successful such that Sibanye were to experience any AMD issues, it could result in failure to comply with its water use license requirements and could expose Sibanye to potential liabilities.

Risks related to the Acquisitions

Sibanye may face challenges integrating Stillwater's business, the Rustenburg Operations and Aquarius' business, which could disrupt its current operations or result in higher costs or worse overall performance than we anticipate.

        If we are unable to integrate Stillwater's business, the Rustenburg Operations, or Aquarius business with our own operations in a timely and cost-effective manner, the potential benefits of the Acquisitions, including the estimated revenue and cost synergies we expect to achieve, may not be realized. In particular, if the effort we devote to the integration of our businesses with those of Stillwater, the Rustenburg Operations and Aquarius diverts more management time or other resources from carrying out our operations than we originally planned, our ability to maintain and increase revenues as well as manage our costs could be impaired. Furthermore, our capacity to expand other parts of our existing businesses may be impaired.

        Any of the above could have a material adverse effect on Sibanye's business, operating results and financial condition.

Our growth strategy, including the Acquisitions and reorganization of our business, may not be successful.

        Prior to the Acquisitions, our core businesses were primarily related to owning and operating four underground and surface gold operations, as well as operating extraction and processing facilities for treatment of gold-bearing ore before it is refined. As noted in "—Risks Related to Sibanye's business—Changes in the market price for gold and PGMs, which in the past have fluctuated widely, affect the profitability of Sibanye's gold and PGM mining operations and the cash flows generated by those operations" above, these operations have experienced significant volatility during the recent past.

        Following the Acquisitions, key components of our strategy have been to reorganize the Group's operations into a PGM division and a gold and uranium division, and to potentially grow our operations through expansions into further markets. Our growth strategy requires significant investment and places strain on our financial and management resources, as well as our compliance systems, as our Management team will be required to support and oversee operations in an industry where they may have limited or no experience while at the same time ensuring that our management systems are suitable for our expanding operations. We cannot assure you that we will be able to achieve the objectives our Management anticipates or that our Management will be able to manage any such processes successfully. Failure to achieve such objectives or any significant weakening of our overall management controls could have a material adverse effect on our business, operating results and financial condition.

If any of Stillwater, the Rustenburg Operations or Aquarius does not perform in line with our expectations, we may be required to write-down the carrying value of our investment, which could affect our ability to pay dividends.

        Under IFRS, we are required to test the carrying value of long-term assets or cash-generating units for impairment at least annually and more frequently if we have reason to believe that our expectations for the future cash flows generated by these assets may no longer be valid. If the results of operations and cash flows generated by Stillwater, the Rustenburg Operations or Aquarius are not in line with our expectations, we may be required to write-down the carrying value of the investment. Any write-down could materially affect our business, operating results, operations and financial condition.

We may discover contingent or other liabilities within Stillwater, the Rustenburg Operations or Aquarius or other facts of which we are not aware that could expose Sibanye to loss.

        Although Sibanye has received certain representations, warranties and indemnities regarding Stillwater, the Rustenburg Operations and Aquarius under the terms of the Stillwater Merger Agreement, the Rustenburg Acquisition Agreements and the Aquarius Acquisition Agreements, respectively, and it has conducted general due diligence in connection with the Acquisitions, such due diligence was necessarily limited. There can be no assurance that Sibanye identified all the liabilities of, and risks associated with, the Acquisitions or that it will not be subject to unknown liabilities of, and risks associated with, the Acquisitions, including liabilities and risks that may become evident only after Sibanye has been involved in the operational management of the Acquisitions. Sibanye may incur losses in excess of this maximum amount or the matters giving rise to the losses may not be recoverable against the warranties or indemnities or at all.

Sibanye's operations in Zimbabwe are subject to rules and regulations that limit their ability to export unrefined platinum or to remit revenue generated out of the country; such rules and regulations may also impact the ownership structure of these operations.

        One of Sibanye's joint ventures, the Mimosa Operations, is located in Zimbabwe. The Mimosa Operations delivered attributable production for the nine months ended December 31, 2016 of 91,076 ounces (4E) and contributed a profit of R115 million to Sibanye's profit for the year ended December 31, 2016. Under Zimbabwean exchange control legislation, up to 50% of the revenue generated from Sibanye's Zimbabwe operations must be retained in the country. Sibanye is limited in its ability to remit profits from Zimbabwe to South Africa. Further, due to the short supply of U.S. dollars in Zimbabwe, the funds retained in Zimbabwe create increased exposure to economic and inflationary risks.

        Furthermore, a number of years ago, the Government of Zimbabwe announced that a 15% royalty would be imposed on the export of unrefined platinum beginning in January 2017. The implementation date has been deferred a number of times, the most recent of which was until January 2018. If such royalty is imposed, it could have a material adverse effect on Sibanye's business, operating results and financial condition.

        Sibanye has commissioned feasibility studies to explore expanding its smelter operations in Zimbabwe. The construction of such facilities would be subject to several challenges including, amongst other things, the time required, the substantial capital expenditure and a lack of adequate infrastructure.

        The Zimbabwean Empowerment Act, promulgated in 2008, requires the transfer of a 51% shareholding in all foreign-owned companies to indigenous Zimbabweans. On April 12, 2016, in a statement clarifying the Empowerment Act, Zimbabwe's President announced that foreign mines could retain ownership control as long as 75% of the gross value of exploited resources are retained in Zimbabwe. The President's statements clarifying the Empowerment Act have yet to be codified into law. Although Sibanye currently exceeds the proposed 75% threshold, there can be no guarantee that it will continue to do so in the future or that this interpretation will remain in force. Any of the above could have a material adverse effect on the Mimosa Operations.

Social, political and economic uncertainty and instability in Zimbabwe and targeted sanctions against certain Zimbabwe entities may affect future foreign investment in the country.

        Zimbabwe's social, political and economic climate is currently highly uncertain, with the economy having been in decline since 1999. Many sectors, including the health sector, have virtually collapsed. There is a general shortage of clean water owing to non-functional facilities and a lack of chemicals.

        Zimbabwe is the subject of targeted sanctions by the U.S., the European Union and the UK. The sanctions are limited in scope, targeting only designated individuals and entities, including certain members of the government, who are deemed to be undermining democratic institutions and processes in Zimbabwe.

        In terms of the MMCZ Act, the MMCZ is the sole legal exporter of all minerals mined in Zimbabwe and is entitled to a commission in relation to all sales, as an agent to the mining companies, which is stipulated by the MMCZ Act. The Mimosa Operations paid MMCZ U.S.$2.1 million in fiscal 2016. The MMCZ is an entity specifically sanctioned by the U.S. Office of Foreign Assets Control and listed on its Specially Designated Nationals list. Under the sanctions, MMCZ's assets are blocked and U.S. persons are prohibited from dealing with the entity. There is no requirement, legal or otherwise, for MMCZ to be involved in the Mimosa Operations management or operations and Sibanye has no contractual or other relationship with MMCZ outside of the MMCZ Act requirements.

        Continued economic and political uncertainty in Zimbabwe and targeted sanctions against certain Zimbabwe entities may affect future foreign investment in the country and may lead to the imposition of further exchange controls, restrictions on the ownership of Sibanye's assets and its ability to raise funds for or operate its business and export minerals and metals from Zimbabwe. Should such events occur, they may have an adverse effect on Sibanye's business and operations in Zimbabwe and their financial condition.

Risks related to the Rights Offer Shares and the Rights Offer

Even though the Rights Offer is being fully underwritten, the underwriting is subject to customary conditions and provisions allowing the Underwriters to terminate the underwriting in certain limited circumstances

        The Underwriters have agreed to procure subscribers for, or failing which to subscribe for, any Rights Offer Shares and New ADSs that are not subscribed for pursuant to the exercise of the Share Rights, ADS Rights or allocated pursuant to the excess applications. However, the Underwriting Agreement grants the Underwriters customary rights to terminate the Underwriting Agreement in certain limited circumstances. Please see "Plan of Distribution (Conflicts of Interest)—Conflicts of Interest" for more information. If the Underwriters are entitled to terminate, and do terminate, the Underwriting Agreement, the amount of proceeds raised by Sibanye from the Rights Offer could be substantially reduced. If Sibanye does not raise sufficient funds from the Rights Offer, it may not be able to repay a portion of the U.S.$2.65 billion Bridge Loan Facility and may need to find an alternative source of financing to fund these commitments and facilities, which it may be unable to do on commercially reasonable terms or in a timely manner. Because the exercise of the Share Rights will be irrevocable upon exercise and may not be cancelled or modified after such time, persons who have exercised Share Rights or ADS Rights will be required to complete their purchase of Rights Offer Shares or New ADSs even if the Underwriting Agreement is terminated.

Share Rights that are not exercised prior to the record date for the letters of allocation and ADS Rights that are not exercised prior to the end of the ADS exercise period will expire valueless without any compensation, and if you do not exercise your Share Rights or ADS Rights, you will suffer significant dilution of your percentage ownership of the Existing Shares.

        The Rights Offer period begins at 9:00 a.m. (Johannesburg time) on May 29, 2017 and expires at 12:00 noon (Johannesburg time) on June 9, 2017. The ADS exercise period begins at 9:00 a.m. (New York City time) on May 24, 2017 and expires at 5:00 p.m. on June 6, 2017. Any Share Rights or ADS Rights, as applicable, unexercised at the end of such period will expire valueless without any compensation.

        To the extent that you do not exercise your Share Rights, or ADS Rights, as applicable, your proportionate ownership and voting interest in us will, accordingly, be reduced, and the percentage that your current holdings of Existing Shares or Existing ADSs represent of our increased share capital after completion of the Rights Offer will be disproportionately reduced. See "Dividends and Dividend Policy—Dilution". Even if you elect to sell your Share Rights or Existing ADSs, the consideration you receive for them may not be sufficient to fully compensate you for the dilution of your percentage ownership of the Existing Shares or ADS Rights, as applicable, that may be caused as a result of the Rights Offer.

The price of Existing ADSs and the Existing Shares may fluctuate and may fall below the subscription price of the New ADSs and/or Rights Offer Shares, respectively, issued upon the exercise of ADS Rights and Share Rights, respectively.

        The market prices of the New ADSs, Rights Offer Shares and/or the Existing ADSs and Existing Shares could be subject to significant fluctuations due to a change in sentiment in the market regarding the Rights Offer Shares and/or the New ADSs. Such risks depend on the market's perception of the likelihood of completion of the Rights Offer, on sales of ADSs and Shares in the market during the Rights Offer or the impression that such sales will take place and/or in response to various facts and events, including any regulatory changes affecting the Sibanye Group's operations, variations in the Sibanye Group's operating results and business developments of the Sibanye Group and/or its competitors. Stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market prices for securities and which may be unrelated to the Sibanye Group's financial condition, operating performance or prospects. Furthermore, the Sibanye Group's financial condition, operating results and prospects from time to time may be below the expectations of market analysts and investors. Any of these events could result in a decline in the market price of the Existing Shares, the Rights Offer Shares, the Existing ADSs or the New ADSs.

        Sibanye cannot give any assurance that the public trading market prices of its Shares and the ADSs will not decline below the Rights Offer Subscription Price or the New ADS Subscription Price. Should that occur after the ADS Rights and Share Rights are exercised by their holders, such holders would suffer an immediate unrealized loss as a result. Moreover, there can be no assurance that, following the exercise of Share Rights or ADS Rights, as applicable, a holder will be able to sell New ADSs or Rights Offer Shares at a price equal to or greater than the applicable subscription price.

Shareholders in countries with currencies other than the Rand face additional investment risk from currency exchange rate fluctuations in connection with their holding of our Shares.

        Our Existing Shares are quoted only in Rand and any future payments of dividends on our Existing Shares and the Rights Offer Shares will be denominated in Rand. The U.S. dollar or other currency equivalent of any dividends paid or received in connection with any sale of our Existing Shares and the Rights Offer Shares, including dividends paid to or ADSs sold by holders of the ADSs, could be adversely affected by the appreciation of the Rand against other currencies.

        In particular, because our Shares are traded in Rand and the ADSs are traded in U.S. dollars, fluctuations in exchange rate between Rand and U.S. dollars may affect the U.S. dollar value of an investment in our Shares or the ADSs. In addition, when we make distributions on our Existing Shares in Rand, the ADS Depositary converts these distributions to U.S. dollars. If exchange rates fluctuate before the ADS Depositary converts the currencies, you may lose some of the value of the distribution.

Shareholders who do not acquire their full entitlement of New ADSs or Rights Offer Shares in the ADS Rights Offer or the Rights Offer, respectively, will experience dilution in their ownership of Sibanye.

        If you do not take up the offer of New ADSs in the ADS Rights Offer or Rights Offer Shares in the Rights Offer, your proportionate ownership and voting interests in Sibanye will be reduced, and the percentage that your current holding, in the form of Existing Shares or Existing ADSs, represents of the total share capital of Sibanye will be reduced accordingly. Even if a holder of ADS Rights or Share Rights elects to sell its ADS Rights or Share Rights or such ADS Rights or Share Rights are sold on its behalf, the consideration it receives for them may not be sufficient to compensate such holder fully for the dilution of its percentage ownership of Sibanye's share capital that may be caused as a result of the Rights Offer. See "—Dividends and Dividend Policy—Dilution" for more information.

We cannot assure you that a trading market will develop for the Share Rights or the ADS Rights and, if a market does develop, the Share Rights and ADS Rights may be subject to greater volatility than our Shares or ADSs.

        The Share Rights are expected to be traded on the JSE from Wednesday, May 24, 2017 to Tuesday, June 6, 2017. The ADS Rights are expected to trade on the NYSE from Thursday, May 18, 2017 to Wednesday, May 31, 2017. We do not intend to apply for ADS rights to be traded on any other exchange. We do not intend to apply for the Share Rights to be traded on any other exchange. We cannot assure you that an active trading market in the Share Rights or the ADS Rights will develop on the JSE or the NYSE, as applicable, during that period or, if a market does develop, we cannot assure you of the nature of such trading market. In particular, because the trading price of the Share Rights and ADS Rights depends on the trading price of our Existing Shares and Existing ADSs, any volatility in the price of our Existing Shares and Existing ADSs may cause even greater volatility in the price of the Share Rights and ADS Rights.

Shareholders outside South Africa may not be able to participate in future issues of securities (including Shares) carried out by or on behalf of Sibanye.

        Securities laws of certain jurisdictions may restrict Sibanye's ability to allow participation by certain Shareholders in future issues of securities (including Shares) carried out by or on behalf of Sibanye. In particular, holders of Sibanye securities who are located in the United States (including those who hold ordinary shares or ADSs) may not be able to participate in securities offerings by or on behalf of Sibanye unless a registration statement under the Securities Act is effective with respect to such securities or an exemption from the registration requirements of the Securities Act is available thereunder.

        Securities laws of certain other jurisdictions may also restrict Sibanye's ability to allow the participation of all holders in such jurisdictions in future issues of securities carried out by Sibanye. Holders who have a registered address or are resident in, or who are citizens of, countries other than South Africa should consult their professional advisers as to whether they require any governmental or other consent or approvals or need to observe any other formalities to enable them to participate in any offering of Sibanye securities.

Sibanye may not pay dividends or make similar payments to its Shareholders in the future due to various factors and any dividend payments may be subject to withholding tax.

        Sibanye's current dividend policy is to return at least 25% to 35% of Normalized Earnings to Shareholders. Sibanye may pay cash dividends only if funds are available for that purpose. Whether funds are available depends on a variety of factors, including the amount of cash available and Sibanye's capital expenditures on both existing infrastructure as well as on exploration and other projects and other cash requirements existing at the time. Under South African law, Sibanye will be entitled to pay a dividend or similar payment to its Shareholders only if it meets the solvency and liquidity tests set out in the Companies Act, and is permitted to do so in terms of the Memorandum of Incorporation. Given these factors and the Board's discretion to declare cash dividends or other similar payments, dividends may not be paid in the future. It should be noted that a 20% withholding tax is required to be withheld on dividends paid by, among others, certain South African resident companies (including Sibanye), to any person. Withholding taxes have been in effect from April 1, 2012 and the percentage was increased on February 22, 2017 from 15% to 20%.

        The withholding tax on dividends is subject to domestic exemptions or relief in terms of an applicable double taxation treaty. The application of such domestic exemptions or relief in terms of an applicable double taxation treaty is subject to the making of certain declarations and undertakings by the beneficial owner of the dividends and providing the same to the Company or regulated intermediary making payment of the dividend.

Sibanye's Shares are subject to dilution as a result of any non-pre-emptive share issuance, including upon the exercise of Sibanye's outstanding share options, issues of shares by the Board in compliance with BBBEE Legislation, the issuance of securities convertible into Shares or in connection with acquisitions, and a large volume of sales of Sibanye's Shares, or the perception that such large sales may occur, could adversely affect the trading price of Sibanye's Shares.

        Shareholders' equity interests in Sibanye will be diluted to the extent of future exercises or settlements of rights under the Sibanye 2013 Share Plan and any additional rights. Sibanye's Shares are also subject to dilution in the event that the Board is required to issue new Shares in compliance with applicable BBBEE Legislation. See "—Risks related to Sibanye's business—Sibanye's mineral rights are subject to legislation, which could impose significant costs and burdens and which impose certain ownership requirements, the interpretation of which are the subject of dispute" above. In order to further restructure the Bridge Loan Facility, Sibanye will also continue to explore other sources of long term capital. Such additional funding is likely to be comprised of a combination of capital sources, including equity-like products such as convertible bonds or new equity issued under Sibanye's general authority.

        Further, the issuance of Shares in connection with any acquisition (whether in the form of consideration or otherwise) may result in dilution to existing Shareholders. For example, on May 15, 2014, Sibanye concluded the acquisition of Cooke. As consideration for the acquisition, Sibanye issued 156,894,754 Shares at R28.61, representing 17% of Sibanye's issued share capital on a fully diluted basis.

        The Newshelf 1114 Empowerment Partner has a put option in respect of their 24% shareholding in Newshelf 1114 which allows them to acquire Shares in Sibanye, subject to certain conditions. These conditions include in particular confirmation by the DMR that implementation of the put option will not detrimentally affect the empowerment status of Newshelf 1114. If the Newshelf 1114 Empowerment Partner exercises this put option, Sibanye must acquire its shares in Newshelf 1114 based on the net attributable fair value of the underlying assets and liabilities of the Newshelf 1114 group by issuing the number of Shares in Sibanye determined on the basis of the 30 day VWAP of Sibanye on the JSE. The Newshelf 1114 Empowerment Partner's net attributable fair value will be adjusted by the original subscription loan still due by the Newshelf 1114 Empowerment Partner on acquiring the 24% shareholding in 2013. The subscription loan's balance at December 31, 2016 was R613.1 million. The option can be exercised until February 8, 2018.

        A large volume of sales of Shares by this partner or another Shareholder, all at once or in blocks, could decrease the prevailing market price of the Shares and could impair Sibanye's ability to raise capital through the sale of equity securities in the future. Additionally, even if substantial sales are not affected, the mere perception of the possibility of these sales could decrease the market price of Sibanye's Shares and could have a negative effect on Sibanye's ability to raise capital in the future. Further, anticipated downward pressure on the Share price due to actual or anticipated sales of Shares could cause some institutions or individuals to engage in short sales of Shares, which may itself cause the price of the Shares to decline.

        On completion of the Rights Offer, assuming Gold One fully exercises the Share Rights allocated to it in the Rights Offer, Gold One is expected to own approximately 19.93% of the Shares. Gold One has entered into a margin loan facility agreement secured by all of its Shares. The lender thereunder may appropriate or transfer all or part of the Shares provided as security for this margin loan facility in connection with an enforcement following a default under the margin loan facility, the subsequent enforcement by the lender of any security interest over Shares granted by Gold One to such lender under the margin loan facility would reduce Gold One's shareholding, or any other disposition of a substantial number of Shares by Gold One may have a material impact on the Company's shareholding and may have a negative impact on the market price of the Shares and the ADSs.

        Additionally, sales of substantial amounts of Shares or ADSs following the expiration of applicable lock-up periods, or the perception that such sales were imminent, may adversely affect the prevailing trading price of the Shares or the ADSs.

We intend to issue debt or quasi-equity securities following the Rights Offer, which we may not be able to do on commercially reasonable terms, or at all. Such debt securities will be structurally senior to our Shares, which may limit our ability to respond to changes in market conditions or pursue business opportunities

        Following the Rights Offer, we intend to issue debt securities or quasi-equity instruments in order to finance our future business and capital needs and aid in the restructuring of the Bridge Loan Facility. There can be no guarantee that such debt or quasi-equity securities will be taken up fully or at all. If Sibanye is unable to secure the proceeds of such debt or quasi-equity securities, we may not have sufficient financial flexibility to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes. In addition, such debt or quasi-equity securities will be structurally senior to our Shares and such debtholders would be paid prior to our Shareholders in any liquidation scenario. In the event of a default on such debt or quasi-equity securities, we may be prohibited from paying dividends and our ability to obtain future debt or quasi-equity financing may be adversely impacted. The issuance of such debt or quasi-equity securities could have additional important consequences, including:

  •
  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest (the tax deductibility of which interest may be limited by the interest deduction limitation of the South African Income Tax Act) on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures, and future business opportunities or to pay dividends;

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  exposing us to the risk of increased interest rates;

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  increasing our vulnerability to general economic and industry conditions;

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  restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

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  subjecting us to restrictive covenants that may limit our flexibility in operating our business; and

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  limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, and general corporate or other purposes.

        Despite issuing such debt or quasi-equity securities, we may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our leverage.

CIRCULAR TO QUALIFYING SHAREHOLDERS AND ADS HOLDERS

Sibanye Gold Limited

(Incorporated in the Republic of South Africa)
(Registration number 2002/031431/06)
JSE share code: SGL
ISIN: ZAE000173951

Introduction

        Qualifying Shareholders are referred to the announcements on SENS, dated May 11, 2017 and May 18, 2017, in which they were advised that the Board had resolved to pursue the implementation of the Rights Offer.

        The Company will raise U.S.$1.0 billion (approximately R13.5 billion) from Qualifying Shareholders and ADS Holders through the Rights Offer. The Rights Offer has been underwritten by the Underwriters in accordance with the provisions of the Underwriting Agreement. The Rights Offer is therefore fully underwritten as set out in "Circular to Qualifying Shareholders—Particulars of Rights Offer—Subscription by Qualifying Shareholders—Underwriting commitments" below.

        Pursuant to the Rights Offer, Qualifying Shareholders will receive the Share Rights in the form of Letters of Allocation to subscribe for Rights Offer Shares on the basis of 9 Share Rights for every 7 Existing Shares held, for subscription at R11.28 per Rights Offer Share. Only whole numbers of Rights Offer Shares will be issued and Qualifying Shareholders will be entitled to rounded numbers of Rights Offer Shares once the ratio has been applied. Holders of record of ADSs at 5:00 p.m. (New York City time) on the ADS Record Date will be entitled to receive ADS Rights to subscribe for New ADSs on the basis of 9 New ADSs for every 7 ADSs held, for subscription at a price of U.S.$3.43 per New ADS subscribed, plus the ADS Depositary's issuance fee of U.S.$0.05 per New ADS. Only whole numbers of New ADSs will be issued and all entitlements will be reduced to the next lower number of whole New ADSs.

        Qualifying Shareholders recorded in the Register at the close of trade on Tuesday, May 26, 2017, will receive the Share Rights to subscribe for Rights Offer Shares on the basis of 9 Share Rights for every 7 Existing Shares held, for subscription at R11.28 per Rights Offer Share.

        Holders of ADS Rights and Qualifying Shareholders will have the ability to apply for excess additional New ADSs or Rights Offer Shares, as applicable, not taken up by other holders of ADS Rights and Qualifying Shareholders and should these be available, they will be allocated to applicants in an equitable manner by the Board in accordance with the allocation principles in "Circular to Qualifying Shareholders and ADS Holders—Particulars of Rights Offer—Subscription by Holders of Existing ADSs—Excess Applications" and "Circular to Qualifying Shareholders and ADS Holders—Particulars of Rights Offer—Subscription by Qualifying Shareholders—Excess Applications".

        Application has been made for the New ADSs to be listed on the NYSE. The Company expects that the New ADSs will be listed, and trading in them will commence at 9:30 a.m. (New York City time) on Thursday, May 18, 2017. The JSE has agreed to the listing of the Rights Offer Shares and the purpose of this Prospectus Supplement is to furnish ADS Holders and Qualifying Shareholders with relevant information relating to the Rights Offer, the action required and the implications thereof, in accordance with the Companies Act and the Listings Requirements.

Particulars of the Rights Offer

        The Rights Offer comprises: (i) the "ADS Rights Offer," in which holders of Existing ADSs will receive ADS Rights to subscribe for the New ADSs at the New ADS Subscription Price (as defined below), plus the ADS Depositary's issuance fee of U.S.$0.05 per New ADS, and (ii) the "Existing Share Rights Offer," in which the Qualifying Shareholders will receive Share Rights to subscribe for the Rights Offer Shares at the Rights Offer Subscription Price.

Subscription by Holders of Existing ADSs

        This section applies to you if you hold Existing ADSs. If you are a holder of Existing Shares, please refer to "—Subscription by Qualifying Shareholders" below.

Terms of the ADS Rights Offer

        Each holder of record of ADSs as of 5:00 p.m. (New York City time) is entitled to receive 9 transferable ADS Rights for every 7 ADSs held on the ADS Record Date. One ADS Right will entitle its holder to subscribe for one New ADS at the ADS Subscription Price of U.S.$3.43 per ADS. In order to exercise ADS Rights, holders must deposit the Deposit Amount of U.S.$3.48 for each New ADS subscribed for, which is the ADS Subscription Price plus the ADS Depositary's issuance fee of U.S.$0.05 per New ADS. Fractions of ADS Rights will not be issued and may not be exercised. We have arranged for The Bank of New York Mellon to send to each registered holder of ADSs an ADS Rights Certificate showing the number of ADS Rights issued to them and the number of New ADSs for which they are entitled to subscribe. If you are a beneficial owner of Existing ADSs, you should contact your broker or other securities intermediary through which you hold Existing ADSs to determine the number of New ADSs for which you are entitled to subscribe. The ADS Rights Certificates will be mailed to ADS Holders, as of the ADS Record Date, as soon as practicable on or after Wednesday, May 24, 2017.

Opening and closing dates of the ADS Rights Offer

        The ADS Rights Offer with respect to ADS Rights will open at 9:00 a.m. on Wednesday, May 24, 2017, and will close at 5:00 p.m. on Tuesday, June 6, 2017.

Suspension of Issuance and Cancellation of ADSs

        From Wednesday, May 24, 2017, through Friday, May 26, 2017, The Bank of New York Mellon as ADS Depositary, will suspend the issuance of Existing ADSs against the deposit of Existing Shares and the surrender of Existing ADSs for the purpose of withdrawal of Existing Shares. Therefore, if a trade to issue new Existing ADSs was initiated prior to Wednesday, May 24, 2017, and scheduled to settle on or following such date, the suspension of the ADS facility on Wednesday, May 24, 2017, will prevent such settlement from occurring, and the party to whom such ADSs will be ultimately issued will not be entitled to participate in the ADS Rights Offer.

ADS Depositary and ADS Rights Agent

        The Bank of New York Mellon, the depositary for the ADSs under our Deposit Agreement, is also acting as ADS Rights Agent to accept subscriptions for the New ADSs.

ADS Record Date

        The record date for determining those holders of Existing ADSs who are eligible to participate in the Rights Offer is 5:00 p.m. (New York City time) on Tuesday, May 23, 2017. Only holders of record of Existing ADSs at that time on that date will be entitled to receive ADS Rights.

ADS Ex-Rights Date

        The ADS Ex-Rights date is Friday, May 19, 2017. If you sell your Existing ADSs before Friday, May 19, 2017, you will not be entitled to participate in the Rights Offer. The purchaser of your ADSs is entitled to participate in the ADS Rights Offer in your place.

Fractional Entitlements

        Fractions of New ADSs may not be subscribed for in the ADS Rights Offer and fractional entitlements under the ADS Rights Offer will be reduced to the nearest whole number of New ADSs.

Excess Applications

        Holders of ADS Rights will have the ability to apply for additional New ADSs based on any excess New ADSs or Rights Offer Shares, as applicable, not taken up by other holders of ADS Rights and Qualifying Shareholders, as applicable, subject to the Share Rights being transferable upon renunciation of the Letters of Allocation. If Rights Offer Shares are available to be allocated pursuant to excess applications, the Board will allocate those Rights Offer Shares equitably in accordance with the following allocation principles:

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  if not all of the Rights Offer Shares or New ADSs are taken up in the Rights Offer, the pool of the excess Rights Offer Shares will be allocated equitably, taking cognisance of the number of Existing Shares held by each applicant just prior to such allocation, being the Record Date for the Rights Offer, including those taken up as a result of the Rights Offer and the number of excess applications applied for by such applicant;

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  the Board shall allocate Rights Offer Shares to Qualifying Shareholders who have applied and paid for any Rights Offer Shares pursuant to an excess application in an equitable manner unless such allocation would: (i) result in fractional shares, in which case such allocation shall be rounded to the nearest multiple of one Rights Offer Share (unless the application of the Ratio of Entitlement results in a fractional share of less than 0.5, in which case such allocation will be rounded down to zero); (ii) result in a violation of applicable law or the rules or regulations of a South African governmental authority or the Listings Requirements; or (iii) constitute a breach of the fiduciary duties of the Board;

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  if all the Rights Offer Shares and New ADSs are taken up in the Rights Offer, then no additional Rights Offer Shares will be made available for allocation to applicants; and

  •
  if additional Rights Offer Shares are offered to the ADS Depositary pursuant to excess applications, the ADS Rights Agent will allocate New ADSs representing those Rights Offer Shares pro rata to holders of ADS Rights that made excess applications based on the number of additional New ADSs sought by each of them, except that adjustments to the allocations may be made by the ADS Rights Agent, DTC or DTC participants so that no holder of ADS Rights is allocated a fraction of a New ADS.

        If you hold ADS Rights through DTC and wish to apply for excess New ADSs, you should instruct DTC as to the number of excess New ADSs for which you wish to apply. If you are a beneficial owner of ADS Rights and wish to apply for excess New ADSs but are neither a DTC participant nor a registered holder of ADS Rights, you should instruct the broker or other securities intermediary through which you hold ADS Rights as to the number of excess New ADSs for which you wish to apply. If you are a holder of ADS Rights registered directly with the ADS Rights Agent and wish to apply for excess New ADSs, you should indicate the number of excess New ADSs for which you wish to apply on the ADS Rights Certificate and pay in full the New ADS Deposit Amount. The completed ADS Rights Certificate, together with payment, must be received by the ADS Rights Agent by no later than 5:00 p.m. (New York City time) on Tuesday, June 6, 2017.

        An announcement will be published on SENS on June 12, 2017 stating the results of the Rights Offer and the basis of allocation of any excess applications.

        Refunding monies in respect of unsuccessful applications for additional New ADSs by holders of ADS Rights will be returned by check posted to the relevant applicants, at their risk, or returned through DTC, as applicable, on or about June 14, 2017. No interest will be paid on monies received in respect of unsuccessful applications.

ADS Rights Exercise Period

        The ADS Rights Exercise Period commences at 9:00 a.m. (New York City time) on Wednesday, May 24, 2017. The latest date for receipt of completed ADS Rights Certificates and payment in full of the New ADS Deposit Amount in respect of the New ADSs as contemplated above pursuant to the Rights Offer will be 5:00 p.m. (New York City time) on Tuesday, June 6, 2017. The ADS Rights Exercise Period starts before the beginning of, and ends before the end of, the rights exercise period for Rights Offer Shares.

        Subscription for New ADSs is irrevocable upon subscription and may not be cancelled or modified after such subscription.

Listing and Trading of ADS Rights

        ADS Rights are expected to be admitted for trading on the New York Stock Exchange on a when-issued basis from 9:30 a.m. (New York City time) on Thursday, May 18, 2017 through 4:00 p.m. (New York City time) on Wednesday, May 31, 2017. The ADS Rights are expected to trade under the ticker symbol "SBGL RT". The CUSIP number for the ADS Rights is 825724115. Holders who hold their ADS Rights through DTC or in a brokerage or custodian account with a participant in DTC may transfer their ADS Rights by book-entry transfer through DTC or a DTC participant from and including Thursday, May 18, 2017 through and including Tuesday, June 6, 2017. Holders who hold ADS Rights Certificates may only transfer their ADS Rights through the ADS Rights Agent, as described below under "Circular to Qualifying Shareholders and ADS Holders—Subscription by Holders of Existing ADSs—Purchase and Sale of ADS Rights".

New ADS Subscription Price and New ADS Deposit Amount

        The New ADS Subscription Price is U.S.$3.43 per New ADS subscribed. As each ADS represents four Shares, the New ADS Subscription Price is four times the U.S. dollar equivalent of the Rights Offer Subscription Price, using an exchange rate of R13.15 per U.S. dollar (as published by Bloomberg at approximately 3:00 p.m. (Johannesburg time) on May 17, 2017)).

        To subscribe for New ADSs, a holder of ADS Rights must pay to The Bank of New York Mellon, the ADS Rights Agent, the New ADS Deposit Amount of U.S.$3.48 per New ADS, which is the New ADS Subscription Price of U.S.$3.43 per New ADSs plus the ADS Depositary's issuance fee of U.S.$0.05 per New ADS.

Method of Subscription and Payment

        You may exercise your ADS Rights to acquire New ADSs as follows:

Subscription by brokers and other securities intermediaries

        If you hold ADS Rights through DTC, you can subscribe for the New ADSs by delivering completed subscription instructions through DTC's automated system and instructing DTC to charge your applicable DTC account for the New ADS Deposit Amount for the New ADSs and to deliver such amount to the ADS Rights Agent. DTC must receive the subscription instructions and the payment of the New ADS Deposit Amount for the New ADSs so as to allow DTC sufficient time to transmit the subscription instructions and payment of the ADS Deposit Amount to the ADS Rights Agent prior to the expiration of the ADS Rights Exercise Period. If the instructions and deposit amount payment with respect to the New ADSs are not received by the ADS Rights Agent by the end of the ADS Rights Exercise Period, the ADS Rights Agent will not be authorized to, and consequently will not, accept any delivery or exercise of subscription instructions with respect to those New ADSs.

Subscription by beneficial owners

        If you are a beneficial owner of ADS Rights and wish to subscribe for New ADSs but are neither a DTC participant nor a registered holder of ADS Rights, you should contact the broker or other securities intermediary through which you hold ADS Rights to arrange for subscription of the New ADSs and to arrange for payment of the New ADS Deposit Amount. You are urged to consult your securities intermediary without delay in case your securities intermediary is unable to act immediately. DTC and its direct and indirect participants will establish cut-off dates and times to receive instructions to subscribe for New ADSs that will be earlier than the expiration date and time stated in this Prospectus Supplement. You should contact your broker or other securities intermediary to determine the cut-off date and time that apply to you.

Subscription by registered holders

        If you are a holder of ADS Rights registered directly with the ADS Rights Agent, you can exercise your ADS Rights and subscribe for the New ADSs by delivering to the ADS Rights Agent a properly completed ADS Rights Certificate and paying in full the New ADS Deposit Amount for the New ADSs. Payment must be made by a cashier's check drawn on a U.S. bank payable to "The Bank of New York Mellon".

        The properly completed ADS Rights Certificate and payment should be delivered to:

By Mail:	By Overnight Courier:
The Bank of New York Mellon	The Bank of New York Mellon
Voluntary Corporate Actions—Suite V	Voluntary Corporate Actions—Suite V
P.O. Box 43031	250 Royall Street
Providence, Rhode Island 02940-3031	Canton, Massachusetts 02021
United States of America	United States of America

        The ADS Rights Agent must receive the ADS Rights Certificate and payment of the ADS Deposit Amount on or before the end of the ADS Rights Exercise Period. Deposit in the mail will not constitute delivery to the ADS Rights Agent. Sibanye has discretion to refuse to accept any improperly completed or unexecuted ADS Rights Certificate.

        You will elect the method of delivering the ADS Rights Certificate and paying the New ADS Deposit Amount to the ADS Rights Agent and you will bear any risk associated with it. If you send the ADS Rights Certificate and payment by mail, you should use registered mail, properly insured, with return receipt requested, and allow sufficient time to ensure delivery to the ADS Rights Agent.

        We strongly recommend that you return the ADS Rights Certificate and payment of the Deposit Amount using an overnight courier with tracking capabilities (such as Federal Express or United Parcel Service) to ensure delivery of the ADS Rights Certificate to the Rights Agent prior to 5:00 p.m. on Tuesday, June 6, 2017.

Purchase and Sale of ADS Rights

        You may exercise, sell or transfer your ADS Rights to others. You may buy or sell your ADS Rights through banks or brokers. We expect that trading in ADS Rights on the New York Stock Exchange will commence on a "when-issued" basis at 9:30 a.m. on Thursday, May 18, 2017 and we expect that trading in ADS Rights on the New York Stock Exchange will cease at 4:00 p.m. on Wednesday, May 31, 2017.

        If you wish to purchase additional ADS Rights, you may wish to contact your broker. If you wish to sell or transfer your ADS Rights and you are a registered holder of ADS Rights, you will need to complete the applicable form on the ADS Rights Certificate, obtain the required signature guarantee, and deliver the ADS Rights Certificate to your commercial bank or broker, if the commercial bank or broker is making the sale, or directly to a third-party transferee.

General Considerations

        Subscriptions and full payment must be received by the ADS Rights Agent prior to 5:00 p.m. (New York City time), on Tuesday, June 6, 2017.

        We and the ADS Rights Agent will determine all questions about the timeliness, validity, form and eligibility any subscription for the New ADSs. In our sole discretion, we may waive any defect or irregularity, or permit you to correct a defect or defects and irregularity within the time we determine. Any subscription for New ADSs will not be considered received or accepted until we have waived all irregularities or you have cured them in time. Neither we nor the ADS Rights Agent has to notify you of any defect or irregularity in submitting any subscription for New ADSs. We and the ADS Rights Agent will not incur any liability for failing to do so.

        By delivering any subscription for New ADSs, you represent and warrant that you:

  •
  have the right, power and authority, and have taken all action necessary, to make the subscription under the Rights Offer and to execute, deliver and exercise your ADS Rights, and that you are not a person otherwise prevented by legal or regulatory restrictions from subscribing for the New ADSs or acting on behalf of any such person on a non-discretionary basis; and

  •
  are not, nor are you subscribing on behalf of any person who is, a citizen or resident, or which is a corporation, partnership or other entity created or organized in or under any laws of Australia, Japan and any other jurisdiction where the extension into or availability of the Rights Offer would breach any applicable law.

        If you do not wish to subscribe for any New ADSs under the Rights Offer, you need not take any action.

Exercise of ADS Rights and Instructions Irrevocable

        Any exercise of ADS Rights or instructions to the ADS Rights Agent will be irrevocable upon exercise and may not be cancelled or modified after such exercise or instructions.

Unexercised ADS Rights

        If you are an Existing ADS Holder and fail to instruct the ADS Rights Agent as to what action you intend to take with regard to your ADS Rights, or fail to comply with the procedures set out in this section, within the timelines stipulated, your ADS Rights will lapse and you will not be entitled to any payment under the terms of the ADS Rights Offer.

Underwriting commitments

        Pursuant to the Underwriting Agreement, the Underwriters have agreed to take up any Rights Offer Shares ultimately underlying your ADS Rights not subscribed for under the Rights Offer, subject to the conditions described under "Plan of Distribution (Conflicts of Interest)—Conflicts of Interest" herein. The terms of the arrangements between Sibanye and the Underwriters are contained in the Underwriting Agreement, details of which are set out under "Plan of Distribution (Conflicts of Interest)—Conflicts of Interest".

Partial Exercise of ADS Rights

        If you wish to subscribe for a portion of your New ADSs, you should fill out the applicable form on the ADS Rights Certificate accordingly.

        If you wish to transfer a portion of your ADS Rights or transfer ADS Rights to more than one person, you should contact the Information Agent, MacKenzie Partners, Inc., and ask for instructions how to divide your ADS Rights Certificate. This may be a time-consuming process and you will have to act quickly to complete it before the ADS Rights expire.

Dealings in New ADSs

        The Existing ADSs are listed on the New York Stock Exchange under the ticker symbol "SBGL". We will apply to list the New ADSs on the New York Stock Exchange. We expect the listing to become effective on or after Monday, June 12, 2017 or, in the case of New ADSs purchased pursuant to the excess applications, on or after Wednesday, June 14, 2017.

Delivery of New ADSs

        The ADS Depositary will deliver the New ADSs as promptly as practicable following the delivery of the underlying Rights Offer Shares to the ADS Depositary's custodian by credit to its book-entry account in Strate, which delivery to the custodian is expected to be on or about Monday, June 12, 2017 or, in the case of New ADSs purchased pursuant to the excess applications, on or after Wednesday, June 14, 2017.

Ranking

        The New ADSs will be fully fungible and rank pari passu with the Existing ADSs.

The Information Agent and ADS Holder Helpline

        MacKenzie Partners, Inc. is acting as Information Agent for the Rights Offer with respect to ADS Rights. If you have any questions on the subscription of New ADSs, please telephone (800) 322-2885 (toll-free from the United States and Canada) or (212) 929-5500 (collect from outside the United States and Canada) or email rightsoffer@mackenziepartners.com. This helpline is available from 9:00 a.m. to 9:00 p.m. (New York City time) Monday to Friday.

        Please note that the helpline will only be able to provide you with information contained in the Prospectus Supplement, and will not be able to give advice on the merits of the Rights Offer or to provide financial advice.

Conditions of the Rights Offer

Subscription by Qualifying Shareholders

        This section applies to you if you hold Existing Shares. If you are a holder of Existing ADSs, see "—Subscription by Holders of Existing ADSs" above.

Terms of the Existing Share Rights Offer

        Sibanye hereby offers to Qualifying Shareholders a total of 1,195,787,294 Rights Offer Shares for subscription, upon the terms and conditions set out in this Prospectus Supplement and in the attached Form of Instruction, by way of renounceable Share Rights, at a Rights Offer Subscription Price of R11.28 per Rights Offer Share on the basis of 9 Rights Offer Shares for every 7 Existing Shares held by Qualifying Shareholders at the close of trade on the Record Date for the Rights Offer. As the Rights Offer is fully underwritten, the Rights Offer will raise R13.5 billion.

        The aforementioned Rights Offer Subscription Price represents a discount of approximately 62% to the prevailing 30-day VWAP of the Shares as at the Last Practicable Date.

        Qualifying Shareholders, being those recorded in the Share Register of Sibanye at the Record Date for the Rights Offer, being 11:00 a.m. (New York City time), 5:00 p.m. (Johannesburg time) on Friday, May 26, 2017, will be entitled to participate in the Existing Share Rights Offer.

        The enclosed Form of Instruction contains details of the Share Rights to which Certificated Shareholders are entitled, as well as the procedure for acceptance and/or sale and/or renunciation of all or part of those Share Rights. Dematerialized Shareholders will be advised of the Share Rights to which they are entitled as well as the procedure for acceptance and/or sale and/or renunciation of all or part of those Share Rights by their CSDP or Broker in terms of the custody agreement entered into between the Qualifying Shareholder and his CSDP or Broker, as the case may be.

        Qualifying Shareholders will have the ability to apply for excess Rights Offer Shares not taken up by other Qualifying Shareholders on the basis described below in "—Excess applications".

        The Rights Offer Subscription Price is payable in full, in Rand, by Certificated Shareholders on acceptance of the Rights Offer. CSDPs will make payment, on a delivery versus payment basis, in respect of Dematerialized Shareholders who have accepted the Rights Offer. Dematerialized Shareholders who have accepted the Rights Offer must ensure that the necessary funds are deposited with the relevant CSDP or Broker, as the case may be.

        The Rights Offer Shares will, upon allotment and issue, rank pari passu with all other Existing Shares in terms of both voting rights and dividends.

        Sibanye has entered into hedging arrangements comprising a combination of forward sales and currency options to mitigate currency movements between announcement and settlement of the Rights Offer.

Opening and closing dates of the Existing Shares Rights Offer

        The Existing Shares Rights Offer will open at 3:00 a.m. (New York City time), 9:00 a.m. (Johannesburg time) on Monday, May 29, 2017, and will close at 6:00 a.m. (New York City time) 12:00 noon (Johannesburg time) on Friday, June 9, 2017. The Letters of Allocation will be listed on the JSE from 3:00 a.m. (New York City time), 9:00 a.m. (Johannesburg time) on Wednesday May 24, 2017 until 11:00 a.m. (New York City time), 5:00 p.m. (Johannesburg time) on Tuesday June 6, 2017 under JSE Code: SGLN and ISIN: ZAE000243572.

Entitlement

        The table of entitlement illustrating the number of Rights Offer Shares to which Qualifying Shareholders will be entitled is set out in "Additional Information". The entitlement of each Certificated Shareholder is reflected in the appropriate block in the Form of Instruction, which is enclosed with this Prospectus Supplement. If you are a Dematerialized Shareholder you will not receive a printed Form of Instruction. Dematerialized Shareholders will have their accounts with their CSDP automatically credited with their entitlements in accordance with the information found in "Additional Information".

Fractional entitlement

        The whole number of Share Rights to subscribe for Rights Offer Shares to which Qualifying Shareholders will become entitled will be determined by the Ratio of Entitlement. Only whole numbers of Rights Offer Shares will be issued and Qualifying Shareholders will be entitled to subscribe for rounded numbers of Rights Offer Shares once the Ratio of Entitlement has been applied. Fractional entitlements of 0.5 or greater will be rounded up and less than 0.5 will be rounded down.

Excess applications

        Qualifying Shareholders will have the ability to apply for additional Rights Offer Shares based on any excess Rights Offer Shares or New ADSs, as applicable, not taken up by other Qualifying Shareholders and ADS Holders, as applicable, subject to the Share Rights being transferable upon renunciation of the Letters of Allocation. If Rights Offer Shares are available to be allocated pursuant to excess applications, the Board will allocate those Rights Offer Shares equitably in accordance with the allocation principles described below:

  •
  if not all of the Rights Offer Shares and New ADSs are taken up in the Rights Offer, the pool of the excess Rights Offer Shares will be allocated equitably, taking cognisance of the number of Existing Shares held by each applicant just prior to such allocation, being the Record Date for the Rights Offer, including those taken up as a result of the Rights Offer and the number of excess applications applied for by such applicant;

  •
  the Board shall allocate Rights Offer Shares to Qualifying Shareholders who have applied and paid for any Rights Offer Shares pursuant to an excess application in an equitable manner unless such allocation would: (i) result in fractional shares, in which case such allocation shall be rounded to the nearest multiple of one Rights Offer Share (unless the application of the Ratio of Entitlement results in a fractional share of less than 0.5, in which case such allocation will be rounded down to zero); (ii) result in a violation of applicable law or the rules or regulations of a South African governmental authority or the Listings Requirements; or (iii) constitute a breach of the fiduciary duties of the Board; and

  •
  if all the Rights Offer Shares and New ADSs are taken up in the Rights Offer, then no additional Rights Offer Shares will be made available for allocation to applicants.

        Certificated Shareholders who wish to apply for Rights Offer Shares in addition to those allocated to them in terms of the Rights Offer, may do so by indicating the number of additional Rights Offer Shares that they wish to subscribe for in Blocks (7) and (8) on the Form of Instruction and by enclosing payment, in accordance with the paragraph entitled"—Procedures for Acceptance" below, for such additional Rights Offer Shares with their subscription. The completed Form of Instruction, together with payment, should be lodged with the appropriate Transfer Secretaries at the addresses set out in the "Corporate Information and Advisors" section of this Prospectus Supplement, so as to be received by the appropriate Transfer Secretaries by no later than 6:00 a.m. (New York City time) 12:00 noon (Johannesburg time) on Friday, June 9, 2017.

        Dematerialized Shareholders who wish to apply for Rights Offer Shares in addition to those allocated to them in terms of the Rights Offer, should advise their CSDP or Broker in terms of the agreement entered into between them and their CSDP or Broker, as to the number of additional Rights Offer Shares for which they wish to apply and ensure that they have sufficient funds in their account.

        An announcement will be published on SENS on June 12, 2017 stating the results of the Rights Offer and the basis of allocation of any excess applications.

        EFTs refunding monies in respect of unsuccessful applications for additional Rights Offer Shares by Certificated Shareholders will be made to the relevant applicants, at their risk, on or about June 14, 2017. No interest will be paid on monies received in respect of unsuccessful applications.

        Any Rights Offer Shares not taken up after excess applications will be placed by the Underwriters.

Procedures for acceptance

    Certificated Shareholders

    If you are a Certificated Shareholder and/or have had Share Rights renounced in your favor, and wish to subscribe for all or part of your entitlement in terms of the enclosed Form of Instruction, you must complete the enclosed Form of Instruction in accordance with the instructions contained therein and lodge it together with payment of the subscription price with the appropriate Transfer Secretaries at the addresses set out in section "Action Required by Sibanye Qualifying Shareholders" of this Prospectus Supplement, so as to be received by the appropriate Transfer Secretaries by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017. Once received by the appropriate Transfer Secretaries, the acceptance is irrevocable and may not be withdrawn.

    If payment is not received on or before 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017, the day of the closing of the Rights Offer, the Certificated Shareholder or renouncee concerned will be deemed to have declined the Rights Offer to acquire Rights Offer Shares pursuant to the Rights Offer.

    Certificated Shareholders are advised to take into consideration postal delivery times when posting their Forms of Instruction, as no late postal deliveries will be accepted. Certificated Shareholders are advised to deliver their completed Forms of Instruction together with their bank-guaranteed checks or banker's drafts, or EFT swift reference number by hand or by courier, where possible to the Transfer Secretaries as set out in the enclosed Form of Instruction. Please note that payment by EFT is not available to shareholders on the U.K. Share Register.

    Dematerialized Shareholders

    If you are a Dematerialized Shareholder you will not receive a printed Form of Instruction. You should receive notification from your CSDP or Broker regarding the Share Rights to which you are entitled in terms of the Rights Offer. The CSDP or Broker appointed by you is obliged to contact you to ascertain: (i) whether you wish to follow your rights in terms of the Rights Offer or renounce your rights and in respect of how many Rights Offer Shares; (ii) whether you wish to apply for excess Rights Offer Shares and if so, how many excess Rights Offer Shares you wish to apply for; and (iii) if you do not wish to follow all or any of your Share Rights, whether you wish to sell your Share Rights and how many of your Share Rights you wish to sell.

    If you are not contacted by your CSDP or Broker, you should contact your CSDP or Broker and furnish them with your instruction. Should a CSDP or Broker not obtain instructions from a Dematerialized Shareholder, they are obliged to act in terms of the mandate granted to them by such Dematerialized Shareholder, or if the mandate is silent in this regard, they are obliged not to accept the rights on behalf of such Shareholder.

    The Sibanye Group does not take responsibility and will not be held liable for any failure on the part of any CSDP or Broker to notify you of the Rights Offer and/or to obtain instructions from you to subscribe for the Rights Offer Shares and/or to act in accordance with any instructions obtained from you and/or to sell the Share Rights allocated.

Procedures for sale and renunciation

    Certificated Shareholders

    If you are a Certificated Shareholder and do not wish to subscribe for all of the Share Rights allocated to you as reflected in the Form of Instruction, you may either dispose of or renounce all or part of your entitlement as follows:

  (a)
  if you wish to sell all or part of your entitlement, you must complete Form A in the enclosed Form of Instruction and return it to the appropriate Transfer Secretaries to be received by no later than 6:00 a.m. (New York City time) 12:00 noon (Johannesburg time) on Tuesday, June 6, 2017. The appropriate Transfer Secretaries will endeavor to procure the sale of Share Rights on the JSE on your behalf and to remit the net proceeds thereof in accordance with your instructions. In this regard, neither the Transfer Secretaries nor the Sibanye Group will have any obligation or be responsible for any loss or damage whatsoever in relation to or arising from the timing of such sales, the price obtained, or the failure to dispose of such entitlements; and

  (b)
  if you wish to renounce your entitlement or any part thereof in favor of any named renouncee, you must complete Form B in the enclosed Form of Instruction, and the renouncee must complete Form C in the enclosed Form of Instruction and return it to the appropriate Transfer Secretaries, to be received by no later than 6:00 a.m. (New York City time) 12:00 noon (Johannesburg time) on Friday, June 9, 2017, together with a bank-guaranteed check or bank draft or an EFT accompanied by an EFT swift reference number for the appropriate subscription amount. If you wish to renounce parts of your entitlement in favor of different renouncees, you may copy Form B and use a copied Form B for each additional renouncee. Please note that payment by EFT is not available to shareholders on the U.K. Share Register.

    Dematerialized Shareholders

    If you are a Dematerialized Shareholder and wish to renounce or sell some or all of the Share Rights allocated to you as a holder of Dematerialized Shares, you should make the necessary arrangements with your CSDP or Broker in the manner and time stipulated in the custody agreement governing the relationship between yourself and your CSDP or Broker.

Lapse of Share Rights

  Qualifying Shareholders

  •
  If you are a Certificated Shareholder and fail to instruct the Transfer Secretaries as to what action you intend to take with regard to your Share Rights, or fail to comply with the procedures set out in this section, within the timelines stipulated, your Share Rights will lapse and you will not be entitled to any payment under the terms of the Rights Offer.

  •
  If you are a Dematerialized Shareholder and fail to subscribe for, sell or renounce your Share Rights, you risk your Share Rights lapsing if you fail to act in terms of the instructions received from your CSDP or Broker. Should such Share Rights lapse, you will not be entitled to any payment under the terms of the Rights Offer.

  •
  None of the Company, the Joint Bookrunners, the Transfer Secretaries or any Broker appointed by them will be responsible for any loss or damage whatsoever suffered by such Qualifying Shareholders in relation to the lapsing of their Share Rights.

  Restricted Shareholders

  •
  In respect of the Share Rights of Restricted Shareholders, the Transfer Secretaries will endeavour to sell such Share Rights on the JSE on behalf of such Restricted Shareholders. If a premium can be obtained over the expenses of the sale of the Share Rights of Restricted Shareholders, such premium shall be remitted to such Restricted Shareholder.

  •
  None of Sibanye, the Transfer Secretaries, the Underwriters or any Broker appointed by them or Sibanye will have any obligation or be responsible for any loss or damage whatsoever in relation to or arising out of the timing of such sales or the remittance of the net proceeds of such sales.

Payment

  •
  Payment by Certificated Shareholders

  (a)
  The amount due on acceptance of the Rights Offer is payable in Rand.

  (b)
  A banker's draft drawn on a registered bank or a bank-guaranteed check drawn on a South African bank (each of which should be crossed and marked "not transferable" and, in the case of a check, with the words "or bearer" deleted) in favor of "—Sibanye Group—Rights Offer" in respect of the amount due or an EFT accompanied by an EFT swift reference number (obtainable from Computershare Investor Services Proprietary Limited, at 011 27 (0) 861 100 634), together with a properly completed Form of Instruction, should be clearly marked "Sibanye Group—Rights Offer", and delivered to:

  For Shareholders on the South African Register:

  Sibanye Group Limited—Rights Offer
  Computershare Investor Services Proprietary Limited
  Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, 2196

  so as to be received by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017, or may be posted, at the risk of the Shareholder or his renouncee, to:

  Sibanye Group Limited—Rights Offer
  Computershare Investor Services Proprietary Limited
  PO Box 61763, Marshalltown, 2107

  so as to be received by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017.

  For Shareholders on the United Kingdom Register:

  Sibanye Group Limited—Rights Offer

  Capita Asset Services
  The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, United Kingdom

  Or may be faxed or e-mailed, as applicable, to (only in the case where payment is by way of EFT):

  For Shareholders on the South African Register:

  Sibanye Group Limited—Rights Offer
  Computershare Investor Services Proprietary Limited 011 27 (0) 11 688 5210

  so as to be received by no later than 6:00 a.m. (New York City time), 12:00 noon (Johannesburg time) on Friday, June 9, 2017. Payment by EFT is not available to shareholders on the U.K. Share Register.

  (c)
  All bank-guaranteed checks or banker's drafts received by the Transfer Secretaries will be deposited immediately for payment. The payment as referred to in "—Payment—Payment by Certificated Shareholders—(b)" will constitute an irrevocable acceptance by the Shareholder or renouncee of the Rights Offer upon the terms and conditions set out in this Prospectus Supplement and in the enclosed Form of Instruction. In the event that any check or banker's draft is dishonored, the Sibanye Group, in its sole discretion, may treat the relevant acceptance as void or may tender delivery of the relevant Rights Offer Shares to which it relates against payment in cash of the issue price for such Shares.

    Money received in respect of an application that is rejected or otherwise treated as void by the Sibanye Group, or which is otherwise not validly received in accordance with the terms stipulated, will be returned by way of EFT (without interest) in Rand back to the applicant concerned, at the applicant's risk, on or about Wednesday, June 14, 2017. If the applicant concerned is not a Certificated Shareholder and gives no banking details in the attached Form of Instruction, then the relevant refund will be held by the Sibanye Group until collected by the applicant and no interest will accrue to the applicant in respect thereof.

  •
  Payment by holders of Dematerialized Shares

    Payment will be effected on the Dematerialized Shareholder's behalf in Rand by the CSDP or Broker. The CSDP or Broker will make payment in respect of Dematerialized Shareholders on a delivery versus payment basis.

Representations and warranties

  Certificated Shareholders

        Any person accepting and/or renouncing their Share Rights by completing the Form of Instruction represents and warrants to the Company and the Joint Global Coordinators that, except where proof has been provided to the Company's satisfaction that such person's use of the Form of Instruction, the Letters of Allocation or the Rights Offer Shares, as the case may be, will not result in the contravention of any applicable legal requirement in any jurisdiction: (i) such person is not accepting and/or renouncing their Share Rights from within the Excluded Territories; (ii) such person is not in any jurisdiction in which it is unlawful to make or accept an offer to subscribe for Rights Offer Shares or transfer the Letters of Allocation; or (iii) such person is not accepting or renouncing for the account of a person located within the Excluded Territories unless (a) the instruction to accept or renounce was received from a person outside the Excluded Territories and (b) the instructing person has advised such person that it has the authority to give such instruction and that it has investment discretion or authority over such account or such person is not acquiring Rights Offer Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such Rights Offer Shares into the Excluded Territories. The Company may treat as invalid any acceptance or purported acceptance of the allotment of Rights Offer Shares comprised in the Form of Instruction or renunciation or purported renunciation of the Share Rights if it: (i) appears to the Company to have been executed in or dispatched from the Excluded Territories or otherwise in a manner which may involve a breach of the laws of any jurisdiction or if it believes the same may violate any applicable legal or regulatory requirement; (ii) provides an address in the Excluded Territories for delivery of definitive share certificates for Rights Offer Shares (or any jurisdiction outside South Africa in which it would be unlawful to deliver such certificates); or (iii) purports to exclude the warranty required by this paragraph.

  Dematerialized Shareholders

        Any person who makes a valid acceptance in accordance with the procedures set out in above represents and warrants to the Company and the Joint Global Coordinators that, except where proof has been provided to the Company's satisfaction that such person's use of the Letters of Allocation or the Rights Offer Shares, as the case may be, will not result in the contravention of any applicable legal requirement in any jurisdiction: (i) such person is not accepting and/or renouncing their rights from within the Excluded Territories; (ii) such person is not in any jurisdiction in which it is unlawful to make or accept an offer to subscribe for Rights Offer Shares; (iii) such person is not accepting for the account of a person located within the Excluded Territories unless (a) the instruction to accept was received from a person outside the Excluded Territories and (b) the instructing person has advised such person that it has the authority to give such instruction and that it has investment discretion or authority over such account or such person is not acquiring Rights Offer Shares with a view to the offer, sale, resale, transfer, delivery or distribution, directly or indirectly, of any such Rights Offer Shares into the Excluded Territories.

Overseas Shareholders

  (a)
  General

    The making or acceptance of the proposed offer of the Share Rights, Rights Offer Shares ADS Rights and/or New ADSs to Overseas Shareholders, may be affected by the laws of the relevant jurisdiction. Those persons should consult their professional advisers as to whether they require any governmental or other consents or need to observe any other formalities to enable them to take up their Share Rights or ADS Rights.

    It is the responsibility of any person (including, without limitation, custodians, nominees and trustees) outside South Africa and the United States wishing to take up Share Rights or ADS Rights under the Rights Offer or to transfer their Share Rights or ADS Rights to satisfy himself as to the full observance of the laws of any relevant territory in connection therewith, including the obtainment of any governmental or other consents which may be required, the making of any filings which may be required, the compliance with other necessary formalities and the payment of any issue, transfer or other taxes due in such territories. This section is intended as a general guide only and any Overseas Shareholder who is in doubt as to his or her position should consult his or her professional adviser without delay.

    Receipt of the Prospectus Supplement or the crediting of the Letter of Allocation to a CSDP or Broker account will not constitute an offer in those jurisdictions in which it would be illegal to make an offer and, in those circumstances, the Prospectus Supplement must be treated as sent for information purposes only and should not be copied or redistributed.

    Letters of Allocation will be provisionally allotted to all Shareholders on the relevant Share Register at the Record Date for the Rights Offer. However, the Form of Instruction will not be sent to Restricted Shareholders and Letters of Allocation will not be credited to CSDP or Broker accounts of Shareholders who are Restricted Shareholders, except where Sibanye is satisfied that such action would not result in contravention of any registration or other legal requirement in any jurisdiction.

    No person receiving a copy of the Prospectus Supplement and/or Form of Instruction and/or receiving a credit of a Letter of Allocation to a CSDP or Broker account may treat the same as constituting an invitation or offer to him or her, nor should either he or she in any event use the Form of Instruction, unless such an invitation or offer could lawfully be made to him or her or the Letter of Allocation or Form of Instruction could lawfully be used or dealt with without contravention of any registration or other legal requirements. In such circumstances, the Prospectus Supplement and the Form of Instruction are to be treated as sent for information purposes only and should not be copied or redistributed.

    Persons (including, without limitation, custodians, nominees and trustees) receiving a copy of the Prospectus Supplement and/or a Form of Instruction or whose CSDP or Broker account is credited with Letters of Allocation should not, in connection with the Rights Offer, distribute or send the same or transfer Letters of Allocation in or into any jurisdiction where to do so would or might contravene local securities laws or regulations, including, but not limited to, the Excluded Territories. If a Form of Instruction or a credit of a Letter of Allocation is received in his or her CSDP or Broker account by any person in any such territory, or by his or her agent or nominee, he or she must not seek to take up the Share Rights referred to in the Form of Instruction or in the Prospectus Supplement or renounce the Form of Instruction or transfer the Letter of Allocation unless Sibanye determines that such actions would not violate applicable legal or regulatory requirements. Any person (including, without limitation, custodians, nominees and trustees) who does forward the Circular or a Form of Instruction or transfer a Letter of Allocation into any such territories (whether pursuant to a contractual or legal obligation or otherwise) should draw the recipient's attention to the contents of this paragraph and "—Representations and Warranties".

    The Company reserves the right to treat as invalid and will not be bound to allot or issue a Letter of Allocation or any Rights Offer Shares in respect of any acceptance or purported acceptance of the offer of Rights Offer Shares which:

    (i)
    appears to the Company or its agents to have been executed, effected or dispatched from any Excluded Territory or executed, effected or dispatched in a manner which may involve a breach of the securities laws or regulations of any jurisdiction;

    (ii)
    in the case of a Form of Instruction, provides an address for delivery of share certificates in, or, in the case of a credit of Rights Offer Shares in Strate, to a person with a CSDP or Broker account in Strate who is a Restricted Shareholder; or

    (iii)
    purports to exclude the warranties required by "—Representations and Warranties".

    The attention of Overseas Shareholders who are Restricted Shareholders is drawn to this paragraph and to "—Representations and Warranties".

  (b)
  Member States of the European Economic Area

    In relation to other Member States of the EEA that have implemented the Prospectus Directive, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which is referred to as the relevant implementation date, an offer to the public of any Rights Offer Shares, Letters of Allocation, ADS Rights or New ADSs contemplated by the Prospectus Supplement may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the Rights Offer Shares, Letters of Allocation, ADS Rights or New ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in the Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State may, with effect from and including the relevant implementation date, be made under the following exemptions under the Prospectus Directive: (i) to any legal entity which is a qualified investor as defined in the Prospectus Directive; (ii) to fewer than 150, natural or legal persons (other than qualified investors, as defined in the Prospectus Directive) as permitted under the Prospectus Directive, subject to obtaining the prior written consent of the Company; and (iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Rights Offer Shares shall result in a requirement for the publication by the Company or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an "offer to the public" in relation to any Rights Offer Shares, Letters of Allocation, ADS Rights or New ADSs in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the Rights Offer, the Rights Offer Shares, Letters of Allocation ADS Rights and New ADSs to be offered so as to enable an investor to decide to subscribe for or purchase any Rights Offer Shares, Letters of Allocation, ADS Rights or New ADSs, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

  (c)
  The United Kingdom

    This Prospectus Supplement is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"); or (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Rights Offer Shares and New ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Rights Offer Shares or New ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus Supplement or any of its contents.

  (d)
  Excluded Territories

    Subject to certain exceptions, the Letters of Allocation, the Rights Offer Shares, the ADS Rights and the New ADSs may not be transferred or sold to, or renounced or delivered in, the Excluded Territories. No offer of Rights Offer Shares or New ADSs is being made by virtue of the Prospectus Supplement into the Excluded Territories. Although Letters of Allocation may be credited to the CSDP or Broker accounts of Dematerialised Shareholders with a registered address, or resident, in one of the Excluded Territories, such crediting of Letters of Allocation does not constitute an offer to Restricted Shareholders and such Restricted Shareholders will not be entitled to take up or transfer rights in the Rights Offer or acquire Rights Offer Shares in the Rights Offer unless such action would not result in the contravention of any registration or other legal requirement in any jurisdiction. Subject to certain exceptions, the applicable Share Rights allocated to Shareholders with a registered address in the Excluded Territories will be sold by the Transfer Secretaries on behalf of such Shareholders. The cash proceeds therefrom will be distributed to such Shareholders and be translated into the relevant local currency from Rand at the relevant exchange rate at the relevant time (net of applicable fees, expenses, taxes and charges) to the relevant Shareholder, in proportion to such Shareholder's right to the Rights Offer Shares. There can be no assurances as to what price such Shareholders will receive for such disposal or the timing or exchange rate conversion of such receipt.

Exchange Control Regulations

        An outline of the applicable Exchange Control Regulations is available in "Additional Information". Qualifying Shareholders are advised to acquaint themselves with these regulations.

JSE Listings

        The Issuer Regulation Division of the JSE has approved the listing of:

  •
  the Letters of Allocation in respect of all of the 1,195,787,294 Rights Offer Shares with effect from the commencement of trade on Wednesday, May 24, 2017, to the close of trade on Tuesday, June 6, 2017, both days inclusive; and

  •
  1,195,787,294 Rights Offer Shares with effect from the commencement of trade on Wednesday, June 7, 2017.

Documents of Title

        Rights Offer share certificates to be issued to Certificated Shareholders or renouncees in respect of those Rights Offer Shares to which they were entitled and for which they have subscribed, will be posted to persons entitled thereto, by registered post, at the risk of the persons concerned, on or about Monday, June 12, 2017, provided that the Form of Instruction in respect thereof has been provided to the appropriate Transfer Secretaries before 6:00 a.m. (New York City time) 12:00 noon (Johannesburg time) on Tuesday, June 6, 2017.

        Qualifying Shareholders receiving the Rights Offer Shares must note that such Certificated Shares are not good for delivery in respect of future trades on the JSE until they have been Dematerialized.

        Qualifying Shareholders holding Dematerialized Shares who have applied for, and been allotted, Rights Offer Shares under the Rights Offer will have their accounts updated with the Rights Offer Shares to which they are entitled and in respect of which they have accepted the Rights Offer, on Wednesday, June 14, 2017.

Taxation

        Shareholders are advised to consult their tax and financial advisors regarding any taxation implications pertaining to them regarding the acceptance of their Share Rights or ADS Rights in terms of the Rights Offer.

Minimum subscription

        The Rights Offer is not conditional on a minimum subscription. The Rights Offer is fully underwritten as discussed in "—Underwriting commitments" below.

Indication of Support

        Gold One, which holds approximately 19.9% of Sibanye's shares, has expressed in writing its intention to exercise the Share Rights allocated to it under the terms of the Rights Offer.

Underwriting commitments

        In terms of the Underwriting Agreement, the Underwriters have agreed to underwrite the Rights Offer. Rights Offer Shares and New ADS Rights not taken up by Qualifying Shareholders will be taken up by the Underwriters in accordance with the terms of, and subject to, the conditions set out in the Underwriting Agreement. Details of the commitments of the Underwriters are disclosed below:

Name of Underwriter	Maximum amount underwritten	Number of Rights Offer Shares underwritten	% of Rights Offer Shares underwritten
	(R)
Citigroup Global Markets Limited	3,372,120,175	298,946,824	25.0
HSBC Bank plc	3,372,120,175	298,946,824	25.0
J.P. Morgan Securities plc	3,372,120,175	298,946,824	25.0
Morgan Stanley & Co. International plc	1,686,060,076	149,473,411	12.5
Rand Merchant Bank, a division of FirstRand Bank Limited	1,686,060,076	149,473,411	12.5

Total	13,488,480,676	1,195,787,294	100.0

        In terms of the Underwriting Agreement, an underwriting fee equal to 2.5% of the amount underwritten by each of the Underwriters in terms of the Rights Offer, being a collective maximum amount of R333,217,500, (assuming an underwritten rights offer amount of U.S.$1 billion and converted at the closing exchange rate on May 12, 2017, of U.S.$1:R13.33, as per I-Net Bridge) is payable by the Company to the Underwriters which underwriting fee is, in the opinion of the Board, not greater than the current market rate payable to independent underwriters in transactions of this nature. In terms of the Underwriting Agreement, the underwriting fee is only payable upon fulfilment of the underwriting and subscription commitment by the Underwriters. Other than the underwriting and commitment fees outlined above, no other commissions or fees were paid within the past three years in respect of the issue of Shares.

        The Underwriters have satisfied the Board that they are able to fulfil their commitments in terms of the Underwriting Agreement. However, the Underwriters may terminate the underwriting commitment, by notice to the Company, at any time at or prior to the delivery of any Underwritten Shares upon the occurrence of certain events. Please see "Plan of Distribution (Conflicts of Interest)" for more information.

        The Directors have made due and careful enquiry to confirm that the Underwriters are able to meet their commitments in terms of the Rights Offer. The cumulative effect of the above contractual arrangements is that all of the Rights Offer Shares will be taken up.

        Further particulars of the Underwriters are set out in "Additional Information".

        For additional information on the Underwriting Agreement, see "Plan of Distribution (Conflicts of Interest)".

Expenses

        It is estimated that the Sibanye Group's expenses relating to the Rights Offer will amount to approximately R504 million. These expenses will be paid from the proceeds of the Rights Offer. The expenses (including VAT) relating to the Rights Offer have been detailed below.

Nature of expense	Paid/Payable to	Total
		(R)
Transaction Sponsor	J.P. Morgan Equities South Africa Proprietary Limited	100,000
Joint Global Coordinator, Joint Bookrunner and Underwriter	Citigroup Global Markets Limited	83,304,375	(1)
Joint Global Coordinator, Joint Bookrunner and Underwriter	HSBC Bank plc	83,304,375	(1)
Joint Global Coordinator, Joint Bookrunner and Underwriter	J.P. Morgan Securities plc	83,304,375	(1)
Joint Global Coordinator, Joint Bookrunner and Underwriter	Morgan Stanley & Co. International plc	41,652,188	(1)
Joint Global Coordinator, Joint Bookrunner and Underwriter	Rand Merchant Bank, a division of FirstRand Bank Limited	41,652,188	(1)
Joint Global Coordinator's and Joint Bookrunners' U.S. legal adviser	Shearman & Sterling	16,944,093	(1)
Joint Global Coordinator's and Joint Bookrunners' South African legal adviser	Bowmans	3,100,000
Company's U.S legal adviser	Linklaters	27,990,270	(1)
Company's South African legal adviser	ENS	3,000,000
Independent Registered Public Accounting Firm (of the Company)	KPMG, Inc.	5,000,000
Advisory fee	Hannam and Partners	66,643,500	(1)
Advisory fee	Long March Capital	39,986,100	(1)
JSE documentation inspection fee	JSE	25,000
JSE listing fee	JSE	1,300,000
SEC Registration fee	SEC	1,544,796	(1)
Printing, publication and distribution	Ince and Merrill	2,232,731	(1)
South African registrar, receiving agent fees and postage and transfer secretaries	Computershare	450,000
United Kingdom registrar, receiving agent fees and postage and transfer secretaries	Capita Asset Services	900,000	(2)
ADS Rights Agent fee	Bank of New York Mellon	666,435	(1)
Miscellaneous	Information Agent; Trustee; Trustee Counsel; Authorised Representative; Service of Process	600,000	(1)

Total		503,750,425

Notes:

(1)
Includes U.S.$ amounts converted at the closing exchange rate on May 12, 2017 of U.S.$1:R13.33. Source: I-Net Bridge.

(2)
Includes Pound Sterling amounts converted at the closing exchange rate on May 12, 2017 of £1:R17.18. Source: I-Net Bridge.

        Other than as set out above, the Sibanye Group has incurred no preliminary expenses, other commissions or fees in relation to the Rights Offer during the three years preceding the date of this Prospectus Supplement.

Sibanye Share Plans

        The options and awards granted under the Sibanye 2013 Share Plan, as described in "Remuneration Report" of the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement, may be adjusted by the Company as a result of the Rights Offer in accordance with the rules of the Sibanye 2013 Share Plan. Any such adjustments will be subject, where appropriate, to approval from Sibanye's Remuneration Committee. Participants will be contacted separately with further information on how their options and/or awards may be affected by the Rights Offer.

DIRECTORS, COMPANY SECRETARY AND ADVISERS

Directors

Sello Moloko	Group Chairman, Independent Non-Executive Director
Neal Froneman	Chief Executive Officer
Charl Keyter	Chief Financial Officer
Christopher Chadwick	Non-Executive Director
Robert Chan	Non-Executive Director
Timothy Cumming	Independent Non-Executive Director
Barry Davison	Independent Non-Executive Director
Richard Menell	Independent Non-Executive Director
Nkosemntu Nika	Independent Non-Executive Director
Keith Rayner	Independent Non-Executive Director
Jiyu Yuan	Non-Executive Director
Susan van der Merwe	Independent Non-Executive Director
Jerry Vilakazi	Independent Non-Executive Director

        The Directors' business address is Libanon Business Park, 1 Hospital Street (off Cedar Avenue), Libanon, Westonaria 1780, South Africa.

        The full names, functions, date of appointment, ages, nationalities, business addresses, qualifications, and experience of the Directors and the Management of Sibanye and its major subsidiaries have not changed as a direct result of the Rights Offer.

        There will be no variation in the remuneration receivable by any of the Directors as a consequence of the Rights Offer.

Directors' Interests

        As at December 31, 2016 and 2015, the following Directors of the Sibanye Group (and their associates), including Directors of the Sibanye Group who have resigned in the preceding 18 months

(and their associates), held the following direct beneficial interests as well as associate interests in Sibanye's Shares:

	As at December 31, 2016%		As at December 31, 2015%
Executive Directors
Neal Froneman	804,402	0.09	164,832	0.02
Charl Keyter	469,954	0.05	227,898	0.02
Prescribed Officers
Hartley Dikgale	175,215	0.02	—	—
Themba Nkosi	367	0.00	—	—
Richard Stewart	12,854	0.00	—	—
Non-executive Directors
Sello Moloko	46,000	0.00	—	—
Chris Chadwick	88	0.00	88	0.00
Timothy Cumming	100	0.00	100	0.00
Barry Davison	500,000	0.05	500,000	0.05
Richard Menell	44,800	0.00	44,800	0.00
Keith Rayner	45,000	0.00	60,000	0.01
Susan van der Merwe	424	0.00	—	—

Total	2,099,204	0.23	997,718	0.11

        Set out below are the Directors' and prescribed officers' holdings as at the Last Practicable Date, showing the changes since December 31, 2016:

	May 12, 2017%
Executive Directors
Neal Froneman	1,298,156	0.14
Charl Keyter	641,350	0.07
Prescribed Officers
Hartley Dikgale	271,798	0.03
Themba Nkosi	367	0.00
Richard Stewart	12,854	0.00
Non-executive Directors
Sello Moloko	46,000	0.00
Chris Chadwick	88	0.00
Timothy Cumming	100	0.00
Barry Davison	500,000	0.05
Richard Menell	44,800	0.00
Keith Rayner	45,000	0.00
Susan van der Merwe	424	0.00

Total	2,860,937	0.31

        Other than as set out herein, there has been no change in the interests held in Shares by the Directors between the end of the preceding financial year and the Last Practicable Date, and there are no indirect beneficial interests held by the Directors.

BUSINESS—SIBANYE GROUP

General

        The Sibanye Group is an independent, South African domiciled mining group, which currently owns and operates gold and uranium operations and projects throughout the Witwatersrand Basin in South Africa, as well as PGM operations and projects in the J-M Reef in the United States, the Bushveld Igneous Complex in South Africa and the Great Dyke in Zimbabwe. The Group currently owns and operates four underground and surface gold operations in South Africa, namely Driefontein, Kloof and Cooke (of which it owns 74%, with the BBBEE stakeholders owning the remaining 26%) in the West Witwatersrand region and Beatrix in the southern Free State province. The Group also owns and operates underground and surface PGM operations, including the Stillwater and East Boulder mines in Montana, the Rustenburg Operations in South Africa (of which it owns 74%, with the BBBEE stakeholders owning the remaining 26%), a 50% interest in the Kroondal Operations in South Africa, and a 50% interest in the Mimosa Operations in Zimbabwe.

        In line with Sibanye's strategy to grow its business in order to enhance and sustain its position as an industry leading dividend paying company, in the last two years the Group entered into three separate transactions to acquire its PGM operations, specifically the platinum assets of the Rustenburg Operations and Aquarius in 2016, and Stillwater in 2017. The Stillwater Acquisition closed on May 4, 2017.

        In addition to its mining activities, the Group owns and manages significant extraction and processing facilities at its gold and uranium operations, where gold-bearing ore is treated and processed to produce gold doré. The gold doré is then refined at Rand Refinery in South Africa. Sibanye is a 33% shareholder in Rand Refinery. The Group also owns a PGM smelter and base metal refinery at its operations in Montana, which include a PGM recycling facility.

        According to publicly available company filings, Sibanye is the largest producer of gold in South Africa and is a top ten global producer of gold, and Sibanye's PGM operations (which were acquired during 2016 and 2017), taken together, are the fourth largest producer of PGMs in the world, based on annual production at such operations in 2016.

        For a discussion of the Sibanye Group's operations, see the following sections of our 2016 Form 20-F, including the audited consolidated financial statements of the Group as of and for the years ended December 31, 2016, 2015 and 2014, including the notes to those financial statements, incorporated herein by reference:

  •
  Integrated Annual Report—Introduction—Group profile;

  •
  Integrated Annual Report—Performance Review;

  •
  Integrated Annual Report—Introduction—How we create value; and

  •
  Further Information—Environmental and Regulatory Matters.

Stillwater Operations

        Before being acquired by Sibanye, Stillwater was the only U.S. miner of PGMs and the largest primary producer of PGMs outside of South Africa and the Russian Federation. Stillwater is also the largest primary producer of palladium in the world and one of only two primary palladium miners. Located in Montana, United States, Stillwater's operations consist of two underground PGM mines (the Stillwater Mine and East Boulder Mine), the Blitz Project and the Columbus metallurgical complex.

        Located in the J-M Reef, the world's highest-grade PGM deposit, the Stillwater Mine and East Boulder Mine have been in operation since 1986 and 2002, respectively. In aggregate, the two mines produced 545,330 ounces of 2E PGM in fiscal year 2016, at a total cash cost (net of credits) of U.S.$438 per ounce. Each mine has its own milling and concentrator infrastructure on site.

        Production at the Blitz Project is expected to commence in early 2018. The Blitz Project is expected to ramp up to full production of between 270,000 and 330,000 ounces of 2E PGM by 2021/2022, with lower cash cost per ounce than that currently of the Stillwater Mine and East Boulder Mine.

        As of December 31, 2016, Stillwater's proven and probable reserves of PGM consisted of 41.4 million tonnes of ore with an average grade of 15.77 g/t, or 21.2 million ounces of contained 2E PGM. Stillwater's proven and probable reserves are 78% palladium and 22% platinum, and support a mine life of over 25 years.

        The Columbus metallurgical complex is a state-of-the-art operation that is capable of providing smelting and refining processes for mine concentrates. The complex produces a PGM-rich filter cake that is shipped to a third-party precious metal refinery. In addition, the complex facilitates recycling operations for various materials containing PGM, principally automotive catalytic converters, that are provided by third-party suppliers. The complex has continued to expand its recycling volumes, with 8,164 tons of recycled catalysts material containing 623,007 ounces of 3E PGMs processed in 2016.

        Stillwater has a long history of constructive labor relations and support for local community development.

        For additional information, see the 2016 Form 10-K entitled "Business and Properties" and "—Management's Discussion and Analysis of Financial Condition and Results of Operations", which is incorporated by reference in this Prospectus Supplement.

History

        Sibanye was incorporated and registered as a private company in South Africa under the name GFIMSA and registration number 2002/031431/06 on December 12, 2002, and acquired its current operations as part of the GF Group. Prior to GFIMSA's incorporation, the operations which now constitute Sibanye were owned by GF. GF was originally incorporated as East Driefontein Gold Mining Company Limited on May 3, 1968, and subsequently changed its name to Driefontein Consolidated Limited. The operations that comprise Sibanye were acquired by GF through a series of transactions, principally in 1998 and 1999.

        With effect from January 1, 1998, a company formed on November 21, 1997, and referred to in this discussion as Original GF, acquired substantially all of the gold mining assets and interests previously held by Gencor Limited, Gold Fields of South Africa Limited, New Wits Limited and certain other shareholders in the companies owning the assets and interests, including:

  •
  a 100% interest in Beatrix Mines Limited, which in turn owned a 100% interest in Beatrix Mining Company Limited, which owned the Beatrix mine;

  •
  a 37.3% interest in Driefontein Consolidated Limited, which owned the Driefontein operation; and

  •
  a 100% interest in Kloof Gold Mining Company Limited, which owned the Kloof operation.

        The Driefontein and Kloof interests were acquired from GF of South Africa Limited, while the Beatrix interest was originally acquired from Gencor Limited. New Wits Limited provided various mineral rights.

        With legal effect from January 1, 1999, Driefontein Consolidated Limited acquired Original GF (which was subsequently renamed GFL Mining Services Limited, or GFLMS) in a merger. Driefontein Consolidated Limited was renamed GF Limited on May 10, 1999, following the merger.

        In order to achieve greater operational and administrative efficiency within the GF Group following the merger, the GF Group structure was reorganized with effect from July 1, 1999 as follows:

  •
  GFLMS transferred its interests in Beatrix, St. Helena, Oryx and Kloof to GF; and

  •
  GF transferred the Driefontein mine as a going concern to a shelf company named Driefontein Consolidated Proprietary Limited, a wholly-owned subsidiary of GF.

        With effect from July 1, 1999, GF also acquired the remaining 45.8% interest in St. Helena from St. Helena's minority shareholders. Subsequent to this acquisition, St. Helena acquired the Beatrix mine from the Beatrix Mining Company Limited.

        On October 30, 2002, GF sold the St. Helena gold mining operation to ARMgold/Harmony FreeGold Joint Venture Company (Proprietary) Limited for a gross consideration of R120.0 million and a monthly 1% royalty payment to GF on the net revenues from gold sales from the St. Helena mine for a period of four years after closing. Subsequent to the sale, St. Helena was renamed Beatrix Mining Ventures Limited and the Free State Operation was renamed the Beatrix Operation.

        With effect from February 23, 2004, as part of an internal reorganization of the GF Group in connection with the transaction with Mvela Resources, described below, GF transferred its South African gold mining assets, including the Beatrix operation, the Driefontein operation and the Kloof operation as going concerns to GFIMSA.

        On March 8, 2004, the shareholders of GF approved a series of transactions involving the acquisition by Mvela Resources, through a wholly-owned subsidiary Mvela Gold, of a 15% beneficial interest in the South African gold mining assets of GF (with an option to exchange this interest for shares of GF), for cash consideration of R4,139 million.

        On March 17, 2008, GF, GFLMS, Mvela Resources, GFIMSA and Mvela Gold entered into an agreement under which the parties agreed that the number of ordinary shares of GF which Mvela Gold would receive if either GF or Mvela Gold exercised the right to require the exchange of Mvela Gold's GFIMSA shares for ordinary shares of GF would be 50 million GF shares.

        GF announced on March 17, 2009 that Mvela Gold subscribed for a 15% shareholding in GFIMSA. Immediately upon receipt of the GFIMSA shares, Mvela Gold exercised its right to exchange the GFIMSA shares for 50 million new GF shares. Pursuant to the above transactions, Mvela Gold owned approximately 7% of the listed shares of GF and GF again owned 100% of GFIMSA. As at January 31, 2011, Mvela Gold had sold or distributed to its shareholders all its remaining shares of GF and ceased to be a shareholder of the GF Group.

        During the six-month transition period ended December 2010, GF completed three empowerment transactions which enabled it to meet the 2014 BBBEE equity ownership targets. These transactions included an Employee Share Option Plan for 10.75% of GFIMSA, a BBBEE transaction for 10% of South Deep with a phased in participation over 20 years and a BBBEE transaction for a further 1% of GFIMSA. The three transactions had a combined value of approximately R2.4 billion.

        In 2010, as a result of a change in the fiscal year end of its parent company, GF, GFIMSA changed its fiscal year end from June 30 to December 31 beginning in 2011.

        In anticipation of an unbundling of GFIMSA, by resolution of the shareholders of GFIMSA passed on November 21, 2012 (which resolution was registered by the South African Companies and Intellectual Property Commission on November 27, 2012), GFIMSA's name was changed to "Sibanye" and Sibanye was converted from a private company into a public company by adoption of its new Memorandum of Incorporation.

        On February 18, 2013, Sibanye became an independent company in a spin-off, with its Existing Shares listed on the JSE and its ADSs listed on the NYSE.

        On April 14, 2014, Sibanye completed the acquisition of the Cooke operations from Gold One, on May 15, 2014, Sibanye completed the acquisition of 100% of Wits Gold and on July 1, 2014, Sibanye completed the acquisition of the Burnstone operation.

        In line with Sibanye's strategy to grow its business in order to enhance and sustain its position as a sustainable, industry leading dividend paying company, in the last two years of the Group entered into three separate transactions to acquire its PGM operations, specifically the platinum assets of the Rustenburg Operations and Aquarius in 2016, and Stillwater in 2017. The Stillwater Acquisition closed on May 4, 2017.

Strengths

Leading global mining company

        According to publicly available company filings, Sibanye is the largest producer of gold in South Africa and is a top ten global producer of gold and Sibanye's PGM operations, taken together, are the fourth largest producer of PGMs in the world, based on annual production at such operations in 2016.

        Since its unbundling by Gold Fields and subsequent listing on the JSE and NYSE in February 2013, Sibanye has significantly restructured and strategically repositioned the business. Group gold production increased from 1.2 Moz in 2012 to 1.5 Moz in 2016 as a result of focused operational improvement and following the acquisitions of gold assets complementary to its core operations. Despite being in production for many decades, Sibanye's gold operations are still amongst the highest grade gold mines in the world, providing inherent operational flexibility, and have a relatively long operating life. Since December 31, 2012, Sibanye's aggregate proved and probable gold mineral reserves have increased by approximately 15.2Moz or 112% to 28.7 Moz as at December 31, 2016, with the planned LoM of the gold division extending from 2027 by another 15 years to 2042. The Group also declared uranium reserves of 113.2 Mlb at December 31, 2016. Additional information on Sibanye's reserves and resources is available in "Further Information—Reserves of Sibanye as of December 31, 2016" in the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        Sibanye has delivered significant value to Shareholders by optimizing and extending the lives of its operations by leveraging existing infrastructure to enhance the inherent value of its brownfield projects. The completion of the Aquarius Acquisition and the Rustenburg Acquisition has resulted in Sibanye's Southern African platinum division holding PGM operations that had a combined production of 420,763 attributable ounces of 4E PGM in 2016 (consisting of production from the Aquarius operations from April 12, 2016 and production from the Rustenburg Operations from November 1, 2016). The Stillwater operations, as an independent entity produced 545,330 ounces of 2E PGM in 2016. In addition, Stillwater processed recycled catalysts material containing 623,007 ounces of 3E PGMs in 2016. The Acquisitions have provided Sibanye with a unique portfolio of PGM operations from an operational, commodity and geographical perspective. The Stillwater Acquisition has added two low-cost, low-risk, steady state PGM mines in the United States, an attractive mining jurisdiction. As a result of the Rustenburg Acquisition and the Aquarius Acquisition, Sibanye now has strategically positioned operations on the western limb of the Bushveld Complex in South Africa and the Great Dyke in Zimbabwe, two of the world's largest known PGM resources. As at December 31, 2016, Sibanye's 4E PGM reserves amounted to approximately 23.2 Moz. As of December 31, 2016, Stillwater's proven and probable reserves consisted of 41.4 million tons of ore with an average grade of 15.77 g/t, or 21.2 Moz of contained 2E PGM. Stillwater's proven and probable reserves are 78% palladium and 22% platinum, and support a mine life of over 25 years.

Low "All-in" cost position driving significant free cash flow

        Corporate and operational reorganization and the implementation of Sibanye's operating model following the unbundling by Gold Fields, resulted in increased production and a significant reduction in unit costs at its gold operations. By mid-2014, the AIC and AISC of Sibanye's gold operations were amongst the lowest of the world's large gold producers. While in 2016 Sibanye's AIC and AISC were near the middle of the cost curve primarily due to significant restructuring and cost cutting by industry peers, Sibanye aims to position itself at the lower end of the cost curve going forward. In the PGM sector, Sibanye's acquisition of Stillwater is expected to drive Sibanye's platinum division cash cost down due to the low operating cost position of the Stillwater Mine (U.S.$498 per 2E PGM ounce in 2016) and the East Boulder Mine (U.S.$516 per 2E PGM ounce in 2016).

        Continual cost reduction is one of the key pillars of Sibanye's operating strategy and the Group continues to investigate various opportunities to optimize its cost base and deliver incremental savings. Among other things, Management believes that benefits may be realized from the sharing of best practices between its PGM operations. The Kroondal Operations are adjacent to the Rustenburg Operations, offering the potential realization of significant and ongoing corporate and operational synergies. Through the removal of corporate overheads, rationalization of replicated shared services costs and optimization of the operations through better utilization of infrastructure, production capacity and resources, Sibanye plans to achieve approximately R800 million in annualized savings within a three-year period following the closing of the Aquarius Acquisition and the Rustenburg Acquisition. Further to that end, on January 26, 2017, the Company announced that it had entered into a Section 189A consultation process (which is a staff rationalization implemented by a consultation process with affected employees or their representative unions which process is prescribed by the South African Labour Relations Act 66 of 1995) at its South African platinum operations. The reduction in replicated overhead costs and duplicate structures is a critical first step in realising the anticipated synergies between Aquarius and the Rustenburg Operations. Stillwater has had a track record of operating efficiency in line with Sibanye's culture of cost management. For example, between 2015 and 2016, Stillwater's AISC improved by approximately 12%, from U.S.$709 per ounce in 2015 to U.S.$622 per ounce in 2016 according to Stillwater's public filings.

        To further manage energy costs, there is an ongoing effort to reduce electrical-energy consumption throughout the Sibanye Group, through efficiency improvement and reduction in wasted energy targeting future reductions of 2% to 3% per annum. Sibanye is considering the establishment of private electricity-generating capacity that will provide improved energy security and cost-competitiveness. Sibanye's 150MW solar photovoltaic power project is currently in its development phase. Sibanye has appointed a third party project developer to build, own (including raising all capital required) and operate the first 50MW phase with Sibanye guaranteeing electricity offtake in the form of a power purchase agreement. Subject to market conditions and obtaining the outstanding permits, the target date for first generation of electricity is the end of 2018.

        Sibanye's gold assets are all located in South Africa and production costs are almost entirely incurred in Rand, while gold and platinum production is generally sold in U.S. dollars. The depreciation of the Rand relative to the U.S. dollar in the last five years has benefitted Sibanye, enabling it to maintain its competitive U.S. dollar cost position and generate significant free cash flow. In addition, Management is currently evaluating the Company's planned 2017 growth capital profile in order to optimize cash flow in light of the recent Rand volatility. Free cash flow generation is a pivotal part of Sibanye's operating strategy, having delivered R8.2 billion of free cash flow between January 2013 and December 2016.

Successful track record of integration and operational turn around

        Sibanye inherited three mature gold operations, Kloof, Driefontein and Beatrix, as a part of the unbundling of the Group from Gold Fields in 2013. At the time, these operations had declining production profiles, partly as a result of rapidly increasing cost trends at that time.

        Sibanye delivered an operational turnaround of the assets within the first 11 months as an independent company, with success resulting from a series of well planned and executed measures including:

  •
  Organizational right-sizing and restructuring;

  •
  Creating a flat organizational structure;

  •
  Renewed operational focus;

  •
  Refocused and streamlined shared services; and

  •
  Maximizing plant utilization.

        The results of these measures are evident in Sibanye's operational track record, with production increasing 25% from 1.2 Moz in 2012 to 1.5 Moz in 2016, a declining cost position and a growing reserve base.

        Following the ongoing integration of the Aquarius operations since April 2016, the integration of the Rustenburg Operations is also underway and implementation is progressing according to schedule. The first steps towards the realisation of Sibanye's plans to achieve R800 million per annum of synergies from the combined Aquarius and Rustenburg operations have begun. As noted above, a Section 189A process at the platinum division was announced on January 26, 2017, which is anticipated to reduce the cost base by approximately R180 million. Short-term mine plans are currently being reviewed and optimized, with specific consideration of the operational efficiencies that can be obtained through the "dropping of mine boundaries" between the Kroondal Operations and the Rustenburg Operations and shared overhead infrastructure. The Sibanye operating model has been introduced at the Kroondal Operations and has been well received, with record production output in the second half of 2016. Sibanye is in the beginning stages of introducing this operating model at the Rustenburg Operations. The finalization of the introduction of the operating model will take approximately nine months, which includes team establishment sessions for the operating teams. Since Sibanye has taken over the Rustenburg Operations, many additional opportunities have been identified, which are expected to allow Sibanye to reduce the cost base in the short to medium term without impacting the revenue stream.

Focused on delivery of total Shareholder returns

        Sibanye's investment proposal is underpinned by its commitment to paying a sustainable, mining industry leading dividend. The Group believes that delivery of a sustainable, leading dividend, supported by a consistent operational performance and delivery of continued value to Shareholders, will result in superior value for all stakeholders. Since listing, Sibanye has delivered a proven track record as a leading dividend payer. The Group has returned R3.5 billion in dividend payments to its Shareholders since listing in 2013, of which R1.6 billion was paid during the year ended December 31, 2016 representing a dividend yield of 5.7% based on the share price as at the end of the year. The total dividend paid along with share price appreciation since its listing in 2013 implies that Shareholders have received a 126% total return on investment or a CAGR of 23%, until December 31, 2016.

        The Group will continue to focus on delivery of returns to Shareholders through the development of brownfield organic growth projects and the pursuit of value-accretive acquisitions. Sibanye follows a strict capital allocation framework before committing to invest in any growth project or acquisition. Any investment decision is required to meet internal hurdle rates of between 15% and 30%, on a non-inflation adjusted basis, depending on the stage of project or investment, be accretive to earnings in the medium-term and support or enhance Sibanye's ability to maintain its dividends.

        The Group's dividend policy is to target a return of at least between 25% to 35% of Normalized Earnings to Shareholders. The Board may also consider declaring a special dividend after due consideration of the Group's cash position and future requirements.

Value accretive investment in projects and acquisitions

        Sibanye's commitment to paying sustainable, industry leading dividends underpins its disciplined approach to the allocation and management of capital. Strict filters are applied to organic projects, including appropriate assessment of risk, returns and the impact of financing. Any investment decision must meet the internal hurdle rates described above. Projects must be funded primarily from operational cash flow although alternative funding options will be considered if they reduce project risk or enhance project returns.

        Projects proceed through stage gates of project investigation, from concept to pre-feasibility study, feasibility study, approval and project execution. The progression of projects is dependent on their meeting technical, commercial and strategic benchmarks.

        Sibanye has a pipeline of organic growth projects intended to provide sustainable long-term returns for its Shareholders. Within Sibanye's gold division, the projects aim to extend the operating life of the gold operations and to produce incremental gold ounces. In 2016, the Board approved a R0.7 billion capital investment in projects which extend the LoM of the gold division. These include:

  •
  The Kloof below infrastructure decline project: The project is targeted to extend Kloof's operating mine life from 2030 to 2034, producing 0.6 Moz incremental gold in addition to the current LoM plan, from 2021 onwards. Total project capital is estimated at R691 million, with R177 million approved for 2017;

  •
  The Driefontein below infrastructure decline project: This project is targeted to extend Driefontein's operating life from 2028 to 2042, producing an additional 2.1 Moz of gold in addition to the current LoM plan following the first reef intersection and raise development from 2021. Total project capital is estimated at R1,061 million with R125 million approved for 2017; and

  •
  Burnstone: This project is expected to have a 23-year mine life producing 100-130 Koz of gold per annum at steady state, accessing 2.05 Moz of mineral reserves from the feasibility study resource of 8.9 Moz. First gold production is expected in 2018. Total project capital is estimated at R1,852 million, with R400 million approved for 2017.

        The WRTRP is an additional long life project which will address environmental and social liabilities.

        The WRTRP will process up to 722 Mt of the historic Driefontein, Kloof and Cooke Tailings Storage Facilities for gold and uranium and has estimated gold and uranium mineral reserves of approximately 6.2 Moz and approximately 97 Mlb respectively. Pending market conditions, steady state production of 100Koz of gold (potentially peaking at 110 Koz) and 860 Klb of uranium is planned during the first phase. Sibanye is currently considering the funding strategy for the WRTRP.

        As part of the Stillwater Acquisition, Sibanye acquired ownership of various ongoing projects, including the Blitz Project, which is situated adjacent and to the east of the current operations at the Stillwater Mine and provides the potential for near-term and low-cost growth in Sibanye's PGM division. The Blitz Project is estimated to cost approximately U.S.$250 million (which is expected to be funded through internal cash flow, of which approximately U.S.$112 million has been incurred through the end of 2016), with production expected to commence in early 2018. In addition, Sibanye also acquired the exploration stage Altar project, a gold-copper deposit in San Juan Province, Argentina as well as the development stage Marathon project, a PGM-copper deposit located in Ontario, Canada.

While Management will continue to analyse the feasibility of these projects, it believes that the Stillwater Acquisition provides Sibanye with significant organic growth potential as well as attractive future optionality through extensive regional resources.

        Sibanye's conservative approach to managing its capital structure has resulted in historically low debt relative to its peers and a robust and flexible balance sheet, which underpinned by strong cash flows from its gold division, have positioned the Group to pursue value accretive acquisitive growth opportunities. The Stillwater Acquisition is consistent with Sibanye's value accretive growth strategy and is expected enhance or sustain its industry leading dividend, whilst offering the additional strategic benefits of commodity and geographical diversification, and a potential rerating in market value over time. Sibanye's strategy for value-accretive growth is not limited to the gold and PGM industries and the Group will consider acquisitions in other industries that meet its investment criteria or offer strategic benefits. The current focus is, however, on fully integrating all of the acquired PGM assets.

        Since unbundling from Gold Fields in 2013, the Group has acquired Cooke from Gold One, acquired Wits Gold, exercised an option to acquire Burnstone, expanded into the PGM sector by concluding the acquisitions of Aquarius and the Rustenburg Operations in 2016 and completed the Stillwater Acquisition in 2017. The Acquisitions have resulted in Sibanye becoming a global top four PGM producer.

PGM sector growth—strategically consistent

        Sibanye announced its interest in investing in the PGM sector in early 2014 and, since that time, Sibanye has completed the Acquisitions. Following the announcement of the Rustenburg Acquisition and the Aquarius Acquisition, Sibanye was re-organised into separate, commodity specific divisions with dedicated and experienced management for both the gold and uranium division and the PGM division focused on operational delivery and integration of new assets.

        In 2014, the PGM sector in South Africa was under severe operational and financial stress due to persistent low PGM prices following the global financial crises and an economic slowdown in 2008, significant industry indebtedness resulting from aggressive capital growth prior to the financial crisis and subsequent over capacity and industrial action in 2012 and 2014 (which ultimately culminated in a damaging five-month industry wide strike). This led to a fragmented and inefficient industry which Sibanye believes will benefit from consolidation. In 2016, Sibanye acquired Aquarius and the Rustenburg Operations. These acquisitions positioned the Group as a significant and influential participant in the South African PGM industry and are strategically located for further industry consolidation. Sibanye entered into the South African PGM industry as a logical extension of its value creation strategy:

  •
  Operational similarity: PGM mining in South Africa is generally similar to the gold industry, namely the use of labor intensive, conventional mining methods to mine medium to deep, tabular, hard rock ore bodies. This similarity provides an opportunity for Sibanye to implement its proven operational model and structures with similar results expected. The Group also retains a number of high profile PGM executives in its Management ranks.

  •
  Consolidation opportunities: South Africa's Bushveld Complex is the largest endowment of PGM resources in the world. The fragmented and competitive structure of the industry provides an opportunity to realize significant value by eliminating duplicate cost structures and services.

  •
  Operational flexibility: The South African PGM industry has historically responded poorly to weak demand and a significant proportion of the industry has continued to produce at a loss in recent years, with profitable operations subsidizing loss making mines. As a prominent and financially robust participant in the industry, Sibanye intends to proactively address the issue of unprofitable production and promote end user demand from PGMs.

        On May 4, 2017, Sibanye acquired Stillwater in the United States, adding two low-cost, low-risk, steady-state producing PGM mines with reserves that currently support over 25 years of mine life. The extension of Sibanye's operations into the United States PGM market also follows its overall strategy of value creation in that Management believes that the Stillwater Acquisition:

  •
  balances Sibanye's portfolio operationally and geographically with the addition of a world-class operation in an attractive mining jurisdiction;

  •
  creates a mine-to-market PGM business with a metallurgical processing complex;

  •
  introduces a significant recycling operation which provides steady margin and strategic market insight;

  •
  potentially provides further operational optimization through the transfer of "best practices";

  •
  positions its platinum division further down the global cost curve, with the potential of further cost reductions;

  •
  provides near term, organic and low-cost growth through the Blitz Project, as well as potential organic growth opportunities from its extensive regional resources and ongoing projects, including the Lower East Boulder project;

  •
  enhances Sibanye's cash flow generation to sustain its industry-leading dividend; and

  •
  potentially improves Sibanye's access to lower-cost global financing.

Delivering value to all stakeholders ensures sustainability

        Sibanye understands the critical role that all stakeholders play in ensuring sustainable long term delivery of value. The alignment of the business strategy with all stakeholders and the contribution from stakeholders is deemed critical to Sibanye's long term success. As a responsible corporate citizen, Sibanye fosters and maintains constructive engagement with stakeholders, consistent with the Group's vision to deliver superior value to all stakeholders, to maintain its license to operate, and ultimately for the long-term success and sustainability of the business. This stakeholder strategy is underpinned by its "CARES" values:

  •
  Commitment—Delivering on promises to all stakeholders;

  •
  Accountability—Accepting responsibility for actions and their consequences;

  •
  Respect—Showing regard and consideration for others;

  •
  Enabling—Creating an environment where it is possible to work safely and productively; and

  •
  Safety—I am safe. We are safe.

        The safety, health and wellness of Sibanye's employees is a critical focus area for the Group and Sibanye continually strives to improve its safety standards in order to achieve the goal of zero harm. Sibanye's South African FIFR was 0.07 fatalities per million hours worked in 2016. This is comparable with average fatality rates in the U.S. mining industry in 2016 and is a credible performance considering the depth and labor-intensive nature of Sibanye's mines. Sibanye's gold operations have shown an improved safety trend in terms of the FIFR between 2012 and 2015. Regrettably there was a regression in the gold division's safety performance during the first six months of 2016, when there were eight fatalities compared with four during the comparative period in 2015. Sibanye management implemented urgent action to address this regression in safety, appointing Peter Turner, who has exemplary qualifications and significant mining experience in the role of Senior Vice President: Safety, Health and Environment. Sibanye's executive management, together with senior safety specialists, completely reviewed the Group's safety principles and, following the review, rolled out an extensive safety awareness campaign, elevating safety as a core value in the Group "CARES" values.

        There were zero fatalities at the Stillwater operations in 2016 and 2015. At December 31, 2016, Stillwater's overall reportable incidence rate (measured as reportable incidents per 200,000 hours worked) for employees and contractors was 2.59 for 2016, a reduction of 14.2% from 3.02 in 2015.

        Longer term, the Group is committed to its Safe Technology program, aimed at technical innovation and modernization of mining processes to improve the safety of employees.

        Since listing, Sibanye has made significant effort to establish direct lines of communication with employees and more frequent, transparent communication with representative unions, with the aim of creating greater alignment and a more collaborative approach to engagement. Sibanye has a relatively successful industrial relations track record, with relatively minor operational disruptions experienced, despite significant restructuring and rationalization since 2013. The gold division concluded a three-year wage agreement in September 2015 and introduced a further stability premium to all employees in April 2016, with no wage negotiation related disruptions experienced during 2016. As part of the Aquarius Acquisition, Sibanye is bound by a wage agreement entered into by Aquarius and the representative unions at the Kroondal Operations which wage agreement is valid from July 1, 2014 to June 30, 2017. AMCU called a brief strike at the Kroondal Operations during May 2016, which was interdicted by the Labour Court of South Africa on the basis that it was unprotected. As part of the Rustenburg Acquisition, Sibanye is bound by a wage agreement entered into by RPM and the representative unions at the Rustenburg Operations which wage agreement is valid from July 1, 2016 to June 30, 2019. At the Stillwater operations, Stillwater concluded two collective bargaining agreements with its employees in 2015 and 2016, respectively, and there have been no work stoppages there in 2016 and 2017 to date.

        Further, Sibanye's endeavor to create alignment with employees resulted in the introduction of "profit sharing" in the half year ended June 30, 2015. Sibanye also offers programs to improve the financial literacy of employees and their families to help them understand and avoid injudicious indebtedness.

        In addition to its SLP commitments agreed with the DMR, Sibanye engages with its communities on issues as wide ranging as housing, job creation, the environment, and development of SME. The Group procures as much as possible from businesses in host communities with the aim to develop sustainable local businesses. On this basis, Sibanye has, for example, made direct interventions to assist with the establishment of sustainable farming ventures that can operate independently of the mines.

        In the United States, the Stillwater operations are party to a "good neighbor agreement", which commits the Stillwater operations to work closely with and provide full environmental disclosure to its neighbors and certain regional environmental non-governmental organizations.

        With experience of operating in South Africa, Sibanye understands the regulatory environment and maintains a strong relationship with key government bodies. In many instances the Group has adopted an industry leadership role in engaging with regulators and challenging regulatory areas of concern. Upon finalization of the integration of Stillwater into the Group, Sibanye will evaluate the retention of the existing Stillwater executives and senior management who have extensive experience in the U.S. market, including with regard to regulatory and employment matters, and who may be required for the ongoing daily functioning of Stillwater.

        The Group continues to maintain healthy dialogue and a constructive standing with all stakeholders to ensure the sustainable delivery of its strategy and vision.

Strategy

Fully integrating Sibanye's PGM acquisitions in order to realize their significant value potential

        The smooth integration of the platinum assets into the Group will be the primary focus of the executive management team. With respect to the Rustenburg Acquisition and the Aquarius Acquisition, the primary aim is to realize synergies between the individual platinum assets. Identified focus areas for value generation include:

  •
  Operating synergies;

  •
  Removal of mine boundaries between the Rustenburg Operations and Kroondal Operations with resulting optimized mine plans and underground infrastructure;

  •
  Optimizing plant utilization and surface ore flow;

  •
  Direct cost savings at the operations;

  •
  Best practice operational benchmarking;

  •
  Economies of scale;

  •
  Shared services and central cost savings;

  •
  Optimizing Bathopele/Kroondal shared services;

  •
  Rustenburg and Kroondal training;

  •
  Regional, central and shared services; and

  •
  Reduction in corporate overheads.

        In managing the integration of Stillwater into the Sibanye Group, Sibanye does not envisage any short term changes to the Stillwater operating management teams, including the mines, processing facilities and Montana based support staff. It is currently envisaged that the existing executive management, in particular the CEO and CFO, will provide a suitable transition period to allow Sibanye to appoint a local country manager and senior financial manager. This transition period will include an appropriate handover period with the new appointees. Initial integration with Sibanye is primarily focused on financial reporting systems including management accounting and quarterly financial accounting. The integration includes a standardization of financial and accounting packages across Stillwater with Sibanye's existing processes and may be extended to selected services including payroll and procurement. The potential for further integration of services will be assessed on a cost benefit basis post this initial integration period.

Continued operational delivery facilitating generation of substantial cash flows and dividends

        Sibanye's six pronged operating model aims to reduce costs and pay limits, increase flexibility, increase margins, optimize all capital including balance sheet, optimize cash flows and pay robust dividends. The initial step is reducing and managing costs which are under Management's control, thereby lowering pay limits (the grade at which the operations can be mined at break-even). This translates into increasing operational flexibility and cash margins. Key elements of the optimization process include continuous re-engineering of the business, and introduction and adherence to planned return cut-off ore reserve-management principles. Sibanye intends to continue application of its operating model to the existing gold operations as well as to the recently acquired PGM operations.

Maintain and enhance Sibanye's strong financial position in order to facilitate achieving its strategic objectives

        Sibanye seeks to maintain a conservative approach to financing capital requirements, ensuring the maximum possible strategic flexibility in all metal price environments while retaining its ability to pay out industry leading dividends. As at December 31, 2016, the Group's Net Debt was 0.6 times Trailing EBITDA. After initial drawdowns of the Bridge Loan Facility, on May 4, 2017, the Group's Net Debt was 2.95 times Trailing EBITDA, including Stillwater's Trailing EBITDA and the pre-acquisition EBITDA of Aquarius and the Rustenburg Operations. The Rights Offer is expected to strengthen the Group's financial position and is intended to allow Sibanye to meet its long-term target of a Net Debt-to-EBITDA ratio of no greater than 1.0 times.

Gain access to lower cost and more sustainable electricity

        Shortly after listing in 2013, Sibanye indicated its intention to explore alternative sources of long-term electricity supply in response to energy supply and pricing risk. In South Africa, Sibanye intends to reduce its dependency on Eskom over the next few years, targeting reduced production costs. Sibanye is investigating self-generation in the form of a 150MW solar photovoltaic power plant to be developed on Sibanye's property located between the Driefontein and Kloof operations, with anticipated first power generation, pending permitting and market conditions, towards the end of 2018 The Group is also exploring opportunities to secure base load electricity through partnerships and other sources of energy with independent power and commodity producers in South Africa.

Modernizing Sibanye's processes in order to create value for stakeholders and enhance sustainability

        Sibanye considers the development of technology as a fundamental strategy and has identified Safe Technology as a strategic imperative. Safe Technology explores ways in which to modernize the operations by using new technologies to improve working conditions and to make the working environment safer for employees while, at the same time, improving productivity and reducing costs.

        Sibanye is committed to achieving technological breakthroughs in mining processes to bring about modernization in deeper mines. Sibanye actively pursues research and development in pursuit of technological innovations that could safely unlock the mineral resource and mineral reserve potential of its operations in high-grade remnants and pillars, current mining horizons and at depths in excess of current operations.

Build on existing positive relationships with Sibanye's stakeholders for long-term success

        Sibanye recognizes that strong stakeholder relationship and engagement is essential for the sustainability of the business. The Group's vision is to create superior value for all stakeholders and build upon the strong foundations laid so far. Sibanye's key stakeholder value creation strategies include:

  •
  Shareholders: return on investment (dividends and capital appreciation);

  •
  Employees: good health and prosperity, sustainable employment;

  •
  Communities: service delivery, housing, infrastructure, jobs;

  •
  Unions and associations: growing and satisfied membership;

  •
  Suppliers: ability to transact on a sustainable and fair basis;

  •
  Government: transformation, economic growth, poverty alleviation and political control; and

  •
  Management: satisfied stakeholders and strategic success.

Pursuing domestic and international growth opportunities

        Sibanye's vision is to create sustainable value for the benefit of all stakeholders. Sibanye believes that sustainable value for all stakeholders can be created through continued industry consolidation, realizing synergies through the reduction of corporate and other overhead costs, optimizing operational infrastructure and leveraging off best practices. The Group has an established gold business with strong cash generative abilities and PGM cash flow growth optionality. Sibanye's primary focus is to progress the integration of its recent PGM acquisitions and reduce its financial leverage in line with its long-term targets. However, Sibanye's management believes that acquisitive growth is strategically important for the long term sustainability of the business and that the gold and PGM sectors continue to offer opportunities for both near and medium term value accretive acquisitions, during an attractive time in the commodities cycle. Further, Sibanye will continue to review and consider other prospects in other commodities and other geographies that may offer value enhancing opportunities over the longer-term.

Proposed Collaboration with the Baiyin Group

        In connection with the Stillwater Acquisition and in light of the Baiyin Group's support of the transaction and the Company's re-financing plans, the Company and Baiyin Group (an affiliated entity of Gold One) have discussed and agreed to cooperate on several strategic initiatives principally aimed at strengthening the profitability and performance of the Company. In particular, the two companies have agreed to examine ways of achieving cost savings within the Sibanye Group, including further reducing the AISC and minimizing financing costs, both of which underpin sustainable profitability and maintain a strong market capitalization for the Company. In furtherance of those objectives, the companies have agreed (subject to commercial, legal and other regulatory requirements, including applicable shareholder votes) to consider a U.S.$500 million streaming financing arrangement, in which the Baiyin Group may participate in funding, with respect to certain of Stillwater's mining assets and examine the benefits of combining Gold One's South African assets and the Burnstone project, which may be in the form of a joint-venture controlled by Gold One and managed by the Company. While the companies have agreed to discuss these matters further and collaborate with one another, there is no assurance that any of these transactions or events will occur, and they remain subject to further discussions, documentation and the receipt of necessary approvals.

Recent Developments

        On May 4, 2017, Sibanye published an operating results update for the quarter ended March 31, 2017 that is available in the Form 6-K filed with the SEC on May 4, 2017, which is incorporated by reference in this Prospectus Supplement. The following are key operating statistics presented in that operating results update:

				Quarter ended
Key Statistics	Unit			March 31, 2017	December 31, 2016	March 31, 2016
Gold Division
Gold produced		kg		10,266	11,908	11,221
		000'oz		330.1	382.9	360.8
Average gold price		R/kg		515,998	541,082	600,267
		U.S.$	(1)	1,215	1,212	1,182
Operating cost		R/t		896	833	845
		U.S.$/t	(1)	68	60	54
Operating profit		Rm		967.0	2,304.1	2,530.6
Operating margin		%		18	36	38
All-in sustaining cost		R/kg		493,872	427,091	454,282
		U.S.$	(1)	1,163	957	895
Platinum Division—attributable
Platinum produced		kg		5,228	4,194	—	(2)
		000'oz		168.1	134.8	—
4E PGM[2] production		kg		8,918	7,253	—
		000'oz		286.7	233.2	—
Average PGM basket price		R/4Eoz		12,109	11,900	—
	U.S.$	/4Eoz	(1)	917	857	—
Operating cost		R/4Eoz		11,128	10,571	—
	U.S.$	/4Eoz	(1)	842	762	—
Operating profit		Rm		242.9	114.4	—
Operating margin		%		8	8	—

Notes:

(1)
Calculated based on the average exchange rate for the quarters ended March 31, 2017, December 31, 2016 and March 31, 2016 of R13.21:U.S.$1.00, R13.88:U.S.$1.00 and R15.79:U.S.$1.00, respectively. Source: I-Net Bridge.

(2)
The Platinum Division's performance is only provided for the quarters ended March 31, 2017 and December 31, 2016, as Aquarius was only acquired on April 12, 2016 and the Rustenburg Operations on November 1, 2016.

The Acquisitions

        Between 2015 and 2017, Sibanye concluded the Acquisitions. On April 12, 2016, the Aquarius Acquisition became effective and Sibanye acquired the entire issued share capital of Aquarius. On November 1, 2016, the Rustenburg Acquisition became effective. On May 4, 2017, the Stillwater Acquisition became effective and Sibanye acquired the entire issued share capital of Stillwater.

MINERAL RESERVE STATEMENT

Sibanye Mineral Reserves

        See "Further Information—Reserves of Sibanye as of December 31, 2016" in the 2016 Form 20-F for the reserves of Sibanye as of December 31, 2016, which is incorporated by reference in this Prospectus Supplement.

Stillwater Mineral Reserves

        See the "Proven and Probable Ore Reserves" in the 2016 Form 10-K for the reserves of Stillwater as of December 31, 2016, which is incorporated by reference in this Prospectus Supplement.

 USE OF PROCEEDS

        The gross proceeds of the Rights Offer are expected to be approximately R13.5 billion (U.S.$1.0 billion). The net proceeds of the Rights Offer are expected to be approximately R13.0 billion after deduction of commissions, fees and estimated expenses of approximately R0.5 billion. The net proceeds of the Rights Offer will be used to partially repay the U.S.$2.65 billion Bridge Loan Facility.

 SELECTED FINANCIAL INFORMATION AND OTHER DATA—SIBANYE GROUP

Selected Consolidated Financial Information and Other Data of Sibanye

        The selected consolidated financial information as of and for the years ended December 31, 2016, 2015, and 2014 is incorporated in this Prospectus Supplement by reference from the 2016 20-F.

        The Consolidated Financial Statements of Sibanye Gold Limited and its subsidiaries as of December 31, 2016, 2015 and 2014 and for each of the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG Inc., independent registered public accounting firm, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

 SELECTED FINANCIAL INFORMATION AND OTHER DATA—STILLWATER

Selected Consolidated Financial Information and Other Data of Stillwater

        Stillwater's selected consolidated financial information as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 is incorporated by reference in this Prospectus Supplement from the 2016 Form 10-K.

        The consolidated financial statements of Stillwater as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016 have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SELECTED FINANCIAL INFORMATION AND OTHER DATA—THE RUSTENBURG OPERATIONS

Financial Information and Other Data of the Rustenburg Operations

        The selected abbreviated financial information of the Rustenburg Operations as of and for the six months ended June 30, 2016, and as of and for the years ended December 31, 2015, 2014 and 2013 presented below have been extracted without material adjustment from the abbreviated financial statements of the Rustenburg Operations incorporated by reference in this Prospectus Supplement from the 2017 Form 6-K.

Abbreviated Statement of Direct Expenses

        The table below sets out the statement of direct expenses of Rustenburg for the six months ended June 30, 2016, and years ended December 31, 2015, 2014 and 2013.

	Six months ended June 30,	Year ended December 31,
	2016	2015	2014	2013
	(R)
Cost of sales	(4,452,501,026)	(9,975,824,558)	(7,661,862,882)	(10,271,841,814)

Gross loss on metal sales	(4,452,501,026)	(9,975,824,558)	(7,661,862,882)	(10,271,841,814)
Other operating income	6,640,874	11,211,408	6,687,166	3,729,624
(Loss on scrapping) / gain on reversal of scrapping of property, plant and equipment	—	(3,718,923)	945,350	(2,660,363,908)
Impairment of property, plant and equipment	—	(6,215,561,804)	—	—
Profit on sale of other mineral rights and investments	—	—	—	4,837,663
Restructuring and care and maintenance costs	(148,628,292)	(474,244,944)	(554,882,141)	(991,937,452)

Operating loss	(4,594,488,444)	(16,658,138,821)	(8,209,112,507)	(13,915,575,887)
Interest expense	(29,868,310)	(57,087,762)	(49,415,376)	(42,379,656)
Interest received	—	185	15,140	192

Loss before taxation	(4,624,356,754)	(16,715,226,398)	(8,258,512,743)	(13,957,955,351)
Taxation	—	—	—	—

Loss for the period	(4,624,356,754)	(16,715,226,398)	(8,258,512,743)	(13,957,955,351)
Other direct expenses	—	—	—	—

Total direct expenses for the period	(4,624,356,754)	(16,715,226,398)	(8,258,512,743)	(13,957,955,351)

Abbreviated Statement of Assets Acquired and Liabilities Assumed

        The table below sets out the statement of assets acquired and liabilities assumed of the Rustenburg Operations as at June 30, 2016, and December 31, 2015, 2014 and 2013.

	As at June 30,	As at December 31,
	2016	2015	2014	2013
	(R)
ASSETS
Non-current assets
Property, plant and equipment	1,320,001,238	1,285,227,967	6,594,543,911	7,109,679,433
Capital work-in-progress	761,565,748	472,753,127	1,839,687,320	1,743,093,765
Investments held by environmental trusts	282,848,578	272,999,255	260,569,761	229,435,748

Total non-current assets	2,364,415,564	2,030,980,349	8,694,800,992	9,082,208,946

Current assets
Inventories	72,857,114	86,042,296	181,397,704	169,423,612
Other receivables	91,601,882	108,354,916	165,302,656	299,995,621
Amounts owed by affiliates	2,639,764	2,639,764	2,618,434	13,151,595
Other assets	5,266,615	26,231,745	139,101,371	59,518,732
Cash and cash equivalents	127,727	223,604	117,728	218,650

Total current assets	172,493,102	223,492,325	488,537,893	542,308,210

Total assets	2,536,908,666	2,254,472,674	9,183,338,885	9,624,517,156

EQUITY AND LIABILITIES
Owner's contribution	4,994,852,757	16,943,978,332	15,359,740,174	20,943,664,324
Retained loss	(4,624,356,754)	(16,715,226,398)	(8,258,512,743)	(13,957,955,351)

Shareholders' equity	370,496,003	228,751,934	7,100,957,431	6,985,708,973

Non-current liabilities
Environmental obligations	690,019,420	660,151,110	596,519,578	525,242,046

Total non-current liabilities	690,019,420	660,151,110	596,519,578	525,242,046

Current liabilities
Trade and other payables	918,430,575	658,333,977	524,036,971	1,151,893,349
Amounts owed to affiliates	26,571,064	10,921,934	256,803,539	196,213,033
Other liabilities	531,391,604	696,313,719	705,021,366	765,459,755

Total current liabilities	1,476,393,243	1,365,569,630	1,485,861,876	2,113,566,137

Total equity and liabilities	2,536,908,666	2,254,472,674	9,183,338,885	9,624,517,156

SELECTED FINANCIAL INFORMATION AND OTHER DATA—AQUARIUS

Selected Consolidated Financial Information and Other Data of Aquarius

        The selected consolidated financial information as of and for the six months ended December 31, 2015 and 2014 and as at and for the years ended June 30, 2015 and 2014 presented below have been extracted without material adjustment from the consolidated financial statements of Aquarius incorporated by reference in this Prospectus Supplement from the 2017 Form 6-K.

Consolidated Statement of Comprehensive Income

        The table below sets out the consolidated statement of comprehensive income of Aquarius for the six months ended December 31, 2015 and 2014 and the years ended June 30, 2015 and 2014.

	Six months ended December 31,		Year ended June 30,
	2015	2014	2015	2014	2013
	(U.S.$ '000, except where otherwise indicated)
Revenue	78,328	113,263	212,908	233,056	237,115
Cost of sales	(91,255)	(109,726)	(210,816)	(231,158)	(248,726)

Gross (loss)/profit	(12,927)	3,537	2,092	1,898	(11,611)
Other income	30	110	173	174	278
Administrative costs	(3,915)	(3,238)	(6,230)	(7,353)	(12,368)
Foreign exchange gain/(loss)	2,306	(403)	1,572	1,843	(19,323)
Finance costs	(7,342)	(7,814)	(15,437)	(28,091)	(26,669)
Impairment losses	(13,706)	(574)	(29,445)	(3,084)	(214,111)
Profit on sale of assets	4,473	18,669	20,511	653	—
BEE partner guarantee	(166)	—	(2,093)	—	—
Share of (loss)/profit from joint venture entities	(52,993)	(49,187)	(48,298)	5,055	(2,698)
Foreign currency translation reserve recycled on disposal	—	(13,262)	(13,262)	—	—
Rehabilitation cost reversal	—	—	—	5,342	(54,538)
Profit on repurchase of bonds	—	—	—	10,925	—

Loss before income tax	(84,240)	(52,162)	(90,417)	(12,638)	(341,040)
Income tax benefit/(expense)	7,358	(4,574)	(7,660)	(544)	53,127

Net loss	(76,882)	(56,736)	(98,077)	(13,182)	(287,913)

Other comprehensive income that may be recycled to profit or loss
Foreign currency translation adjustments	(38,976)	(12,995)	(27,329)	(15,979)	(93,697)

Total other comprehensive loss	(38,976)	(12,995)	(27,329)	(15,979)	(93,697)

Total comprehensive loss	(115,858)	(69,731)	(125,406)	(29,161)	(381,610)

Loss for the period is attributable to:
Equity holders of Aquarius	(76,069)	(56,831)	(96,310)	(13,048)	(287,207)
Non-controlling interests	(813)	95	(1,767)	(134)	(706)

	(76,882)	(56,736)	(98,077)	(13,182)	(287,913)

Total comprehensive loss for the period is attributable to:
Equity holders of Aquarius	(115,580)	(69,892)	(123,746)	(29,064)	(380,974)
Non-controlling interests	(278)	161	(1,660)	(97)	(636)

	(115,858)	(69,731)	(125,406)	(29,161)	(381,610)

Earnings per share
Basic loss per share (cents per share)	(5.12)	(3.93)	(6.59)	(1.38)	(34.55)
Diluted loss per share (cents per share)	(5.12)	(3.93)	(6.59)	(1.38)	(34.55)

Consolidated Balance Sheet

        The table below sets out the consolidated balance sheets of Aquarius as at December 31, 2015 and 2014, and as at June 30, 2015 and 2014.

	As at December 31,		As at June 30,
	2015	2014	2015	2014
	(U.S.$ '000)
Assets
Non-current assets
Receivables	11,492	14,559	14,233	9,180
Available-for-sale investments	314	414	392	451
Investments in joint venture entities	95,051	152,437	150,609	230,410
Mining assets	142,248	198,870	163,439	209,211
Deferred tax asset	2,460	12,644	293	14,652
Restricted cash in environmental trusts	11,133	14,327	13,905	16,902
Intangible asset	523	49,230	17,727	54,499

Total non-current assets	263,221	442,481	360,598	535,305

Current assets
Cash and cash equivalents	42,169	164,211	195,773	136,820
Trade and other receivables	18,160	27,551	29,231	30,104
Inventories	9,576	16,590	8,463	15,246

Total current assets	69,905	208,352	233,467	182,170

Total assets	333,126	650,833	594,065	717,475

Equity and liabilities
Capital and reserves
Issued capital	75,416	75,098	75,266	73,216
Treasury shares	(23,711)	(25,871)	(26,056)	(26,239)
Reserves	721,890	775,186	761,134	781,692
Accumulated losses	(532,829)	(417,281)	(456,760)	(360,450)

Total equity attributable to equity holders of Aquarius	240,766	407,132	353,584	468,219
Non-controlling interests	3,611	5,710	3,889	5,549

Total equity	244,377	412,842	357,473	473,768

Non-current liabilities
Payables	1,697	1,972	2,059	2,065
Interest bearing loans and borrowings	735	2,207	2,020	118,919
Deferred tax liabilities	2,408	15,740	7,687	16,837
Provisions	47,883	62,785	61,345	65,763

Total non-current liabilities	52,723	82,704	73,111	203,584

Current liabilities
Trade and other payables	30,877	25,500	34,523	34,189
Interest bearing loans and borrowings	1,775	122,134	124,880	1,362
Income tax payable	18	3,414	1	90
Provisions	3,356	4,239	4,077	4,482

Total current liabilities	36,026	155,287	163,481	40,123

Total liabilities	88,749	237,991	236,592	243,707

Total equity and liabilities	333,126	650,833	594,065	717,475

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The unaudited pro forma condensed combined financial information for each of the Acquisitions including the related debt financing as at and for the year ended December 31, 2016 is incorporated by reference in this Prospectus Supplement from the 2017 Form 6-K.

CAPITALIZATION AND INDEBTEDNESS

        The table below presents Sibanye's consolidated capitalization and indebtedness as of December 31, 2016 on: (i) a historical basis, (ii) an as adjusted basis to give effect to the acquisition of Stillwater and (iii) an as further adjusted basis to give effect to the Rights Offer and the application of the net proceeds thereof as discussed under "Use of proceeds" as if the offering had been completed as of December 31, 2016. The "actual" column below has been derived from the consolidated financial statements of Sibanye as of December 31, 2016 prepared in accordance with IFRS, incorporated by reference from the 2016 Form 20-F. The "as adjusted for the acquisition of Stillwater" column below has been derived from the unaudited pro forma condensed combined financial information for the acquisition of Stillwater including the related debt financing as at December 31, 2016, incorporated by reference from the 2017 Form 6-K, and prepared for illustrative purposes only and, because of its nature, addresses a hypothetical situation and does not, therefore, represent Sibanye's actual financial position or results. The "as further adjusted for the Rights Offer" column below has been prepared for illustrative purposes only and, because of its nature, addresses a hypothetical situation and does not, therefore, represent Sibanye's actual financial position or results. The "as further adjusted for the Rights Offer" column has been prepared on the basis set out in the note below. You should read this table together with the financial statements and the notes to those financial statements incorporated by reference in this Prospectus Supplement, and the unaudited pro forma condensed combined financial information as well as the information set out in "Management's Discussion and Analysis of the Financial Statements" in the 2016 Form 20-F, which are incorporated by reference in this Prospectus Supplement.

	As of December 31, 2016
	Actual(1)	As adjusted for the acquisition of Stillwater(2)	As further adjusted for the Rights Offer(3)
	(R millions)
Borrowings
R6.0 billion revolving credit facility	5,100.0	5,100.0	5,100.0
U.S.$350 million revolving credit facility	1,369.0	1,369.0	1,369.0
Burnstone Debt	1,752.6	1,752.6	1,752.6
Other borrowings	749.5	749.5	749.5
Franco-Nevada liability	2.7	2.7	2.7
Stillwater Bridge facility(2)(4)(5)(6)	—	36,065.5	22,469.1

Total non-current borrowings (including current portion of non-current borrowings)	8,973.8	45,039.3	31,442.9

Shareholders' equity
Stated share capital(5)	21,734.6	21,734.6	34,719.3
Share-based payment reserve	3,110.2	3,110.2	3,110.2
Foreign currency translation reserve(7)	(131.4)	263.0	74.0
Accumulated loss(4)	(8,033.7)	(10,055.0)	(9,443.3)

Equity attributable to owners of Sibanye	16,679.7	15,052.8	28,406.2
Non-controlling interest	17.7	17.7	17.7

Total equity	16,697.4	15,070.5	28,477.9

Total capitalization and indebtedness	25,671.2	60,109.8	59,920.8

Notes:

(1)
Information in this column has been derived from the consolidated financial statements of Sibanye as of December 31, 2016 prepared in accordance with IFRS, incorporated by reference from the 2016 Form 20-F.

(2)
The information in this column has been derived from the unaudited pro forma condensed combined financial information incorporated by reference from the 2017 Form 6-K, which includes the latest available IFRS information for Stillwater. Except for the Stillwater Bridge facility, the information for Stillwater has been adjusted for the exchange rate at the acquisition date of April 25, 2017 of U.S.$1:R13.08. The unaudited pro forma condensed combined financial information was based on available information, and certain assumptions and estimates that Sibanye believes are reasonable and may differ from actual adjusted amounts. A final determination of the fair value of the assets and liabilities acquired in the acquisitions, will be based on the actual net tangible and intangible assets acquired in the acquisitions that existed as of the date of completion of the applicable acquisition. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments, and have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Adjustments to the preliminary estimates are expected to occur and these adjustments could have a material impact on the accompanying unaudited pro forma condensed combined financial information, although we do not expect the adjustments to have a material effect on the combined company's future results of operations and financial position.

(3)
The "as further adjusted for the Rights Offer" column has been prepared on a basis consistent with the accounting policies adopted by Sibanye in preparing its consolidation financial statements as of December 31, 2016.

(4)
The Stillwater Bridge facility is stated at the exchange rate on the drawdown date of May 4, 2017 of U.S.$1:R13.56 in the "as adjusted for the acquisition of Stillwater" column and the resulting exchange movement of R1.28 billion is reflected in accumulated loss. The accumulated loss in the "as adjusted for the acquisition of Stillwater" column is also adjusted for transaction costs of R353.8 million and the loss on settlement of the Stillwater convertible debentures of R390.8 million. The Stillwater Bridge facility is stated at the exchange rate on May 12, 2017 of U.S.$1:R13.33 in the "as further adjusted for the Rights Offer" column and the resulting exchange movement of R611.8 million from May 4, 2017 is reflected in accumulated loss.

(5)
The amount of the Rights Offer Shares to be issued in the "as further adjusted for the Rights Offer" column, assumes the gross proceeds of the Rights Offer of R13.5 billion (U.S.$1.0 billion). The price at which the shares are to be issued in terms of the Rights Offer and the consequent number of Rights Offer Shares to be issued is still to be determined. The net proceeds of the Rights Offer are expected to be R13.0 billion after deducting commissions, fees and estimated expenses of R0.5 billion.

(6)
The net proceeds of the Rights Offer of R12.83 billion (U.S.$0.96 billion) (see footnote (5) above) will be used to partially repay the U.S.$2.65 billion Bridge Loan Facility.

(7)
The foreign currency translation reserve was adjusted for the movement in the exchange rate between the Rand and the U.S. dollar relating to Stillwater acquisition of R394.4 million for the period from April 25, 2017 to May 4, 2017 in the "as adjusted for the acquisition of Stillwater" column, and R189.0 million for the period from May 4, 2017 to May 12, 2017 in the "as further adjusted for the Rights Offer" column.

        There have been no other material changes in capitalization or indebtedness of the Group as disclosed in the table above since December 31, 2016.

INDUSTRY

        This section contains descriptions of gold mining and the gold mining industry, as well as PGM mining and the PGM mining industry, including descriptions of geological formations and mining proceeds. In order to facilitate a better understanding of these descriptions, please see the glossary defining a number of technical and geological terms in our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

Introduction

        Generally, gold and PGMs produced are sold at prevailing market prices in the period they are produced. Historically, the price of gold has been increasingly affected by macro-economic factors, such as inflation, exchange rate volatility, reserves policy, and global political and economic events, and to a lesser extent by simple supply and demand dynamics. PGM prices, while also affected by macro-economic factors, have a comparatively stronger link to supply and demand dynamics than gold. Sibanye's cost base is primarily in Rand and the Company is highly sensitive to the Rand/U.S. dollar exchange rate.

Gold

Economic Conditions

        Gold sales are denominated in U.S. dollars, with U.S. dollars converted at a realized Rand/U.S. dollar exchange rate, while operating costs are incurred principally in Rand. Depreciation of the Rand against the U.S. dollar therefore results in higher Rand revenue or alternatively lower operating costs when they are translated into U.S. dollars, thereby increasing the Operating margins of our operations. Conversely, appreciation of the Rand results in lower Rand revenue or higher operating costs when translated into U.S. dollars, thereby decreasing the Operating margins of our operations. The impact on profitability of changes in the value of the Rand against the U.S. dollar can be substantial.

Market Forces

        In South Africa, there are currently approximately 20 large-scale gold mines, mining mostly narrow-vein, deep underground deposits, which require manual extraction and are inherently labor-intensive. However, technologies have been developed that facilitate the mechanization of new mines, which allow for mining of these deposits in a more economical manner.

        The key gold producers in South Africa—Sibanye, AngloGold Ashanti, and Harmony—produced 47,034 kg (1.51 Moz), 30,077 kg (1.0 Moz), and 33,201 kg (1.1 Moz), respectively, in South Africa in the 2016 calendar year.

        According to data from Bloomberg and Management estimates, Sibanye is the largest individual producer of gold in South Africa, based on annual production of 47,034 kg (1.51 Moz) of gold in 2016, and the Group is a top ten producer of gold worldwide.

        In order to maintain competitiveness in the South African labor market, regular industry market surveys are conducted to benchmark remuneration practices, and to keep abreast of any shifts in industry practices with regard to employee benefits, and non-financial employee reward and recognition programs.

        Strikes over remuneration and working conditions have taken place in the mining industry in South Africa. Worker pay has been rising in the South African gold mining industry at a steady pace with average wage inflation consistently higher than the benchmark inflation rate.

        Centralized negotiations on wages and conditions of employment are held between the Chamber of Mines, representing the majority of gold mine employers, and recognized trade unions, representing their members. The Chamber provides a venue for the negotiations, which are often referred to as the "Chamber negotiations". The smaller gold mines negotiate on a decentralized basis.

Outlook

        During 2016, the environment remained volatile for gold producers. During the period, gold prices rallied to levels above U.S.$1,300/oz due to unexpected geopolitical events such as Brexit, but subsequently fell to levels below U.S.$1,150/oz as a consequence of macro-economic developments surrounding interest rate hikes in the United States and a strengthening dollar. On average, gold prices recovered in 2016, with an average gold price of U.S.$1,248/oz for 2016, as a result of investor concerns around global markets.

        Average prices reported on the free market for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 are set out in "Management's Discussion and Analysis of the Financial Statements—Factors Affecting Sibanye Group's Performance—Gold Price" in the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        As a result of limited investments and cost rationalisation in the South African mining industry during the period of low gold prices, production output is unlikely to expand significantly from the 2016 level. Labour disputes, low mining grades, deep mining levels and a reduction in new discoveries could further impact the mined gold supply negatively affecting the supply balance.

PGM(1)

Industry background

        The PGM industry is a concentrated industry with the bulk of primary supply sourced from South Africa and Zimbabwe. Russia is also a key source of primary PGM supply although predominantly as a by-product of base metal production. South Africa and Zimbabwe together accounted for approximately 96% of known global PGM reserves and approximately 80% of new platinum mine supply in 2016. The platiniferous orebodies of the Bushveld Complex of South Africa, where both the Rustenburg and Kroondal Operations are located, produce a suite of some ten metals, namely platinum, palladium, rhodium, gold, iridium, ruthenium, osmium, cobalt, nickel and copper. The relative mix of metals varies per mine, but for a typical Bushveld Complex PGM operation is always dominated by the four main metals (4E) (platinum, palladium, rhodium and gold) which represent between 85% and 95% of the revenue derived from the main metals produced.

        Palladium is also a concentrated industry with the bulk of primary supply derived from Russia and South Africa. Palladium, however, is primarily mined as a by-product, with South African production being a by-product of platinum mining, whilst Russian production is mainly a by-product of nickel mining. Stillwater's PGM mines in Montana are among only a few primary palladium mines in the world.

(1)
Unless otherwise indicated, the source of industry information in this section is the Johnson Matthey PGM Market Report November 2016.

        The historical basket price for the four main elements (4E), and copper and nickel, for a Bushveld type orebody, is shown in the accompanying graph.

  Source: Bloomberg

	Year ended December 31,
Average spot metal prices	2012	2013	2014	2015	2016
Platinum (U.S.$/oz)	1,552	1,486	1,384	1,054	989
Palladium (U.S.$/oz)	645	726	803	691	615
Rhodium (U.S.$/oz)	1,274	1,066	1,173	951	694
Gold (U.S.$/oz)	1,669	1,411	1,266	1,160	1,248
Nickel (U.S.$/t)	17,522	15,023	16,898	11,835	9,597
Copper (U.S.$/t)	7,954	7,330	6,863	5,509	4,871
Exchange rate (R/U.S.$)	8.21	9.65	10.85	12.78	14.76

Source: Bloomberg

Platinum supply

        In 2016, primary supply of platinum is estimated to have declined by approximately 2% to 6.01 Moz. This decline is largely due to an expected 5% decline in shipments from South Africa, as a consequence of a drop in underlying mine output from some of the large western Bushveld operations, and a decline in destocking by producers. Over the same period, production from the rest of the world is estimated to have increased by approximately 8%, largely on the back of production growth from Zimbabwe, which is expected to reach an all-time high of approximately 0.49 Moz.

Platinum new mine supply ('000 ozs)(1)

  Source: Johnson Matthey

  Note:

(1)
New mine supply refers to platinum sales originating from mines including new mine production and sales from inventory.

Platinum demand

        Historically, platinum demand has been largely driven by autocatalyst and jewelry demand representing approximately 40% and 35% of gross demand, respectively. The remainder of platinum demand is from a variety of industrial applications and investment demand.

Platinum demand ('000 ozs)

  Source: Johnson Matthey

        In 2016 gross demand for platinum is expected to have remained relatively flat at approximately 8.33Moz, as increased demand in the automotive and industrial sectors is offset by an approximate 9% decline in jewelry demand.

        Platinum's use in autocatalysts is determined by a mix of drivers, including global automotive sales growth, engine choice and engine technologies, tightening environmental legislation and changes in autocatalyst technology. In 2016, Europe is estimated to have accounted for approximately 1.77 Moz or just over half of gross global platinum autocatalyst demand due to the large share of diesel engines sold in this region, which favor the use of platinum-based autocatalyst technologies. Further, stricter emission standards with the phase-in of Euro 6b is increasing the average platinum content used in a European diesel car. In 2016, global light duty diesel vehicle sales were the highest ever, and with over 98% of diesel cars estimated to contain at least one platinum containing catalyst brick, gross global autocatalyst demand for platinum is estimated to have increased by approximately 2% to 3.32 Moz in 2016.

        The fallout from Volkswagen's violations of the U.S. Clean Air Act, potentially affecting demand for diesel engines, could affect the diesel car market share in time, although diesel is expected to continue to have a prominent role in European light vehicle markets in light of its lower CO2 emissions compared to gasoline.

        Jewelry demand for platinum is primarily driven by China which, in 2016, is estimated to have accounted for approximately 57% of global jewelry demand (1.86 Moz), net of recycling. In 2016, net platinum demand from China declined by approximately 29% to 1.06 Moz which was offset, in part, by an estimated 20% year-on-year growth in platinum jewelry demand from India.

        Industrial demand for platinum reached a five-year high in 2016, due to exceptionally heavy purchasing by the chemicals industry, particularly in China and the rest of the world.

Platinum supply demand outlook in 2017

Platinum supply demand balance ('000 ozs)

  Source: Johnson Matthey

        Following five years of market deficit, Johnson Matthey expects that the platinum market may move into a small surplus in 2017, for the first time since 2011. While primary supplies are likely to be flat, there is potential for recycling volumes to rebound following two years of weakness.

        From a demand perspective, although industrial consumption is expected to remain firm, gross sales to European automakers and Chinese jewelry manufacturers are at risk of contracting. In previous years the deficits were primarily a function of investment demand through the buying of ETFs and Japanese retail investors and Johnson Matthey expects investment demand to weaken in 2017.

        Platinum prices are supported by the industry's cost structure with current spot prices believed to be cutting into the current cash cost curve.

Palladium supply

Palladium supply by region, including recycled ('000 oz)

Source: Johnson Matthey

        Global primary supply of palladium is estimated to have remained relatively flat in 2016 at approximately 6.49 Moz (excluding recycling), with a 4% decline in South African supply to approximately 2.57 Moz as a consequence of a sharp decline in stock sales offset by growth in production from North America and Canada. Processing of secondary palladium is estimated to have increased by approximately 4% to 2.55 Moz and total combined primary and secondary supply of palladium increased by approximately 1% to 9.03 Moz. Russia-based Norilsk Nickel produces palladium as a by-product from nickel mining and is the largest producer of palladium globally. Russian above-the-ground metal stockpiles that have been mined and accumulated over the last decades have historically also been a significant source of palladium supply. However, according to Johnson Matthey, no Russian stockpile sales have been recorded since 2014.

Palladium demand

Palladium demand by application ('000 ozs)

Source: Johnson Matthey

        While overall supply of palladium from primary and secondary sources is estimated to have remained broadly flat during 2016, gross demand increased by a healthy 4%, or 0.45 Moz. Although purchasing by automotive and industrial consumers rose by a modest 0.13 Moz, the divestment of palladium ETFs has slowed significantly compared to 2015, boosting gross demand overall.

        The autocatalyst sector continues to underpin total gross palladium consumption representing approximately 81% of demand. Sales to automakers is estimated to have set a new record of 7.84 Moz in 2016, a rise of approximately 2%, in part helped by the fallout from Volkswagen's violations of the U.S. Clean Air Act. Structural changes to longer-term autocatalyst demand could positively impact demand for palladium. Automotive consumption of palladium is now so substantial that, in the last three years, gross demand has exceeded global primary supply by well over 1.00 Moz each year, underscoring the critical importance of recycling for the palladium market.

Palladium supply demand outlook in 2017

        Primary production of palladium is expected to remain flat in 2017. South African sales of palladium are forecast to remain in the 2.5 - 2.6 Moz range, reflecting a view that PGM producers no longer have much flexibility to supplement shipments with metal from their inventories. Russian supplies are expected within a similar range, in line with 2016. The only firm with a near-term prospect of higher palladium supply outside southern Africa is the Blitz Project at Stillwater's mining operations in the U.S. It is however unlikely to make a significant contribution to primary PGM supplies before 2018.

Palladium supply demand balance ('000 ozs)

Source: Johnson Matthey

        The palladium market has persistently been in a primary deficit over the last six years and will remain heavily reliant on recycling, which represented 28% of both primary and secondary sources of global palladium supply. The level of growth in secondary supplies will however rely heavily on both steel and PGM prices in order for recycling to recover to pre-2015 levels. It seems probable that increases in demand will continue to outstrip growth in supplies.

        Gains in palladium's dominant demand sector, automotive demand, will likely exceed underlying growth rates in vehicle output, due to tightening legislation in China and the U.S. while palladium is expected to benefit from a fall in the European diesel market share. Industrial demand is expected to be strong, boosted by the chemicals sector in particular. Therefore, even if investors continue to liquidate their ETF holdings for a third consecutive year, Johnson Matthey still project overall growth in total palladium demand going forward.

MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS

Major Shareholders

        As of April 28, 2017, Sibanye had been notified that the following persons (other than Directors, prospective directors and senior managers) hold, directly or indirectly, 5% or more of Sibanye's voting rights or will do so immediately following the Rights Offer:

	As at April 28, 2017		As at December 31, 2016
	Shares	(%)	Shares	(%)
Beneficial Shareholder
Gold One	185,386,079	19.93	185,386,079	19.96
Government Employees Pension Fund (administered by Public Investment Corporation)	79,982,836	8.60	76,941,387	8.28
Investment Manager
Van Eck Associates Corporation	55,143,913	5.93	53,555,603	5.76
Old Mutual plc	13,580,201	1.45	51,099,720	5.50

Related Party Transactions

Sibanye

        For a description of Sibanye's related party transactions, see "Annual Financial Statements—Notes to the Consolidated Financial Statements—Note 32: Related-party transactions" of the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

 DESCRIPTION OF SHARE CAPITAL, SHARES, AMERICAN DEPOSITARY SHARES AND RELATED SHAREHOLDER RESOLUTIONS

Share Capital

Registered Issued Share Capital Immediately Prior to the Rights Offer

        As of the date of this Prospectus Supplement, we have 10,000,000,000 Authorised Shares and 930,056,784 Existing Shares (including Existing Shares underlying ADSs), with a capital value of R21,734.6 million.

Share Capital upon Completion of the Rights Offer

        We expect to issue 1,195,787,294 Rights Offer Shares as a result of the Rights Offer. We expect to have 2,125,844,078 Shares issued after completion of the Rights Offer (assuming no further Shares are issued between the date of this Prospectus Supplement and the closing of the Rights Offer), with a capital value of R34,719 million. This is an expected increase of approximately 129% based on the number of our Existing Shares in issue as at the date of this Prospectus Supplement.

Shareholder Resolutions Related to the Rights Offer

        The following special resolutions were passed at the recent general meeting of the Shareholders held on April 25, 2017:

  •
  a special resolution approving the increase of the authorised ordinary Share capital of the Company from 2 billion Shares to 10 billion Shares, by the creation of an additional 8 billion Shares so as to ensure that the Company has sufficient authorised Share capital to implement the Rights Offer;

  •
  a special resolution approving the amendment of the Memorandum of Incorporation to increase the authorised Share capital of the Company so as to ensure that the Memorandum of Incorporation reflects the Company's new authorised Share capital as approved pursuant to the passing of the aforementioned special resolution; and

  •
  a special resolution approving the allotment and issue of Sibanye Shares, as required by and in terms of section 41(3) of the Companies Act and article 8 of Sibanye's Memorandum of Incorporation, so as to authorise the Board to allot and issue Shares that may be equal to or exceed the 30% (thirty percent) threshold contemplated in section 41(3) of the Companies Act.

        The following ordinary resolutions were passed at the recent general meeting of the Shareholders held on April 25, 2017:

  •
  an ordinary resolution placing control of the Shares in the authorised but unissued Share capital of the Company, as required by article 8 of Sibanye's Memorandum of Incorporation, under the control of the Directors with specific authority to issue such Shares upon such terms and conditions as they may determine for the specific purpose of implementing the Rights Offer, subject to the provisions of the Companies Act, the Memorandum of Incorporation and the Listings Requirements; and

  •
  an ordinary resolution waiving the mandatory offer provisions contained in section 123 of the Companies Act, so as to ensure that, in the event that pursuant to the performance of the underwriters' obligations to underwrite the Rights Offer, one or more of the underwriters (either alone or together with its respective related, inter-related or concert parties) to the Rights Offer is able to exercise at least 35% (thirty five percent) of all the voting rights attached to the Shares, the benefit of a mandatory offer from such underwriter or underwriters in terms of section 123 of the Companies Act to acquire any remaining securities of Sibanye on terms determined in accordance with the Companies Act and the Takeover Regulations, was irrevocably waived as contemplated in regulation 86(4) of the regulations to the Companies Act.

Sibanye Shares

        For a description of the terms of Sibanye's Shares, please refer to the Memorandum of Incorporation. The JSE Listings Requirements as read with the Memorandum of Incorporation require that any new issue of equity Shares by Sibanye must first be offered to existing Shareholders in proportion to their shareholding in Sibanye unless, among other things, the issuance to new Shareholders is:

  •
  pursuant to a Shareholder approved employee share incentive scheme;

  •
  to raise cash through a general issuance at the discretion of the Directors to the general public (but not to related parties) of up to 15% of the issued share capital of the Company as at the date of a notice of general/annual general meeting seeking the general issue for cash authority, at an issue price with a discount not exceeding 10% of the 30-business-day weighted average trading price prior to the date the application is made to the JSE to list the shares, provided that a 75% majority of votes cast by Shareholders at such general/annual meeting must approve the granting of such authority to the Directors, which authority will be valid until the Company's next annual general meeting or for 15 months from the date on which the general issue for cash ordinary resolution was passed, whichever period is shorter;

  •
  to raise cash through a specific issuance of Shares for cash, provided that a 75% majority of Shareholders, other than participating Shareholders and their associates, vote in favor of the resolution to issue the Shares at a general meeting;

  •
  a capitalization issue, an issue for an acquisition of assets (including another company) or an amalgamation or merger in terms of the Companies Act; or

  •
  in terms of option or conversion rights.

        In terms of the Companies Act, an issue of equity shares by Sibanye must be approved by a special resolution of Shareholders if the Shares are issued, amongst other things, to:

  •
  a Director, future director, prescribed officer, or future prescribed officer of Sibanye or a nominee of such person; or

  •
  a person related or inter-related to Sibanye, or to a Director or prescribed officer of Sibanye or a nominee of such person, unless the issue of Shares is, amongst other things:

  •
  under an agreement underwriting the Shares;

  •
  in proportion to existing holdings, and on the same terms and conditions that have been offered to all the Shareholders of Sibanye;

  •
  pursuant to an employee share scheme that satisfies the requirements of section 97 of the Companies Act; or

  •
  pursuant to an offer to the public as defined in section 95(1)(h), read with section 96 of the Companies Act.

        Furthermore, in terms of the Companies Act, an issue of shares requires approval of the shareholders by special resolution if the voting power of the class of shares that are issued or issuable as a result of the transaction will be equal to or exceed 30% of the voting power of all the shares of that class held by shareholders immediately before the transaction.

Transfer of Shares

        The transfer of any Certificated Shares will be implemented in accordance with the provisions of the Companies Act using the then common form of transfer. Dematerialized Shares which have been traded on the JSE are transferred on the Strate system and delivered three Business Days after each trade. The transferor of any Share is deemed to remain the holder of that Share until the name of the transferee is entered in Sibanye's register for that Share. Since the Shares are traded through Strate, only Shares which have been Dematerialized may be traded on the JSE. Accordingly, Shareholders who hold Shares in certificated form will need to de-materialize their Shares in order to trade on the JSE.

Disclosure of Interest in Shares

        Under South African law, a registered holder of Shares who is not the beneficial owner of such Shares is required to disclose the identity of the person on whose behalf that security is held and the identity of each person with a beneficial interest in the securities so held, the number and class of securities held for each such person with a beneficial interest, and the extent of each such person with a beneficial interest, and the extent of each such beneficial interest. This information must be disclosed in writing to Sibanye within five Business Days after the end of every month during which a change has occurred in the information or more promptly or frequently to the extent so provided by the requirements of a central securities depository or otherwise be provided on payment of a prescribed fee charged by the registered holder of securities. Moreover, Sibanye may, by notice in writing, require a person who is a registered Shareholder, or whom Sibanye knows or has reasonable cause to believe has a beneficial interest in Sibanye's Shares, to confirm or deny whether or not such person holds the Shares or beneficial interest and, if the Shares are held for another person, to disclose to Sibanye the identity of the person on whose behalf the Shares are held. Sibanye may also require the person to give particulars of the extent of the beneficial interest held during the three years preceding the date of the notice. Sibanye is obligated to establish and maintain a register of the disclosures described above and to publish in its annual financial statements a list of the persons who hold a beneficial interest equal to or in excess of 5% of the total number of Shares issued by Sibanye, together with the extent of those beneficial interests. Further, in terms of section 122 of the Companies Act, a Shareholder is required to notify Sibanye within three Business Days if its shareholding crosses a 5% multiple measured against the issued Shares at that time or if there is a change in shareholding exceeding 1% of the issued Shares. Sibanye is then required to disclose this notification to the South African Takeover Regulation Panel and deliver to the Shareholders such notification by means of a SENS announcement.

Variation of Rights

        All or any of the rights, privileges or conditions attached to the Shares may be varied by a special resolution of Sibanye passed in accordance with the provisions of the Companies Act; provided that, in circumstances where a Shareholder dissents to such variation which materially and adversely affects his rights, that Shareholder shall be entitled to be paid the fair value for his Shares in accordance with the provisions of section 37(8) of the Companies Act as read with the appraisal remedies provided for in section 164 of the Companies Act.

Distribution of Assets on Liquidation

        In the event of a voluntary or compulsory liquidation, dissolution or winding-up, the assets remaining after payment of all the debts and liabilities of Sibanye, including the costs of liquidation, shall be dealt with by a liquidator who may, with the sanction of a special resolution, among other things, divide among the Shareholders any part of the assets of Sibanye, and may vest any part of the assets of Sibanye as the liquidator deems fit in trustees for the benefit of Shareholders. The division of assets is not required to be done in accordance with the legal rights of Shareholders of Sibanye. In particular, any class may be given preferential or special rights or may be partly or fully excluded.

Non-South African Shareholders

        There are no limitations imposed by South African law or by the Memorandum of Incorporation on the rights of non-South African shareholders to hold or vote Sibanye's Shares.

Sibanye American Depositary Shares

        For a description of the ADSs, see "Further Information—Additional Information—American Depositary Shares" of the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement .

TAXATION

Material United States Federal Income Tax Considerations

        The following discussion summarizes the material U.S. federal income tax consequences of the receipt or acquisition, ownership and disposition by a U.S. Holder (as defined below) of (i) Share Rights to acquire Rights Offer Shares, (ii) ADS Rights to acquire New ADSs (together with the Share Rights, the "subscription rights") and (iii) Rights Offer Shares or New ADSs through exercising the subscription rights. As used herein, the term "U.S. Holder" means a beneficial owner of subscription rights, Rights Offer Shares or New ADSs that is for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States or any state within the United States or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax without regard to its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

        This summary only applies to U.S. Holders that receive subscription rights in this offering and will hold the subscription rights and any Rights Offer Shares or New ADSs as capital assets. This summary is based upon:

  •
  the current federal income tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history and existing and proposed regulations thereunder;

  •
  published rulings of the U.S. Internal Revenue Service (the "IRS") and applicable U.S. court decisions; and

  •
  the income tax treaty between the United States and South Africa (the "Treaty")

all in effect as of the date hereof and all subject to change at any time, possibly with retroactive effect.

        This summary assumes that the obligations of the ADS Depositary under the Deposit Agreement and any related agreements will be performed in accordance with their terms.

        This summary is of a general nature and does not address all U.S. federal income tax consequences that may be relevant to you in light of your particular situation (including consequences under the alternative minimum tax or the net investment income tax), and does not address state, local, non-U.S. or other tax laws (such as estate and gift tax laws). For example, this summary does not apply to:

  •
  investors that own (directly, indirectly, or by attribution) 5% or more of Sibanye's stock (by vote or value);

  •
  financial institutions;

  •
  insurance companies;

  •
  individual retirement accounts and other tax-deferred accounts;

  •
  tax-exempt organizations;

  •
  dealers in securities or currencies;

  •
  investors that will hold Rights Offer Shares or New ADSs as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes;

  •
  entities or arrangements classified as partnerships for U.S. federal income tax purposes and investors therein;

  •
  persons that have ceased to be U.S. citizens or lawful permanent residents of the United States;

  •
  investors that will hold Rights Offer Shares or New ADSs in connection with a trade or business conducted outside the United States;

  •
  U.S. citizens or lawful permanent residents living abroad; or

  •
  investors whose functional currency is not the U.S. dollar.

        The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Existing Shares or Existing ADSs or will hold Rights Offer Shares or New ADSs will depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes, you should consult your tax adviser concerning the U.S. federal income tax consequences to you and your partners of the receipt, exercise and disposition of the subscription rights, and of the acquisition, ownership and disposition of Rights Offer Shares or New ADSs by you.

        Sibanye does not believe that it was a passive foreign investment company ("PFIC") within the meaning of Section 1297 of the Code for its 2016 taxable year and does not expect to be a PFIC for its current taxable year or in the foreseeable future. However, Sibanye's possible status as a PFIC must be determined annually on the basis of Sibanye's assets and income, and therefore may be subject to change. If Sibanye were to be treated as a PFIC, U.S. Holders of Rights Offer Shares or New ADSs would be required (i) to pay a special U.S. addition to tax on certain distributions and gains on sale and (ii) to pay tax on any gain from the sale of Rights Offer Shares or New ADSs at ordinary income (rather than capital gains) rates in addition to paying the special addition to tax on this gain. Additionally, dividends paid by Sibanye would not be eligible for the reduced rate of tax described below under "—Taxation in Respect of Rights Offer Shares and New ADSs—Taxation of Dividends". The remainder of this discussion assumes that Sibanye is not a PFIC for U.S. federal income tax purposes. You should consult your own tax advisers regarding the potential application of the PFIC regime.

        The summary of U.S. federal income tax consequences set out below is for general information only. You are urged to consult your tax advisers as to the particular tax consequences to you of the receiving subscription rights or acquiring, owning and disposing of the Rights Offer Shares or New ADSs, including your eligibility for the benefits of the Treaty and the applicability and effect of state, local, estate, non-U.S. and other tax laws and possible changes in tax law.

U.S. Holders of New ADSs

        For U.S. federal income tax purposes, a U.S. Holder of New ADSs generally will be treated as the owner of the corresponding number of underlying Rights Offer Shares held by the ADS Depositary for the New ADSs, and references to Rights Offer Shares in the following discussion also refer to New ADSs representing the Rights Offer Shares.

        Deposits and withdrawals of Rights Offer Shares by U.S. Holders in exchange for New ADSs will not result in the realization of gain or loss for U.S. federal income tax purposes. Your tax basis in withdrawn Rights Offer Shares will be the same as your tax basis in the New ADSs surrendered, and your holding period for the Rights Offer Shares will include the holding period of the New ADSs.

Taxation in Respect of Subscription Rights

Receipt of Subscription Rights

        The U.S. federal income tax consequences of the receipt of subscription rights by a U.S. Holder are not free from doubt. In particular, it is not clear whether the sale of certain Share Rights by the Transfer Secretaries, and the remittance of the proceeds from that sale to holders whose Share Rights were sold, should be treated as a sale and distribution by Sibanye, or as a distribution of Share Rights by Sibanye and a subsequent sale of those Share Rights by the relevant holders. If the sale and distribution were considered to be made by Sibanye, then the receipt of subscription rights would be taxable to U.S. Holders as a dividend to the extent of Sibanye's current or accumulated earnings and profits, as described below under "—Taxation in Respect of Rights Offer Shares and New ADSs—Taxation of Dividends". However, based on the particular facts relating to the subscription rights and the sale of Share Rights by the Transfer Secretaries, we believe it is proper to take the position that a U.S. Holder is not required to include any amount in income for U.S. federal income tax purposes as a result of the receipt of the subscription rights. It is possible that the IRS will take a contrary view and require a U.S. Holder to include in income the fair market value of the subscription rights on the date of their distribution. The remainder of this discussion assumes that the receipt of the subscription rights will not be a taxable event for U.S. federal income tax purposes.

        If, on the date of distribution, the fair market value of the subscription rights is less than 15% of the fair market value of the Existing Shares or Existing ADSs with respect to which the subscription rights are received, the subscription rights will be allocated a zero tax basis unless the U.S. Holder affirmatively elects to allocate its tax basis in the Existing Shares or Existing ADSs with respect to which the subscription rights are received between such Existing Shares or Existing ADSs and the subscription rights in proportion to their relative fair market values determined on the date of distribution. This election must be made in the U.S. Holder's timely filed U.S. federal income tax return for the taxable year in which the subscription rights are received, in respect of all subscription rights received by the U.S. Holder, and is irrevocable.

        If, on the date of distribution, the fair market value of the subscription rights is 15% or more of the fair market value of the Existing Shares or Existing ADSs with respect to which the subscription rights are received, then, except as discussed below under "—Expiration of Subscription Rights", the basis in the U.S. Holder's Existing Shares or Existing ADSs with respect to which the subscription rights were received must be allocated between the Existing Shares or Existing ADSs and the subscription rights received in proportion to their relative fair market values determined on the date of distribution.

        If the Existing Shares or Existing ADSs with respect to which such subscription rights were distributed are sold prior to the exercise or expiration of such subscription rights, U.S. Holders should consult their own tax advisers regarding any such tax basis allocation as well as any corresponding U.S. federal income tax consequences.

Sale or Other Disposition of Subscription Rights

        Upon a sale or other disposition of subscription rights, a U.S. Holder generally will recognize capital gain or loss equal to the difference, if any, between the U.S. dollar value of the amount realized (as determined on the date of the sale or other disposition) and the U.S. Holder's adjusted tax basis in the subscription rights. Any gain or loss generally will be U.S. source and will be long-term capital gain or loss if the U.S. Holder's holding period in the subscription rights exceeds one year. A U.S. Holder's holding period in the subscription rights will include the holding period in the Existing Shares or Existing ADSs with respect to which the subscription rights were distributed.

Expiration of Subscription Rights

        If a U.S. Holder allows the subscription rights to expire without selling or exercising them and does not receive any proceeds, such U.S. Holder will not recognize any loss upon the expiration of the subscription rights, and any basis previously allocated to such subscription rights will revert back to the Existing Shares or Existing ADSs such that the basis in such Existing Shares and Existing ADSs will be the same as it was prior to the distribution of the subscription rights.

Exercise of Subscription Rights

        A U.S. Holder will not recognize gain or loss upon the receipt of Rights Offer Shares or New ADSs pursuant to the exercise of subscription rights. A U.S. Holder's basis in the Rights Offer Shares or New ADSs will equal the sum of the U.S. dollar value of the Rights Offer Subscription Price or New ADS Subscription Price, as applicable, determined at the spot rate on the date of exercise and the U.S. Holder's basis, if any, in the subscription rights exercised to obtain the Rights Offer Shares or New ADSs. A U.S. Holder's holding period in each Rights Offer Share or New ADS acquired through the exercise of a subscription right will begin with and include the date of exercise.

Taxation in Respect of Rights Offer Shares and New ADSs

Taxation of Dividends

        Distributions paid out of Sibanye's current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), before reduction for any South African withholding tax paid by Sibanye with respect thereto, will generally be taxable to you as dividend income, and will not be eligible for the dividends received deduction allowed to corporations. Distributions that exceed Sibanye's current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of your basis in the Rights Offer Shares or New ADSs and thereafter as capital gain. However, we do not maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. You should therefore assume that any distribution by us with respect to the Rights Offer Shares or New ADSs will be reported as ordinary dividend income. You should consult your own tax advisers with respect to the appropriate U.S. federal income tax treatment of any distribution received from us.

        Dividends paid by Sibanye generally will be taxable to non-corporate U.S. Holders at the reduced rate normally applicable to long-term capital gains, provided that either (i) Sibanye qualifies for the benefits of the Treaty, or (ii) with respect to dividends paid on the New ADSs, the New ADSs are considered to be "readily tradable" on the NYSE, and certain other requirements are met.

        For U.S. federal income tax purposes, the amount of any dividend paid in Rand will be included in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date the dividends are received by you (in the case of Rights Offer Shares) or the ADS Depositary (in the case of New ADSs), regardless of whether they are converted into U.S. dollars at that time. If you or the ADS Depositary, as the case may be, convert dividends received in Rand into U.S. dollars on the day they are received, you generally will not be required to recognize foreign currency gain or loss in respect of this dividend income.

Effect of South African Withholding Taxes

        As discussed below in "—Material South African Tax Considerations—Withholding Tax", under current law, South Africa imposes a withholding tax of 20% on dividends paid by Sibanye. A U.S. Holder will generally be entitled, subject to certain limitations, to a foreign tax credit against its U.S. federal income tax liability, or a deduction in computing its U.S. federal taxable income, for South African income taxes withheld by Sibanye.

        U.S. Holders that receive payments subject to this withholding tax will be treated, for U.S. federal income tax purposes, as having received the amount of South African taxes withheld by Sibanye, and as then having paid over the withheld taxes to the South African taxing authorities. As a result of this rule, the amount of dividend income included in gross income for U.S. federal income tax purposes by a U.S. Holder with respect to a payment of dividends may be greater than the amount of cash actually received (or receivable) by the U.S. Holder from Sibanye with respect to the payment.

        For purposes of the foreign tax credit limitation, foreign source income is classified in one of two "baskets", and the credit for foreign taxes on income in any basket is limited to U.S. federal income tax allocable to the income in that basket. For purposes of determining limitations on any foreign tax credits, dividends paid by Sibanye generally will constitute "passive income".

        The rules governing foreign tax credits are complex. You should consult your tax adviser concerning the foreign tax credit implications of the payment of South African withholding taxes.

Taxation of a Sale or Other Taxable Disposition

        Upon a sale or other taxable disposition of Rights Offer Shares or New ADSs, you will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized and your adjusted tax basis in the Rights Offer Shares or New ADSs. This capital gain or loss will be long-term capital gain or loss if your holding period in the Rights Offer Shares or New ADSs exceeds one year. However, regardless of your actual holding period, any loss with respect to a Rights Offer Share or New ADS may be treated as long-term capital loss to the extent you receive a dividend with respect to such Rights Offer Share or New ADS that qualifies for the reduced rate described above under "—Taxation of Dividends" and exceeds 10% of your basis in that Rights Offer Share or New ADS. The deductibility of capital losses is subject to significant limitations. Any gain or loss will generally be U.S. source. A U.S. Holder's tax basis in a Rights Offer Share or New ADS will generally be determined as described above under "—Taxation in Respect of Subscription Rights—Exercise of Subscription Rights".

        The amount realized on a sale or other taxable disposition of Rights Offer Shares for an amount in foreign currency generally will be the U.S. dollar value of such amount on the settlement date of such sale or other taxable disposition, in the case of a cash basis U.S. Holder, or the date of sale or taxable disposition, in the case of an accrual basis U.S. Holder. On the settlement date, an accrual basis U.S. Holder generally will recognize U.S. source foreign currency gain or loss (taxable as ordinary income or loss) equal to any difference between the U.S. dollar value of the amount received based on the exchange rates in effect on the trade date and the settlement date. However, in the case of Rights Offer Shares traded on an established securities market, accrual basis U.S. Holders may elect to determine the U.S. dollar value of the amount realized on the sale or other taxable disposition of the Rights Offer Shares based on the exchange rate in effect on the settlement date, and no foreign currency exchange gain or loss will be recognized at that time.

        Foreign currency received on the sale or other disposition of a Rights Offer Share will have a tax basis equal to its U.S. dollar value on the settlement date. Any gain or loss recognized on a sale or other disposition of a foreign currency will be U.S. source ordinary income or loss.

        To the extent you incur Securities Transfer Tax in connection with a transfer, cancellation or redemption of Rights Offer Shares or withdrawal of ordinary shares as described below under "—Material South African Tax Considerations—Securities Transfer Tax (STT)" below, such Securities Transfer Tax will not be a creditable tax for U.S. foreign tax credit purposes.

Backup Withholding and Information Reporting

        Payments of dividends and other proceeds with respect to Rights Offer Shares or New ADSs by U.S. persons will be reported to you and to the IRS as may be required under applicable regulations. Backup withholding may apply to these payments if you fail to provide an accurate taxpayer identification number or certification of exempt status or fail to comply with applicable certification requirements. Some holders are not subject to backup withholding. You should consult your tax adviser about these rules and any other reporting obligations that may apply to the receipt of subscription rights or the ownership or disposition of the Rights Offer Shares or New ADSs, including requirements related to the holding of certain foreign financial assets.

Material South African Tax Considerations

        The following is a general description of certain aspects of current South African tax considerations applicable to residents and non-residents in respect of any Rights Offer Shares or any Right to purchase Rights Offer Shares. It does not purport to be a complete analysis of all South African tax considerations applicable to the Rights Offer Shares or any Share Rights to purchase Rights Offer Shares. Prospective holders of Rights Offer Shares or any Right to purchase Rights Offer Shares should consult their own tax advisers as to which countries' tax laws could be relevant to acquiring, holding and disposing of Rights Offer Shares or any Share Rights to purchase Rights Offer Shares and receiving payments of dividends, capital and/or other amounts in terms of the Rights Offer Shares and the consequences of such actions under the tax laws of those countries. This summary is based upon the law as in effect on the date of this Prospectus Supplement and is subject to any change in law that may take effect after such date.

Withholding Tax

        Under current law a withholding tax on dividends (the "Dividends Tax") is imposed at the rate of 20% (with effect from February 22, 2017) on the amount of any dividend paid by certain companies to any person, subject to domestic exemptions or relief in terms of an applicable double taxation treaty. The application of such domestic exemptions or relief in terms of an applicable double taxation treaty is subject to the making of certain declarations and undertakings by the beneficial owner of the dividends and providing same to the company or regulated intermediary making payment of the dividend.

        In relation to cash dividends, the liability for the Dividends Tax is that of the beneficial owner of the dividend. However, the company or regulated intermediary making payment thereof will be required to withhold the amount of Dividends Tax from such payment.

        The Dividends Tax legislation contained in the Income Tax Act, No. 58 of 1962 ("Income Tax Act") contains provisions which deem certain payments made in terms of certain borrowed shares to constitute dividends paid by the borrower of the shares to the lender. Dividends Tax implications may also arise in respect of certain dividend cession transactions and in respect of certain resale agreements entered into in respect of Rights Offer Shares.

        Prospective holders of Rights Offer Shares are advised to consult their own professional advisers as to whether the holding of any Rights Offer Shares will give rise to any Dividends Tax implications.

Income Tax

        Under current taxation law effective in South Africa, a "resident" (as defined in section 1 of the Income Tax Act,) is subject to income tax on his/her world-wide income. Accordingly, any holders of Rights Offer Shares who are "residents" of South Africa will generally be liable to pay income tax, subject to available deductions, allowances and exemptions, on any income (including income in the form of dividends) earned pursuant to the Rights Offer Shares.

        If any amount transferred or applied to resident holders of Rights Offer Shares in respect of the Rights Offer Shares constitutes a "dividend" as defined in the Income Tax Act, such dividend will be subject to South African income tax, unless such dividend is exempt from South African income tax under section 10(1)(k)(i) of the Income Tax Act (see below).

        Under current taxation law effective in South Africa, any person that is not a "resident" (as defined in section 1 of the Income Tax Act) is subject to income tax on all income derived from a South African source, subject to available deductions, allowances, exemptions or relief in terms of an applicable double taxation treaty.

        Dividend income is from a South African source if it constitutes a "dividend" as defined in the Income Tax Act which is received by or accrued to a person. If any amount transferred or applied to non-resident holders of Rights Offer Shares in respect of such Rights Offer Shares constitutes a "dividend" as defined in the Income Tax Act, such dividend will be from a South African source and will be subject to South African income tax, unless such dividend is exempt from South African income tax under section 10(1)(k)(i) of the Income Tax Act.

        In terms of section 10(1)(k)(i) of the Income Tax Act, a "dividend" as defined in section 1 of the Income Tax Act received by or accruing to any holder of any Rights Offer Shares during any year of assessment is exempt from income tax, subject to certain provisos.

        If a holder of any Rights Offer Shares who is not a "resident" as defined in the Income Tax Act does not qualify for the exemption in section 10(1)(k)(i) of the Income Tax Act, a reduction of the South African income tax liability may be available under an applicable double taxation treaty.

        Prospective holders of Rights Offer Shares are advised to consult their own professional advisers as to whether any amount transferred or applied to such holders will constitute a "dividend" as defined in the Income Tax Act, and if so, whether such dividend will be exempt under section 10(1)(k)(i) of the Income Tax Act.

        Section 8E of the Income Tax Act applies to certain shares and "equity instruments" that qualify as "hybrid equity instruments", and section 8EA of the Income Tax Act applies to certain shares and "equity instruments" that qualify as "third-party backed shares", as those terms are defined in the Income Tax Act. Sections 8E and 8EA provide that dividends paid in respect of hybrid equity instruments and third-party backed shares are, for purposes of the Income Tax Act, deemed to be an amount of income accrued to the holder thereof. If either of these provisions apply, the tax treatment of any dividends will differ from what is set out above in that the dividend will not be subject to Dividends Tax and will be deemed to be an amount of income which will not qualify for the domestic dividend exemption contained in section 10(1)(k)(i) of the Income Tax Act as discussed above.

        Prospective holders of Rights Offer Shares are advised to consult their own professional advisers as to whether any income earned under any Rights Offer Shares which does not constitute a "dividend" as defined in section 1 of the Income Tax Act will give rise to any South African income tax implications.

        The disposal of Rights Offer Shares or any Share Rights to purchase Rights Offer Shares may give rise to income tax implications for any resident holder thereof. An income tax liability may arise for a non-resident holder should the Rights Offer Shares or Share Rights to purchase Rights Offer Shares so disposed of:

  •
  constitute any interest or right of whatever nature of such holder to or in immovable property as contemplated in paragraph 2 of the Eighth Schedule to the Income Tax Act and that property is situated in South Africa; or

  •
  be effectively connected with a South African permanent establishment of such holder.

        Prospective holders of Rights Offer Shares or any Share Rights to purchase Rights Offer Shares are advised to consult their own professional advisers as to whether a disposal of any Rights Offer Shares or any Share Rights to purchase Rights Offer Shares will result in a liability to income tax.

        Section 24JB of the Income Tax Act deals with the taxation of "financial assets" and "financial liabilities" of "covered persons" as defined in section 24JB. If section 24JB applies to the Rights Offer Shares or any Share Rights to purchase Rights Offer Shares, the tax treatment of the acquisition, holding and/or disposal of the Rights Offer Shares or Share Rights to purchase Rights Offer Shares will differ from what is set out above. Prospective holders of Rights Offer Shares or Share Rights to purchase Rights Offer Shares are advised to consult their own professional advisers to ascertain whether the abovementioned provisions may apply to them.

Capital Gains Tax

        Capital gains of a "resident" (as defined in section 1 of the Income Tax Act) which arise on the disposal of any Rights Offer Shares or any Share Rights to purchase Rights Offer Shares will be subject to South African capital gains tax.

        Capital gains tax under the Eighth Schedule to the Income Tax Act will not be levied in relation to any Rights Offer Shares or any Right to purchase Rights Offer Shares disposed of by a person who is not a "resident" as defined in section 1 of the Income Tax Act unless the Rights Offer Shares or any Share Rights to purchase Rights Offer Shares disposed of:

  •
  constitute any interest or right of whatever nature of such holder to or in immovable property (as such term is defined in paragraph 2(2) of the Eighth Schedule to the Income Tax Act) situated in South Africa; or

  •
  is/are effectively connected to a South African permanent establishment of such holder.

        A capital gain would arise where the proceeds received upon the disposal of an asset exceed the base cost (as defined in paragraph 20 of the Eighth Schedule to the Income Tax Act) of such asset. In the case of the Share Rights to purchase Rights Offer Shares, the holders of such Share Rights would acquire same for a base cost of nil. A capital gain would therefore arise upon the sale of such Share Rights, which would be taxable in the hands of South African residents, and taxable in the hands of South African non-residents where the non-resident is subject to capital gains tax. Such gains would be subject to capital gains tax where the Share Rights are held on capital account, but would be subject to normal income tax where the holder thereof disposes of them as part of a scheme of profit-making.

        The capital gains tax provisions would not apply to the extent that the holder of any Rights Offer Shares or any Share Rights to purchase Rights Offer Shares constitutes a "covered person" as defined in section 24JB of the Income Tax Act and section 24JB applies to any such Rights Offer Shares or any Share Rights to purchase Rights Offer Shares.

        Prospective holders of Rights Offer Shares or any Share Rights to purchase Rights Offer Shares are advised to consult their own professional advisers as to whether a disposal of any Rights Offer Shares or any Share Rights to purchase Rights Offer Shares will result in a liability to capital gains tax.

Securities Transfer Tax (STT)

        No STT is payable on the issue of Rights Offer Shares under the STT Act, No. 25 of 2007 ("STT Act"), since such issue will not constitute a "transfer" as defined in the STT Act.

        STT will be payable on the transfer, cancellation or redemption of Rights Offer Shares at the rate of 0.25% of the "taxable amount" of such Rights Offer Shares as determined in terms of the STT Act.

The manner in which the transfer of ownership of the Rights Offer Shares is effected would determine the quantification of the "taxable amount" as well as which person is liable for payment of the STT. The STT Act provides that the person who has made payment of STT may recover such amount from the person to whom the security is transferred.

        No STT will be payable on the issue, transfer or cancellation of any Share Rights to purchase Rights Offer Shares.

        Prospective holders of Rights Offer Shares are advised to consult their own professional advisers as to whether the issue, transfer, cancellation, redemption, disposal or any other change of beneficial ownership of any Rights Offer Shares will result in a liability to STT.

Value-Added Tax (VAT)

        No VAT is payable on the issue or transfer of Rights Offer Shares. Rights Offer Shares constitute "equity securities" as defined in section 2(2)(iv) of the Value-Added Tax Act, No. 89 of 1991 ("VAT Act"). The issue, allotment or transfer of ownership of an equity security is a financial service, which is exempt from VAT in terms of section 2(1)(d) read with section 12(a) of the VAT Act. Where financial services as contemplated in section 2 are however rendered to non-residents who are not in South Africa at the time the services are rendered, such services may be subject to VAT at the zero rate in terms of section 11(2)(l) of the VAT Act. Commissions, fees or similar charges raised for the issue, allotment or transfer of equity securities will however be subject to VAT at the standard rate (currently 14%), except where the recipient is a non-resident in which case such commissions, fees or similar charges may be subject to VAT at the zero rate as contemplated above. Prospective holders of Rights Offer Shares are advised to consult their own professional advisers as to whether commissions, fees or similar charges raised for the facilitation of the issue, allotment, drawing, acceptance, endorsement or transfer of ownership of Rights Offer Shares will result in a liability to VAT.

        The granting of an option constitutes a financial service which is exempt from VAT in terms of section 2(1)(k) read with section 12(a) of the VAT Act. Thus, where prospective holders are issued Share Rights to purchase Rights Offer Shares, the issue thereof will be exempt from VAT. Any commissions, fees or similar charges raised in respect of the issuing of the Share Rights, (i.e. the granting of an option), will also be exempt from VAT in terms of section 2(1)(k) read with section 12(a) of the VAT Act.

        Where the holder of a Share Right to purchase Rights Offer Shares subsequently exercises such right to purchase Rights Offer Shares, the supply is deemed to be a separate supply at the open market value thereof. The VAT treatment of the issue or transfer of the Rights Offer Shares, as discussed above, will then apply.

        Prospective holders of Rights Offer Shares are advised to consult their own professional advisers as to whether the issue, transfer, cancellation, redemption or disposal in any other manner of any Rights Offer Shares and the Share Rights to purchase Rights Offer Shares will result in a liability to VAT.

SHARE TRADING HISTORY OF SIBANYE'S SHARES AND AMERICAN DEPOSITARY SHARES

        Set out in the table below are the aggregate volumes and values and the highest and lowest closing prices traded in Sibanye's Ordinary Shares in respect of:

  •
  each year over the two years prior to the date of issue of this Prospectus Supplement;

  •
  each quarter over the two years prior to the date of this Prospectus Supplement;

  •
  each month over the 12 months prior to the date of issue of this Prospectus Supplement; and

  •
  each day over the 30 trading days preceding the Last Practicable Date.

	Share Price(1)
			Average Daily Trading Volume(1)	Average Daily Trading Value
	High	Low
	(R per Share)		(Number of Shares)	(R)
Year ended:
December 31, 2015	32.26	13.66	3,024,491	67,056,439
December 31, 2016	70.23	21.98	6,165,133	280,759,835

	Share Price(1)
			Average Daily Trading Volume(1)	Average Daily Trading Value
	High	Low
	(R per Share)		(Number of Shares)	(R)
Quarter ended:
June 30, 2015	28.87	18.75	2,668,716	61,023,750
September 30, 2015	20.78	13.66	3,200,103	53,711,856
December 31, 2015	25.06	16.46	3,526,479	76,442,611
March 31, 2016	61.20	24.57	8,106,968	380,306,476
June 30, 2016	60.37	43.46	4,156,655	210,166,062
September 30, 2016	70.23	46.48	4,952,352	288,961,220
December 31, 2016	47.83	21.98	7,514,997	244,946,612
March 31, 2017	31.15	24.01	6,089,544	169,839,052

	Share Price(1)
			Average Daily Trading Volume(1)	Average Daily Trading Value
	High	Low
	(R per Share)		(Number of Shares)	(R)
Month ended:
May 31, 2016	55.72	45.00	3,464,525	173,410,571
June 30, 2016	50.75	43.46	5,131,504	245,277,796
July 31, 2016	64.00	52.36	6,058,600	361,418,841
August 31, 2016	70.23	57.03	4,143,484	270,504,481
September 30, 2016	58.03	46.48	4,668,488	237,414,923
October 31, 2016	47.83	36.75	6,810,356	277,863,235
November 30, 2016	39.49	29.13	6,240,155	217,391,917
December 31, 2016	29.35	21.98	9,769,944	240,470,517
January 31, 2017	30.55	25.59	5,720,369	159,784,915
February 28, 2017	31.15	26.31	6,781,484	197,147,961
March 31, 2017	30.16	24.01	5,812,904	154,609,903
April 30, 2017	35.40	26.88	6,894,993	217,958,014

	Share Price(1)
			Daily Trading Volume(1)	Daily Trading Value
	High	Low
	(R per Share)		(Number of Shares)	(R)
Day ended:
March 28, 2017	30.89	28.98	6,763,177	203,455,956
March 29, 2017	29.35	28.42	4,202,013	203,455,956
March 30, 2017	29.14	27.99	2,673,615	76,138,051
March 31, 2017	29.50	28.21	9,505,003	273,220,993
April 3, 2017	30.73	29.14	4,787,282	143,419,699
April 4, 2017	33.29	32.08	9,907,889	325,592,892
April 5, 2017	33.61	31.66	6,160,606	203,737,058
April 6, 2017	34.07	33.25	3,021,748	101,314,624
April 7, 2017	34.87	33.71	5,234,984	179,774,490
April 10, 2017	33.80	32.68	15,510,347	523,186,815
April 11, 2017	34.15	33.25	6,193,071	209,816,950
April 12, 2017	34.82	32.53	3,826,480	127,758,063
April 13, 2017	35.40	33.41	9,014,262	311,450,049
April 18, 2017	34.89	32.72	7,931,994	268,106,146
April 19, 2017	33.09	30.97	7,224,529	229,252,230
April 20, 2017	30.95	29.17	6,271,671	185,818,166
April 21, 2017	30.20	28.85	6,334,274	188,504,166
April 22, 2017	28.62	27.70	6,412,834	179,793,910
April 25, 2017	28.43	26.69	6,176,336	168,657,383
April 26, 2017	27.83	26.44	7,175,288	196,033,907
April 28, 2017	27.37	26.68	6,031,198	163,069,684
May 2, 2017	26.88	25.53	7,327,847	192,313,270
May 3, 2017	26.75	25.84	6,613,263	174,289,292
May 4, 2017	26.63	25.60	6,663,579	173,513,341
May 5, 2017	26.39	25.58	3,009,397	78,288,268
May 8, 2017	26.56	25.52	2,666,373	69,440,917
May 9, 2017	26.25	25.80	2,624,796	68,341,753
May 10, 2017	27.70	26.54	5,630,348	152,756,054
May 11, 2017	28.52	27.30	4,045,859	112,789,036
May 12, 2017	29.06	27.83	3,633,137	103,517,750

Note:

(1)
As reported by I-Net Bridge, a South African financial information service.

        Set out in the table below are the aggregate volumes and values and the highest and lowest prices traded in the ADSs in respect of:

  •
  each year over the two years prior to the date of issue of this Prospectus Supplement;

  •
  each quarter over the two years prior to the date of this Prospectus Supplement;

  •
  each month over the 12 months prior to the date of issue of this Prospectus Supplement; and

  •
  each day over the 30 trading days preceding the Last Practicable Date.

	ADS Price(1)
			Average Daily Trading Volume(1)	Average Daily Trading Value
	High	Low
	(U.S.$ per ADS)		(Number of ADSs)	(U.S.$)
Year ended:
December 31, 2015	11.35	4.21	1,122,803	7,893,336
December 31, 2016	20.78	6.16	1,666,327	20,896,156

	ADS Price(1)
			Average Daily Trading Volume(1)	Average Daily Trading Value
	High	Low
	(U.S.$ per ADS)		(Number of ADSs)	(U.S.$)
Quarter ended:
March 31, 2015	11.35	7.52	1,162,621	11,434,232
June 30, 2015	9.68	6.20	852,273	6,514,122
September 30, 2015	6.80	4.21	1,339,318	6,934,444
December 31, 2015	7.27	4.60	1,134,637	6,805,180
March 31, 2016	15.71	6.16	1,843,201	22,105,077
June 30, 2016	16.35	11.47	1,556,359	20,720,544
September 30, 2016	20.78	13.64	1,380,049	23,321,321
December 31, 2016	13.94	6.41	1,897,603	17,440,353
March 31, 2017	9.40	7.45	2,133,038	17,950,708

	ADS Price(1)
			Average Daily Trading Volume(1)	Average Daily Trading Value
	High	Low
	(U.S.$ per ADS)		(Number of ADSs)	(U.S.$)
Month ended:
May 31, 2016	15.12	11.53	1,301,243	16,996,542
June 30, 2016	13.62	11.47	2,043,926	25,464,590
July 31, 2016	18.65	14.29	1,676,442	27,495,837
August 31, 2016	20.78	15.43	1,347,508	25,627,883
September 30, 2016	16.45	13.64	1,333,409	16,819,356
October 31, 2016	13.94	10.75	1,388,379	16,295,651
November 30, 2016	11.68	8.31	1,794,128	17,890,909
December 31, 2016	8.47	6.41	2,510,303	18,134,498
January 31, 2017	9.06	7.59	2,078,349	17,950,708
February 28, 2017	9.27	7.91	2,128,898	18,538,459
March 31, 2017	9.40	7.45	2,184,014	18,114,677
April 30, 2017	10.56	8.01	3,279,242	29,786,692

	ADS Price(1)
			Trading Volume(1)
	High	Low		Trading Value
	(U.S.$ per ADS)		(Number of ADSs)	(U.S.$)
Day ended:
March 30, 2017	8.92	8.69	1,454,586	12,811,018
March 31, 2017	8.90	8.55	2,439,464	21,311,184
April 3, 2017	9.27	8.90	1,803,245	16,471,099
April 4, 2017	9.82	9.51	2,366,469	22,943,438
April 5, 2017	9.92	9.52	2,176,246	21,130,226
April 6, 2017	9.78	9.62	1,223,078	11,848,042
April 7, 2017	10.00	9.57	1,805,059	17,646,684
April 10, 2017	9.66	9.42	1,268,835	12,105,374
April 11, 2017	10.01	9.73	1,726,759	17,063,760
April 12, 2017	9.91	9.61	1,545,761	15,100,447
April 13, 2017	10.81	10.17	4,352,962	46,004,332
April 17, 2017	10.65	10.30	2,120,184	22,100,960
April 18, 2017	10.32	9.88	3,153,827	31,768,360
April 19, 2017	9.63	9.18	3,893,201	36,448,120
April 20, 2017	9.19	8.97	2,491,859	22,652,482
April 21, 2017	9.20	8.89	8,412,893	75,687,776
April 24, 2017	8.73	8.39	7,176,195	60,799,160
April 25, 2017	8.42	7.99	4,391,494	35,813,036
April 26, 2017	8.34	7.91	5,417,491	44,325,604
April 27, 2017	8.30	7.94	3,082,857	24,737,998
April 28, 2017	8.16	7.96	3,897,183	31,300,248
May 1, 2017	8.01	7.65	2,145,229	16,636,092
May 2, 2017	7.91	7.68	2,492,387	19,373,236
May 3, 2017	8.11	7.71	3,528,576	27,724,498
May 4, 2017	7.71	7.42	3,924,238	29,419,866
May 5, 2017	7.75	7.48	7,941,653	60,370,936
May 8, 2017	7.65	7.48	1,329,803	10,074,864
May 9, 2017	7.80	7.57	1,491,652	11,485,440
May 10, 2017	8.31	7.90	2,521,977	20,529,876
May 11, 2017	8.50	8.15	3,295,536	27,639,854

  Note:

(1)
As reported by Bloomberg.

        The closing price of the ADSs on the NYSE was U.S.$8.71 on May 12, 2017. The closing price of the Shares on the JSE was R28.76 on May 12, 2017.

DIVIDENDS AND DIVIDEND POLICY

        The Company anticipates maintaining its dividend policy which considers a dividend payout ratio of between 25% and 35% of Normalized Earnings, as determined appropriate by the Board.

        In determining any proposed dividend and the appropriate pay-out ratio, the Board will consider (amongst other things) the Group's existing and expected future financial performance (including adjustments to earnings per Share), its financial position (including the availability of sufficient distributable reserves), the expectation of servicing more senior securities, the economic environment, future market conditions and applicable regulatory requirements and developments in South Africa, the U.S. and other jurisdictions. Over the longer term, subject to our financial performance, our future dividend policy and pay-out ratio are expected to be in line with our historical approach.

        For a description of historic dividend payments and dividend policy, see "Financial Information—Dividend Policy and Dividend Distributions" of our 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

 DILUTION

        Subject to admission of the Rights Offer Shares (nil paid) to the JSE, 1,195,787,294 Rights Offer Shares will be issued at a price of R11.28 per Rights Offer Share and U.S.$3.43 per New ADS pursuant to the Rights Offer. This will result in the issued share capital of Sibanye increasing by approximately 129% Holders of Existing Shares and Existing ADSs who take up their entitlement in full will suffer no dilution to their interests in Sibanye. Holders of Existing Shares and Existing ADSs who do not exercise any of their rights to subscribe for Rights Offer Shares or New ADSs will suffer an immediate dilution of 56% to their interests in Sibanye.

        As of December 31, 2016, our net asset value (total assets less liabilities and equity attributable to non-controlling interests) was R16.7 billion. Based on 929,004,342 Existing Shares outstanding, the net asset value per share was R17.97 as of the same date.

        If the Rights Offer had been executed on December 31, 2016 and all of the Rights Offer Shares and New ADSs had been subscribed, our net book value after deducting the underwriting commission and other costs associated with the Rights Offer would have been R29.7 billion, or R13.96 per Existing Share, based on 929,004,342 Existing Shares outstanding. This would represent a decrease of 22% in the net book value per Existing Share.

        The ADS Rights and the Share Rights ensure that, to the extent Shareholders exercise their Share Rights, they will maintain the proportionate interests they each originally held in our total capital prior to the Rights Offer. In the event that Share Rights are not exercised, the respective Existing Shareholder's proportionate share in the total capital will be diluted by up to 56% per Share.

 PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Plan of Distribution

Underwriting Agreement

        Sibanye is offering its Qualifying Shareholders the right to subscribe for Rights Offer Shares and ADS Holders the right to subscribe for New ADSs. Unless the context otherwise requires, in this section the term "Existing Shares" shall mean existing Shares in issue and the term "Rights Offer Shares" shall mean Shares to be issued pursuant to the Rights Offer.

        For the timing of delivery of Rights Offer Shares in respect of the exercise of Share Rights, see "Important Dates and Times" in this Prospectus Supplement.

        In connection with the Rights Offer, Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and Rand Merchant Bank, a division of First Rand Bank Limited are acting as Joint Global Coordinators and Joint Bookrunners and Underwriters.

        Sibanye and the Underwriters have entered into an Underwriting Agreement dated May 18, 2017 with respect to the Rights Offer. Pursuant to the Underwriting Agreement, if any Rights Offer Shares or New ADSs are not subscribed for pursuant to the exercise of Share Rights, ADS Rights or pursuant to excess applications (such Rights Offer Shares (including those underlying New ADSs) not subscribed for, the "Remaining Rights Offer Shares"), the Underwriters have severally agreed, subject to certain conditions, to use their reasonable endeavors to procure subscribers for or, failing which, the Underwriters have agreed to themselves subscribe for Remaining Rights Offer Shares in the percentages indicated in the following table at the Rights Offer Subscription Price of R11.28 per Rights Offer Share.

Underwriter	Percentage of Remaining Rights Offer Shares
Citigroup Global Markets Limited	25.0
HSBC Bank plc	25.0
J.P. Morgan Securities plc	25.0
Morgan Stanley & Co. International plc	12.5
Rand Merchant Bank, a division of FirstRand Bank Limited	12.5

Total	100.0

        The Underwriting Agreement provides that the obligations of the Underwriters to use their reasonable endeavors to procure subscribers or, failing that, the obligations of the Underwriters to themselves subscribe for the Remaining Rights Offer Shares are subject to certain conditions that are typical for an agreement of this nature. These conditions include, among others, the accuracy of the representations and warranties in the Underwriting Agreement, the receipt of opinions on certain legal matters from counsel, the absence of any force majeure and other conditions customary in international capital markets transactions.

        In consideration of the Underwriters' agreement to underwrite the Rights Offer, the services provided by the Joint Global Coordinators in connection with the Rights Offer, and subject to their obligations under the Underwriting Agreement having become unconditional and the Underwriting Agreement not having been terminated in accordance with its terms prior to admission of the Rights Offer Shares (nil paid) to the JSE, Sibanye has agreed to pay an aggregate underwriting commission of 2.5% of the aggregate proceeds of the Rights Offer to the Underwriters. The respective commissions shall be apportioned between the Underwriters in proportion to the number of Remaining Rights Offer

Shares set forth next to their name in the table above. Out of such commission, the Underwriters will pay sub-underwriting commissions (to the extent that sub-underwriters are or have been procured).

        Sibanye has agreed to pay or cause to be paid (together with any related value added tax) certain costs, charges, fees and expenses of, or in connection with, or incidental to, amongst others, the Rights Offer, the allotment and issue of the Rights Offer Shares, the admission thereof to the JSE and the Underwriting Agreement. In addition, we have agreed to reimburse the Underwriters for certain out-of-pocket expenses of the Underwriters, including the reasonable fees, disbursements and expenses of counsel, in an amount not to exceed U.S.$1.7 million.

        During a period of 180 days from the date of the Underwriting Agreement, Sibanye will not, without the prior written consent of the Joint Global Coordinators, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or other securities, in cash or otherwise.

        The foregoing sentence shall not apply to (A) the Rights Offer Shares, the ADSs, the Share Rights and the ADS Rights to be issued and sold in the Rights Offer, (B) any Shares or securities convertible into or exercisable or exchangeable for Shares offered or issued by Sibanye, the proceeds of which are used to refinance outstanding amounts under the Bridge Loan Facility, (C) any Shares issued by Sibanye upon the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement and referred to in this Prospectus Supplement, (D) Shares issued or options to purchase Shares granted pursuant to existing employee benefit plans of Sibanye referred to in this Prospectus Supplement, (E) any Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in this Prospectus Supplement, or (F) any Shares issued to the existing shareholders of Sibanye in exchange for such shareholders' existing Shares pursuant to a corporate restructuring by Sibanye.

        The Underwriters may terminate the Underwriting Agreement, by notice to the Company, at any time at or prior to the delivery of any Underwritten Shares, if in the judgment of the Underwriters, acting in good faith, after consultation with the Company (where practicable):

(i)
there has been, since the time of execution of the Underwriting Agreement or since the respective dates of which information is given in this Prospectus Supplement any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or

(ii)
there has occurred any material adverse change in the financial markets in the United States, the Republic of South Africa, the European Union or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Underwritten Shares; or

(iii)
trading in any securities of the Company has been suspended or materially limited by the SEC, the JSE or the NYSE; or

(iv)
trading generally on the JSE or the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the SEC, FINRA or any other governmental authority; or

(v)
a material disruption has occurred in commercial banking or securities settlement or clearance services in the Republic of South Africa or the United States or with respect to Clearstream or Euroclear systems in Europe; or

(vi)
a banking moratorium has been declared by either South African, U.S. federal, New York or European Union authorities.

        Sibanye has given certain representations, warranties and undertakings to the Underwriters. Sibanye has also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Sibanye's liabilities under the Underwriting Agreement are not limited as to time or amount.

        Sibanye has given certain undertakings including, but not limited to, compliance with securities regulations and SEC and JSE Listings Requirements, continued compliance with securities laws for a period of up to six months after the execution of the Underwriting Agreement, delivery of registration statements and that the Company will use the net proceeds received by it in the manner specified in this Prospectus Supplement under "Use of Proceeds".

        Certain of the Underwriters have advised Sibanye that they are currently making a market for Sibanye's ordinary shares and that they intend to make a market in the Share Rights. However, there is currently no market for the Share Rights and Sibanye can give you no assurance that a market for the Share Rights will develop or, if a market does develop, as to how long it will continue. If these market making activities are commenced, they may be discontinued at any time at the sole discretion of the Underwriters and without notice. These transactions may be effected on the JSE, in the over-the-counter market or otherwise.

        As described above, subject to certain conditions, the Underwriters have agreed to seek to procure subscribers or, failing that, the Underwriters will be required to subscribe for the Remaining Rights Offer Shares, if there are any. This Prospectus Supplement may be used by the Underwriters to make offers and sales, or resales, of the Remaining Rights Offer Shares. Subject to certain selling restrictions, the Underwriters may offer Remaining Rights Offer Shares to the public at variable prices, which may be less than or in excess of the Rights Offer Subscription Price. Any Remaining Rights Offer Shares sold by the Underwriters to securities dealers, and any such securities that such dealers may resell to certain other Brokers or dealers, may be sold at a discount to the price or prices offered to the public.

        Sibanye has been advised by the Underwriters that one or more of the Underwriters are expected to make offers and sales of Remaining Rights Offer Shares through their respective selling agents. None of the Underwriters is a broker-dealer registered with the SEC. Accordingly, to the extent there are any offers and sales in the United States, any such offers and sales will be conducted by or through broker-dealers registered with the SEC as permitted by applicable regulations, including Citigroup Global Markets Inc. HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co LLC.

        Subscribers for Rights Offer Shares and New ADSs may be required to pay taxes and other charges in accordance with the laws and practices of their country in addition to the Rights Offer Subscription Price stated on the cover of this Prospectus Supplement.

        The Directors have made due and careful enquiry to confirm that the Underwriters can meet their obligations and commitments in terms of the Rights Offer, subject to and in accordance with the terms of the Underwriting Agreement.

Indication of Support

        Gold One, which holds approximately 19.9% of Sibanye's shares, has expressed in writing its intention to exercise the Share Rights allocated to it under the terms of the Rights Offer.

Conflicts of Interest

        As described in the "Use of Proceeds", the net proceeds of the Rights Offer will be used to partially repay the U.S.$2.65 billion Bridge Loan Facility. Citibank, N.A., London Branch, HSBC Bank plc, JPMorgan Chase Bank, N.A., London Branch, Morgan Stanley & Co. International plc, and Rand Merchant Bank, a division of FirstRand Bank Limited, will each receive a portion of such net proceeds in their capacity as lenders under the Bridge Loan Facility. As a result, because affiliates of certain Underwriters are expected to receive 5% or more of the net proceeds of this offering, not including underwriting compensation, the Underwriters are deemed to have a "conflict of interest" within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. or Rule 5121. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121, and the Underwriters will not confirm sales to discretionary accounts without the prior written approval of the customer.

        Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking or other services for Sibanye, for which they received or will receive customary fees and expenses.

        In addition, the Company is entering into a foreign exchange hedging arrangement with J.P. Morgan Securities plc in relation to the proceeds of the Rights Offer.

Selling Restrictions

        Each Underwriter has agreed that neither it nor any person acting on its behalf will procure subscribers for any of the Rights Offer Shares or the Share Rights other than in accordance with certain selling restrictions.

Notice to Prospective Investors in South Africa

        The Rights Offer will not constitute an "offer to the public", as envisaged in chapter 4 of the Companies Act and, accordingly, this Prospectus Supplement does not, nor does it intend to, constitute a "registered prospectus", as contemplated in chapter 4 of the Companies Act. Should any person who is not a Qualifying Shareholder (or its renouncee) receive this Prospectus Supplement, they should not, and will not be entitled to, acquire any Rights Offer Shares or Letters of Allocation or otherwise act thereon.

Notice to Investors in the United Kingdom

        This Prospectus Supplement is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order"); or (iii) high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The Rights Offer Shares, Share Rights, New ADSs and ADS Rights are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Rights Offer Shares, Share Rights, New ADSs and ADS Rights will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus Supplement or any of its contents.

Member States of the European Economic Area (other than the United Kingdom)

        In relation to each member state of the EEA (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive (as defined below) is implemented in that Relevant Member State, none of the Rights Offer Shares, the Share Rights, the New ADSs or the ADS Rights may be offered or sold to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Rights Offer Shares, the Share Rights, the New ADSs and the ADS Rights, which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved by the competent authority in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer of such Rights Offer Shares, Share Rights, New ADSs or ADS Rights may be made to the public in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Company for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Rights Offer Shares, Share Rights, New ADSs or ADS Rights shall require Sibanye or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Relevant Member State and each person who initially acquires any Rights Offer Shares, Share Rights, New ADSs or ADS Rights or to whom any offer is made under the Rights Offer will be deemed to have represented, acknowledged, and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this selling restriction, the expression an "offer of Rights Offer Shares, Share Rights, New ADSs or ADS Rights to the public" in relation to any Rights Offer Shares, Share Rights, New ADSs or ADS Rights in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Rights Offer Shares, Share Rights, New ADSs or ADS Rights to be offered so as to enable an investor to decide to acquire the Rights Offer Shares, Share Rights, New ADSs or ADS Rights, as the same may be varied in that Relevant Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In the case of the Rights Offer Shares, Share Rights, New ADSs or ADS Rights being offered to a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary (other than the ADS Rights Agent, the ADS Depositary and its Custodian) will also be deemed to have represented, acknowledged and agreed that the Rights Offer Shares, Share Rights, New ADSs or ADS Rights acquired by it has not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Rights Offer Shares, Share Rights, New ADSs or ADS Rights to the public other than their offer or resale in a Relevant Member State to "qualified investors" within the meaning of Article 2(1)(e) of the Prospectus Directive. Sibanye, the Underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

Australia

        This Prospectus Supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth). No prospectus, product disclosure statement or other disclosure document under Australian law has been lodged with the Australian Securities and Investments Commission in relation to the Rights Offer, the Share Rights, the Rights Offer Shares, the New ADSs or the ADS Rights.

        This Prospectus Supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this Prospectus Supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

        The Share Rights, the Rights Offer Shares, the ADS Rights and the New ADSs are not being distributed to persons resident in Australia and may not be acquired by such persons except in compliance with applicable Australian securities laws. This Prospectus Supplement is being provided to persons resident in Australia for information purposes only.

Canada

        The Share Rights, the ADS Rights, the Rights Offer Shares and the New ADSs are being offered to residents in Canada under an exemption from the requirement to file a prospectus in Canada. No securities commissions or similar authority in Canada has passed upon the permits of the securities offered under the Prospectus Supplement. Any resale of the Share Rights, the ADS Rights, the Rights Offer Shares or the New ADSs may only be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws, and these restrictions can be expected to apply indefinitely because the issuer is not a reporting issuer in Canada.

        The Prospectus Supplement has been prepared under foreign disclosure requirements that may differ from Canadian disclosure requirements for rights offerings, and the Prospectus Supplement has not been prepared with regard to matters that may be of particular concern to Canadian investors.

Japan

        The Rights Offer Shares, Share Rights, New ADSs or ADS Rights have not been and will not be registered under the FIEA. This document is not an offer of securities for sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan) or to others for reoffer or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements under the FIEA and otherwise in compliance with such law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

        This Prospectus Supplement has not been delivered for registration to the Registrar of Companies in Hong Kong and its contents have not been reviewed by any regulatory authority in Hong Kong. Accordingly: (i) the Rights Offer Shares, Share Rights, New ADSs or ADS Rights may not be offered or sold in Hong Kong by means of any document other than to persons who are "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and

the Securities and Futures (Professional Investor) Rules made thereunder or in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and (ii) no person may issue any invitation, advertisement or other document relating to the Rights Offer whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Share Rights which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance and the Securities and Futures (Professional Investor) Rules made thereunder.

The People's Republic of China

        None of the Rights Offer Shares, Share Rights, New ADSs or ADS Rights may be offered or sold directly or indirectly within the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan) except as permitted by the securities laws of the PRC. This Prospectus Supplement or any information contained or incorporated by reference herein relating to the Rights Offer Shares, Share Rights, New ADSs or ADS Rights does not constitute an offer to sell or the solicitation of an offer to buy any securities in the PRC. This Prospectus Supplement, any information contained herein, the Rights Offer Shares, Share Rights, New ADSs or ADS Rights have not been, and will not be, submitted to, approved by, verified by or registered with any relevant governmental authorities in the PRC and thus may not be supplied to the public in the PRC or used in connection with any offer for the subscription or sale of the Rights Offer Shares, Share Rights, New ADSs or ADS Rights in the PRC. The Rights Offer Shares, Share Rights, New ADSs or ADS Rights may only be invested by the PRC investors that are authorized to engage in the investment in the Rights Offer Shares, Share Rights, New ADSs or ADS Rights of the type being offered or sold. Investors are responsible for obtaining all relevant governmental approvals, verifications, licenses or registrations (if any) from all relevant PRC governmental authorities, including, but not limited to, the State Administration of Foreign Exchange, the China Securities Regulatory Commission, the China Banking Regulatory Commission, and other relevant regulatory bodies, and complying with all relevant PRC regulations, including, but not limited to, any relevant foreign exchange regulations and/or overseas investment regulations.

Qatar

        The investments described in this Prospectus Supplement have not been, and will not be, offered, sold or delivered at any time, directly or indirectly, in the State of Qatar in a manner that would constitute a public offering.

        This Prospectus Supplement has not been, and will not be, filed with, reviewed by or approved by the Qatar Central Bank, the Qatar Financial Markets Authority or any other relevant Qatari authority. This Prospectus Supplement is intended for the original recipient only and should not be provided to any other person. It is not for general circulation in the State of Qatar and should not be reproduced or used for any other purpose.

Switzerland

        The Rights Offer Shares, Share Rights, New ADSs or ADS Rights may not be publicly offered in Switzerland and will not be listed on the SIX or on any other stock exchange or regulated trading facility in Switzerland. This Prospectus Supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this Prospectus

Supplement nor any other offering or marketing material relating to the Rights Offer Shares, Share Rights, New ADSs or ADS Rights or the Rights Offer may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this Prospectus Supplement nor any other offering or marketing material relating to the Rights Offer, the Company, the Rights Offer Shares, Share Rights, New ADSs or ADS Rights have been or will be filed with or approved by any Swiss regulatory authority. In particular, this Prospectus Supplement will not be filed with, and the offer of Rights Offer Shares, Share Rights, New ADSs or ADS Rights will not be supervised by FINMA.

United Arab Emirates

        This Prospectus Supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. By receiving this Prospectus Supplement, the person or entity to whom it has been issued understands, acknowledges and agrees that this Prospectus Supplement has not been approved by or filed with the UAE Central Bank, the SCA or any other authorities in the UAE, nor has the placement agent, if any, received authorization or licensing from the UAE Central Bank, the SCA or any other authorities in the UAE to market or sell securities or other investments within the UAE. No marketing of any financial products or services has been or will be made from within the UAE other than in compliance with the laws of the UAE and no subscription to any securities or other investments may or will be consummated within the UAE. It should not be assumed that the placement agent, if any, is a licensed Broker, dealer or investment advisor under the laws applicable in the UAE, or that it advises individuals resident in the UAE as to the appropriateness of investing in or purchasing or selling securities or other financial products. The Rights Offer Shares, Share Rights, New ADSs or ADS Rights may not be offered or sold directly or indirectly to the public in the UAE. This does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

ADDITIONAL INFORMATION

Table of Entitlement

        The number of Rights Offer Shares to which Qualifying Shareholders will be entitled is set out below, based on the assumption that Qualifying Shareholders will be entitled to 9 Rights Offer Shares for every 7 Existing Share held. Only whole numbers of Rights Offer Shares will be issued and Qualifying Shareholders will be entitled to subscribe for rounded numbers of Rights Offer Shares once the Ratio of Entitlement has been applied. Fractional entitlements of 0.5 or greater will be rounded up and less than 0.5 will be rounded down.

Number of Existing Ordinary Shares held	Rights Offer Entitlement	Number of Existing Shares held	Rights Offer Entitlement	Number of Existing Shares held	Rights Offer Entitlement	Number of Existing Shares held	Rights Offer Entitlement
1	1	26	33	51	66	76	98
2	3	27	35	52	67	77	99
3	4	28	36	53	68	78	100
4	5	29	37	54	69	79	102
5	6	30	39	55	71	80	103
6	8	31	40	56	72	81	104
7	9	32	41	57	73	82	105
8	10	33	42	58	75	83	107
9	12	34	44	59	76	84	108
10	13	35	45	60	77	85	109
11	14	36	46	61	78	86	111
12	15	37	48	62	80	87	112
13	17	38	49	63	81	88	113
14	18	39	50	64	82	89	114
15	19	40	51	65	84	90	116
16	21	41	53	66	85	91	117
17	22	42	54	67	86	92	118
18	23	43	55	68	87	93	120
19	24	44	57	69	89	94	121
20	26	45	58	70	90	95	122
21	27	46	59	71	91	96	123
22	28	47	60	72	93	97	125
23	30	48	62	73	94	98	126
24	31	49	63	74	95	99	127
25	32	50	64	75	96	100	129

Exchange Control Regulations

        The following summary is intended only as a guide and is, therefore, not comprehensive. If Shareholders are in any doubt as to the appropriate course of action they are advised to consult their professional advisor. Pursuant to the Exchange Control Regulations and upon specific approval of the SARB, non-residents, excluding former residents, of the CMA will be allowed to:

  •
  take up Share Rights allocated to them in terms of the Rights Offer;

  •
  purchase Letters of Allocation on the JSE;

  •
  subscribe for the Rights Offer Shares arising in respect of the Letters of Allocation purchased on the JSE; and

  •
  subscribe for excess shares that have been applied for in terms of the Rights Offer (if applicable),

provided payment is received either through normal banking channels from abroad or from a non-resident account.

        Non-residents must make application to an authorized dealer in foreign exchange to have any electronic statements issued in terms of Strate and any share certificates issued endorsed "non-resident".

        Where a Share Right in terms of the Rights Offer becomes due to a former resident (i.e. an emigrant), of the CMA, which right is based on shares forming part of the emigrant's remaining assets credited to the emigrant capital account in terms of the Exchange Control Regulations, then only funds in the emigrant's capital account may be used to:

  •
  take up the Share Rights allocated to them in terms of the Rights Offer;

  •
  purchase Letters of Allocation on the JSE;

  •
  subscribe for the Rights Offer Shares arising in respect of the Letters of Allocation purchased on the JSE; and

  •
  purchase excess shares that have been applied for in terms of the Rights Offer (if applicable).

        All applications by emigrants using funds in the emigrant's capital account for the above purposes must be made through the authorized dealer in South Africa controlling their remaining assets. Share certificates issued to such emigrants will be endorsed "non-resident" and placed under the control of the authorized dealer in foreign exchange through whom the payment was made. If in Dematerialized form, it will be credited to their share account at the relevant CSDP controlling the emigrant's remaining assets.

        The proceeds due to emigrants from the sale of the Letters of Allocation, if applicable, will be returned to the authorized dealer in foreign exchange for credit to such emigrants' capital accounts. Electronic statements issued in terms of Strate and any Rights Offer share certificates issued pursuant to blocked Rand transactions will be endorsed "non-resident" and placed under the control of the authorized dealer through whom the payment was made. Where the emigrant's Existing Shares are in Dematerialized form with a CSDP or Broker, the electronic statement issued in terms of Strate will be despatched by the CSDP or Broker to the address of the emigrant in the records of the CSDP or Broker.

        The proceeds arising from the sale of Letters of Allocation or arising from the sale of Remaining Rights Offer Shares will be credited to the capital accounts of the emigrants concerned.

        Any Qualifying Shareholder resident outside the CMA who receives the Circular and Form of Instruction should obtain advice as to whether any governmental and/or other legal consent is required and/or any other formality must be observed to enable a subscription to be made in terms of such Form of Instruction.

        The Rights Offer does not constitute an offer in any jurisdiction in which it is illegal to make such an offer and this Prospectus Supplement should not be forwarded or transmitted by you to any person in any territory other than where it is lawful to make such an offer.

        The Rights Offer contained in this Prospectus Supplement does not constitute an offer in the Excluded Territories or in any other jurisdiction in which, or to any person to whom, it would not be lawful to make such an offer. Restricted Shareholders should consult their professional advisors to determine whether any governmental or other consents are required or other formalities need to be observed to allow them to take up the Rights Offer, or trade their entitlement. Shareholders holding

Existing Shares on behalf of persons who are Restricted Shareholders are responsible for ensuring that taking up the Rights Offer, or trading in their entitlements under that offer, does not breach regulations in the relevant international jurisdictions.

Information on the Underwriters

        The proposed Rights Offer is underwritten by Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc and Rand Merchant Bank, a division of FirstRand Bank Limited.

        Details pertaining to the Underwriters as required by the Listings Requirements are set out below.

Citigroup Global Markets Limited
Full legal entity name	Citigroup Global Markets Limited
Nature of business	Non-US registered broker and dealer
Directors	Leonardo Arduini, Jonathan Asquith, James Bardrick, James Cowles, Susan Dean, Richard Goulding, Peter McCarthy, Diana Taylor
Company secretary	Jill D Robson
Date and place of incorporation	October 21, 1983, England and Wales
Registration number	1763297
Physical and postal address	Citigroup Centre Canada Square Canary Wharf, London E14 5LB United Kingdom
Name of auditors	KPMG LLP
Name of bankers	N/A
Authorised share capital	N/A
Issued share capital	U.S.$1,499,626,620
HSBC Bank plc
Full legal entity name	HSBC Bank plc
Nature of business	64191—Banks
Directors
James Coyle, Antonio Pedro Dos Santos Simoes, Dame Denise Mary Holt, Simon William De Mussenden Leathes, David William Lister, Dame Mary Elizabeth Marsh, Thierry Bernard Moulonguet, Dr Eric Wolfgang Strutz, Jonathan Richard Symonds, John Francis Trueman
Company secretary	Nicola Suzanne Black
Date and place of incorporation	July 1, 1880 England
Registration number	14259

Physical and postal address	8 Canada Square London E14 5HQ United Kingdom
Name of auditors	PricewaterhouseCoopers LLP
Name of bankers	HSBC Bank plc
Authorised share capital	N/A
Issued share capital	GBP 796,969,111 and U.S.$350,000
J.P. Morgan Securities plc
Full legal entity name	J.P. Morgan Securities plc
Nature of business
The principal activities undertaken by the Company include underwriting bonds, equities and other securities; arranging private placements of debt and convertible securities; trading in debt, equity securities and derivatives; brokerage and clearing services for exchange traded futures and options contracts; prime brokerage; and investment banking advisory services.
Directors
Sir Winfried Bischoff (Chairman), Daniel Pinto (Chief Executive Officer), Elena Korablina (Chief Financial Officer), Viswas Raghavan, Laban Jackson, Scott Moeller, Jane Moran, Monique Shivanandan, Andrew Cox, Mark Garvin, Julia Meazzo
Company secretary	Mary Frances Vance; J.P. Morgan Secretaries (UK) Limited (Joint Secretary)
Date and place of incorporation	April 30, 1992 United Kingdom, England and Wales
Registration number	2711006
Physical and postal address	25 Bank Street, Canary Wharf, London E14 5JP
Name of auditors	PricewaterhouseCoopers LLP
Name of bankers	JPMorgan Chase Bank, N.A.
Authorised share capital	N/A
Issued share capital	50,002 ordinary shares (£) 1,039,262 ordinary shares (U.S.$) 680,685 preference shares (U.S.$) 34,648 preferred ordinary shares (U.S.$)

Morgan Stanley & Co. International plc
Full legal entity name	Morgan Stanley & Co. International plc
Nature of business	The principal activity of the Group is the provision of financial services to corporations, governments and financial institutions
Directors	D O Cannon, C Castello, T Duhon, L Guy, M C Phibbs, I Plenderleith (Chairman), R P Rooney, D A Russell
Company secretary	Guy Matthew Clayton
Date and place of incorporation	October 28, 1986 England and Wales
Registration number	02068222
Physical and postal address	25 Cabot Square Canary Wharf London United Kingdom E14 4QA
Name of auditors	Deloitte LLP
Name of bankers	Will Mollard, Natasha Sanders, Gordon Charlton
Authorised share capital	The Company has adopted the UK Companies Act 2006 articles of association pursuant to which it no longer has an "authorised share capital"
Issued share capital (number of shares)	Ordinary shares: 9,952,720,255 Class A non-voting ordinary shares: 1,500,000,000
Rand Merchant Bank, a division of FirstRand Bank Limited
Full legal entity name	FirstRand Bank Limited
Nature of business	Authorised financial services and registered credit provider
Directors
VW Bartlett, MS Bomela, JP Burger, P Cooper, LL Dippenaar, JJ Durand, GG Gelink, PM Goss, NN Gwagwa, PK Harris, WR Jardine, HS Kellan, F Knoetze, RM Loubser, PJ Makosholo, EG Matenge-Sebesho, AT Nzimande, D Premnarayen, AP Pullinger, BJ Van Der Ross, JH Van Greuning
Company secretary	C Low
Date and place of incorporation	January 11, 1929 South Africa
Registration number	1929/001225/06
Physical address	4 Merchant Place Cnr Fredman Drive and Rivonia Road Sandton, 2196

Postal address	PO Box 786273, Sandton, 2146) South Africa
Name of auditors	PricewaterhouseCoopers (PwC) and Deloitte & Touche
Name of bankers	First National Bank
Authorised share capital	4,000,000 ordinary shares
Issued share capital	3,733,672 ordinary shares

Material Contracts

        For a description of Sibanye's material contracts, see "Integrated Annual Report—Additional Information—Material Contracts" of the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

        Please also see "Plan of Distribution (Conflicts of Interest)".

Legal and Arbitration Proceedings

        Please see "Director's Report—Litigation" in the 2016 Form 20-F, which is incorporated by reference in this Prospectus Supplement.

WHERE YOU CAN OBTAIN MORE INFORMATION ABOUT SIBANYE

        The SEC maintains an internet site at http://www.sec.gov that contains reports and other information we file electronically with the SEC. You may also inspect and copy reports and other information that we file with the SEC at the public reference facilities maintained at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Further information on the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. In addition, you may inspect and copy that material at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which some of our securities are listed.

        Our ADSs representing our Shares are listed on the NYSE and our Shares are listed on the JSE. You can consult reports and other information about us that we have filed pursuant to the rules of the NYSE and the JSE at these bodies.

 FURTHER INFORMATION

        We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered with this Prospectus Supplement. This Prospectus Supplement is a part of that registration statement and it omits some information that is contained in the registration statement. You can access the registration statement together with exhibits on the internet site maintained by the SEC at http://www.sec.gov or inspect these documents at the offices of the SEC in order to obtain that additional information about us and about the securities offered with this Prospectus Supplement.

 LEGAL MATTERS

        Certain legal matters with respect to South African law relating to the offered securities will be passed upon by Edward Nathan Sonnenbergs Inc. Certain legal matters with respect to South African law relating to the offered securities will be passed upon for the Underwriters by Bowman Gilfillan Inc. Certain legal matters with respect to United States and New York law relating to the offered securities will be passed upon for us by Linklaters LLP. Certain legal matters with respect to United States and New York law relating to the offered securities will be passed upon for the Underwriters by Shearman & Sterling (London) LLP.

EXPERTS

        The consolidated financial statements of Sibanye Gold Limited and its subsidiaries as of December 31, 2016, 2015 and 2014 and for each of the years then ended, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Aquarius as of June 30, 2015 and 2014 and for each of the years in the three-year period ended June 30, 2015, appearing in Sibanye Gold Limited's Report on Form 6-K dated April 17, 2017, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The abbreviated financial statements of the Rustenburg Operations as of and for the years ended December 31, 2015, 2014 and 2013 incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report incorporated by reference herein and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

        The consolidated financial statements of Stillwater as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

 EXPENSES OF THE RIGHTS OFFER

        For information on the expenses expected to be incurred by us in connection with the Rights Offer, see "Circular to Qualifying Shareholders and ADS Holders—Expenses".

REGISTERED OFFICE OF THE COMPANY
Sibanye Gold Limited
Libanon Business Park
1 Hospital Street (off Cedar Avenue)
Libanon, Westonaria, 1780
South Africa

JOINT GLOBAL COORDINATORS, JOINT BOOKRUNNERS AND UNDERWRITERS
Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom

HSBC Bank plc
8 Canada Square
London E14 5HQ
United Kingdom

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom

Morgan Stanley & Co. International plc
25 Cabot Square
Canary Wharf
London E14 4AQ
United Kingdom

Rand Merchant Bank, a division of FirstRand Bank Limited
4 Merchant Place
Cnr Fredman Drive and Rivonia Road
Sandton, 2196
South Africa

LEGAL ADVISORS TO THE COMPANY

As to U.S. law	As to South African law
Linklaters LLP	Edward Nathan Sonnenbergs, Inc.
One Silk Street	1 North Wharf Square
London EC2Y 8HQ	Cape Town 8001
United Kingdom	South Africa
(PO Box 2293, Cape Town, 8000, South Africa)

LEGAL ADVISORS TO THE UNDERWRITERS

As to U.S. law	As to South African law
Shearman & Sterling (London) LLP	Bowman Gilfillan Inc.
9 Appold Street	11 Alice Lane
London EC2A 2AP	Sandton
United Kingdom	Johannesburg 2146
South Africa

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
KPMG Inc.
KPMG Crescent
85 Empire Road
Parktown 2193
Johannesburg
South Africa

INDEPENDENT AUDITORS TO THE RUSTENBURG OPERATIONS (PRIOR TO THE ACQUISITION OF THE RUSTENBURG OPERATIONS BY SIBANYE)
Deloitte & Touche
Deloitte Place
The Woodlands
20 Woodlands Drive
Woodmead, 2052
South Africa

INDEPENDENT AUDITORS TO AQUARIUS (PRIOR TO THE ACQUISITION OF AQUARIUS BY SIBANYE)
Ernst & Young
11 Mounts Bay Rd
Perth WA 6000
Australia

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO STILLWATER
KPMG LLP
Suite 1002 175 N.
27th Street
Billings, Montana 59101
USA

PROSPECTUS

Sibanye Gold Limited

(Registration No. 2002/031431/06)

Ordinary Shares, no par value,
including Ordinary Shares represented by American Depositary Shares
Rights to Purchase Ordinary Shares
Debt Securities
Guarantees of Debt Securities

        We will provide the specific terms of the securities that may be offered, and the manner in which they are being offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information", before investing in these securities. The amount and price of the offered securities will be determined at the time of the offering.

        Our ordinary shares are listed on the Main Board of the JSE Limited under the symbol "SGL". The American depositary shares, or ADSs, each representing four ordinary shares, are listed on the New York Stock Exchange under the symbol "SBGL".

        Investing in these securities involves risks that are described in the "Risk Factors" section contained in our most recent annual report on Form 20-F and in any applicable prospectus supplement and may be described in certain of the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 17, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed on April 17, 2017 with the Securities and Exchange Commission (the "SEC"), using a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Unless the context otherwise requires, in this prospectus the terms the "Company", "we", "us" and "our" refer to Sibanye Gold Limited and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file periodic reports and other information with the SEC. The SEC maintains a website (http://www.sec.gov) on which our annual and other reports are made available. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may also read and copy these documents at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

        Upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

Sibanye Gold Limited
1 Hospital Street
(off Cedar Avenue)
Libanon, Westonaria, 1780
South Africa
Tel: +27 (0)11 278-9600

        The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents, which are considered part of this prospectus. Information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below:

  •
  Our annual report on Form 20-F for the year ended December 31, 2016 filed with the SEC on April 7, 2017 (our "Form 20-F");

  •
  Our report on Form 6-K filed with the SEC on April 17, 2017; and

  •
  Audited consolidated financial statements of Stillwater Mining Company ("Stillwater") as at and for the three years ended December 31, 2016, 2015 and 2014, prepared in accordance with U.S. GAAP, incorporated by reference from the 2016 Form 10-K.

        We also incorporate by reference in this prospectus all subsequent annual reports filed with the SEC on Form 20-F under the Securities Exchange Act of 1934 and those of our reports submitted to the SEC on Form 6-K that we specifically identify in such form as being incorporated by reference in this prospectus after the date hereof and prior to the completion of an offering of securities under this prospectus.

        As you read the above documents, this prospectus and any prospectus supplement, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document, including this prospectus and any prospectus supplement. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents we have incorporated by reference.

        When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any "free writing prospectus" that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of those documents.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") with respect to our financial condition, results of operations, business strategies, operating efficiencies, competitive position, growth opportunities for existing services, plans and objectives of management, markets for stock and other matters.

        These forward-looking statements, including, among others, those relating to our future business prospects, revenues and income, the potential benefit of the acquisition of Aquarius Platinum Limited ("Aquarius"), the acquisition of the Rustenburg operations, including the acquisition of Bathopele, Siphumelele (including Khomanani) and the Thembelani (including Khuseleka) mining operations, two concentrating plants, an on-site chrome recovery plant, the Western Limb Tailings Retreatment Plant, associated surface infrastructure and related assets and liabilities on a going concern basis ("Rustenburg Operations") and the acquisition of Stillwater (including statements regarding growth, cost savings, benefits from and access to international financing and financial re-ratings), and information relating to the underground Blitz PGM project adjacent to the east of the existing Stillwater mine which is designed to explore, define and extract the platinum group metal ("PGM") resource along the far eastern extent of the J-M Reef, PGM pricing expectations, levels of output, supply and demand, estimations or expectations of enterprise value and EBITDA and net asset values wherever they may occur in this prospectus and the documents incorporated by reference herein, are necessarily estimates reflecting the best judgement of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. As a consequence, these forward-looking statements should be considered in light of various important factors, including those set forth in this prospectus and the documents incorporated by reference herein. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

  •
  changes in the market price of the minerals that it mines and sells;

  •
  fluctuations in exchange rates, currency devaluations, inflation and other macro-economic monetary policies;

  •
  the occurrence of labor disruptions and industrial actions;

  •
  changes in relevant government regulations, particularly environmental, tax, health and safety regulations and new legislation affecting water, mining, mineral rights and business ownership, including any interpretation thereof which may be subject to dispute;

  •
  power disruption, constraints and cost increases;

  •
  the outcome and consequence of any potential or pending litigation or regulatory proceedings or environmental, health or safety issues;

  •
  the occurrence of temporary stoppages of mines for safety incidents and unplanned maintenance;

  •
  the occurrence of hazards associated with underground and surface mining;

  •
  the ability to achieve anticipated efficiencies and other cost savings in connection with, and the ability to successfully integrate, past and future acquisitions, as well as at existing operations;

  •
  operating in new geographies and regulatory environments where Sibanye Gold Limited had no previous experience;

  •
  Sibanye Gold Limited's ability to implement its strategy and any changes thereto;

  •
  Sibanye Gold Limited's future financial position, plans, strategies, objectives, capital expenditures, projected costs and anticipated cost savings and financing plans;

  •
  changes in assumptions underlying Sibanye Gold Limited's estimation of its current mineral reserves;

  •
  supply chain shortages and increases in the price of production inputs;

  •
  economic, business, political and social conditions in South Africa, Zimbabwe, the United States and elsewhere;

  •
  the ability of Sibanye Gold Limited to comply with requirements that it operates in a sustainable manner;

  •
  failure of Sibanye Gold Limited's information technology and communications systems;

  •
  the success of Sibanye Gold Limited's business strategy, exploration and development activities;

  •
  the availability, terms and deployment of capital or credit;

  •
  Sibanye Gold Limited's ability to hire and retain senior management or sufficient technically skilled employees, as well as its ability to achieve sufficient representation of historically disadvantaged South Africans ("HDSAs") in its management positions;

  •
  the adequacy of Sibanye Gold Limited's insurance coverage;

  •
  uncertainty regarding the title to Sibanye Gold Limited's properties;

  •
  social unrest, sickness or natural or man-made disaster at informal settlements in the vicinity of Sibanye Gold Limited's African operations;

  •
  the impact of HIV, tuberculosis and other contagious diseases; and

  •
  Sibanye Gold Limited's intention to issue debt securities, which may not be available on commercially reasonable terms, or at all, which will be structurally senior to our ordinary shares and ADRs and which may limit our ability to respond to changes in market conditions or pursue business opportunities.

        The foregoing factors and others described under "Risk Factors" in our Form 20-F should not be construed as exhaustive. There are other factors that may cause our actual results to differ materially from the forward-looking statements. Moreover, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors. We cannot assess the impact of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

        We undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are incorporated under the laws of the Republic of South Africa. The majority of our directors and officers reside outside the United States, and the experts named herein, reside outside the United States, principally in South Africa. You may not be able, therefore, to effect service of process within the United States upon those directors and officers with respect to matters arising under the federal securities laws of the United States.

        In addition, substantially all of our assets and the assets of our directors and officers are located outside the United States. As a result, you may not be able to enforce against us or any of our directors and officers judgments obtained in U.S. courts predicated on the civil liability provisions of the federal securities laws of the United States.

        We have been advised by Edward Nathan Sonnenbergs Inc. ("ENS"), our South African counsel, that there are additional factors to be considered under South African law in respect of the enforceability in South Africa (in original actions or in actions for enforcement of judgments of U.S. courts) of liabilities predicated on the U.S. federal securities laws. These additional factors include, but are not necessarily limited to, (i) South African public policy considerations; (ii) South African legislation regulating the applicability and extent of damages and/or penalties that may be payable by a party; (iii) the applicable rules under the relevant South African legislation which regulate the recognition and enforcement of foreign judgments in South Africa; and (iv) the South African courts' inherent jurisdiction to intervene in any matter which such courts may determine warrants the courts' intervention (despite any agreement amongst the parties to (a) have any certificate or document being conclusive proof of any factor, or (b) oust the courts' jurisdiction).

        Based on the foregoing, we have been advised by our counsel in South Africa that there is no certainty as to the enforceability in South Africa (in original actions or in actions for enforcement of judgments of U.S. courts) of liabilities predicated on the U.S. federal securities laws.

SIBANYE GOLD LIMITED

        Sibanye Gold Limited is an independent, South African domiciled precious metals mining group, which currently owns and operates gold and uranium operations and projects throughout the Witwatersrand Basin in South Africa, as well as PGM operations in the Bushveld Igneous Complex in South Africa and the Great Dyke in Zimbabwe. Sibanye Gold Limited currently owns and operates four underground and surface gold operations, namely Driefontein, Kloof and Cooke in the West Witwatersrand region and Beatrix in the southern Free State province. Sibanye Gold Limited also owns and operates underground and surface PGM operations, including the Rustenburg Operations in South Africa, a 50% interest in the Kroondal Operations in South Africa and a 50% interest in the Mimosa Operations, a PGM joint venture in Zimbabwe.

        In addition to its mining activities, Sibanye Gold Limited owns and manages significant extraction and processing facilities at its gold and uranium operations, where gold-bearing ore is treated and processed to produce gold doré.

        According to estimates based on the best information available to its management, Sibanye Gold Limited is the largest producer of gold in South Africa and one of the ten largest globally, and Sibanye Gold Limited's PGM operations (which were acquired during 2016), taken together, were the fifth largest producer of PGM in the world, based on annual production in 2016.

RISK FACTORS

        For a description of some of the risks that could materially affect an investment in the securities being offered, you should read the discussion of risk factors in "Item 3.d.: Risk Factors" in our Form 20-F, and identified in our future filings with the SEC, incorporated herein by reference, and in any supplement to the prospectus in relation to any offering of securities. Additional risk factors not currently known to us or that we currently deem immaterial may also impair our business operations.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for the periods indicated below were as follows:

	Year Ended December 31,
(Unaudited)	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges	48.00	22.00	38.00	24.00	22.00

        We computed the ratio of earnings to fixed charges by dividing the amount of earnings by the amount of fixed charges. For the purposes of calculating this ratio, and the deficiency, if any, of earnings available to cover fixed charges, we have calculated earnings by adding (i) net operating profit before depreciation and amortization; (ii) other income; and (iii) other costs. For the purposes of calculating the ratio of earnings to fixed charges and the deficiency, if any, of earnings available to cover fixed charges, fixed charges consist of the total of interest expensed less (i) interest on borrowings—unwinding of amortized cost; (ii) interest on environmental rehabilitation obligation; and (iii) interest on post-retirement healthcare obligation.

REASONS FOR THE OFFERING AND USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from our sale of the securities under this prospectus to our general funds and will use them for funding acquisitions (ongoing or in the future), or our working capital, project development or capital expenditure requirements or for our other general corporate purposes.

        We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement.

PROSPECTUS SUPPLEMENT

        This prospectus provides you with a general description of the securities that may be offered. Unless the context otherwise requires, we will refer to the debt securities, ordinary shares and rights as the "offered securities". Each time offered securities are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, and the documents incorporated by reference in this prospectus and any prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information" carefully before investing in our securities.

        The prospectus supplement to be attached to the front of this prospectus will describe the terms of the offering, including the amount and more detailed terms of offered securities, the initial public offering price, the price paid for the offered securities, net proceeds to us or a selling security holder, the expenses of the offering, the terms of offers and sales outside of the United States, if any, our capitalization, the nature of the plan of distribution, the terms of any rights offering, including the subscription price for ordinary shares, record date, ex-rights date and exercise period, the other specific terms related to the offering, and any U.S. federal income tax consequences and South African tax considerations applicable to the offered securities.

        For more detail on the terms of the offered securities, you should read the exhibits filed with, or incorporated by reference into, our registration statement on Form F-3.

SOUTH AFRICAN RESERVE BANK APPROVAL

        The issuance of securities under this prospectus may be subject to the approval of the South African Reserve Bank.

DESCRIPTION OF SHARE CAPITAL

        For a description of our share capital, including the rights and obligations attached thereto, please refer to "Item 10: Additional Information—Memorandum of Incorporation" in our Form 20-F, incorporated by reference herein.

DESCRIPTION OF ADSs

        For a description of ADSs, including the rights and obligations attached thereto, please refer to "Item 12.D: American Depositary Shares" of our Form 20-F, incorporated by reference herein.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities in one or more distinct series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts the general information set forth below.

        As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture". An indenture is a contract between us and a financial institution acting as trustee on behalf of holders of such bonds or notes. The trustee has two main roles. First, the trustee can enforce the rights of such persons against us if we default. There are some limitations on the extent to which the trustee acts on such persons' behalf, described under "Events of Default" on page [18]. Second, the trustee performs certain administrative duties for us.

        We will issue debt securities under an indenture, as supplemented from time to time (the "indenture"), to be entered into between us and a) The Bank of New York Mellon as trustee (the "trustee"). The indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended.

        As this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines the rights of holders of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page [1] for information on how to obtain a copy of the indenture.

General

        The debt securities offered by this prospectus will not be limited and the indenture will not limit the amount of debt securities that may be issued under it. The indenture provides that any debt securities proposed to be sold under this prospectus and any attached prospectus supplement and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of debt securities, as well as other unsecured debt securities, may be issued under the indenture in one or more series.

        The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered including:

  •
  the designation or title of the series of debt securities;

  •
  the aggregate principal amount of the series of debt securities;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates of interest (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

  •
  the terms for redemption, extension or early repayment, if any;

  •
  the currencies in which the series of debt securities are issued and payable;

  •
  the provision for any sinking fund;

  •
  any provisions modifying the restrictive covenants in the indenture;

  •
  any provisions modifying the events of default in the indenture;

  •
  whether the series of debt securities are issuable in certificated form;

  •
  any provisions modifying the defeasance and covenant defeasance provisions;

  •
  any special tax implications, including provisions for original issue discount;

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

  •
  whether the debt securities are subject to subordination and the terms of such subordination;

  •
  the place or places of payment, transfer, conversion and/or exchange of the debt securities;

  •
  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of this option;

  •
  any provisions granting special rights to the holders of the debt securities, including any provisions requiring us to offer to repurchase debt securities, upon the occurrence of specific events;

  •
  the percentages of consolidated net tangible assets applicable to each of (i) the definition of Principal Property, (ii) the limitation on liens and (iii) the limitation on sale and leaseback transactions; and

  •
  any other terms.

        The debt securities will be the unsecured obligations of Sibanye Gold Limited. Unless the debt securities are subject to subordination as specified in the prospectus supplement and related supplemental indenture, debt securities will rank equally with the other unsecured and unsubordinated indebtedness of the issuer. If subordinated, debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of the unsecured and unsubordinated indebtedness of the issuer, subject to the terms of subordination to be set forth in the prospectus supplement and the supplemental indenture.

        Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by the issuer in immediately available funds.

        For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

        The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under that indenture, are called the "securities". The indenture also provides that there may be more than one trustee, each with respect to one or more different series of securities. See "Resignation of Trustee" on page [23]. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to those series of securities for which it is trustee. If two or more trustees are acting under the indenture, then the securities for which each trustee is acting would be treated as if issued under separate indentures.

        The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

        We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        We have the ability to issue securities with terms different from those of securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of securities and issue additional securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment of Additional Amounts with Respect to the Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement, we will pay all amounts of principal of, and any premium and interest on, any debt securities, without deduction or withholding for any taxes, assessments or other charges imposed by the government of South Africa or any other jurisdiction where we are tax resident or in which we do business, as the case may be, or the government of a jurisdiction in which a successor to us is organized or tax resident ("Taxing Jurisdiction"). If deduction or withholding of any of these charges is required by a Taxing Jurisdiction, we will pay any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these "additional amounts" will not include:

  •
  the amount of any tax, assessment or other governmental charge imposed by any government of any jurisdiction other than a Taxing Jurisdiction (including any unit of the federal or a state government of the United States);

  •
  the amount of any tax, assessment or other governmental charge that is only payable because either:

  •
  a type of connection exists between the holder and a Taxing Jurisdiction; or

  •
  the holder presented the debt security for payment more than 30 days after the date on which the relevant payment becomes due or was provided for, whichever is later;

  •
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

  •
  the amount of any tax, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the debt securities;

  •
  the amount of any tax, assessment or other governmental charge that is imposed or withheld due to the holder or beneficial owner of the debt security failing to accurately comply with a request from us either to provide information concerning the beneficial owner's nationality, residence or identity or make any claim or to satisfy any information or reporting requirement, if the completion of either is required by statute, treaty, regulation or administrative practice of the Taxing Jurisdiction as a precondition to exemption from the applicable governmental charge;

  •
  any withholding or deduction that is imposed on a payment to an individual and required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN (European Union Economic and Finance Ministers) Counsel Meeting of 26-27 November 2000 or any law implementing or complying with or introduced in order to conform to such Directive; or

  •
  any combination of the withholdings, taxes, assessments or other governmental charges described above.

        Additionally, additional amounts shall not be paid with respect to any payment to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such additional amounts had it been the holder.

        References in this prospectus and the prospectus supplement to principal or interest will be deemed to include additional amounts payable with respect thereto.

Optional Tax Redemption

        Unless otherwise indicated in the applicable prospectus supplement, we may redeem each series of debt securities at our option in whole but not in part at any time (except in the case of debt securities that have a variable rate of interest, which may be redeemed on any interest payment date), if:

  •
  we would be required to pay additional amounts, as a result of any change in the tax laws or treaties (including the official application or interpretation thereof) of a Taxing Jurisdiction or, in the case of a treaty, to which a Taxing Jurisdiction is a party that becomes effective on or after the date of issuance of that series (or, in the case of a successor that becomes effective after the date such successor becomes such), as explained above under "Payment of Additional Amounts with Respect to the Debt Securities", or

  •
  there is a change in the official application or interpretation of a treaty to which a Taxing Jurisdiction is a party, this change is proposed and becomes effective on or after a date on which one of our affiliates borrows money from us, and because of the change this affiliate would be required to deduct or withhold tax on payments to us to enable us to make any payment of principal, premium, if any, or interest.

        In both of these cases, however, we will not be permitted to redeem a series of debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable measures available to us.

        Except in the case of outstanding original issue discount debt securities, which may be redeemed at the redemption price specified by the terms of that series of debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

Additional Mechanics

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry form only represented by global securities.

        Subject to receiving the prior approval from the South African Reserve Bank authorizing us to issue bearer securities, we also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth selling and other restrictions applicable to the offer and purchase of such debt securities and the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.

Holders of Registered Debt Securities

Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in our applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

        In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor holds a beneficial interest in those debt securities through the account he or she maintains at that institution.

        For our debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.

        Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

        Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

What is a Global Security?

        As noted above, we will usually issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security that we issue in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations when a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Holders of Registered Debt Securities" above.

  •
  An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are not permitted by law to own securities in book-entry form.

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

  •
  The depositary requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under "Holders of Registered Debt Securities" above.

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 120 days;

  •
  if we notify the trustee that we wish to terminate that global security;

  •
  if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; or

  •
  if any other condition specified in our prospectus supplement occurs.

        The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the direct holders of those debt securities.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable registrar's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "regular record date". Because we will pay all the interest for an interest period to the holders on the regular record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

Payments on Global Securities

        We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "Global Securities—What Is a Global Security?"

Payments on Certificated Securities

        We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. All payments by check will be made in next-day funds, that is funds that become available on the day after the check is cashed.

        Alternatively, if a certificated security has a face amount of at least $10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payments subject to Fiscal Laws

        Except as described in "—Payment of Additional Amounts with Respect to the Debt Securities" above, payments will be subject in all cases to any applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which we or our agents agree to be subject and we will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements.

Payment when Offices Are Closed

        If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

Events of Default

        You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What Is an Event of Default?

        Unless we specify otherwise in the applicable prospectus supplement, the term "Event of Default" in respect of the debt securities of your series means any of the following:

  •
  failure to pay the principal of, or any premium on, a debt security of that series on its due date;

  •
  failure to pay interest or additional amounts on a debt security of that series within 30 days of its due date;

  •
  failure to deposit any sinking fund payment in respect of debt securities of that series on its due date;

  •
  we remain in breach of a covenant in respect of debt securities of that series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of that series;

  •
  we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

  •
  any other Event of Default in respect of debt securities of that series described in the prospectus supplement occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders of the affected series.

Remedies if an Event of Default Occurs

        Unless we specify otherwise in the applicable prospectus supplement, if an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25 percent in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability (called an "indemnity") satisfactory to the trustee. If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Unless we specify otherwise in the applicable prospectus supplement, before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give your trustee written notice that an Event of Default has occurred and remains uncured;

  •
  the holders of at least 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer indemnity to the trustee reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

  •
  the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

  •
  the holders of a majority in principal amount of the debt securities of the relevant series must not have given the trustee a direction inconsistent with the above notice.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

        Unless we specify otherwise in the applicable prospectus supplement, holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, any premium or interest; and

  •
  in respect of a covenant that cannot be modified or amended without the consent of each holder.

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

        Each year, we will furnish to the applicable trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Merger or Consolidation

        Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

  •
  where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities;

  •
  immediately after giving effect to the merger or sale of assets, no default on the debt securities shall have occurred and be continuing. For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described on page [18] under "Events of Default—What Is an Event of Default?". A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

  •
  we must deliver certain certificates and documents to the trustee; and

  •
  we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

        There are three types of changes we can make to the indenture and the debt securities issued under the indenture.

Changes Requiring Your Approval

        First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes unless we specify otherwise in the applicable prospectus supplement:

  •
  change the stated maturity of the principal of (or premium, if any) or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  adversely affect any right of repayment at the holder's option;

  •
  change the place or currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  adversely affect any right to convert or exchange a debt security in accordance with its terms;

  •
  reduce the percentage in principal amount of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage in principal amount of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults under the indenture;

  •
  modify any other aspect of the provisions of the indenture dealing with modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

  •
  change any obligation to pay additional amounts, as explained above under "Payment of Additional Amounts with Respect to the Debt Securities".

Changes Not Requiring Approval

        The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

        Any other change to any of the indenture or any of the debt securities would require the following approval unless we specify otherwise in the applicable prospectus supplement:

  •
  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series;

  •
  if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

        In each case, any resolution passed or decision taken at any meeting of the holders of a series of debt securities must be in writing.

        The holders of a majority in principal amount of any series of debt securities issued under the indenture may waive compliance with some of our covenants in the indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "Changes Requiring Your Approval".

Further Details Concerning Voting

        We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding securities of those series on the record date, and the vote or other action must be taken within eleven months following the record date. Unless otherwise specified in the applicable prospectus supplement or supplemental indenture, the holder of a debt security will be entitled to one vote for each $1,000 principal amount of the debt security that is outstanding and held by it. Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance—Full Defeasance".

        BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state otherwise in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

        Provided certain conditions are met, we may, at our option and at any time, elect to be released from certain of the restrictive covenants in the indenture under which a particular series was issued, and any failure to comply with such restrictive covenant will not constitute an Event of Default. This is called "covenant defeasance". In such an event, you would lose the protection of those restrictive covenants but would gain the protection of having cash and U.S. government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, the following conditions must be satisfied:

  •
  we must irrevocably deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

  •
  the "covenant defeasance" must not otherwise result in a breach of the indenture or any of our material agreements;

  •
  no Event of Default must have occurred and remain uncured;

  •
  we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and that you will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

  •
  we must deliver to the trustee a legal opinion and officer's certificate, each stating that all conditions precedent to "covenant defeasance" under the indenture have been met.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

        We may, at our option and at any time, legally release ourselves from any and all obligations on the debt securities of a particular series except for: (i) the rights of holders of outstanding debt securities to receive payments in respect of principal of, or interest (including additional amounts) or premium, if any, on, such debt securities when payments are due from the trust referred to below; (ii) our obligations with respect to debt securities concerning the issue of temporary debt securities, registration of debt securities, or replacement of mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts duties and immunities of the trustee and our obligations in connection therewith; and (iv) the "covenant defeasance" and "full defeasance" provisions of the indentures (called "full defeasance"). In order to exercise full defeasance, the following conditions must be satisfied:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of the particular series on their various due dates;

  •
  the "full defeasance" must not otherwise result in a breach of the indenture or any of our material agreements;

  •
  no Event of Default must have occurred and remain uncured;

  •
  we must deliver to the trustee a legal opinion confirming that (a) there has been a change in current U.S. federal income tax law or (b) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, in either case, to the effect that the deposit and defeasance will not cause you to recognize income, gain or loss for U.S. federal income tax purposes and that you will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

  •
  we must deliver to the trustee an opinion of counsel and an officer's certificate, each stating that all conditions precedent to "full defeasance" under the indenture have been met.

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Form, Exchange and Transfer of Registered Securities

        If registered debt securities cease to be issued in global form, they will be issued:

  •
  only in fully registered certificated form;

  •
  without interest coupons; and

  •
  unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the place of payment as specified in the applicable prospectus supplement. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any debt securities of a particular series are redeemable, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

        Each trustee may resign or be removed with respect to one or more series of securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Limitation on Liens

        Sibanye Gold Limited covenants in the indenture that it will not, nor will it permit any "Restricted Subsidiary" to, create, incur, issue, assume or guarantee any Capital Markets Indebtedness if the Capital Markets Indebtedness is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a "lien" or "liens") upon any "Principal Property" of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively securing the securities issued under that indenture equally and ratably with or prior to such secured Capital Markets Indebtedness. Please see further below for definitions of "Restricted Subsidiary", "Capital Markets Indebtedness" and "Principal Property".

        This lien restriction will not apply to, among other things:

  •
  liens already existing at the time of our first issuance of debt securities under the indenture;

  •
  liens on property or securities of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

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  liens arising by operation of law in the ordinary course of business and securing amounts not more than 60 days overdue;

  •
  liens created on an undertaking or asset in favor of a governmental or quasi-governmental (whether national, local or regional) or supra-governmental body in respect of the financing of that undertaking or asset at a preferential rate which secures only the payment or repayment of the financing for that undertaking or asset;

  •
  liens created in respect of any margin or collateral delivered or otherwise provided in connection with metal transactions;

  •
  liens on any property acquired, constructed or improved after the date of the indenture that are created or assumed before or within 12 months after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost of construction or improvement incurred after the date of the indenture, or existing liens on property acquired after the date of the indenture, provided that such liens are limited to such property acquired or constructed or to the improvement of such properties;

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  liens on any Principal Property imposed to secure all or any part of the payment of costs of exploration, drilling, development, operation, construction, alteration, repair, improvement or rehabilitation, if they are created or assumed before or within 12 months after completion of these activities;

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  liens securing debt owed by a Restricted Subsidiary to Sibanye Gold Limited or to another Restricted Subsidiary;

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  liens on any property, shares of stock or indebtedness of a corporation consolidated with or merged into, or substantially all of the assets of which are acquired by Sibanye Gold Limited or a Restricted Subsidiary existing at the time of such acquisition;

  •
  certain deposits or pledges of assets;

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  liens in favor of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these liens, including liens to secure tax exempt pollution control revenue bonds;

  •
  liens on property acquired by Sibanye Gold Limited or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

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  judgment liens in which the finality of the judgment is being contested in good faith;

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  liens for the sole purpose of extending, renewing or replacing debt secured by the permitted liens listed here, subject to certain limitations;

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  liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can be paid without penalty after they are due, or which are being contested in good faith; landlord's liens on leased property; and other similar liens which do not, in the opinion of Sibanye Gold Limited, materially impair the use of that property in the operation of its business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;

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  any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with International Financial Reporting Standards;

  •
  liens on margin stock owned by Sibanye Gold Limited and its Restricted Subsidiaries to the extent this margin stock exceeds 25 percent of the fair market value of the sum of the Principal Property and that of the Restricted Subsidiaries plus the shares of stock (including margin stock) and indebtedness incurred by the Restricted Subsidiaries;

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  liens over assets for the purpose of securing financing for construction and development of a project such as a mining venture, which we usually call "project finance";

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  any mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest kept by the seller in a property Sibanye Gold Limited acquires, and any sale by Sibanye Gold Limited to another person of a mineral right, royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest;

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  any lien created to secure our portion of someone else's expenses to develop or conduct operations with respect to mineral resources on a property in which we or one of our Restricted Subsidiaries has an interest;

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  any conveyance or assignment under the terms of which Sibanye Gold Limited or one of its Restricted Subsidiaries conveys or assigns to any person an interest in any mineral and/or the proceeds thereof, any royalty, production payment, interest in net proceeds or profits, right to take production in kind, easement, right of way, surface use right, water right or other interest in real property; and

  •
  any lien to secure the performance of our obligations to others who jointly hold an interest in property with Sibanye Gold Limited or one of its Restricted Subsidiaries.

        In addition, the lien restriction does not apply to Capital Market Indebtedness secured by a lien, if the Capital Market Indebtedness, together with all other Capital Market Indebtedness secured by liens (not including permitted liens described above) and the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) associated with Sale and Lease Back Transactions entered into after our first issuance of debt securities under the relevant indenture (but not including "Sale and Lease Back Transactions" pursuant to which debt has been retired), does not exceed a certain percentage of the consolidated net tangible assets of

Sibanye Gold Limited and its consolidated subsidiaries, as shown on the audited consolidated balance sheet prepared in accordance with International Financial Reporting Standards. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

        The term "Restricted Subsidiary" is defined in the indenture to mean any wholly-owned subsidiary of Sibanye Gold Limited that also owns a Principal Property, unless the subsidiary is primarily engaged in the business of a finance company.

        The term "Capital Markets Indebtedness" is defined in the indenture to mean any indebtedness for money borrowed or interest thereon in the form of bonds, notes, debentures, loan stock or other similar securities that are, or are capable of being, quoted, listed or ordinarily dealt with in any stock exchange, over-the-counter or other securities market, having an original maturity of more than 365 days from its date of issue, or any guarantee or indemnity in respect of Capital Markets Indebtedness.

        The term "Principal Property" is defined in the indenture to mean any mine or mining-related facility, together with the land upon which such plant or other facility is erected and fixtures comprising a part thereof, whose net book value exceeds a certain percentage of consolidated net tangible assets of Sibanye Gold Limited, unless the board of directors of Sibanye Gold Limited thinks that the property is not of material importance to its overall business or that the portion of a property in question is not of material importance to the rest of such property. The specific percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement.

        The term "Margin Stock" as used in the indenture is intended to mean such term as defined in Regulation U of the Board of Governors of the U.S. Federal Reserve System.

Limitation on Sale and Lease Back Transactions

        Sibanye Gold Limited covenants in the indenture that it will not, nor will it permit any Restricted Subsidiary, to enter into any arrangement with any party providing for the leasing to it or any Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by it or the Restricted Subsidiary to the party (a "Sale and Lease Back Transaction"), unless:

  •
  the Attributable Debt (generally defined as the discounted present value of net rental payments, but excluding payments on bona fide operating leases) of the Sale and Lease Back Transaction, together with the Attributable Debt of all other Sale and Lease Back Transactions entered into since the first issuance of debt securities under the indenture and the aggregate principal amount of its debt secured by liens on Principal Property of it or any Restricted Subsidiary or any shares of stock of or debt owed to any Restricted Subsidiary (but excluding debt secured by permitted liens bulleted under "Limitation on Liens" above, and excluding Sale and Lease Back Transactions pursuant to which debt has been retired) would not exceed a certain percentage of the consolidated net tangible assets of Sibanye Gold Limited, as shown on the audited balance sheet prepared in accordance with International Financial Reporting Standards, which percentage will be determined at the time we issue any debt and will be described in the applicable prospectus supplement;

  •
  Sibanye Gold Limited or the Restricted Subsidiary would be entitled to incur debt secured by a lien on the Principal Property to be leased without securing the securities issued under the indenture, as described in the bullet points under "Limitation on Liens" above;

  •
  Sibanye Gold Limited applies an amount equal to the fair value of the Principal Property that is the subject of a Sale and Leaseback Transaction to the retirement of the securities, or to the retirement of long-term indebtedness of Sibanye Gold Limited or a Restricted Subsidiary that is not subordinated to the debt securities issued; or

  •
  Sibanye Gold Limited enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair value of the Principal Property leased.

Certain Considerations Relating to Foreign Currencies

        Debt securities denominated or payable in currencies other than U.S. dollars may entail significant risks to U.S. holders. These risks include the possibility of significant fluctuations in the currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES

        We may issue subscription rights to purchase our ordinary shares. We may issue these rights independently or together with any other offered security. The rights may or may not be transferable in the hands of their holders.

        The applicable prospectus supplement will describe the specific terms of any subscription rights offering, including:

  •
  the title of the subscription rights;

  •
  the securities for which the subscription rights are exercisable;

  •
  the exercise price for the subscription rights;

  •
  the number of subscription rights issued;

  •
  the extent to which the subscription rights are transferable;

  •
  if applicable, a discussion of the material U.S. federal or other income tax considerations applicable to the issuance or exercise of the subscription rights;

  •
  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  if applicable, the record date to determine who is entitled to the subscription rights and the ex-rights date;

  •
  the date on which the rights to exercise the subscription rights will commence, and the date on which the rights will expire;

  •
  the extent to which the offering includes an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting arrangement we enter into in connection with the offering.

        Each subscription right will entitle its holder to purchase for cash a number of our ordinary shares, ADSs or any combination thereof at an exercise price described in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Upon receipt of payment and the subscription form properly completed and executed at the subscription rights agent's office or another office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward our ordinary shares or ADSs purchasable with this exercise. Rights to purchase ordinary shares represented by ADSs will be evidenced by certificates issued by our ADS rights agent upon receipt by the ADS depositary of the rights to purchase ordinary shares registered hereby. The applicable prospectus supplement may offer more details on how to exercise the subscription rights.

        We may determine to offer subscription rights to our members only or additionally to persons other than members as described in the applicable prospectus supplement. In the event subscription rights are offered to our members only and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than members. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter(s) will purchase any offered securities remaining unsubscribed for after the offering, as described in the applicable prospectus supplement.

TAXATION

        The applicable prospectus supplement will contain a summary of material U.S. federal income tax considerations of the acquisition, ownership and disposition of the securities being offered by certain U.S. investors.

        The following is a general description of certain aspects of current South African tax considerations applicable to non-residents in respect of any Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities. It does not purport to be a complete analysis of all South African tax considerations applicable to non-residents in respect of the Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities. Prospective non-resident holders of Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities should consult their own tax advisers as to which countries' tax laws could be relevant to acquiring, holding and disposing of Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities and receiving payments of dividends, interest, capital and/or other amounts in terms of the Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities and the consequences of such actions under the tax laws of those countries. This summary is based upon the law as in effect on the date of this prospectus and is subject to any change in law that may take effect after such date.

Withholding Tax

Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares

        Under current law a withholding tax on dividends (the "Dividends Tax") is imposed at the rate of 20% on the amount of any dividend paid by certain companies to any person, subject to domestic exemptions or relief in terms of an applicable double taxation treaty. The application of such domestic exemptions or relief in terms of an applicable double taxation treaty is subject to the making of certain declarations and undertakings by the beneficial owner of the dividends and providing same to the company or regulated intermediary making payment of the dividend.

        In relation to cash dividends, the liability for the Dividends Tax is that of the beneficial owner of the dividend. However, the company or regulated intermediary making payment thereof will be required to withhold the amount of Dividends Tax from such payment.

        The Dividends Tax legislation contained in the Income Tax Act, No. 58 of 1962 ("Income Tax Act") contains provisions which deem certain payments made in terms of certain borrowed shares to constitute dividends paid by the borrower of the shares to the lender. Dividends Tax implications may also arise in respect of certain dividend cession transactions and in respect of certain resale agreements entered into in respect of Ordinary Shares.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether the holding of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will give rise to any Dividends Tax implications.

Debt Securities

        Under current law a withholding tax on interest (the "Interest Withholding Tax") is imposed on the amount of interest from a South African source (see below) which is paid by any person to a non-resident at the rate of 15% (fifteen percent).

        To the extent that any interest is paid to holders of Debt Securities who are South African tax residents, the Interest Withholding Tax will not apply.

        The Interest Withholding Tax provisions contain certain exemptions which may apply to interest payments made to non-resident holders of Debt Securities.

        If interest paid to a holder of Debt Securities does not qualify for an exemption under the Interest Withholding Tax provisions, an exemption from, or reduction of, any Interest Withholding Tax liability may be available under an applicable double taxation treaty.

        Documentary requirements exist in order to rely on certain of the exemptions from, or reductions in the rate of, the Interest Withholding Tax.

        Prospective holders of Debt Securities are advised to consult their own professional advisors as to whether the payment of any interest in respect of the Debt Securities will result in a liability for the Interest Withholding Tax.

Income Tax

Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares

        Under current taxation law effective in South Africa, any person that is not a "resident" (as defined in section 1 of the Income Tax Act) is subject to income tax on all income derived from a South African source, subject to domestic exemptions or relief in terms of an applicable double taxation treaty.

        Dividend income is from a South African source if it constitutes a "dividend" as defined in the Income Tax Act which is received by or accrued to a person. If any amount transferred or applied to holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares in respect of such Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares constitutes a "dividend" as defined in the Income Tax Act, such dividend will be from a South African source and will be subject to South African income tax, unless such dividend is exempt from South African income tax under section 10(1)(k)(i) of the Income Tax Act.

        In terms of section 10(1)(k)(i) of the Income Tax Act, a "dividend" as defined in section 1 of the Income Tax Act received by or accruing to any holder of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares during any year of assessment is exempt from income tax, subject to certain provisos.

        If a holder of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares who is not a "resident" as defined in the Income Tax Act does not qualify for the exemption in section 10(1)(k)(i) of the Income Tax Act, a reduction of the South African income tax liability may be available under an applicable double taxation treaty.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether any amount transferred or applied to such holders will constitute a "dividend" as defined in the Income Tax Act, and if so, whether such dividend will be exempt under section 10(1)(k)(i) of the Income Tax Act.

        Section 8E of the Income Tax Act applies to "hybrid equity instruments" and "equity instruments" as such terms are defined in section 8E, and section 8EA of the Income Tax Act applies to "third-party backed shares" and "equity instruments", as those terms are defined in section 8EA of the Income Tax Act. Sections 8E and 8EA provide that dividends paid in respect of shares or equity instruments that constitute hybrid equity instruments and/or third-party backed shares are, for purposes of the Income Tax Act, deemed to be an amount of income accrued to the holder thereof. If either of these provisions apply, the tax treatment of any dividends will differ from what is set out above in that the dividend will not be subject to Dividends Tax and will be deemed to be an amount of income which will not qualify for the domestic dividend exemption contained in section 10(1)(k)(i) of the Income Tax Act as discussed above.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether any income earned under any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares which does not constitute a "dividend" as defined in section 1 of the Income Tax Act will give rise to any South African income tax implications.

        The disposal of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares may give rise to income tax implications for any holder thereof that is not a "resident" as defined in section 1 of the Income Tax Act. An income tax liability may arise for such non-resident holder should the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares so disposed of:

  •
  constitute any interest or right of whatever nature of such holder to or in immovable property as contemplated in paragraph 2 of the Eighth Schedule to the Income Tax Act and that property is situated in South Africa; or

  •
  be attributable to a South African permanent establishment of such holder.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether a disposal of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will result in a liability to income tax.

        Section 24JB of the Income Tax Act deals with the taxation of "financial assets" and "financial liabilities" of "covered persons" as defined in section 24JB. If section 24JB applies to the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares, the tax treatment of the acquisition, holding and/or disposal of the Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will differ from what is set out above. Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers to ascertain whether the abovementioned provisions may apply to them.

Debt Securities

        Under current taxation law effective in South Africa, any person that is not a "resident" (as defined in section 1 of the Income Tax Act) is subject to income tax on all income derived from a South African source, subject to domestic exemptions or relief in terms of an applicable double taxation treaty.

        Interest income is from a South African source if that amount constitutes "interest" as defined in section 24J of the Income Tax Act where that interest:

          1.     is attributable to an amount incurred by a person that is a South African tax resident, unless the interest is attributable to a permanent establishment which is situated outside South Africa; or

          2.     is received or accrues in respect of the utilisation or application in South Africa by any person of funds or credit obtained in terms of any form of interest-bearing arrangement.

Accordingly, if the interest payments in respect of the Debt Securities are from a South African source as set out above, the interest earned by a non-resident holder of Debt Securities will be subject to South African income tax unless such interest income is exempt from South African income tax under section 10(1)(h) of the Income Tax Act (see below).

        Under section 24J of the Income Tax Act, broadly speaking, any discount or premium to the nominal amount of a Debt Security is treated as part of the interest income on the Debt Security. Interest income which is received by or accrues to the holder of a Debt Security is deemed, in accordance with section 24J of the Income Tax Act, to accrue on a day to-day basis until that holder disposes of the Debt Security or until maturity. The day to day basis accrual is determined by calculating the yield to maturity and applying it to the capital involved for the relevant tax period. The interest may qualify for exemption under section 10(1)(h) of the Income Tax Act. Under section 10(1)(h) of the Income Tax Act, interest received by or accruing to a holder of Debt Securities who, or which, is not a resident of South Africa during any year of assessment is exempt from income tax, unless:

          1.     that person is a natural person who was physically present in South Africa for a period exceeding 183 (one hundred and eighty-three) days in aggregate during the 12 (twelve)-month period preceding the date on which the interest is received or accrues by or to that person; or

          2.     the debt from which that interest arises is effectively connected to a permanent establishment of that person in South Africa.

        If a holder of Debt Securities does not qualify for the exemption under Section 10(1)(h) of the Income Tax Act, an exemption from, or reduction of any income tax liability may be available under an applicable double taxation treaty.

        If section 24JB (refer above) applies to the Debt Securities, the tax treatment of the acquisition, holding and/or disposal of the Debt Securities will differ from what is set out in this section. Holders of Debt Securities should seek advice from their own professional advisors as to whether these provisions may apply to them.

        Prospective subscribers for or purchasers of Debt Securities are advised to consult their own professional advisors as to whether the interest income earned on the Debt Securities will be exempt under section 10(1)(h) of the Income Tax Act.

        Section 8F of the Income Tax Act applies to "hybrid debt instruments", and section 8FA of the Income Tax Act applies to "hybrid interest", as these terms are defined in the Income Tax Act. Sections 8F and 8FA provide that interest incurred or accrued on a hybrid debt instrument and hybrid interest are, for purposes of the Income Tax Act, deemed to be a dividend in specie. If either of these provisions applies, the tax treatment of the interest paid under the Debt Securities will differ from what is set out in this section and such payments may be subject to dividends tax as a result of the deemed classification as dividends in specie.

        Prospective subscribers for or purchasers of Debt Securities are advised to consult their own professional advisors to ascertain whether the abovementioned provisions may apply to them.

        The disposal of the Debt Securities may give rise to income tax implications for any holder that is a resident of South Africa. In respect of non-resident holders of Debt Securities, income tax implications may arise should the Debt Securities so disposed of be attributable to a South African permanent establishment of such holder. Prospective subscribers for or purchasers of Debt Securities are advised to consult their own professional advisors to ascertain whether a disposal of the Debt Securities will result in a liability to income tax.

Capital Gains Tax

        Capital gains tax under the Eighth Schedule to the Income Tax Act will not be levied in relation to any Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities disposed of by a person who is not a "resident" as defined in section 1 of the Income Tax Act unless the Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities disposed of:

  •
  constitute any interest or right of whatever nature of such holder to or in immovable property (as such term is defined in paragraph 2(2) of the Eighth Schedule to the Income Tax Act) situated in South Africa; or

  •
  is/are effectively connected to a South African permanent establishment of such holder.

        The capital gains tax provisions would not apply to the extent that the holder of any Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities constitutes a "covered person" as defined in section 24JB of the Income Tax Act and section 24JB applies to any such Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities.

        Any discount or premium on acquisition of the Debt Securities which has already been treated as interest for income tax purposes under section 24J of the Income Tax Act (see above) will not be taken into account when determining any capital gain or loss. Under section 24J(4A) of the Income Tax Act a loss on disposal or redemption of the Debt Securities will, to the extent that it has previously been included in taxable income (as interest), be allowed as a deduction from the income of the holder when it is incurred and accordingly will not give rise to a capital loss.

        Prospective holders of Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities are advised to consult their own professional advisers as to whether a disposal of any Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities will result in a liability to capital gains tax.

Securities Transfer Tax (STT)

Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares

        No STT is payable on the issue of Ordinary Shares under the STT Act, No. 25 of 2007 ("STT Act"), since such issue will not constitute a "transfer" as defined in the STT Act.

        STT will be payable on the transfer, cancellation or redemption of Ordinary Shares at the rate of 0.25% of the "taxable amount" of such Ordinary Shares as determined in terms of the STT Act. The manner in which the transfer of ownership of the Ordinary Shares is effected would determine the quantification of the "taxable amount" as well as which person is liable for payment of the STT. The STT Act provides that the person who has made payment of STT may recover such amount from the person to whom the security is transferred.

        The delivery to an ADS holder of any deposited Ordinary Shares subsequent to the surrender by such a holder of ADSs for purposes of the withdrawal of the deposited Ordinary Shares represented thereby will be subject to STT at the rate of 0.25% of the "taxable amount" of such Ordinary Shares as determined in terms of the STT Act. The manner in which the transfer of ownership of the Ordinary Shares is effected would determine the quantification of the "taxable amount" as well as which person is liable for payment of the STT. The STT Act provides that the person who has made payment of STT may recover such amount from the person to whom the security is transferred.

        Prospective holders of Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares are advised to consult their own professional advisers as to whether the issue, transfer, cancellation, redemption, disposal or any other change of beneficial ownership of any Ordinary Shares, ADSs and/or Rights to Purchase Ordinary Shares will result in a liability to STT.

Debt Securities

        The issue, transfer, cancellation, redemption, disposal or any other change of beneficial ownership of Debt Securities will not attract STT under the STT Act provided the Debt Securities do not constitute "securities" as defined in the STT Act.

        Prospective holders of Debt Securities are advised to consult their own professional advisers as to whether the issue, transfer, cancellation, redemption, disposal or any other change of beneficial ownership of any Debt Security will result in a liability to STT.

Value-Added Tax (VAT)

        No VAT is payable on the issue or transfer of Ordinary Shares. Ordinary Shares constitute "equity securities" as defined in section 2(2)(iv) of the Value-Added Tax Act, No. 89 of 1991 ("VAT Act"). The issue, allotment or transfer of ownership of an equity security is a financial service, which is exempt from VAT in terms of section 2(1)(d) read with section 12(a) of the VAT Act.

        The issue, allotment or transfer of ownership of Debt Securities constitute "financial services" as contemplated in section 2 of the VAT Act. In terms of section 2 of the VAT Act, the issue, allotment, drawing, acceptance, endorsement or transfer of ownership of a debt security constitute financial services, which are exempt from VAT in terms of section 12(a) of the VAT Act.

        Where financial services as contemplated in section 2 are however rendered to non-residents who are not in South Africa at the time the services are rendered, such services may be subject to VAT at the zero rate in terms of section 11(2)(l) of the VAT Act. Commissions, fees or similar charges raised for the issue, allotment or transfer of equity securities or debt Securities may however be subject to VAT at the standard rate (currently 14%), except where the recipient is a non-resident in which case such commissions, fees or similar charges may be subject to VAT at the zero rate as contemplated above. Prospective holders of Ordinary Shares and/or Debt Securities are advised to consult their own professional advisers as to whether commissions, fees or similar charges raised for the facilitation of the issue, allotment, drawing, acceptance, endorsement or transfer of ownership of Ordinary Shares and/or Debt Securities will result in a liability to VAT.

        The issue or transfer of the ADSs by a US depository, as the issuer thereof, should not give rise to any South African VAT implications. Similarly, on the basis that the US depository is not a South African VAT vendor, and that the issuing of the ADSs falls outside the scope of South African VAT, any commissions, fees or similar charges raised in respect of the issuing of the ADSs should not give rise to any South African VAT implications. A subsequent transfer of an ADS by a non-resident holder of such ADS, should also not give rise to any South African VAT implications.

        The granting of an option constitutes a financial service which is exempt from VAT in terms of section 2(1)(k) read with section 12(a) of the VAT Act. Thus, where prospective holders are issued Rights to Purchase Ordinary Shares, the issue thereof will be exempt from VAT. Where such financial services are however rendered to non-residents who are not in South Africa at the time the services are rendered, such services may be subject to VAT at the zero rate in terms of section 11(2)(l) of the VAT Act.

        Where the holder of a Right to Purchase Ordinary Shares subsequently exercises such right to purchase Ordinary Shares, the supply is deemed to be a separate supply at the open market value thereof. The VAT treatment of the issue or transfer of the Ordinary Shares, as discussed above, will then apply.

        Prospective holders of Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities are advised to consult their own professional advisers as to whether the issue, transfer, cancellation, redemption or disposal in any other manner of any Ordinary Shares, ADSs, Rights to Purchase Ordinary Shares and/or Debt Securities will result in a liability to VAT.

PLAN OF DISTRIBUTION

        The offered securities may be sold, and the underwriters may resell these offered securities, directly or through agents in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offered securities may be sold in portions outside the United States at an offering price and on terms specified in the applicable prospectus supplement relating to a particular issue of these offered securities. Without limiting the generality of the foregoing, any one or more of the following methods may be used when selling the offered securities:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  settlement of short sales entered into after the date of this prospectus;

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  sales in which broker-dealers agree with us or a selling securityholder to sell a specified number of securities at a stipulated price per security;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  by pledge to secure debts or other obligations;

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  by an underwritten public offering;

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  by an underwritten offering of debt instruments convertible into or exchangeable for our ordinary shares on terms to be described in the applicable prospectus supplement;

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  in a combination of any of the above; or

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  any other method permitted pursuant to applicable law.

        In addition, the offered securities may be sold by way of exercise of rights granted pro rata to our existing shareholders.

        The offered securities may also be sold short and securities covered by this prospectus may be delivered to close out such short positions, or the securities may be loaned or pledged to broker-dealers that in turn may sell them. Options, swaps, derivatives or other transactions may be entered into with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the offered securities and ordinary shares, respectively, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        In connection with the sale of offered securities, the underwriters or agents may receive compensation from us, a selling securityholder or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or a selling securityholder and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We or a selling securityholder may enter into agreements that will entitle the underwriters, dealers and agents to indemnification by us or a selling securityholder against and contribution toward certain liabilities, including liabilities under the Securities Act.

        Certain underwriters, dealers and agents and their associates may be customers of, engage in transactions with or perform commercial banking, investment banking, advisory or other services for a selling securityholder or us, including our subsidiaries, in the ordinary course of their business.

        If so indicated in the applicable prospectus supplement relating to a particular issue of offered securities, the underwriters, dealers or agents will be authorized to solicit offers by certain institutions to purchase the offered securities under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

        We will advise any selling securityholder that while it is engaged in a distribution of the offered securities, it is required to comply with Regulation M promulgated under the Exchange Act ("Regulation M"). With limited exceptions, Regulation M precludes a selling securityholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. All of the foregoing might affect the marketability of the offered securities.

LEGAL MATTERS

        Certain legal matters with respect to South African law will be passed upon for us by our South African counsel, Edward Nathan Sonnenbergs Inc. Certain legal matters with respect to United States and New York law will be passed upon for us by Linklaters LLP.

EXPERTS

        The consolidated financial statements of Sibanye Gold Limited and its subsidiaries as of December 31, 2016, 2015 and 2014 and for each of the years then ended and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein, and in the registration statement in reliance upon the report of KPMG Inc., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Aquarius as of June 30, 2015 and 2014 and for each of the years in the three-year period ended June 30, 2015, appearing in Sibanye Gold Limited's Report on Form 6-K dated April 17, 2017, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The abbreviated financial statements of the Rustenburg Operations as of and for the years ended December 31, 2015, 2014 and 2013 incorporated by reference in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report incorporated by reference herein and are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

        The consolidated financial statements of Stillwater as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Sibanye Gold Limited